SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Amendment No. 2

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                                                                 [  ]        Confidential, for Use of the Commission Only
                                                                                                                                   (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

MEDICAL ADVISORY SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

MEDICAL ADVISORY SYSTEMS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[   ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

		Per Unit Price	Proposed
	Aggregate Number of	Or Other	Maximum
Title of Each Class of	Securities to	Underlying	Aggregate	Amount of
Securities to which	Which Transaction	Value of	Value of	Filing
Transaction Applies	Applies(1)	Transaction (1)	Transaction (1)	Fee (1)(2)

Common Stock	18,750,000	$5.28	$99,000,000	$19,800

(1)	Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11 under the Securities Act of 1934, as amended.

(2)	The fee was computed in accordance with Rule 0-11(c)(1)(i) based upon the market value of a share of common stock on December 10, 2001.

[ X]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)              Amount Previously Paid:
            (2)              Form, Schedule or Registration Statement No.:
            (3)              Filing Party:
            (4)              Date Filed:

MEDICAL ADVISORY SYSTEMS, INC.
8050 Southern Maryland Boulevard
Owings, Maryland 20736

NOTICE OF SPECIAL MEETING TO BE HELD ON

February 14, 2002

To the Stockholders of
Medical Advisory Systems, Inc.:

      We will hold a special meeting of stockholders on March 18, 2002, 2:00 p.m., local time, at the Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735, for the following purposes:

1.	to approve an Agreement and Plan of Merger, dated as of November 1, 2001, pursuant to which Digital Angel Acquisition Co., a Delaware corporation and our wholly-owned subsidiary, will merge with and into Digital Angel Corporation, a Delaware corporation;

2.	to amend our certificate of incorporation to change our name to “Digital Angel Corporation” and to authorize 85,000,000 additional shares of common stock, par value $0.005; and

3.	to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      The merger proposal is more fully described in the accompanying proxy statement and appendices that are part of this notice.

      MAS’s board of directors has fixed the close of business on January 31, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Only stockholders of record as of January 31, 2002 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. A list of stockholders of record as of January 31, 2002 will be available for inspection at our offices at 8050 Southern Maryland Boulevard, Owings, Maryland 20736 at least ten days prior to the special meeting.

      MAS’s board of directors and management welcome your attendance at the special meeting. Whether or not you plan to attend the special meeting, we request that you complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Your proxy will not affect your right to vote in person if you attend the special meeting. You can revoke your proxy at the special meeting as described under “THE SPECIAL MEETING — Proxies; Proxy Solicitation” on page 33 of the accompanying proxy statement. Simply attending the special meeting will not revoke your proxy. Failure to return a properly executed proxy card or to vote in person at the special meeting will have the same effect as a vote against the merger.

MAS’S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED RETURN ENVELOPE.

Sincerely,

/s/ ROBERT P. CRABB _________________________________________ Robert P. Crabb Secretary

February 14, 2002

MEDICAL ADVISORY SYSTEMS, INC.

8050 Southern Maryland Boulevard
Owings, Maryland 20736

      The board of directors of Medical Advisory Systems, Inc., has approved and adopted a merger agreement that provides for the merger of Digital Angel Acquisition Co., a wholly-owned subsidiary of MAS, with and into Digital Angel Corporation, pursuant to which the separate corporate existence of DA Acquisition will terminate and Digital Angel will become a wholly-owned subsidiary of MAS. Digital Angel is a wholly-owned subsidiary of Applied Digital Solutions, Inc. (ADS), a Missouri corporation, an affiliate of MAS and the beneficial owner of 16.6% of the issued and outstanding MAS common stock. As a result of the merger, MAS will acquire from ADS the Advanced Wireless Group, which consists of Digital Angel, Timely Technology Corp. and Signature Industries, Limited.

      We are furnishing this proxy statement in connection with our solicitation of proxies for use at a special meeting of stockholders to be held on March 18, 2002, 2:00 p.m., local time, at The Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735, and any adjournment or postponement of the special meeting. Delaware law requires MAS to obtain stockholder approval of the merger by an affirmative vote of two-thirds of the outstanding shares of MAS common stock entitled to vote on the merger, excluding the shares of MAS common stock beneficially owned by ADS. Stockholders also will be asked to consider and vote upon a related proposal to amend the MAS certificate of incorporation to change the name of MAS to “Digital Angel Corporation” and to authorize 85,000,000 additional shares of MAS common stock. Delaware law requires MAS to obtain stockholder approval of the amendment to the MAS certificate of incorporation by an affirmative vote of a majority of the outstanding shares of MAS common stock entitled to vote on the amendment. If the merger is not approved, the amendment to the MAS certificate of incorporation will not take effect, notwithstanding stockholder approval of the certificate amendment at the special meeting.

      At the effective time of the merger, each issued and outstanding share of Digital Angel common stock held by ADS will be converted into 0.9375 shares of MAS common stock, or 18,750,000 shares of MAS common stock in the aggregate and Digital Angel will become a wholly-owned subsidiary of MAS. There will be no change in the currently issued and outstanding shares of MAS common stock as a result of the merger. Also, pursuant to the merger agreement, in consideration and at the effective time of the merger, ADS will contribute all of its stock in Timely Technology, a wholly-owned subsidiary, and Signature Industries, an 85.0% owned subsidiary. As a result of this contribution by ADS, Timely Technology will become a wholly-owned subsidiary and Signature Industries will become a majority-owned subsidiary of MAS following the merger. As a result of the conversion of Digital Angel common stock, ADS will beneficially own approximately 82.1% of the issued and outstanding MAS common stock upon completion of the merger. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, a secured creditor of ADS, upon completion of the merger, ADS will transfer to the Digital Angel Share Trust, a Delaware statutory business trust controlled by an independent advisory board, all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS following the merger. Upon the request of IBM Credit Corporation, the trust will sell shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event that ADS fails to make payments to IBM Credit Corporation beginning on December 31, 2002, or otherwise defaults, under the IBM credit agreement. As a result, the duration of the trust’s control over MAS following the merger and the identity of any parties which may acquire control of MAS if and when such sales commence is uncertain.

      After careful consideration, MAS’s board of directors has determined that the merger is in your best interests and the board of directors recommends that you vote in favor of the merger and the certificate amendment.

      This proxy statement provides you with detailed information about the proposed merger and the certificate amendment. You also can get information from publicly available documents filed by MAS with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled “Risk Factors” beginning on page 21.

      YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

      This proxy statement is dated February 14, 2002 and it is first being mailed to MAS stockholders on or about February 14, 2002.

QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY TERM SHEET
PROPOSAL ONE THE MERGER
Parties to the Merger (p. 60)
Merger Description (p. 52)
Recommendation of the Special Committee and the Board of Directors (p. 32)
Special Meeting and Voting (p. 32)
Appraisal Rights (p. 32)
Regulatory Approval (p. 51)
Proxies (p. 33)
Interests of Certain Persons in the Merger (p. 45)
Effect on MAS Stockholders (p. 50)
Selected Merger Agreement Provisions (p. 52)
Financing, Accounting and Tax Matters
PROPOSAL TWO
Amendment to the MAS Certificate of Incorporation
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
RISK FACTORS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CHANGE IN CONTROL OF THE COMPANY
HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
THE SPECIAL MEETING
General
Matters to be Considered
Recommendations of the Special Committee and the Board of Directors
Record Date; Shares Entitled to be Voted; Quorum
Appraisal Rights
Proxies; Proxy Solicitation
Vote Required
Effect of Abstentions and Broker Non-Votes
PROPOSAL ONE THE MERGER
Background to the Merger
Special Committee of the MAS Board of Directors
Recommendation by the Special Committee; Reasons for the Merger
Opinion of Special Committee’s Financial Advisor
Interests of Certain Persons in the Merger
Issuance of Common Stock and Contribution of ADS Subsidiaries
Effect on MAS Stockholders
Accounting
Regulatory Approval
Registration Rights Agreement
THE MERGER AGREEMENT
Terms of the Merger
Conversion of Digital Angel Stock and Contribution of ADS Subsidiaries
Representations and Warranties
Covenants
Conditions to the Merger
Termination and Abandonment
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
THE COMPANIES
MAS’s Business
The Advanced Wireless Group’s Business
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR MEDICAL ADVISORY SYSTEMS, INC.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE ADVANCED WIRELESS GROUP
RESTRICTIONS ON RESALES BY ADS
PROPOSAL TWO AMENDMENT TO THE MAS CERTIFICATE OF INCORPORATION
ADDITIONAL INFORMATION
Legal Matters
Independent Accountants
Stockholder Proposals for the 2002 Annual Meeting
Other Matters
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET September 30, 2001
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
CONSOLIDATED STATEMENTS OF CASH FLOWS
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
COMBINED STATEMENTS OF OPERATIONS
COMBINED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.	WHAT AM I VOTING ON?

A.	You are being asked to vote on the adoption of a merger agreement among MAS, DA Acquisition, Digital Angel and ADS, as a result of which Digital Angel will merge into DA Acquisition, the separate corporate existence of DA Acquisition will cease, Digital Angel will become a wholly-owned subsidiary of MAS and ADS will contribute to MAS all of its stock in Timely Technology, a wholly-owned subsidiary of ADS, and Signature Industries, an 85.0% owned subsidiary of ADS. A copy of the merger agreement is attached as Appendix A to this proxy statement. You are also being asked to approve an amendment to MAS’s certificate of incorporation to change our name to “Digital Angel Corporation” and to authorize 85,000,000 additional shares of MAS common stock. ADS and Digital Angel are affiliates of MAS. At the effective time of the merger, shares of Digital Angel common stock beneficially owned by ADS will be converted to 18,750,000 shares of MAS common stock. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, a secured creditor of ADS, upon completion of the merger ADS will transfer to a Delaware business trust controlled by an independent advisory board all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS. See “PROPOSAL ONE; THE MERGER” (p. 35).

Q.	WHAT IS THE ADVANCED WIRELESS GROUP?

A.	The Advanced Wireless Group consists of Digital Angel and Timely Technology, which are wholly-owned subsidiaries of ADS, and Signature Industries, which is an 85.0% owned subsidiary of ADS. The Advanced Wireless Group is engaged in the development and commercialization of proprietary technologies used to identify, locate and monitor people, animals and objects. See “THE COMPANIES — The Advanced Wireless Group’s Business” (p. 60).

Q.	WHAT WILL MAS RECEIVE IN THE MERGER?

A.	Digital Angel and Timely Technology each will become a wholly-owned subsidiary of MAS and Signature Industries will become an 85.0% owned subsidiary of MAS. This means that, following the merger, MAS will own and control all the assets and business opportunities of Digital Angel, Timely Technology and Signature Industries. See “THE MERGER AGREEMENT — Conversion of Digital Angel Stock and Contribution of ADS Subsidiaries” (p. 52).

Q.	WHAT WILL MAS GIVE UP IN THE MERGER?

A.	As consideration for the merger of Digital Angel into DA Acquisition and the contribution of ADS’s stock ownership interests in Timely Technology and Signature Industries, at the effective time of the merger, each share of Digital Angel common stock beneficially owned by ADS will be converted into 0.9375 shares of MAS common stock or 18,750,000 shares of MAS common stock in the aggregate. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS. See “PROPOSAL ONE; THE MERGER — Issuance of Common Stock and Contribution of ADS Subsidiaries” (p. 49).

Q.	WHY IS MAS PROPOSING TO PURCHASE THE ADVANCED WIRELESS GROUP? HOW WILL I BENEFIT?

A.	MAS’s board of directors believes that the merger offers MAS stockholders an opportunity to acquire the Advanced Wireless Group at a significant discount in a tax-free transaction and to participate in a combined organization that MAS believes will be a stronger competitor in its existing industry as well as in the electronic position identification industry. See “PROPOSAL ONE; THE MERGER — Recommendations by the Special Committee; Reasons for the Merger” (p. 39).

Q.	WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE PROPOSALS?

A.	MAS’s board of directors has determined, based in part on the unanimous approval and recommendation of a special committee consisting of three independent directors and other factors described in this proxy statement, that the merger agreement and the merger are advisable to, and in the best interests of, MAS and its stockholders. See “THE SPECIAL MEETING — Recommendations of the Special Committee and the Board of Directors” (p. 32).

Q.	WHAT DID THE BOARD OF DIRECTORS DO TO MAKE SURE THAT THE PRICE TO BE PAID FOR THE ADVANCED WIRELESS GROUP IS FAIR TO MAS AND ITS STOCKHOLDERS?

A.	MAS’s board of directors performed a comprehensive analysis of the proposed acquisition of the Advanced Wireless Group. As a result of this analysis, MAS’s board of directors has determined that the merger provides an opportunity for MAS to acquire the Advanced Wireless Group at a significant discount based on the then current market value of the MAS common stock. MAS’s board of directors appointed a special committee consisting of three independent directors, who are neither employed by or otherwise affiliated with MAS, to assist it in evaluating the fairness and negotiating the terms of the merger. The special committee retained Jesup & Lamont Capital Markets, Inc. to act as its financial advisor. After conducting a thorough analysis of the terms of the merger, due diligence concerning the Advanced Wireless Group and consideration of a report prepared by Jesup & Lamont, the special committee concluded that the merger is advisable and in the best interests of MAS. MAS’s board of directors, based in part upon the unanimous recommendation of the special committee, unanimously approved the merger and the merger agreement as advisable and in the best interests of MAS and its stockholders and unanimously recommends that MAS stockholders vote “FOR” the merger. See “PROPOSAL ONE; THE MERGER — Recommendations by the Special Committee; Reasons for the Merger” (p. 39).

Q.	WAS A FAIRNESS OPINION RENDERED IN CONNECTION WITH THE MERGER?

A.	Yes. The special committee has received, and the special committee and MAS’s board of directors have relied upon, an opinion from Jesup & Lamont that, subject to and based on the considerations in the opinion, as of the date of the merger agreement, the terms of the merger are fair to MAS and its stockholders from a financial point of view. The full text of Jesup & Lamont’s opinion, dated as of October 31, 2001, and its December 10, 2001 addendum to its fairness opinion, which set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Jesup & Lamont, are attached as Appendix B to this proxy statement. We urge you to read the Jesup & Lamont opinion and the addendum to the opinion in their entirety. See “PROPOSAL ONE; THE MERGER — Opinion of Special Committee’s Financial Advisor” (p. 41).

Q.	WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER?

A.	There will be no tax consequences to MAS stockholders as a result of the merger. The merger will be tax-free to MAS, ADS and Digital Angel for federal income tax purposes. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” (p. 59).

Q.	ARE THERE ANY CONDITIONS TO CLOSING THE MERGER?

A.	Yes. In addition to approval of the merger and the certificate amendment by MAS’s stockholders, the merger is conditioned on the consent to the merger by IBM Credit Corporation, a secured lender to ADS, and on ADS’s receipt of assurance that the MAS common stock will continue to be listed on the American Stock Exchange (AMEX) following the completion of the merger. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS following the merger. The merger agreement also contains customary and other transaction-specific conditions to closing the merger. See “THE MERGER AGREEMENT — Conditions to the Merger” (p. 56).

Q:	WHY ARE ADS’s SHARES BEING PLACED IN A TRUST?

A:	ADS is indebted to IBM Credit Corporation in the amount of approximately $93.0 million. ADS’s indebtedness to IBM Credit Corporation is secured by both ADS’s stock in, and the assets of, the Advanced Wireless Group. Under the terms of the IBM loan, ADS must obtain the consent of IBM Credit Corporation to the merger. In addition, under the terms of the merger agreement, IBM Credit Corporation must agree to release its lien on the assets and stock of the Advanced Wireless Group. IBM Credit Corporation has informed ADS that it will condition its consent to the merger upon ADS transferring all shares of MAS common stock owned by ADS upon completion of the merger to a Delaware business trust controlled by an independent advisory board. See “Risk Factors — ADS Has Incurred Significant Losses and Has Not Obtained Other Sources of Financing” and “— ADS May Not Have Sufficient Funds to Make Payments Under New Credit Agreement” (p. 22).

Q:	WHAT EFFECT WILL THE TRUST HAVE ON MAS?

A:	Upon completion of the merger, the trust will own approximately 82.1% of the MAS common stock and will be able to control completely MAS’s board of directors and decide all matters that are submitted to MAS stockholders for approval. The trust will be governed by an independent advisory board. The trustee will be responsible for the ongoing operations of the trust and shall act in accordance with the written instructions of the independent advisory board. The trustee and independent advisory board have not yet been selected and will be designated by ADS and IBM Credit Corporation in the trust agreement. It is anticipated that the trustee will be a financial institution or some other person engaged in the business of providing trust administration services. The members of the independent advisory board cannot be stockholders, employees, attorneys or affiliates of any of, or derive any revenue from activities with, MAS, ADS or IBM Credit Corporation, or a member of the immediate family of any such person. For as long as ADS remains indebted to IBM Credit Corporation under the credit agreement, the trust, acting through its advisory board, will exercise voting power over all shares of MAS common stock owned by ADS as of completion of the merger. At any time amounts are due to IBM Credit Corporation from ADS pursuant to the terms of the credit agreement beginning on December 31, 2002 and ADS fails to make such payments, or upon any other default by ADS under the credit agreement with IBM Credit Corporation, upon the request of IBM Credit Corporation, the trustee will promptly take action to sell an amount of the MAS common stock held in the trust necessary to generate cash sufficient, after payment of expenses, to make the required payment to IBM Credit Corporation. At such time, if any, as ADS repays its indebtedness to IBM Credit Corporation, any shares of MAS common stock remaining in the trust will revert to ADS. See “Risk Factors — ADS Has Incurred Significant Losses and Has Not Obtained Other Sources of Financing” and “— ADS May Not Have Sufficient Funds to Make Payments Under New Credit Agreement” (p. 22).

In addition, it is anticipated that following the merger, the trust, through a written consent without a meeting of stockholders, will amend MAS’s certificate of incorporation to provide that MAS shall not, without the consent of at least two-thirds of the issued and outstanding shares of MAS common stock:

•	File or consent to a bankruptcy petition or any petition seeking or consenting to reorganization or relief under any bankruptcy or insolvency law;

•	Consent to the filing of an involuntary petition in bankruptcy;

•	Consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator with respect to MAS or any substantial part of its property;

•	Make any assignment for the benefit of creditors;

•	Admit in writing its inability to pay its debts generally;

•	Approve the issuance of MAS common stock, including options or warrants with respect thereto, for non-cash consideration or for less than fair market value.

Q.	WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AND THE AMENDMENT?

A.	Under Delaware law, because the merger involves ADS, which is an affiliate owning in excess of 15.0% of the MAS common stock, a vote by the holders of two-thirds of the outstanding shares of MAS common stock, excluding those shares beneficially owned by ADS, is required to approve the merger. A vote by the holders of a majority of the outstanding shares of MAS common stock is required to approve the certificate amendment. See “THE SPECIAL MEETING — Vote Required” (p. 33).

Q.	HOW DO I VOTE?

A.	Complete and sign the enclosed proxy card and return it in the enclosed envelope or vote in person at the special meeting. We urge you to vote to assure the representation of your shares at the special meeting. See “THE SPECIAL MEETING — Proxies; Proxy Solicitation” (p. 33).

Q.	CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A.	Yes. You can change your vote prior to the taking of the vote at the special meeting by:

•	delivering to MAS’s secretary a written revocation of a previously delivered proxy bearing a later date than the proxy;

•	executing, dating and delivering to MAS’s secretary a subsequently dated proxy; or

•	attending the special meeting and voting in person.

Simply attending the special meeting will not revoke your proxy. For a more complete description of voting procedures, see “THE SPECIAL MEETING — Proxies; Proxy Solicitation” (p. 33).

Q.	IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A.	No. Unless you provide instructions to your broker on how to vote, your broker will not vote your shares for you. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote in favor of the merger and the certificate amendment will have the effect of a vote against the merger and the certificate amendment. See “THE SPECIAL MEETING — Effect of Abstentions and Broker Non-Votes” (p. 34).

Q.	CAN I VOTE MY SHARES IN PERSON?

A.	Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card. See “THE SPECIAL MEETING — Proxies; Proxy Solicitation” (p. 33).

Q.	HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A.	If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in favor of the merger and the certificate amendment. See “THE SPECIAL MEETING — Proxies; Proxy Solicitation” (p. 33).

Q.	WHAT WILL HAPPEN IF I DO NOT VOTE?

A.	If you do not return your proxy card or vote at the special meeting, it will have the same effect as if you voted against the merger and the certificate amendment. See “THE SPECIAL MEETING — Proxies; Proxy Solicitation” (p. 33).

Q.	ARE THERE ANY RISKS IN THE MERGER THAT I SHOULD BE AWARE OF?

A.	Yes. There are significant risks to MAS stockholders in connection with the merger. See “RISK FACTORS” (p. 21).

Q.	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A.	We are working to complete the merger as quickly as possible. We hope to complete the merger during the first quarter of 2002.

Q.	ARE APPRAISAL RIGHTS AVAILABLE TO ME?

A.	No. Under Delaware law appraisal rights are not available. See “THE SPECIAL MEETING — Appraisal Rights” (p. 32).

Q.	WHAT DO I NEED TO DO NOW?

A.	Mail your completed and signed proxy card in the enclosed return envelope, as soon as possible, so that your vote concerning approval of the merger will be counted at the special meeting.

Q.	WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A.	MAS does not expect any other matters to be voted on at the special meeting.

      The following diagrams illustrate the current and post-merger ownership structure of ADS and its affiliates and MAS.

*	The shares of MAS common stock held in the trust may be sold to satisfy obligations of ADS to IBM Credit Corporation and any shares remaining in the trust after such obligations are satisfied would be transferred to ADS. See “Risk Factors” (p. 21).

SUMMARY TERM SHEET

      This summary term sheet highlights selected information presented in this proxy statement and may not contain all of the information that is important to you. To understand more fully the proposals to be voted on at the special meeting, and for a more complete description of the legal terms of the merger and merger agreement, you should carefully read this entire proxy statement and the documents to which it refers, including the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

PROPOSAL ONE

THE MERGER

Parties to the Merger (p. 60)

     MAS

      MAS, is a Delaware corporation that provides the following medical assistance and technical products and services:

•	24/7 Medical Response and Assistance Services;

•	Pharmaceutical Kits and Equipment;

•	ASP/ Web Hosting Services;

•	Interactive Medical Information Services; and

•	Outpatient health services, including primary care and laser treatment for hair and tattoo removal.

      MAS’s address and phone number are:

8050 Southern Maryland Boulevard Owings, Maryland 20736 (301) 855-8070

     The Advanced Wireless Group

      The Advanced Wireless Group consists of Digital Angel and Timely Technology, wholly-owned subsidiaries of ADS, and Signature Industries, an 85.0% owned subsidiary of ADS. The Advanced Wireless Group is engaged in the development and commercialization of proprietary technologies used to identify, locate and monitor people, animals and objects. The Advanced Wireless Group is organized into four segments: Animal Tracking, Digital Angel Technology, Digital Angel Delivery System and Radio Communication and Other.

      Digital Angel is the result of the merger in September 2000 of Destron Fearing Corporation and Digital Angel.net, Inc. ADS purchased Timely Technology in April 2000 and Signature Industries in June 1998.

      The address and telephone number of Digital Angel, Timely Technology and Signature Industries are:

490 Villaume Avenue South St. Paul, Minnesota 55075 (651) 455-1621

Merger Description (p. 52)

•	The merger agreement provides that DA Acquisition, a wholly-owned subsidiary of MAS, will be merged with and into Digital Angel, a wholly-owned subsidiary of ADS, which is an affiliate of MAS. The merger will become effective when a certificate of merger has been filed with, and accepted by, the Secretary of the State of Delaware in accordance with the Delaware General Corporation Law or at such subsequent time as MAS and ADS may agree to and specify in the certificate of merger. At that time, DA Acquisition will be merged with and into Digital Angel. Digital Angel will be the surviving corporation in the merger, DA Acquisition will cease to exist as a separate entity and Digital Angel will become a wholly-owned subsidiary of MAS. MAS expects the merger to become effective as soon as practicable after the approval of the merger by MAS’s stockholders and the satisfaction or waiver of all other conditions to the merger. See “THE MERGER AGREEMENT” (p. 52).

•	At the effective time of the merger, each issued and outstanding share of Digital Angel common stock will be converted into 0.9375 fully paid, non-assessable and newly issued shares of MAS common stock and each share of Digital Angel common stock issued and held in Digital Angel’s treasury or by any Digital Angel subsidiary will be cancelled and retired. As consideration for the merger, ADS, as the sole stockholder of Digital Angel will receive 18,750,000 shares of MAS common stock in the aggregate, which will result in the beneficial ownership by ADS of approximately 82.1% of the issued and outstanding shares of MAS common stock following the merger.

•	It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will be able to control completely MAS’s board of directors and decide all matters submitted to MAS stockholders for approval. Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event that ADS fails to make payments to IBM Credit Corporation beginning on December 31, 2002, or otherwise defaults, under its credit agreement with IBM Credit Corporation. As a result, the duration of the trust’s control over MAS following the merger and the identity of any parties which subsequently may acquire control of MAS if and when such sales commence is uncertain. See “Risk Factors” (p. 21).

•	Immediately prior to or at the effective time of the merger and pursuant to the certificate amendment upon which, among other things, the merger is conditioned, MAS’s name will be changed to “Digital Angel Corporation” and Digital Angel’s name also will be changed.

•	Following the effective time of the merger, each outstanding option and warrant to purchase shares of Digital Angel common stock will be assumed by MAS or converted to an option or warrant to purchase 0.9375 shares of MAS common stock, or 6,296,719 shares of MAS common stock in the aggregate.

•	Following the effective time of the merger, ADS will contribute to MAS all of its stock in its wholly-owned subsidiary, Timely Technology and its majority-owned subsidiary Signature Industries. Timely Technology and Signature Industries, together with Digital Angel, comprise ADS’s Advanced Wireless Group.

Recommendation of the Special Committee and the Board of Directors (p. 32)

•	MAS’s board of directors, based in part on the unanimous recommendation of the special committee of three independent directors, unanimously approved the merger, the merger agreement and the certificate amendment on which, among other things, the merger is conditioned, determining them to be advisable and in the best interests of MAS and its stockholders. MAS’s board of directors unanimously recommends that you vote “FOR” the merger and “FOR” the certificate amendment.

•	In making the determination to approve the merger, MAS’s board of directors considered various factors and alternatives to the merger, including those described under the heading “THE SPECIAL MEETING — Recommendations of the Special Committee and the Board of Directors” (p. 32).

•	In connection with the merger, the special committee received an opinion from Jesup & Lamont, its financial advisor, which also was relied upon by MAS’s board of directors, that, as of the date of the merger agreement, the merger consideration to be paid by MAS was fair to MAS’s stockholders from a financial point of view. Jesup & Lamont’s written opinion, dated as of October 31, 2001 and its December 10, 2001 addendum to its fairness opinion are attached to this proxy statement as Appendix B. We encourage you to read carefully this opinion and addendum in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Jesup & Lamont in providing its opinion. See “PROPOSAL ONE; THE MERGER — Opinion of Special Committee’s Financial Advisor” (p. 41).

Special Meeting and Voting (p. 32)

•	The special meeting of MAS stockholders will be held on March 18, 2002 at 2:00 p.m. at The Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735. At the special meeting, stockholders will be asked to consider and vote to approve the merger and the certificate amendment.

•	MAS’s board of directors has fixed the close of business on January 31, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting. As of the record date, 5,121,230 shares of MAS common stock were outstanding and held by approximately 133 stockholders of record. MAS has no other class of voting securities outstanding. Stockholders of record on the record date will be entitled to one vote for each share of MAS common stock held by them on the proposal to approve the merger, the certificate amendment and any other matter that may properly come before the meeting and any adjournment or postponement of the meeting.

•	MAS’s bylaws require the presence, in person or by duly executed proxy, of shares representing at least a majority of the votes entitled to be cast at the special meeting in order to constitute a quorum. Delaware law requires the affirmative vote of shares representing two-thirds of the outstanding shares entitled to be voted at the special meeting, excluding the shares beneficially owned by ADS, to approve the merger and the affirmative vote of shares representing a majority of the outstanding shares entitled to be voted at the special meeting to approve the certificate amendment. Shares of MAS common stock beneficially owned by ADS are entitled to vote on the certificate amendment. Failure to return your proxy or direct your broker or nominee how to vote your proxy will have the same effect as a vote against the merger and the certificate amendment.

Appraisal Rights (p. 32)

      The right to a judicial appraisal of your shares of MAS common stock is not available under Delaware law.

Regulatory Approval (p. 51)

      MAS is not aware of any material approval or other action by any federal, state or foreign governmental agency that is required for the completion of the merger.

Proxies (p. 33)

•	Shares represented at the special meeting by properly executed proxies received prior to or at the special meeting and not revoked will be voted at the special meeting, and at any adjournment or postponement of the special meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, except for broker non-votes, the shares represented by that proxy will be voted “FOR” the approval of the merger and the amendment to the MAS certificate of incorporation. Proxies are being solicited on behalf of MAS’s board of directors.

•	A proxy may be revoked by the person who executed it at or before the taking of the vote at the special meeting by:

•	delivering to MAS’s secretary a written revocation of a previously delivered proxy bearing a later date than the proxy;

•	executing, dating and delivering to MAS’s secretary a subsequently dated proxy; or

•	attending the special meeting and voting in person.

•	Attendance at the special meeting will not, by itself, constitute revocation of a proxy.

•	MAS will bear the cost of solicitation of proxies and reimburse brokerage firms, fiduciaries, nominees and others for out-of-pocket expenses in forwarding proxy materials to beneficial owners of MAS common stock held in their names.

•	Shares held in the name of your broker or a nominee, or in “street name,” will not be voted by your broker or nominee unless you provide instructions on how to vote. Your broker or nominee will provide directions regarding how to instruct your broker or nominee to vote your shares. Without your instructions, your shares will not be voted, which will have the same effect as a vote against the merger and the certificate amendment.

•	If you hold your shares in a brokerage account, your brokerage firm may also provide you with the ability to vote electronically, including voting by internet and/or telephone. Instructions for these voting methods, if they are being made available to you, are included on the ballot that accompanies this proxy statement.

Interests of Certain Persons in the Merger (p. 45)

      Certain members of MAS’s board of directors and management may be deemed to have certain interests in the merger that are in addition to the interests of MAS and its stockholders, which include:

•	the execution of amendments to employment agreements with each of Ronald W. Pickett, the chairman of the board of directors of MAS and Dr. Thomas M. Hall, the chief executive officer and a director of MAS, which reflect both certain prior oral amendments to the respective employment agreements as well as further amendments. The amendments confirm the extension of the term of each of Mr. Pickett’s and Dr. Hall’s employment agreement through October 31, 2006 and establish that Mr. Pickett shall receive an annual salary of not less than $180,000, and Dr. Hall an annual salary of not less than $260,000, throughout the term of their employment agreements; and that upon their termination or resignation following the merger each of them shall receive a $250,000 bonus and an amount equal to all salary and other benefits, which otherwise would have been paid pursuant to the employment agreements for the remainder of the term had no termination or resignation occurred;

•	immediate vesting of outstanding but unvested options to purchase 861,000 shares of MAS common stock held by officers and directors of MAS at the effective time of the merger;

•	the issuance to officers, directors and employees of ADS and its affiliates of options to acquire in the aggregate 5,132,813 shares of MAS common stock at an average exercise price of $0.433 per share; and

•	indemnification of the present and former directors and officers of MAS, to the extent it currently exists, shall continue for at least six years following the effective time of the merger.

MAS’s board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement.

Effect on MAS Stockholders (p. 50)

      MAS has agreed to issue an additional 18,750,000 shares of MAS common stock to ADS in exchange for the issued and outstanding common stock of Digital Angel held by ADS. Upon issuance of these shares, existing stockholders will experience an immediate dilution of their percentage ownership interest of MAS common stock. This dilution may result in decreased earnings per share and could, in the short term, negatively affect the price of MAS common stock. Following the effective time of the merger, ADS will own approximately 82.1% of the issued and outstanding shares of MAS common stock. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will be able to control completely MAS’s board of directors and decide all matters submitted to stockholders for approval. Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event that ADS fails to make payments to IBM Credit Corporation beginning on December 31, 2002, or otherwise defaults, under its credit agreement with IBM Credit Corporation. As a result, the duration of the trust’s control over MAS following the merger and the identity of any party which subsequently may acquire control of MAS if and when such sales commence is uncertain. See “Risk Factors” (p. 21).

      Although the trustee is obligated to endeavor to sell shares in a manner that would not disrupt an orderly market or be reasonably likely to have an adverse impact on the market value realized upon sale, the sale of a significant amount of the shares of MAS common stock owned by the trust in a single transaction or a series of transactions over a short period of time could result in a significant decline in the market value of MAS common stock. See “Risk Factors — Sales of MAS Common Stock by the Trust May Cause a Reduction in the Market Value of MAS’s Common Stock” (p. 23).

Selected Merger Agreement Provisions (p. 52)

      Conditions to the Merger. Each party’s obligation to complete the merger depends upon the satisfaction or waiver of certain conditions, including:

•	approval of the merger and certificate amendment by MAS’s stockholders; and

•	receipt of all required consents of any person, including IBM Credit Corporation, a secured lender to ADS, to the merger or the transactions contemplated by the merger agreement.

      MAS’s obligation to complete the merger also depends upon the satisfaction or waiver of a number of additional conditions, including:

•	the material correctness of the representations and warranties of ADS set forth in the merger agreement;

•	the performance by ADS and Digital Angel, as applicable, of all obligations required to be performed by them under the merger agreement;

•	the absence of any event that would be deemed to have a material adverse effect on the Advanced Wireless Group;

•	the delivery of all certificates and resolutions required to be delivered to MAS pursuant to the merger agreement; and

•	that Jesup & Lamont shall not have withdrawn, modified or revised its fairness opinion.

      ADS’s obligation to complete the merger also depends upon the satisfaction or waiver of a number of additional conditions, including:

•	the material correctness of representations and warranties of MAS set forth in the merger agreement;

•	the performance by MAS and its subsidiaries of all obligations required to be performed by them under the merger agreement;

•	the absence of an event that would be deemed to have a material adverse effect on MAS or its subsidiaries;

•	the delivery of all certificates and resolutions required to be delivered to ADS pursuant to the merger agreement;

•	the execution by MAS of a registration rights agreement; and

•	the receipt by ADS of assurance from the American Stock Exchange (AMEX) that, following consummation of the merger, the MAS common stock will continue to be listed for trading on AMEX.

      Termination of the Merger Agreement. MAS and ADS may, by mutual written consent, terminate the merger agreement without completing the merger. The merger agreement may also be terminated:

      By either MAS or ADS:

•	if any final, nonappealable order of any governmental entity or court is in effect that prevents the completion of the merger;

•	if the merger is not completed by April 30, 2002;

•	if the merger agreement and the certificate amendment are not approved by MAS’s stockholders;

•	concurrently with the acceptance by the terminating party of a superior proposal (as defined in the merger agreement); and

•	if the board of directors of the non-terminating party has withdrawn, modified or changed in an adverse way its approval or recommendation of the merger.

      By MAS:

•	if it is not in material breach of its obligations under the merger agreement and if any of the representations and warranties of ADS or Digital Angel are materially untrue or inaccurate or ADS or Digital Angel has breached any of its covenants or agreements in the merger agreement so that ADS’s conditions to completion of the merger would not be satisfied.

      By ADS:

•	if it is not in material breach of its obligations under the merger agreement and if any of the representations and warranties of MAS or DA Acquisition are materially untrue or inaccurate or MAS or DA Acquisition has breached any of its covenants or agreements in the merger agreement so that their conditions to complete the merger would not be satisfied.

Financing, Accounting and Tax Matters

•	There are no financing contingencies to the completion of the merger.

•	The merger will be accounted for using the purchase method of accounting. Upon completion of the merger, ADS will own approximately 82.1% of the outstanding common stock of MAS, which will be transferred to the trust. Given ADS’s ownership of MAS upon completion of the merger, ADS will be considered to be the acquiror for accounting purposes. Accordingly, this transaction will be accounted for as a reverse acquisition of MAS by ADS.

•	The merger has been structured to qualify as a tax free reorganization for federal income tax purposes.

PROPOSAL TWO

AMENDMENT TO THE MAS CERTIFICATE OF INCORPORATION

      Stockholders will be asked to approve an amendment to the MAS certificate of incorporation changing MAS’s name to “Digital Angel Corporation” and authorizing 85,000,000 additional shares of MAS common stock. The certificate amendment is necessary so that MAS will have sufficient authorized shares of the MAS common stock to issue the merger consideration to ADS. The merger is contingent upon, among other things, stockholder approval of the certificate amendment. If the merger is not consummated, the MAS certificate of incorporation will not be amended, MAS’s name will not be changed and the additional shares of MAS common stock will not be authorized notwithstanding stockholder approval of the certificate amendment at the special meeting. See “PROPOSAL TWO; AMENDMENT TO THE MAS CERTIFICATE OF INCORPORATION” (p. 88).

WHERE YOU CAN FIND MORE INFORMATION

      MAS and ADS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to which MAS and ADS file reports and other information with the SEC. These reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s Regional Office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including MAS and ADS, that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

      None of Digital Angel, Timely Technology or Signature Industries is subject to the informational requirements of the Exchange Act.

      All information concerning MAS contained in this proxy statement has been furnished by MAS and certain information concerning Digital Angel, Timely Technology and Signature Industries contained in this proxy statement has been furnished by ADS, Digital Angel, Timely Technology and Signature Industries. No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained in this proxy statement and if given or made must not be relied upon as having been authorized by MAS, ADS or any other person.

      MAS has not authorized anyone to give any information or make any representation about the merger or our company that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone gives you such information, you should not rely on it. This proxy statement is dated February 14, 2002. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

      This proxy statement contains “forward-looking statements,” which represent MAS’s expectations or beliefs, including, but not limited to, statements concerning industry performance and MAS’s and the Advanced Wireless Group’s results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation:

•	statements concerning implementation of MAS’s business plan following the merger;

•	statements concerning MAS’s financial performance following the merger;

•	statements concerning the anticipated financial and other benefits of the merger;

•	statements concerning the operating efficiencies or synergies, competitive positions and growth opportunities expected to be achieved following the merger;

•	statements preceded or followed by or that include the words “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology; and

•	the matters discussed in “RISK FACTORS” beginning on page 21.

      Any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond MAS’s control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond MAS’s control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. MAS does not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

RISK FACTORS

      The merger involves certain risks. In addition to the other information contained in this proxy statement, you should carefully consider the following risk factors in deciding whether to vote for the merger.

The Combined Company’s Operating Results may be less than MAS’s Historical Operating Results

      The proposed merger involves a number of special risks that could negatively impact the combined company’s operating results as compared with the historical operating results of MAS. These risks include:

•	the failure of the Advanced Wireless Group to achieve the results MAS expects;

•	unanticipated costs, events or liabilities;

•	the disruption of MAS’s business resulting from the integration of the Advanced Wireless Group business; and

•	the loss of customers resulting from dissatisfaction with or performance problems of the new company.

Any or all of the risks described above could materially and adversely affect MAS’s financial condition following the merger and results of operations. Any impairment of MAS’s financial condition is likely to negatively affect the price of MAS common stock.

MAS Stockholders will Experience Substantial Dilution of their Percentage Ownership Interest of the MAS Common Stock and the Trust will have Complete Control Over MAS Immediately Following the Merger

      MAS has agreed to issue an additional 18,750,000 shares of MAS common stock to ADS in consideration of the merger. Upon issuance of these shares, ADS’s beneficial ownership of MAS common stock will increase from 16.6% to 82.1%. As a result, existing stockholders will experience immediate and substantial dilution of their percentage ownership interest in MAS common stock. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control completely MAS’s board of directors and decide all matters that are submitted to MAS stockholders for approval. Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event that ADS fails to make payments to IBM Credit Corporation beginning on December 31, 2002 or otherwise defaults under the agreement. This dilution may result in decreased earnings per share and could negatively affect the price of MAS common stock.

ADS is in Default under Its Credit Agreement

      ADS is currently in default under its credit agreement with IBM Credit Corporation. As of September 30, 2001, ADS had:

•	negative tangible net worth of $(59.1) million, or $24.1 million less than the amount required under the credit agreement;

•	earnings before interest, taxes, depreciation and amortization (EBITDA) of $(101.9) million, or $108.9 million less than the minimum EBITDA required under the credit agreement;

•	current assets to current liabilities of 0.49 to 1.0 compared to a minimum requirement of 0.80 to 1.0 under the credit agreement; and

•	a collateral shortfall of $33.1 million, or $24.5 million more than the allowable shortfall of $8.6 million under the credit agreement.

      In addition, ADS failed to make interest and principal payments required under the credit agreement, including a payment originally due on July 1, 2001 that was deferred until October 1, 2001. On November 15,

2001, IBM Credit Corporation extended the due dates of all interest and principal payments then due under the credit agreement until January 4, 2002. On January 31, 2002, the due date was again extended until February 28, 2002. As of February 1, 2002 approximately $93.0 million in aggregate principal amount was owed to IBM Credit Corporation.

ADS Has Incurred Significant Losses and Has Not Obtained Other Sources of Financing

      ADS has incurred losses from continuing operations before income taxes, minority interest and equity in net loss of affiliate of $127.9 million and $33.9 million for the first nine months of 2001 and for the year ended December 31, 2000, respectively. ADS reported income from continuing operations before income taxes and minority interest of $3.7 million for the year ended December 31, 1999, which included a loss from continuing operations of $16.3 million, offset by a gain of $20.0 million from the sale of its Canadian subsidiary. In 1998, ADS reported a loss from continuing operations before income taxes and minority interest of $0.6 million. PricewaterhouseCoopers LLP, ADS’s independent auditor, has revised its opinion relating to ADS’s financial statements for the fiscal year ended December 31, 2000 and has expressed substantial doubt as to ADS’s ability to continue as a going concern. ADS does not currently have the funds required to repay amounts owed to IBM Credit Corporation, will be precluded from incurring additional debt under the anticipated amendment to the credit agreement and cannot provide any assurance that it will be able to obtain financing from other sources.

ADS May Not Have Sufficient Funds to Make Payments Under New Credit Agreement

      ADS anticipates that, prior to completion of the merger, it will enter into a new credit agreement with IBM Credit Corporation. The consent of IBM Credit Corporation is required for completion of the merger, since it holds a security interest in the shares and assets of Digital Angel and MAS which are held by ADS, and a release of such security interest is a condition to completion of the merger.

      It is anticipated that amounts outstanding under the new IBM credit agreement will bear interest at an annual rate of 17.0% and mature on December 31, 2002. However, the maturity date will be extended for consecutive one year periods if ADS repays at least 40.0% of the original principal amount outstanding prior to December 31, 2002 and an additional 40.0% of the original principal amount outstanding prior to December 31, 2003. In any event, all amounts outstanding must be repaid by December 31, 2005. If the required payments are not made by December 31, 2002, the unpaid amount will accrue a late charge at an annual rate of 25.0%. If not repaid by December 31, 2003, the late charge increases to an annual rate of 35.0%. ADS does not currently have the funds that will be required for such payments, and it is unlikely that sufficient funds will be available when required for these payments. As described above, shares of MAS will be sold, if so directed by IBM Credit Corporation, to provide funds necessary to make these payments.

      The new credit agreement would prohibit ADS from borrowing funds from other lenders, and does not provide for any further advances by IBM Credit Corporation. Accordingly, there can be no assurance that ADS will have access to funds necessary to provide for its ongoing operating expenses to the extent not provided from its ongoing revenue, which currently is inadequate for such purpose.

As a Result of the Merger and the Transfer of Shares of MAS Common Stock to the Trust There is Uncertainty as to the Future Control of MAS

      After the merger and upon the transfer of shares of MAS common stock to the trust, the trust will own approximately 82.1% of the MAS common stock and will be able to control completely MAS’s board of directors and decide all matters submitted to MAS’s stockholders for approval. The trust will be controlled by an independent advisory board, the members of which have not been selected and there can be no assurance as to how the trust will exercise control over MAS.

      Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by ADS for the benefit of IBM Credit Corporation in the event ADS fails to make payments to IBM Credit Corporation beginning on December 31, 2002 or at such time ADS otherwise defaults under the agreement. Such sales may be in private transactions or in the public market. We can give no assurance as to when or how shares of MAS common stock will be sold or as to who will purchase such shares. As a result, duration of the trust’s control over MAS and the identity of any parties which may acquire control of MAS if and when such sales commence is uncertain.

Sales of MAS Common Stock by the Trust May Cause a Reduction in the Market Value of MAS’s Common Stock

      If amounts due to IBM Credit Corporation by ADS are not paid when due, including at least $27.2 million on December 31, 2002, or if ADS is otherwise in default under its credit agreement and its obligations are accelerated, IBM Credit Corporation will have the right to require shares of MAS common stock held in the trust to be sold to provide funds to satisfy the obligations of ADS. It is unlikely that ADS will have the funds required for payment of such obligations. The sale of a significant amount of shares of MAS common stock owned by the trust in a single transaction or in a series of transactions over a short period of time could result in a significant decline in the market value of MAS common stock.

MAS May Face Operational and Strategic Challenges That May Prevent it From Successfully Integrating The Advanced Wireless Group’s Business

      The merger involves risks related to the integration and management of acquired properties and operations. MAS may encounter substantial difficulties, costs and delays in integrating its operations with those of the Advanced Wireless Group, including:

•	perceived adverse changes in business focus;

•	potential conflicts in marketing or other important relationships;

•	loss of key employees or customers;

•	possible inconsistencies in standards, controls, procedures and policies among the companies and the need to implement and harmonize company-wide financial, accounting, information and other systems;

•	failure to maintain the quality of products and services that such companies have historically provided;

•	the need to coordinate geographically diverse organizations; and

•	the diversion of management’s attention from the day-to-day operations of MAS and the Advanced Wireless Group and other ongoing business activity.

      The merger poses risks for the ongoing operations of MAS, including that:

•	following the merger, MAS may not achieve the expected cost savings and operating efficiencies; and

•	the Advanced Wireless Group may not perform as well as MAS anticipates.

      If MAS fails to integrate the Advanced Wireless Group successfully and/or fails to realize the intended benefits of the merger, the market price of MAS common stock subsequent to the merger could decline from its current market price.

The Value of MAS Following the Merger and the Benefits of the Transaction Depend on the Success of the Advanced Wireless Group’s Business Plan

      The value of MAS following the merger and the benefits of the transaction are largely dependent on the successful implementation of the Advanced Wireless Group’s business plan. Much of this business plan is based on the continued development and successful marketing of the Digital Angel technology, which has not yet been successfully marketed. In addition, the Advanced Wireless Group’s management anticipates using its Digital Angel Delivery System to service products and customers using products incorporating Digital Angel technology. If the Advanced Wireless Group is unable to develop and market successfully these products, then the Advanced Wireless Group may fail to achieve its business plan. If the Advanced Wireless Group fails to achieve its business plan, or is delayed in doing so, then MAS’s results of operations and financial condition following the merger may be materially adversely affected.

The Advanced Wireless Group May Continue to Incur Losses

      The Advanced Wireless Group incurred a loss of $9.5 million from operations for the nine-month period ended September 30, 2001. The Advanced Wireless Group also recorded a loss of $3.9 million and $1.0 million for the years ended December 31, 2000 and 1999, respectively. No assurance can be given as to whether or when the Advanced Wireless Group will be profitable. Profitability depends on many factors, including the success of marketing programs, the maintenance and reduction of expenses and the ability to coordinate successfully the operations of business units. If the Advanced Wireless Group becomes profitable, of which there is no assurance, it may not be able to sustain or increase profitability. If the Advanced Wireless Group fails to achieve and maintain profitability within the time frame expected by investors, the market price of MAS common stock may be adversely affected.

The Advanced Wireless Group is Dependent on Protection of Proprietary Technology

      The Advanced Wireless Group’s success depends partly on its ability to maintain patent and trade secret protection, to obtain future patents and licenses, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that the measures the Advanced Wireless Group has taken to protect its intellectual property, including those relating to the Digital Angel technology, will prevent its misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that the Advanced Wireless Group’s existing patents, or any patents that may be issued in the future, will provide the Advanced Wireless Group with significant protection against competitors. Moreover, there can be no assurance that any patents issued to or licensed by the Advanced Wireless Group will not be infringed upon or circumvented by others. Litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in the Advanced Wireless Group’s favor. The Advanced Wireless Group also relies to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that the Advanced Wireless Group can meaningfully protect its rights to such unpatented proprietary technology.

Many Negative Factors Are Affecting the Animal Identification Market

      The electronic animal identification market can be negatively affected by such factors as food safety concerns, consumer perceptions regarding cost and efficacy, international technology standards, national infrastructures, United States Food and Drug Administration (FDA) reviews, United States Federal Communications Commission (FCC) approvals, and slaughterhouse removal of microchips. In addition, certain foreign governmental standards that require specific codes may limit the Advanced Wireless Group’s ability to sell microchips from its current inventory in such countries. Many of the principal customers for electronic identification devices for fish are government contractors that rely on funding from the United States government, and this market could be adversely affected by any decline in the availability of government funds. The Advanced Wireless Group may be adversely affected by these and other factors affecting the animal identification market.

The Advanced Wireless Group is Dependent on a Single Supplier For Its Electronic Identification Products

      The Advanced Wireless Group relies solely on a production arrangement with Raytheon Corporation for the manufacture of its syringe-injectable microchips that are used in all of the Advanced Wireless Group’s electronic identification products. The termination, or any significant reduction, by Raytheon of its production of these microchips could have a material adverse effect on the financial condition and results of operations of the Advanced Wireless Group. In addition, Raytheon may not be able to produce sufficient quantities to meet any significant increased demand for the Advanced Wireless Group’s products or to meet any such demand on a timely basis. Any inability or unwillingness of Raytheon to meet the Advanced Wireless Group’s increased demand for its product could have a material adverse effect on the financial condition and results of operations of the Advanced Wireless Group.

The Advanced Wireless Group Is Dependent on Principal Customers

      For the nine months ended September 30, 2001, Schering-Plough Pharmaceutical, a customer of the Animal Tracking segment, accounted for 10.9% of the gross revenue of the Advanced Wireless Group, Merial Pharmaceutical, a distributor of the Advanced Wireless Group’s products, accounted for approximately 9.0% of gross revenues and Pacific States Marine, a customer that uses the Advanced Wireless Group’s products to identify fish, accounted for approximately 2.9% of the Advanced Wireless Group’s gross revenues. In addition, the Radio Communications and Other segment of the Advanced Wireless Group is heavily dependent on contracts with domestic government agencies and foreign governments, including the United Kingdom, primarily relating to military applications. The loss of, or a significant reduction in, orders from these or the Advanced Wireless Group’s other major customers could have a material adverse effect on the financial condition and results of operations of the Advanced Wireless Group.

Significant Competition Exists in the Visual and Electronic Identification Markets

      The market for visual and electronic identification for companion animals and livestock is highly competitive. MAS believes that the Advanced Wireless Group’s principal competitors in the visual identification market for livestock are AllFlex and Y-Tex, and its principal competitors in the electronic identification market that have developed permanent electronic identification devices for the companion animal market are AllFlex, Datamars and Avid. In addition, other companies could enter this line of business in the future. Certain of the Advanced Wireless Group’s competitors have substantially greater financial and other resources than the Advanced Wireless Group. The Advanced Wireless Group cannot ensure that it will compete successfully or that its competitors will not succeed in developing or marketing technologies and products that are more widely accepted than those being developed by the Advanced Wireless Group or that would render the Advanced Wireless Group’s products obsolete or noncompetitive. The Advanced Wireless Group is not aware of competitors currently marketing products that would compete with the Digital Angel technology. However, the Advanced Wireless Group is aware of several potential competitors that have expressed an interest in similar technologies. If such competitors enter the market and compete with the Digital Angel technology, such competition could have a material adverse effect on the Advanced Wireless Group’s financial condition and results of operations.

The Advanced Wireless Group is Subject to Government Regulation

      The Advanced Wireless Group is subject to federal, state and local regulation in the United States and other countries, and it cannot predict the extent to which it may be affected by future legislative and other regulatory developments concerning its products and markets. The Advanced Wireless Group is required to obtain regulatory approval before marketing most of its products. The Advanced Wireless Group’s products are subject to FCC regulations governing electromagnetic emissions, and the Advanced Wireless Group’s insecticide products have been approved by the United States Environmental Protection Agency (EPA) and are produced in accordance with EPA regulations. Sales of insecticide products are incidental to the Advanced Wireless Group’s primary business and do not represent a material part of its operations. The Advanced Wireless Group’s products also are subject to compliance with foreign government agency requirements. The Advanced Wireless Group’s contracts with its distributors generally require the distributor to obtain all necessary regulatory approvals from the governments of the countries in which the distributor sells the Advanced Wireless Group’s products. However, any such approval may be subject to significant delays. Some regulators also have the authority to revoke approval of previously approved products for cause, to request recalls of products and to close manufacturing plants in response to violations. Any actions by these regulators could have a materially adverse effect on the Advanced Wireless Group’s business.

The Digital Angel Technology Segment is a Development Stage Enterprise

      The Digital Angel Technology segment of the Advanced Wireless Group is in the initial stage of operations and is a development stage enterprise. As a result, it has no operating history upon which to base an evaluation of its current business and future prospects. The first Digital Angel product was introduced in November 2001. Accordingly, this segment has generated no substantial revenues. Moreover, this segment does not currently have any contracts in place that will provide any significant revenue. In addition, because of this segment’s lack of an operating history, management has limited insight into trends that may emerge and could materially adversely affect its business. This segment’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in new and rapidly evolving markets. Stockholders should consider the risks and difficulties the Digital Angel Technology segment may encounter in its new and rapidly evolving market, especially given the segment’s lack of operating history. These risks include the Digital Angel Technology segment’s ability to:

•	develop and market the Digital Angel technology by integrating and miniaturizing new technologies into marketable products and services;

•	build a customer base;

•	generate revenues;

•	compete favorably in a highly competitive market;

•	access sufficient capital to support growth;

•	recruit and retain qualified employees;

•	introduce new products and services; and

•	build technology and support systems.

The Digital Angel Technology Is Not Proven and the Advanced Wireless Group May Not Be Able To Develop Products From This Unproven Technology

      The Digital Angel technology segment depends on the development, integration, miniaturization and successful marketing of several pieces of advanced technology that have not previously been integrated or used as anticipated by this segment. The Digital Angel technology segment depends upon advanced technology including: wireless communication, biosensors, motion determination and global positioning system capability. Many of these technologies are unproven or relatively new. In addition, these technologies have not been previously integrated or miniaturized into a commercial product. No assurances can be given as to when or if the Digital Angel technology will be successfully marketed. The Advanced Wireless Group’s ability to develop and commercialize products based on its proprietary technology will depend on its ability to develop its products internally on a timely basis or to enter into arrangements with third parties to provide these functions. If the Advanced Wireless Group fails to develop and commercialize products successfully it could have a material adverse effect on its business, financial condition and results of operations.

The Digital Angel Technology Segment Expects to Incur Future Losses and May Not Achieve Profitability

      The Advanced Wireless Group has already invested approximately $5.0 million in research and development relating to the Digital Angel technology. The Advanced Wireless Group’s management expects the Digital Angel Technology segment to incur significant additional development, sales and marketing, and other general expenses. As a result, the Digital Angel Technology segment may incur significant losses for the foreseeable future and will need to generate significant revenues to achieve profitability. If the segment achieves profitability, it may not be able to sustain it.

Following the Merger, MAS Will Depend on a Small Team of Senior Management and MAS May Have Difficulty Attracting and Retaining Additional Personnel

      MAS’s future success is highly dependent upon the continued services and performance of senior management and other key personnel. Following the merger, MAS will have a small senior management team, including Randolph K. Geissler, chief executive officer of MAS following the merger, James P, Santelli, vice president finance and chief financial officer of MAS following the merger and Amro Albanna, vice president of MAS following the merger. These individuals currently have employment agreements with Digital Angel. If MAS loses the services of any member of its senior management team, its overall operations could be adversely affected. In addition, MAS’s future success will depend on the ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed. Competition for these individuals is intense. MAS cannot ensure that it will be able successfully to attract, integrate or retain sufficiently qualified personnel when the need arises.

Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a material adverse effect on MAS’s financial condition and results of operations.

The Advanced Wireless Group Will Need Additional Financing

      The Advanced Wireless Group, especially the Digital Angel Technology segment, currently relies upon advances by ADS and the revenue generated by Digital Angel’s Animal Tracking business. To successfully operate the business segments of the Advanced Wireless Group, and in particular the Digital Angel Technology segment, MAS will need to raise additional capital following the merger. The Advanced Wireless Group estimates that it will need approximately $5.0 – $7.0 million over the next twelve months to continue its efforts to implement its business plan. The Advanced Wireless Group anticipates that it will obtain this needed capital from a commercial bank or asset based lending source. Although the Advanced Wireless Group has received one funding proposal and expects to have the funding in place prior to completion of the merger, there can be no assurance that it will be successful in obtaining the necessary financing on acceptable terms or at all. The Advanced Wireless Group’s actual capital needs will depend on operating losses, development expenses, working capital needs and other factors. Forecasts of such factors are inherently uncertain, and any variation in those factors from the levels used in current forecasts could result in the Advanced Wireless Group needing more capital, or capital earlier, than projected. Capital can be difficult and expensive to obtain, and there can be no assurance that the Advanced Wireless Group will be able to obtain additional financing. If this capital is not raised, the Advanced Wireless Group may not be able to execute its business plan, may not be able successfully to develop and market the Digital Angel technology and the financial condition and results of operations of the Advanced Wireless Group may be materially adversely affected. To date, the Advanced Wireless Group has not been able to obtain this capital. No assurance can be given that the Advanced Wireless Group will be able to raise this additional necessary capital.

      If funds are not available when required for working capital needs, Digital Angel’s ability to carry out its business plan could be adversely affected and it may be required to scale back growth and operations to reflect the extent of available funding. Lending arrangements will probably include limitations on the ability to incur other indebtedness, pay dividends, create liens, sell or purchase shares of capital stock, sell assets or make acquisitions or enter into other transactions. Such restrictions may adversely affect MAS’s ability to finance future operations or capital needs or to engage in other business activities. If additional funds are raised by issuing equity or convertible debt securities, the value of MAS’s stockholders investment may be diluted. These securities may have rights, preferences or privileges senior to those of MAS’s common stockholders.

      Moreover, MAS may issue additional shares:

•	to employees;

•	in connection with acquisitions and corporate alliances; and

•	to raise capital.

Pursuant to a registration rights agreement, the trust and any subsequent transferee of the MAS common stock to be issued to ADS in consideration of the merger will, subject to certain terms and conditions, have the right to require MAS to register shares of MAS common stock beneficially owned by it upon demand and any time MAS registers stock for sale following the consummation of the merger. See “THE MERGER; Registration Rights Agreement” (p. 51).

      In addition, IBM Credit Corporation currently holds a warrant to acquire 1,241,500 shares of common stock in Digital Angel. As a condition to closing the merger, IBM Credit Corporation must agree to convert that warrant into the right to acquire 1,163,906.25 shares of MAS common stock at an exercise price of $0.9375 per share, after application of the exchange ratio of 0.9375. The warrant is exercisable for five years beginning on April 5, 2002, or earlier under certain circumstances. Under the warrant, IBM Credit Corporation will, subject to certain terms and conditions, have the right to require MAS to register shares of MAS common stock subject to the warrant.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of December 13, 2001, and as adjusted to give effect to the issuance of 18,750,000 shares of MAS common stock to ADS in consideration of the merger, the number of shares of MAS common stock beneficially owned by the three highest paid persons who are officers and directors of MAS, by all directors and executive officers as a group, and by each person known by MAS to own beneficially more than 10.0% of the outstanding MAS common stock.

	December 13, 2001			As adjusted for merger

			Percent Of			Percent Of
	Number Of		Outstanding	Number Of		Outstanding
Beneficial Owner(1)	Shares		Shares	Shares		Shares

Thomas M. Hall, M.D., M.I.M. 8050 Southern Maryland Blvd. Owings, Maryland 20736	865,650	(2)	15.7%	865,650		3.6%

Premier Research Worldwide, Ltd. 30 South 17th Street Philadelphia, Pennsylvania 19103	550,000		10.7%	550,000		2.3%

Applied Digital Solutions, Inc. 400 Palm Way Suite 410 Palm Beach, Florida 33480	850,000		16.6%	19,600,000	(3)	82.1%

Digital Angel Share Trust	—		—%	19,600,000	(4)	82.1%

Ronald W. Pickett 8050 Southern Maryland Blvd. Owings, Maryland 20736	388,890	(5)	7.1%	388,890		1.6%

Dale L. Hutchins, Ph.D 8050 Southern Maryland Blvd. Owings, Maryland 20736	188,201	(6)	3.6%	188,201		0.8%

All directors and executive officers	1,138,441		22.0%	1,138,441		4.8%

(1)	Unless otherwise indicated, each person has sole power to vote and dispose, or direct the disposition, of all shares of MAS common stock beneficially owned, subject to applicable community property and similar laws.

(2)	Includes 2,900 shares owned by a family member in which Dr. Hall has an indirect beneficial ownership, immediately exercisable options to purchase 200,000 shares of MAS common stock at $0.50 per share, immediately exercisable options to purchase 10,000 shares of MAS common stock at $10.00 per share, options to purchase 20,000 shares of MAS common stock at $10.00 per share that vest ratably over two years beginning November 1, 2001 and options to purchase 150,000 shares of MAS common stock at $4.15 per share that vest ratably over three years beginning February 7, 2002.

(3)	Represents shares to be transferred to the Digital Angel Share Trust upon completion of the merger.

(4)	Represents shares owned by ADS following the merger which are to be transferred to the trust in connection with the new IBM credit agreement.

(5)	Includes 38,890 shares of MAS common stock owned beneficially by Mr. Pickett through his minor children and options to purchase 350,000 shares of MAS common stock at $4.15 per share that vest ratably over three years beginning February 7, 2002.

(6)	Includes immediately exercisable options to purchase 25,000 shares of MAS common stock at $0.50 per share, immediately exercisable options to purchase 20,000 shares of MAS common stock at $10.00 per share, options to purchase 60,000 shares of MAS common stock at $10.00 per share that vest ratably over three years beginning November 1, 2001 and options to purchase 50,000 shares of MAS common stock at $4.15 per share that vest ratably over three years beginning February 7, 2002.

CHANGE IN CONTROL OF THE COMPANY

      On January 31, 2001, Mr. Pickett and two of his minor children and Dr. Hall each executed stock purchase agreements with Digital Angel and ADS. Under the stock purchase agreements, Mr. Pickett and his children and Dr. Hall sold 350,000 and 500,000 shares of MAS common stock beneficially owned by them, respectively, to Digital Angel. Mr. Pickett and his children and Dr. Hall received 1,368,000 and 1,954,000 shares of ADS common stock, respectively, from ADS as consideration for the sale of their shares of MAS common stock. Consummation of this sale resulted in Digital Angel owning 850,000 shares or 16.6% of the issued and outstanding MAS common stock, Mr. Pickett beneficially owning, through his minor children, 38,890 shares or 0.76% of the issued and outstanding MAS common stock and Dr. Hall owning 482,750 shares or 9.4% of the issued and outstanding MAS common stock.

      In connection with this change in control, the board of directors amended MAS’s bylaws to expand the number of directors from five to seven, two existing directors resigned from MAS’s board of directors and four new directors designated by Digital Angel were appointed to fill the two newly created directorships and the two vacancies. On October 1, 2001, Digital Angel transferred its beneficial ownership interest in the MAS common stock to ADS. As a result of this transfer, ADS beneficially owns 850,000 shares or 16.6% of the issued and outstanding MAS common stock.

HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

      Set forth below is information concerning earnings and book value per share data for MAS and the Advanced Wireless Group on both a historical and pro forma combined basis and on a per share equivalent pro forma basis for the Advanced Wireless Group. The pro forma information set forth below gives effect to the merger as an acquisition of MAS by ADS, which will own approximately 82.1% of the issued and outstanding shares of MAS common stock upon completion of the merger and prior to transfer to the trust. Neither MAS nor the Advanced Wireless Group has paid or declared cash dividends on its common stock in the periods presented. The pro forma combined earnings per share is derived from the Unaudited Pro Forma Condensed Combined Statement of Operations presented elsewhere in this proxy statement (which gives effect to the merger under the purchase accounting method). Book value per share for the pro forma combined presentation is based upon outstanding shares of MAS common stock, adjusted to include the 18,750,000 shares of MAS common stock to be issued in the merger in exchange for outstanding shares of Digital Angel common stock. The per share pro forma equivalent combined data for shares of Digital Angel common stock is based on the conversion of each share of Digital Angel common stock into 0.9375 shares of MAS common stock based upon the exchange ratio in the merger agreement.

      The data presented below is not necessarily indicative of the results that would have actually been attained if the merger had been completed in the past or the results that may be attained in the future. The pro forma financial data does not reflect any potential effects related to any new strategic financial and operating strategies of MAS as a result of the merger. The per share data included in the following table should be read in conjunction with the respective audited and unaudited financial statements of MAS and the Advanced Wireless Group and the Unaudited Pro Forma Condensed Combined Financial Statements included in this proxy statement.

	Year Ended	Year Ended
	October 31, 2000	October 31, 2001

Medical Advisory Systems, Inc.
Net (loss) income per common share
Historical — basic	$(.26)	$(.82)
Historical — diluted	(.26)	(.82)
Pro Forma — basic	(.35)	(.57)
Pro Forma — diluted	(.35)	(.57)
Dividends per common share
Historical — basic	—	—
Historical — diluted	—	—
Pro Forma — basic	—	—
Pro Forma — diluted	—	—
Book value per common share
Historical	—	.73
Pro Forma	—	5.44

	Year Ended	Nine Months Ended
	December 31, 2000	September 30, 2001

Advanced Wireless Group
Net income (loss) per common share
Equivalent Pro Forma — Basic (1)	(.33)	(.53)
Equivalent Pro Forma — Diluted (1)	(.33)	(.53)
Dividends per common share
Equivalent Pro Forma — Basic	—	—
Equivalent Pro Forma — Diluted	—	—
Book value per common share
Equivalent Pro Forma (1)	—	5.10

(1)	Pro forma amounts for MAS multiplied by 0.9375 (the ratio of exchange).

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

      The following sets forth, for the periods indicated, the high and low prices per share of MAS common stock on AMEX and the cash dividends declared per share of MAS common stock. On January 31, 2002, the record date for the special meeting, there were approximately 133 record holders and 1,029 beneficial holders of MAS common stock. Holders of the MAS common stock are entitled to receive dividends if, when and as declared by MAS’s board of directors. MAS has never declared a dividend and does not anticipate doing so for the foreseeable future.

      There is no public market for the common stock of Digital Angel, Timely Technology or Signature Industries.

	Low	High	Dividend

Fiscal Year 2000
First Quarter	$9.63	$14.25	$0.00
Second Quarter	$7.50	$17.00	$0.00
Third Quarter	$8.00	$12.19	$0.00
Fourth Quarter	$9.00	$11.25	$0.00
Fiscal Year 2001
First Quarter	$3.25	$10.25	$0.00
Second Quarter	$3.10	$4.50	$0.00
Third Quarter	$2.18	$5.12	$0.00
Fourth Quarter	$2.00	$4.50	$0.00
Fiscal Year 2002
First Quarter*	$3.40	$3.45	$0.00

*	Through February 13, 2002

THE SPECIAL MEETING

General

      This proxy statement is being furnished to holders of MAS common stock in connection with the solicitation of proxies by MAS’s board of directors for use at the special meeting of MAS stockholders to be held on March 18, 2002, 2:00 p.m., local time, at The Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735, and at any adjournment or postponement of the special meeting. This proxy statement, the attached notice of the special meeting and the accompanying proxy card are first being mailed to stockholders of MAS on or about February 14, 2002.

Matters to be Considered

      At the special meeting, holders of record of MAS common stock on January 31, 2002 will consider and vote upon:

•	the merger of DA Acquisition, a wholly-owned subsidiary of MAS with and into Digital Angel, pursuant to which Digital Angel will be the surviving corporation and the separate corporate existence of DA Acquisition will terminate;

•	an amendment to MAS’s certificate of incorporation changing MAS’s name to “Digital Angel Corporation” and authorizing 85,000,000 additional shares of MAS common stock; and

•	such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendations of the Special Committee and the Board of Directors

      MAS’s board of directors, based in part on the unanimous recommendation of the special committee consisting of three independent directors, has unanimously approved the merger and the merger agreement, having concluded that the merger and the merger agreement are in the best interests of MAS and its stockholders. MAS’s board of directors unanimously recommends that stockholders vote for the merger and the amendment to the certificate of incorporation.

Record Date; Shares Entitled to be Voted; Quorum

      MAS’s board of directors has fixed the close of business on January 31, 2002 as the record date for determining the holders of shares of MAS common stock entitled to notice of and to vote at the special meeting. As of the record date, 5,121,230 shares of MAS common stock were issued and outstanding and held of record by approximately 133 stockholders. The holders of record of shares of MAS common stock on the record date are entitled to one vote per share of MAS common stock. Pursuant to MAS’s bylaws, the presence of the holders of shares representing a majority of the outstanding shares of MAS common stock entitled to be voted, whether in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the special meeting. Under Delaware law, abstentions and “broker non-votes,” which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the presence of a quorum.

Appraisal Rights

      Delaware law does not grant you the right to a judicial appraisal of your shares of MAS common stock.

Proxies; Proxy Solicitation

      Shares of MAS common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of MAS common stock represented by properly executed proxies for which no instruction is given will be voted for approval of the merger. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. Failure to return your proxy card or vote at the special meeting will have the same effect as a vote against the merger and the certificate amendment.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with MAS’s secretary, at or before the taking of the vote at the special meeting, a written revocation bearing a later date than the proxy;

•	executing a later dated proxy relating to the same shares of MAS common stock and delivering it to MAS’s secretary, including by facsimile, before the taking of the vote at the special meeting; or

•	attending the special meeting and voting in person.

      Attendance at the special meeting will not, in and of itself, revoke a proxy. Any written revocation or subsequent proxy should be sent so as to be delivered to Medical Advisory Systems, Inc., 8050 Southern Maryland Boulevard, Owings, Maryland 20736, Attention: Corporate Secretary, or hand delivered to MAS’s secretary or his representative at or before the taking of the vote at the special meeting.

      If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Proxies voting against the merger will not be voted for a proposal to adjourn the meeting to permit further solicitation of proxies.

      MAS will bear the cost of soliciting proxies. In addition to solicitation by mail, directors, officers and employees of MAS may solicit proxies by telephone, facsimile transmission or otherwise. Directors, officers and employees of MAS will not be additionally compensated for any such solicitation, but may be reimbursed for out-of-pocket expenses incurred. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of MAS common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

Vote Required

      Delaware law requires MAS to obtain stockholder approval (i) of the merger by the affirmative vote of two-thirds of the outstanding shares of MAS common stock entitled to be voted on the merger; and (ii) of the amendment to the MAS certificate of incorporation by the affirmative vote of a majority of the outstanding shares of MAS common stock entitled to be voted on the certificate amendment. Under Delaware law, the MAS common stock owned by ADS may not be voted on the merger, but may be voted on the certificate amendment. The affirmative vote of 2,847,487 shares of MAS common stock is required to approve the merger. The affirmative vote of 2,560,616 shares of MAS common stock is required to approve the certificate amendment. If the merger is not approved, the certificate amendment will not take effect, notwithstanding stockholder approval of the certificate amendment at the special meeting. If the stockholders approve the merger and the transaction is subsequently challenged, MAS may be entitled under Delaware law to assert stockholder approval as a defense to such challenge.

      As of the record date, MAS’s directors and executive officers, in the aggregate, exercised voting power with respect to 211,651 shares of MAS common stock, representing 4.1% of the issued and outstanding shares of MAS common stock. MAS anticipates that all directors and officers will vote their shares of MAS common stock in favor of the merger and the certificate amendment.

Effect of Abstentions and Broker Non-Votes

      Abstentions and broker non-votes will be deemed present for purposes of determining the presence of a quorum and will have the same legal effect as a vote against the merger and the certificate amendment and any other business that may properly be voted on at the special meeting.

PROPOSAL ONE

THE MERGER

Background to the Merger

      As part of its business strategy, ADS from time to time considers opportunities to acquire other businesses and enter into strategic relationships to expand the scope and market success of its products and service offerings. In early 2001, ADS identified MAS as a potential strategic partner for its Advanced Wireless Group of companies. Initial contacts arose through Scott Silverman, an advisor to ADS’s board of directors, who had several conversations with Ronald W. Pickett, the chairman of the board of directors of MAS, in the fourth quarter of 2000 regarding the possible employment of Mr. Silverman by MAS, before Mr. Silverman became an advisor to ADS’s board of directors.

      In December 2000, Mr. Silverman informed Mr. Pickett that he had accepted employment from ADS and that he would therefore not be able to assume a position with MAS. Mr. Silverman also told Mr. Pickett that Richard Sullivan, the Chairman of the board of directors, chief executive officer and chief operating officer of ADS, had asked Mr. Silverman for information about MAS, which request arose out of Mr. Silverman’s familiarity with MAS’s business.

      In mid-December 2000, Messrs. Pickett, Sullivan and Silverman held a conference call in which they discussed possible synergies between Digital Angel and MAS. MAS conducted such discussions as part of its efforts to explore new strategic opportunities for expanding its operations.

      In the first quarter of 2001, after being retained by ADS, Mr. Silverman discussed with Mr. Sullivan the strategic synergies relating to its Advanced Wireless Group’s use of MAS’s 24 x 7 physician staffed call center in connection with servicing the Digital Angel Technology and end-users. At that time, ADS began reviewing publicly available information regarding MAS.

      In mid-January 2001, ADS invited Mr. Pickett to visit its headquarters in West Palm Beach, Florida. During his visit, Mr. Pickett met with Messrs. Sullivan and Silverman, as well as with Gary Sullivan, ADS’s vice chairman, Michael Krawitz, senior vice president of ADS, technical personnel of ADS and representatives of Digital Angel. Those discussions were focused on a possible strategic relationship between MAS and Digital Angel. Messrs. Silverman, Sullivan and Pickett discussed effecting the proposed strategic relationship through ADS’s acquisition of a significant percentage of MAS’s common stock.

      On January 4, 2001, Messrs. Sullivan and Silverman held discussions with Mr. Pickett and Dr. Thomas Hall, the chief executive officer and a director of MAS, regarding their interest in selling a portion of the MAS common stock owned by them to ADS. Messrs. Sullivan and Pickett and Dr. Hall held discussions regarding this purchase on numerous occasions throughout January 2001.

      On January 31, 2001, ADS, Mr. Pickett and Dr. Hall entered into an agreement pursuant to which Mr. Pickett and Dr. Hall sold, in the aggregate, 850,000 shares of MAS common stock to Digital Angel. In connection with this sale, Dr. Hall and Mr. Pickett agreed that they would support an increase in the size of the MAS board of directors from five to seven directors and the election of two designees of ADS to MAS’s board of directors. These transactions were described in a press release issued by MAS on February 27, 2001. At the same time, ADS and MAS signed confidentiality agreements.

      On February 7, 2001, at a regular meeting of its board of directors, MAS amended its bylaws to add two additional directors to its board of directors. At this time Robert Crabb and George Harris also resigned as directors of MAS creating four vacancies on the expanded MAS board of directors. Mercedes Walton, then the president of ADS, and David A. Loppert, then the chief financial officer of ADS, were elected to the MAS board of directors as designees of ADS to fill the two newly created board seats. In April 2001, Ms. Walton was replaced as a director of MAS by Mr. Sullivan. Subsequently, Mr. Loppert resigned as a director of MAS and was replaced as a director of MAS by Mr. Silverman.

      On February 15, 2001 at a special meeting of MAS’s board of directors, Dr. Richard Seelig and Paul Sandberg, Ph.D, who had been proposed by ADS, were elected to the MAS board of directors to fill the vacancies created by the resignations of Mr. Crabb and Mr. Harris to satisfy the requirements of the American Stock Exchange (AMEX) concerning independent directors.

      In April 2001, Digital Angel and MAS began discussing methods to develop synergies associated with integrating MAS’s 24 x 7 physician staffed call center and other services with the Advanced Wireless Group’s planned development and commercialization of its Digital Angel Technology. ADS and MAS continued to review the businesses and prospects of MAS and the Advanced Wireless Group.

      During April 2001, Mr. Pickett and Dale L. Hutchins, Ph.D., MAS’s executive vice president and chief operating officer, had various conversations with representatives of ADS, including Ms. Walton, President of ADS, with respect to potential integration of the technologies of MAS and Digital Angel and the interfacing of such technologies with future projects. At that time, ADS was still intending to raise capital for Digital Angel through a private placement. In that context, ADS and MAS wanted to ensure that ADS’s presentation to potential investors of the potential strategic relationship between Digital Angel and MAS was accurate and that MAS would, in the future, provide Digital Angel with certain services as part of such strategic relationship.

      During the last week of April 2001, Mr. Pickett, Dr. Hutchins, Mr. Sullivan, Ms. Walton and other representatives of ADS held several meetings in New York with representatives of financial institutions, potential investors and technology companies. At these meetings, the projects of Digital Angel were presented and representatives of MAS and ADS explained the potential synergies between the technologies of MAS and Digital Angel, including with respect to personnel and human resources. As part of the presentations, representatives of MAS and Digital Angel demonstrated certain aspects of the MAS and Digital Angel technologies.

      Following the meetings in New York, and in light of the apparent positive responses from certain financial, investment and technology contacts, ADS determined to increase its interest in MAS. Digital Angel would be relying heavily on the MAS technology, and, consequently, ADS felt it had to expand its relationship with MAS and that a contractual relationship would not be sufficient for that purpose.

      On May 24, 2001, MAS provided to ADS, at ADS’s request, certain due diligence materials relating to MAS. These materials were in addition to those provided to ADS in February 2001 in connection with the purchase by ADS from Mr. Pickett and Dr. Hall of shares of MAS common stock. Subsequently, Mr. Silverman replaced Mr. Loppert as a representative of ADS on the MAS board of directors particularly to assist the MAS board of directors in determining what, if any, financing MAS would require to expand its operations.

      In mid-July 2001, ADS realized that it would not be successful in raising capital for Digital Angel through a private placement on terms acceptable to ADS. The possibility of a strategic relationship with MAS thus became more attractive to ADS, particularly given MAS’s potential ability to access the public markets.

      On July 11, 2001, Messrs. Sullivan and Silverman presented proposals to the ADS board of directors regarding the possibility of selling ADS’s Advanced Wireless Group to MAS in exchange for a significant interest in the combined company. On July 16, 2001, Messrs. Sullivan and Silverman discussed this possibility with Mr. Pickett. On July 17 and 18, 2001, Messrs. Sullivan, Silverman and Pickett discussed the potential transaction, including valuations of the two businesses.

      During late July 2001 and early August 2001, Mr. Pickett and Messrs. Sullivan and Silverman held several conference calls in which a possible business combination between MAS and Digital Angel was discussed. During this period, representatives of MAS and ADS discussed various business, financial, operational and technical issues relating to MAS and Digital Angel. These discussions continued between August 5, 2001 and August 7, 2001, when Mr. Pickett visited ADS’s headquarters in West Palm Beach, Florida. In a telephone conversation held following the meetings at ADS’s headquarters, Mr. Silverman informed Mr. Pickett that Mr. Sullivan had raised for the first time the possibility of a merger of MAS and Digital Angel, and asked for the views of Mr. Pickett and other senior management of MAS.

      In considering the possibility of a merger of MAS and Digital Angel, management of MAS considered various strategic synergies that had been identified and explored with the Advanced Wireless Group to that time. Management focused exclusively on strategic synergies that might be derived from the merger and did not consider any sale of, or any other business combination involving, MAS in the context of the discussions regarding the Advanced Wireless Group. The principal strategic benefit, among many, considered by management was the anticipated convergence of the wireless technology of the Advanced Wireless Group with the existing telecommunications network, physician staffed call center and related facilities of MAS. Management concluded that the combination of the entities would create vertical integration of the existing MAS assets with the technology and assets of the Advanced Wireless Group providing MAS with (i) a platform to provide greater international services, (ii) a more complete enterprise improving competitiveness and exceeding the entry level of many potential competitors, (iii) an opportunity to better profit from venturing with the Advanced Wireless Group than if the relationship were contractual and fee-based, and (iv) a balanced combination of technology, infrastructure, market presence and know-how not independently maintained by either party. The MAS board of directors concluded that these and other synergies offered a strategic fit, the appreciation of which evolved from the relationship of the parties and not from any corporate marketing or sales efforts on the part of MAS.

      In the last week of July 2001, ADS interviewed a number of financial advisors regarding the Advanced Wireless Group and the restructuring of ADS’s credit agreement with IBM Credit Corporation.

      During late July 2001, MAS’s management held various discussions with respect to the possible merger of MAS and Digital Angel and determined that the merger would enhance MAS stockholder value by taking advantage of a complementary strategic fit of each company’s business and the markets in which both companies operate, as well as other potential business synergies.

      During a telephone discussion in early August 2001, Mr. Silverman and Mr. Pickett agreed that ADS’s Advanced Wireless Group should be valued at approximately $150.0 million. Assuming a valuation of MAS stock of approximately $8.00 per share, ADS would receive 18,750,000 shares of MAS stock in exchange for the Advanced Wireless Group.

      On August 13, 2001, Messrs. Pickett, Sullivan, Silverman and Krawitz, Dr. Hall, Ms. Walton and Randolph K. Geissler, chief executive officer of Digital Angel, met at the Newark Airport in Newark, New Jersey to discuss the proposed merger of MAS and Digital Angel. At the meeting, Mr. Sullivan presented to Mr. Pickett a term sheet for the proposed merger. The parties discussed various issues relating to the proposed merger, including the advantages to the stockholders of MAS and ADS, the treatment of certain personnel of the companies, the overseas operations of Digital Angel, certain due diligence matters and the relationship between MAS and eResearch Technology, Inc. At that time, ADS and MAS discussed and agreed on, subject to approval of their respective boards of directors, the general framework of the transaction and the treatment of the employment agreements of certain management of MAS. At about this time, ADS instructed Bryan Cave LLP, its outside legal counsel, to prepare a draft of the agreement and plan of merger.

      On August 14, 2001, the ADS board of directors considered the framework for the proposed transaction and engaged Fahnestock and Co. as financial advisor. From August 14, 2001 through November 1, 2001, ADS’s board of directors was updated as to the status of negotiations. Fahnestock advised ADS regarding the IBM credit agreement and the valuation of MAS following a combination with the Advanced Wireless Group.

      On October 19, 2001, ADS approached IBM Credit Corporation regarding the merger and its required consent. IBM Credit Corporation expressed a positive initial reaction to the merger.

      Presently, Digital Angel and Timely Technology are wholly-owned by ADS, Signature Industries is 85.0%-owned by ADS and MAS is 16.6%-owned by ADS. The restructuring as a result of the merger would result in the transfer of ADS’s ownership of Digital Angel, Timely Technology and Signature Industries to MAS and the issuance of 18,750,000 shares of MAS common stock to ADS. As a result of the merger, Digital Angel and Timely Technology will become wholly-owned subsidiaries of MAS, Signature Industries will become an 85.0% owned subsidiary of MAS and ADS will own 82.1% of the outstanding MAS common stock. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control completely MAS’s board of directors and decide all matters submitted to MAS stockholders for approval. The diagrams on p. 11 illustrate the pre-merger and post-merger ownership structures of MAS, ADS and the Advanced Wireless Group.

Special Committee of the MAS Board of Directors

      On September 26, 2001, the board of directors of MAS established a special committee consisting of the three independent members of the board of directors, Robert Goodwin, Mr. Sandberg and Dr. Seelig. Prior to being elected to the MAS board of directors, neither Mr. Sandberg nor Dr. Seelig had any prior business relationship with ADS. Subsequent to being elected to the MAS board of directors, Dr. Seelig served as a consultant to ADS from approximately May 2001 until July 2001 for which services he was paid approximately $12,000 to $15,000. Dr. Seelig has maintained no business relationship with ADS since the termination of his consulting relationship. The special committee was authorized and instructed to determine if the proposed merger is in the best interests of MAS and its stockholders, to negotiate the terms of the proposed merger, to consider the fairness of the consideration to be received in the proposed merger and to report its recommendations to the full board of directors. On that date, the special committee held its first meeting and commenced its work in connection with the proposed transaction, including arrangements for retention of both independent counsel and an independent financial advisor.

      On September 28, 2001, the special committee, having engaged Jenkens & Gilchrist Parker Chapin LLP as independent counsel, met to coordinate its work on the proposed merger and to commence the selection process of its independent financial advisor. On October 2, 2001, the special committee further coordinated its work in the process of selecting its financial advisor. On that date, the special committee specifically considered the retention of Jesup & Lamont Capital Markets, Inc. as its financial advisor and continued its search and investigation process.

      On October 5, 2001, the special committee, after having reviewed written presentations from three qualified independent banking firms, received an oral presentation from each such firm.

      On October 9, 2001, the special committee, following deliberations, approved the engagement of Jesup & Lamont as its financial advisor, including engaging Jesup & Lamont to render a fairness opinion with respect to the proposed merger, subject to the negotiation of a satisfactory engagement letter. Shortly thereafter, following negotiations with Jesup & Lamont and respective counsel, the special committee and Jesup & Lamont entered into a formal written agreement as to Jesup & Lamont’s engagement.

      On October 18, 2001, the special committee met to discuss the most recent draft of the merger agreement, including comments from its counsel and the members of the special committee. Counsel was instructed to continue negotiations with counsel to ADS on numerous issues. Discussions and negotiations between such counsel continued on approximately a daily basis thereafter.

      On October 25, 2001, the special committee met with representatives of Jesup & Lamont and MAS management to discuss the business, operational and strategic reasons for the merger. The discussion included specific historic and prospective acquisition and disposition efforts of management, management’s presentation as to the various strategic alternatives available to MAS, technological, operating, human resources and other synergies expected from the combination of the businesses of MAS and ADS, pro forma and other financial information relating to such combination, management and other personnel efficiencies and savings from such combination and other pertinent considerations.

      From approximately October 9, 2001 through October 30, 2001, the special committee and its counsel continued negotiations with ADS and its counsel as to the terms, conditions and other provisions of the merger agreement as well as the business and other terms of the proposed merger. These negotiations occurred approximately on a daily basis and from time to time consisted of numerous teleconferences among the parties. In addition, during this period numerous drafts of the merger agreement and other transaction documents were distributed, discussed, revised and redistributed. Efforts by the special committee to negotiate improved pricing and other economic terms of the merger were unsuccessful because, in response to these efforts by the special committee, ADS indicated it had made its last and best offer.

      On October 30, 2001, the special committee met to receive a preliminary report from Jesup & Lamont. Following extensive discussions, the special committee adjourned its meeting and reconvened on October 31, 2001 to complete its work. On that day, the special committee received the fairness opinion of Jesup & Lamont dated October 31, 2001. The opinion stated that the terms and conditions of the October 30, 2001 draft of the merger agreement are fair and reasonable to the MAS stockholders from a financial point of view. Based on all of its foregoing work, including the Jesup & Lamont opinion, the special committee unanimously agreed to recommend approval of the proposed merger to the full board of directors of MAS, subject to the satisfactory negotiation of several specific remaining issues, none of which related to the economic, financial or consideration aspects of the transaction. Following such conditional approval, the special committee and its counsel continued to negotiate the remaining issues with ADS and its counsel.

      On November 1, 2001, at a regular meeting of the ADS board of directors, members of ADS management presented a draft of the merger agreement. The ADS board of directors discussed and considered the various business, legal and financial issues and approved the form of the merger agreement.

      On November 1, 2001, the parties reached agreement on all points except for certain of the exhibits and schedules to the merger agreement. As a result, representatives of ADS and MAS executed the merger agreement that included a provision requiring MAS’s satisfaction with those exhibits and schedules by November 5, 2001.

      On November 5, 2001, the special committee met again to consider those issues and unanimously reaffirmed its recommendation that the full MAS board of directors approve the merger. On November 5, 2001, the MAS board of directors approved the merger and recommended that MAS stockholders adopt the merger agreement. Eventually, the parties agreed to extend the deadline to November 6, 2001.

      On November 6, 2001, the agreement was finalized and agreed to by representatives of ADS and MAS. Subsequently, Jesup & Lamont reviewed the executed version of the merger agreement and affirmed its opinion that the terms and conditions of the merger are fair to the MAS stockholders from a financial point of view.

      On February 4, 2002, the special committee and its counsel met by telephone to discuss the issues raised by the conditions imposed by IBM Credit Corporation with respect to its consent. The special committee concluded that the benefits of the merger to MAS’s stockholders outweigh any disadvantages or risks resulting from the conditions to the IBM Credit Corporation consent.

Recommendation by the Special Committee; Reasons for the Merger

      The special committee believes that the merger offers MAS the opportunity to acquire the Advanced Wireless Group at a significant discount based on the then current market value of the MAS common stock in a tax-free transaction and to participate in a combined organization that the special committee believes will be a stronger competitor in its existing industry as well as in the electronic position identification industry. The special committee has carefully considered the terms of the proposed merger and has unanimously determined that the merger and the merger agreement are in the best interests of MAS and the MAS stockholders, has approved the merger and the merger agreement, and unanimously recommended that the MAS board of directors approve the merger and the merger agreement.

      In reaching its recommendation that the MAS board of directors approve the merger and adopt the merger agreement, the special committee consulted with its financial and legal advisors and with senior management and considered a number of factors, including, without limitation, the following:

•	Information concerning the Advanced Wireless Group’s and MAS’s respective businesses, assets, management, competitive position and prospects, including MAS’s desire to grow and diversify and implement its business plan, the Advanced Wireless Group’s leading technology and performance and

MAS’s determination that the Advanced Wireless Group would offer MAS an excellent opportunity to meet MAS’s short and long term strategic and expansion business objectives.

•	The expectation that the merger could strengthen the combined management team of the Advanced Wireless Group and MAS and could improve the ability of the combined entity to compete in their respective industries, to pursue synergies in those industries and to respond to challenges resulting from the changing technological environment.

•	The potential efficiencies, economies of scale and other synergies that may result from the combination of the Advanced Wireless Group’s and MAS’s operations, including that some products and services provided by MAS could be offered to customers of the Advanced Wireless Group.

•	The financial condition, cash flows and results of operations of ADS, the Advanced Wireless Group and MAS, both on a historical and prospective basis, and current industry, economic and market conditions.

•	The potential difficulty that MAS could experience raising capital in light of recent volatility and uncertainty in the capital markets, and the improved chances of raising capital due to the familiarity of the investment community with the Advanced Wireless Group and the apparent positive perception of the Advanced Wireless Group by the investment community.

•	Historical market prices and trading information with respect to the ADS common stock and the MAS common stock, as well as the valuation of the Advanced Wireless Group.

•	The opportunity for MAS to acquire the Advanced Wireless Group at a discount based on the market value of the MAS common stock.

•	That the merger is designed to be tax-free to MAS.

•	The obligations of ADS, the Advanced Wireless Group and MAS to close the merger without regard to the market price of MAS common stock.

•	The ability of MAS, subject to certain conditions, (i) to provide information to, and negotiate with, a third party that has made an unsolicited acquisition proposal; and (ii) to terminate the merger agreement if the MAS board of directors approves a superior proposal (as defined in the merger agreement), without payment of any termination fee. See “THE MERGER AGREEMENT — Termination and Abandonment” (p. 57).

•	The other terms and conditions of the merger agreement and the other transaction documents. See “THE MERGER AGREEMENT — Terms of the Merger” and “— Conditions to the Merger” (pp. 52, 56).

•	The belief of the special committee that there are a very limited number of potential transaction partners for MAS that offer the kinds of potential benefits provided by the Advanced Wireless Group. To date, only ADS has submitted a firm proposal to engage in a business combination.

•	MAS’s strategic alternatives, including maintaining MAS as an independent company.

•	The financial presentations of Jesup & Lamont on October 30 and 31, 2001 and the Jesup & Lamont opinion. See “PROPOSAL ONE; THE MERGER — Opinion of Special Committee’s Financial Advisor” (p. 41).

•	The additional capacity in MAS’s ASP center, which MAS seeks to profit from and use effectively, and the Advanced Wireless Group’s requirement for additional capacity to support its West Coast computer data center.

•	MAS’s ability to support the Advanced Wireless Group’s need for a back-up of physicians from MAS’s 24/7 physician staffed call center, and Digital Angel’s need for call centers to provide services for its existing products.

•	The absence of significant redundancy or management overlap between MAS and the Advanced Wireless Group, and the expectation that a substantial lay-off of employees and management would not be required, together with the likelihood that the combined entity would continue to provide career opportunities and employment for many of the employees of MAS.

•	The opportunity to capitalize on the relationships of MAS with numerous large companies and in remote parts of the world by expanding globally through the sale of the combined company’s products.

      The special committee also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

•	the risk that the anticipated benefits of the merger to MAS and its stockholders might not be realized as a result of the inability to integrate the companies and their respective operations and business plans;

•	the significant cost involved in completing the merger and the substantial management time and effort required to effect the merger of the business of MAS and the Advanced Wireless Group;

•	certain of the risks described in this proxy statement under “RISK FACTORS,” including the transfer by ADS of all shares of the MAS common stock owned by ADS following the merger to the trust, which will control MAS following the merger, and the risk of sale of these shares by the trust to satisfy ADS’s obligations to IBM Credit Corporation which could result in a change of control of MAS; and

•	that the merger might not be completed due to the failure to satisfy covenants or closing conditions.

      MAS’s board of directors concluded that the potential benefits of the merger to MAS and its stockholders outweighed the negative factors associated with the merger.

      In reaching its decision to approve and reaffirm its recommendation that the MAS board of directors approve the merger and adopt the merger agreement, the special committee consulted with its financial and legal advisors and considered a number of factors. The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the special committee did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. Individual members of the special committee may have given different weights to different factors.

Opinion of Special Committee’s Financial Advisor

      Jesup & Lamont acted as financial advisor to the special committee in connection with the merger and delivered its written opinion to the special committee on October 31, 2001 to the effect that, as of the date of the opinion and based on the conditions that existed on such date and information that had been supplied as of such date, the terms and conditions of the merger as set forth in the merger agreement were fair to MAS’s stockholders from a financial point of view. Subsequently, Jesup & Lamont reviewed the executed version of the merger agreement and, on December 10, 2001, affirmed in writing that none of the differences between the October 30, 2001 draft and the execution copy of the merger agreement changed any of the conclusions contained in the opinion.

      THE FULL TEXT OF THE OPINION DATED OCTOBER 31, 2001 AND THE DECEMBER 10, 2001 ADDENDUM ARE SET FORTH AS APPENDIX B TO THIS PROXY STATEMENT AND SHOULD BE READ CAREFULLY IN THEIR ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY JESUP & LAMONT.

      The opinion was prepared for the special committee and the MAS board of directors, addresses only the fairness of the terms of the merger agreement to the stockholders of MAS from a financial point of view, and does not constitute a recommendation to the board of directors or any stockholder to vote in favor of the merger. The opinion did not address the relative merits of the merger as compared to any transaction in which MAS might engage, nor does it address the MAS board of directors’ decision to proceed with the merger. No restrictions or limitations were imposed upon Jesup & Lamont with respect to the investigations made or procedures followed in rendering the opinion.

      In arriving at its conclusions included in the opinion, Jesup & Lamont reviewed a draft dated October 30, 2001 of the merger agreement, as well as a copy of the final merger agreement, dated as of November 1, 2001. The final copy of the merger agreement included certain terms, including conditions to closing and representations and warranties, which were not included in the draft dated October 30, 2001 and none of which related to the economic, financial or consideration aspects of the transaction. Jesup & Lamont reviewed the executed version of the merger agreement and affirmed its opinion with its further written opinion that none of the differences from the October 30, 2001 draft of the merger agreement changed or had any effect on any of its conclusions contained in the opinion. Jesup & Lamont also reviewed financial and other information that was publicly available or furnished to it by MAS and ADS, including information provided during discussions with management of MAS and ADS, respectively. Included in the information provided during the discussions with the respective management of MAS and ADS were an earnings before interest depreciation and amortization (EBITDA) reconciliation performed by ADS’s management regarding the actual versus pro forma adjusted EBITDA levels of the Advanced Wireless Group for the fiscal years ended December 31, 1998, 1999, 2000 and the six months ended June 30, 2001; a financial plan prepared by ADS’s management, which included summary financial information and financial projections for Digital Angel for the fiscal years ending December 31, 2001 through 2006; a business plan prepared by ADS’s management, which included summary material on the target industries, proposed applications and operating strategy and estimated timetable for the rollout of Digital Angel; a report prepared by McKinsey & Company dated October 26, 2000 that outlined numerous potential applications for the Digital Angel device, including related product descriptions, estimated markets and corresponding sizes, potential customers, estimated time to commercialize, and other pertinent information; certain internal financial analyses and forecasts for MAS’s management; and certain other financial and operating information related to potential contracts and additional markets with respect to the business, operations and prospects of Digital Angel furnished by ADS’s management. Jesup & Lamont held discussions with the current management teams of MAS, ADS and Digital Angel, respectively, regarding Digital Angel’s current and post-merger business, operations, assets, financial condition and prospects, and engaged in discussions with MAS and the combined company’s proposed future management regarding the product and technological synergies that can be achieved through the merger. Jesup & Lamont engaged in discourse and interacted with certain other representatives of the aforementioned companies as part of its due diligence process. Jesup & Lamont was not requested to, and did not, solicit the interest of any other party in acquiring MAS.

      In arriving at a conclusion on the fairness of the merger to the MAS stockholders, Jesup & Lamont relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided by MAS, ADS and Digital Angel, their representatives and certain public sources of information.

      The opinion was necessarily based on Jesup & Lamont’s interpretation of economic, market and certain industry-specific conditions as they existed on, and on information made available to Jesup & Lamont as of, the date of the opinion. In addition, the opinion was based to a large extent on projections provided by ADS’s management and related underlying assumptions regarding Digital Angel’s future financial performance. In rendering the opinion, Jesup & Lamont relied heavily on ADS’s and Digital Angel’s management’s knowledge of Digital Angel’s businesses, and did not seek independent verification of the reasonableness of certain of these assumptions. Although subsequent developments may affect the opinion, Jesup & Lamont does not have any obligation to update, revise or reaffirm the opinion.

      The following is a summary of the material analyses performed by Jesup & Lamont in connection with the opinion:

      Comparable Company Analysis. Jesup & Lamont compared Digital Angel, from a financial point of view, with certain publicly traded companies that Jesup & Lamont considered to be generally comparable to Digital Angel, and reviewed the historical and projected performance and current market conditions of Digital Angel in relation to those of publicly-held companies that Jesup & Lamont considered comparable. The analysis included the following five publicly traded companies with operations comparable to those of Digital Angel: Trimble Navigation Limited, Garmin Ltd., Lifeline Systems, Neogen Corporation and Viisage Technology, Inc.

      For each comparable company, Jesup & Lamont reviewed the following market valuation multiples based on latest twelve months (LTM) financial results: (i) enterprise value to sales; (ii) enterprise value to EBITDA; and (iii) enterprise value to earnings before interest and taxes (EBIT). These multiples were initially applied to the projected fiscal year 2002 Digital Angel financial information provided by ADS’s management and sensitized by Jesup & Lamont in order to approximate Digital Angel’s valuation.

PROJECTED DIGITAL ANGEL ENTERPRISE VALUATION

	Estimated 2002 Digital Angel		Implied Enterprise Value
	Data (in thousands)	Average Multiple	(in thousands)

Sales	$73,701	3.6x	$267,638
EBIT	$3,774	17.7x	$66,922
EBITDA	$5,004	12.9x	$64,622

Enterprise Value based on average implied values			$133,061

      Based on the comparable company analysis, Jesup & Lamont estimated Digital Angel’s enterprise value at approximately $133.1 million. Jesup & Lamont believes this value to be within a reasonable range of the $146.5 million value ascribed to Digital Angel in the merger.

      Discounted Cash Flow Analysis. Jesup & Lamont prepared a discounted cash flow analysis to compare the consideration to be paid by MAS in the proposed merger to the discounted present value of the cash flow that Digital Angel can reasonably be expected to generate as part of a merged entity with MAS. Discounted cash flows allow companies to be valued according to their expected future stream of cash flows and respective discount rates. Discount rates are based upon the level of risk associated with a company’s operations and the related degree of certainty with which it can generate such future cash flows.

      When using a discounted cash flow analysis to value Digital Angel, several factors were considered. Digital Angel is in the nascent phase of its growth cycle with regard to its Digital Angel tracking and monitoring technology platform, which is expected to generate significant future sales and profitability. A range of relatively high discount rates was used in evaluating Digital Angel based upon this projected rapid growth assumption.

      Jesup & Lamont believes that the market acceptance for these new products may take longer than management projects. In addition, regulatory approval may be required by the FDA and may take longer than anticipated by management. Therefore, as part of its analysis, Jesup & Lamont sensitized the projections provided by ADS, as follows:

•	Fiscal years ending December 31, 2005 and 2006 were eliminated from the discounted cash flow calculation and the resultant valuation was based exclusively on fiscal years ending December 31, 2002, 2003 and 2004 projections;

•	Revenues for the Digital Angel “medical” business were assumed to be 75.0% of 2002, 2003 and 2004 projections;

•	Revenues for the Digital Angel “animal,” “people” and “cargo” businesses were assumed to be 75.0% of 2003 and 2004 projections;

•	Revenues for the historical Timely Technology and Signature Industries businesses were thought to be reasonable and left unaltered. Revenues for the historical Destron Fearing business were assumed to be 90.0% of fiscal years 2003 and 2004 projections; and

•	Capital expenditures were assumed to be $1.0 million in fiscal years 2002 and 2003 and $3.0 million in fiscal year 2004. These levels were approximately two to three times greater than estimates provided by management.

      Jesup & Lamont assumed management has a greater level of visibility in fiscal 2002 year than the later years provided in the projections. Based on this assumption, 2002 revenues were subject to less discounting than other years.

      Digital Angel’s terminal value was estimated to be in a range of 8.0 to 10.0 times its projected 2004 EBITDA of $46.9 million. Year 2004 was chosen because it was assumed to be the first year in which all of the Digital Angel technology product lines will be commercially available on a widespread basis and therefore provides a “normalized” representation of Digital Angel’s earnings power. The 8.0 to 10.0 multiples were based on a discount to the average enterprise value to EBITDA multiple of 12.5 found in the comparable company analysis.

      A conservative range of discount rates of 25.0% to 35.0% was applied to the calculated terminal values and yearly cash flows to determine enterprise value. The discounted cash flow analysis indicated a range of enterprise values of $159.4 million to $248.8 million.

      Comparable Transaction Analysis. Jesup & Lamont considered the terms of the proposed merger in light of the terms of certain recent business combinations and merger transactions involving companies, which Jesup & Lamont deemed comparable to the proposed merger. As part of its analysis, Jesup & Lamont evaluated four acquisitions with unique technologies that operate within industries similar to Digital Angel’s. These transactions were: the acquisition by United Technologies Corp.’s Hamilton Substrand unit of Orbital Science Corp.’s Sensor System Division; the acquisition by Titan Corporation of Datron Systems; the proposed acquisition by Johnson & Johnson of Inverness Medical Technology; and the acquisition (subject to European Union regulatory approval) by Tyco International of Sensormatic Electronics.

      Jesup & Lamont compared the average purchase price multiples for the foregoing transactions at the time they were consummated to Digital Angel’s projected 2002 financial position and $146.5 million purchase price attributed to Digital Angel and noted that the enterprise value to sales, enterprise value to EBITDA and enterprise value to EBIT multiples for the comparable industry transactions were all within the ranges of those associated with that of the Digital Angel purchase price.

      Jesup & Lamont concluded that no company, transaction or business utilized in the “Comparable Company Analysis” or the “Comparable Transaction Analysis” is identical to MAS, ADS or Digital Angel. Accordingly, an analysis of the foregoing results was not entirely mathematical, but necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

      The summary set forth above does not purport to be a complete description of the analyses performed by Jesup & Lamont, but describes, in summary form, the principal elements of the analyses contained in the materials presented by Jesup & Lamont to the special committee in connection with Jesup & Lamont rendering the opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Jesup & Lamont was conducted to provide a different perspective on the proposed merger and add to the total mix of information available. Jesup & Lamont did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Jesup & Lamont considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Jesup & Lamont did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate facts summarized above, Jesup & Lamont believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. The analyses performed by Jesup & Lamont are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

      MAS agreed to pay Jesup & Lamont an aggregate cash fee of $125,000, consisting of a non-refundable advance payment of $25,000 paid upon the execution of the engagement agreement between MAS and Jesup & Lamont, and $100,000 paid upon delivery of the opinion. In addition, MAS agreed to reimburse Jesup & Lamont for its out-of-pocket expenses reasonably incurred in connection with the matters contemplated by the engagement agreement and to indemnify Jesup & Lamont against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

      Jesup & Lamont was selected by the special committee to act as its financial advisor in connection with the merger based upon Jesup & Lamont’s qualifications, expertise and reputation, including that Jesup & Lamont, as part of its investment banking business, is regularly engaged in the valuation of businesses, assets and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Interests of Certain Persons in the Merger

      Certain members of MAS’s board of directors and management may be deemed to have certain interests in the merger that are in addition to the interests of MAS and its stockholders. MAS’s board of directors was aware of these interests and considered them in approving the merger and the agreement.

      Extensions and Amendments to Employment Agreements. On October 26, 2001, MAS executed amendments to employment agreements with each of Mr. Pickett and Dr. Hall, which reflect both certain prior oral amendments to the respective employment agreements as well as further amendments. The amendments confirm the extension of the term of each of Mr. Pickett’s and Dr. Hall’s employment agreement through October 31, 2006 and establish that Mr. Pickett and Dr. Hall shall receive an annual salary of not less than $180,000 and $260,000, respectively, throughout the term of their employment agreements. The amendments also provide that, in the event of termination or resignation at any time following a change of control of MAS, each of Mr. Pickett and Dr. Hall will be entitled to a $250,000 bonus; an amount equal to all salary and other benefits that otherwise would have been paid under the employment agreement for the remainder of the term had no termination or resignation occurred; an amount equal to the value of the fringe benefits such as medical and dental insurance and use of an automobile to which Mr. Pickett and Dr. Hall otherwise would have been entitled under their employment agreements for the remainder of the term; and participation in any profit sharing, stock option or similar plans.

      The definition of change of control in the employment agreements also was amended to include any consolidation, merger or share exchange, regardless of whether MAS is the surviving corporation, in which any person or affiliated person acquires an excess of 20.0% of the combined voting power of the then outstanding securities of MAS. The proposed merger with Digital Angel would constitute a change of control under each of Mr. Pickett’s and Dr. Hall’s employment agreements and it is anticipated that Mr. Pickett will be terminated or resign his position with MAS shortly following the merger. Assuming that the merger is completed and Mr. Pickett resigns on March 31, 2002, Mr. Pickett would receive payments aggregating approximately $1,141,000 pursuant to the merger agreement. It is anticipated that Dr. Hall will remain with MAS for the foreseeable future following the merger.

      Copies of the employment agreements, as amended, will be made available to stockholders, free of charge, upon written request to MAS.

      MAS Employee and Director Stock Option Plan. MAS maintains a stock option plan pursuant to which officers, directors, employees, advisors and consultants who render services to MAS are entitled to receive options to purchase MAS common stock. Options granted under the plan vest in accordance with a schedule set forth in individual stock option agreements between MAS and the grantee. Pursuant to the terms of the plan, in the event of a change of control of MAS, all outstanding but unvested stock options will immediately vest and be exerciseable. The issuance of MAS common stock to ADS in connection with the merger will constitute a change of control for purposes of the plan. Therefore, at the effective time of the merger, all issued but unvested stock options held by MAS officers and directors will immediately vest and be exercisable. At the effective time of the merger, the following officers and directors will have vested options to purchase MAS common stock in the following amounts and at the following prices:

Directors and Officers	Options

Ronald W. Pickett	350,000	(1)
Thomas M. Hall	380,000	(2)
Dale Hutchins	155,000	(3)
Robert Goodwin	54,000	(4)
Paul Sanberg	50,000	(5)
Richard F. Seelig	50,000	(6)
Scott Silverman	50,000	(7)
Richard R. Sullivan	50,000	(8)

(1)	Includes options to purchase 350,000 shares of MAS common stock at $4.15 per share.

(2)	Includes options to purchase 200,000 shares of MAS common stock at $0.50 per share, options to purchase 150,000 shares of MAS common stock at $4.15 per share and options to purchase 30,000 shares of MAS common stock at $10.00 per share.

(3)	Includes options to purchase 25,000 shares of MAS common stock at $0.50 per share, options to purchase 50,000 shares of MAS common stock at $4.15 per share and options to purchase 80,000 shares of MAS common stock at $10.00 per share.

(4)	Includes options to purchase 50,000 shares of MAS common stock at $3.90 per share and options to purchase 4,000 shares of MAS common stock at $10.00 per share.

(5)	Includes options to purchase 50,000 shares of MAS common stock at $3.90 per share.

(6)	Includes options to purchase 50,000 shares of MAS common stock at $3.90 per share.

(7)	Includes options to purchase 50,000 shares of MAS common stock at $3.90 per share.

(8)	Includes options to purchase 50,000 shares of MAS common stock at $3.90 per share.

      Issuance of Options to Officers and Directors of ADS and its Affiliates. The merger agreement provides that, at the effective time of the merger, each option to acquire shares of the Digital Angel common stock either will be assumed by MAS or converted into options to acquire shares of MAS common stock utilizing the exchange ratio of 0.9375. There are issued and outstanding options to acquire 5,475,000 shares of Digital Angel common stock held by officers, directors and employees of ADS and its affiliates. These options are exerciseable through various dates as late as March 2012 for an aggregate exercise price of $2,224,250 and an average exercise price of $0.406 per share. Pursuant to the merger agreement, these options will be converted into options to acquire 5,132,813 shares of MAS common stock, 4,229,532 of which will be held by officers and directors of ADS and its affiliates, for an aggregate exercise price of $2,224,250 and an average exercise price of $0.433 per share. If these options are exercised following the merger, the 5,132,813 shares of MAS common stock represented by these options would constitute 17.7% of the issued and outstanding MAS common stock assuming no other issuances of MAS common stock following the merger. The following sets forth the officers and directors of ADS and its affiliates who will receive options to acquire shares of the MAS common stock in exchange for options to acquire shares of the Digital Angel common stock pursuant to the merger agreement, the number of shares subject to acquisition by such person and the average exercise price of the options.

Name	Shares	Average Price

Richard J. Sullivan	937,500	$0.053
Randolph K. Geissler	937,500	$0.778
Garrett Sullivan	468,750	$0.053
Peter Zhou	421,875	$0.754
James Santelli	234,375	$0.778
Jerome Artiglere	234,375	$0.672
Amro Albanna	182,813	$0.672
Michael Krawitz	117,188	$0.284
Scott Silverman	93,750	$0.672
Richard Friedland	93,750	$0.053
Arthur Noterman	93,750	$0.053
Daniel E. Penni	93,750	$0.053
Angela M. Sullivan	93,750	$0.053
Constance K. Weaver	93,750	$0.053
Ken Bolton	70,313	$0.466
Kay Langsford	32,813	$0.230
Evan McKeown	30,469	$0.672

      IBM Credit Corporation Warrant. IBM Credit Corporation, a secured lender to ADS, currently holds a warrant to acquire 1,241,500 shares of Digital Angel common stock at $1.00 per share. This warrant is exerciseable for five years beginning on April 5, 2002 or earlier under certain circumstances. Pursuant to the merger agreement, this warrant will be converted into a warrant to acquire 1,163,906 shares of MAS common stock at $0.9375 per share. Under this warrant, IBM Credit Corporation will be subject to certain terms and conditions and will have the right to require MAS to register the shares of MAS common stock subject to the warrant. If exercised, the shares of MAS common stock subject to this warrant will represent 4.6% of the issued and outstanding shares of MAS common stock following the merger assuming no other issuance of MAS common stock.

      The Digital Angel Share Trust. The following is a description of the material provisions of the Digital Angel Share Trust as presently proposed by IBM Credit Corporation as a condition to its consent to the merger. The final terms of the trust agreement remain subject to negotiation between IBM Credit Corporation and ADS.

      The trust will be created pursuant to the Delaware Business Trust Act. The trust’s primary purpose is to secure and facilitate the satisfaction of amounts owed by and other obligations of ADS to IBM Credit Corporation under its new credit agreement. The trust is not to engage in any other activity.

      The trust initially will own the 19,600,000 shares of MAS common stock that ADS will own immediately following the merger. The trust will be entitled to:

•	receive all dividends paid on the MAS common stock held by the trust, if any,

•	vote the shares of MAS common stock held by the trust, and

•	sell or otherwise dispose of the shares of MAS common stock held by the trust.

      Management of the trust. The trust will be governed by an advisory board consisting of three members designated in the trust agreement by IBM Credit Corporation and ADS, none of whom is a stockholder, employee, attorney or affiliate of, or derives any revenue from activities with, any of MAS, ADS or IBM Credit Corporation, or a member of the immediate family of any such person. A trustee designated in the trust agreement by IBM Credit Corporation and ADS will administer the trust and act in accordance with the requirements of the trust agreement and the written instructions of the advisory board, including with respect to the voting of the shares of MAS common stock owned by the trust. Neither the trustee nor the members of the advisory board have been selected. A vote of the majority of advisory board members will constitute the act of the advisory board except that the following actions will require the unanimous vote of the advisory board:

•	filing or consenting to bankruptcy, the appointment of a receiver, administrator (or similar official), making an assignment for the benefit of creditors or admitting an inability to pay debts as they become due on behalf of the trust;

•	liquidating or dissolving the trust;

•	approving the merger, consolidation, sale of transfer or all or a substantial amount of assets or other change of control transaction involving the trust;

•	approving certain payments or the making of certain distributions;

•	approving amendments to the new credit agreement or the constituent documents of the trust;

•	approving the issuance of any new securities for either non-cash consideration or cash consideration of less than fair market value; or

•	voting the MAS common stock in favor of a decision to file or consent to a bankruptcy petition or receiver, liquidator or other similar official, to make any assignment for the benefit of creditors, or to admit in writing the inability to pay debts.

      Each advisory board member shall serve until his or her death, resignation, or removal, which can be only for cause, by the other advisory board members. The trust agreement defines cause as:

•	felony conviction;

•	misappropriation or misuse of trust property or any material act of dishonesty;

•	personal enrichment at the expense of the trust;

•	failure to qualify as an independent advisory board member; or

•	disregard or failure to perform material functions or duties.

      In the event of a vacancy in the advisory board the trustee shall propose five candidates meeting the criteria of independent advisory board members to IBM Credit Corporation and ADS, each of which shall have the right to strike one candidate from the slate. Thereafter, the trustee shall select a remaining candidate willing to serve for the least amount of compensation.

      Operation of the trust. For as long as ADS remains indebted to IBM Credit Corporation under the credit agreement, the trust, acting through the advisory board, will exercise voting power over all shares of MAS common stock owned by ADS as of completion of the merger. At any time when any amounts are due to IBM Credit Corporation from ADS, and not timely paid, pursuant to the terms of the credit agreement, including the principal payment due on December 31, 2002, or upon any other default by ADS under the terms of the credit agreement, upon the request of IBM Credit Corporation, the trustee will promptly take action to sell an amount of the MAS common stock held in the trust necessary, for the benefit of IBM Credit Corporation, to generate cash sufficient, after payment of expenses, to make the required payment to IBM Credit Corporation. In effecting such sale, the trustee will endeavor not to sell shares of MAS common stock in a manner reasonably likely to have an adverse impact on its market price and will use commercially reasonable efforts to maximize the per share value realized for the MAS common stock. At such time, if any, as ADS repays its indebtedness to IBM Credit Corporation, any shares of MAS common stock remaining in the trust will revert to ADS.

      Indemnification. The trust agreement provides that the trustee will not be liable under any circumstances except for its own bad faith, willful misconduct or gross negligence and for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the trustee in connection with any of the transactions contemplated by the trust agreement. ADS is obligated to indemnify the trustee and its officers, directors, employees, shareholders and agents against any and all costs, expenses and liabilities of any nature that may be imposed on, incurred by, or asserted against such person relating to or arising out of any action or inaction on the part of the trust or any indemnified person in respect of the trust.

      The trust agreement also provides that to the full extent permitted by law either currently or subsequently in effect, no advisory board member will be personally liable for a breach for fiduciary or otherwise with respect to any acts or omissions in the performance of his or her duties as an advisory board member and that each advisory board member will be indemnified by the trust to the fullest extent permitted by applicable law.

      Termination of the trust. The trust will be dissolved, wound up and terminated upon repayment in full by ADS of amounts owed to IBM Credit Corporation under the credit agreement. Upon dissolution, the assets of the trust will be liquidated at the direction of ADS in the following order of priority:

•	to pay the costs and expenses of the dissolution of the trust;

•	to establish reserves to the extent required by law; and

•	To ADS.

The trust will be deemed terminated when all of the trust’s assets have been liquidated and distributed.

      Indemnification of Officers and Directors. Pursuant to the merger agreement, ADS has agreed to cause MAS to provide certain indemnification to the present and former directors and officers of MAS for a period of six years following the effective time of the merger. See “THE MERGER AGREEMENT — Covenants” (p. 55).

Issuance of Common Stock and Contribution of ADS Subsidiaries

      Exchange of Digital Angel Common Stock. At the effective time of the merger, each issued and outstanding share of Digital Angel common stock will be converted into 0.9375 newly issued shares of MAS common stock. This conversion will result in the issuance of an aggregate of 18,750,000 shares of MAS common stock to ADS. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS and, indirectly, Digital Angel. Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation, in the event that ADS fails to make payments after December 31, 2002, or otherwise defaults, under the agreement. As a result, the duration of the trust’s control over MAS following the merger and the identity of any party which subsequently may acquire control of MAS if and when such sales commence is uncertain. The issuance of these shares to ADS will result in immediate and substantial dilution to existing MAS stockholders of their percentage ownership interest in MAS, and could result in decreased earnings per share and negatively affect the price of MAS common stock. The rights of existing stockholders will not be altered as a result of this issuance.

      Description of MAS Common Stock. The holders of MAS common stock are entitled to receive dividends when, as and if declared by the board of directors and paid by MAS out of funds legally available therefor and to share ratably in the assets of MAS available for distribution after the payment of all prior claims in the event of any liquidation, dissolution or winding-up of MAS, and after payment to the holders of any preferred stock issued by MAS. Holders of MAS common stock are entitled to one vote per share on all matters requiring a vote of stockholders. MAS common stock does not have cumulative voting rights. The rights of the holders of MAS common stock will be subject to any preferential rights of any class or series of preferred stock of MAS that might be issued. Holders of MAS common stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable to the MAS common stock.

      Contribution of ADS Subsidiaries. Following the effective time of the merger, ADS will contribute to MAS all of its stock in Timely Technology, a wholly-owned subsidiary, and Signature Industries, an 85.0% owned subsidiary. Timely Technology and Signature Industries, together with Digital Angel, comprise the Advanced Wireless Group.

Management of MAS Following the Merger

      Following the merger, the trust will own approximately 82.1% of the issued and outstanding MAS common stock and will have the ability to control the MAS board of directors and elect the officers of MAS. ADS anticipates that, following the merger, most of the current management will remain with MAS, although in some cases in different capacities. ADS also expects the following individuals to serve as executive officers of MAS following the merger.

Name	Age	Position(s)

Randoph K. Geissler	41	chief executive officer of Digital Angel
James P. Santelli	54	vice president, finance and chief financial officer of Digital Angel
Amro Albanna	32	vice president of Digital Angel

      Randolph K. Geissler is the chief executive officer of Digital Angel. Prior to its merger with ADS in September 2000, Mr. Geissler served as chief executive officer of Destron Fearing Corporation, a position he held since November 1993. He also served as interim chief executive officer during the merger of Destron/ IDI and Fearing Manufacturing Co., Inc. Mr. Geissler was also the President and chief executive officer of Fearing Manufacturing, a position that he has held since 1987. Prior to 1987, he held a variety of positions with Fearing Manufacturing, including product manager, and director of research and development for ectoparaciticides. Mr. Geissler has a B.S. in Veterinary Animal Science from the University of Wisconsin-River Falls.

      James P. Santelli is vice president, finance and chief financial officer of Digital Angel. Mr. Santelli joined Destron Fearing in September 1999 as vice president finance and chief financial officer. From October 1998 to September 1999 he was chief operating officer of Doorlite, Inc., and from November 1995 to October 1998 he was vice president finance/ chief financial officer of Hartzell Manufacturing, Inc. From 1984 to 1995 he held senior financial and operating positions with several start-up and emerging companies. In addition, he has held financial positions with major national firms including Pillsbury Co., Northrup King Co. and The Musicland Group. He served in the U. S. Marine Corps from 1969-73. Mr. Santelli has a Bachelor’s degree in economics from Carleton College and an M.B.A. in finance from Cornell University.

      Amro Albanna is vice president of Digital Angel. Mr. Albanna founded Timely Technology in 1997, which was acquired by ADS in April 2000. As chairman, CEO and president he was the chief architect of Timely Technology’s ASP and application center that is now developing the Digital Angel Delivery System applications for marketing partners. Prior to founding Timley Technology, Mr. Albanna worked as a software engineer and software development consultant for six years. He has a B.S. in Business Administration from California State University – San Bernardino.

Effect on MAS Stockholders

      MAS has agreed to issue an additional 18,750,000 shares of MAS common stock to ADS in exchange for the issued and outstanding common stock of Digital Angel and all of ADS’s ownership interest in Timely Technology and Signature Industries. Upon issuance of these shares, existing stockholders will experience immediate and substantial dilution of their percentage ownership interest in MAS. This dilution may result in decreased earnings per share and could, in the short term, negatively affect the price of MAS common stock. Following the effective time of the merger the trust will own approximately 82.1% of the issued and outstanding shares of MAS common stock. As a result, the trust will be able to control completely MAS’s board of directors and decide all matters that are submitted to stockholders for approval.

      It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will be able to control completely MAS’s board of directors and decide all matters submitted to stockholders for approval. Upon the request of IBM Credit Corporation, the trust will be obligated to sell the shares of MAS common stock owned by it for the benefit of IBM Credit Corporation in the event that ADS fails to make payments due under the credit agreement between ADS and IBM Credit Corporation beginning on December 31, 2002 or otherwise defaults under the agreement. As a result, the duration of the trust’s control over MAS following the merger and is uncertain the identity of any party which subsequently may acquire control of MAS if and when such sales commence. See “Risk Factors” (p. 21).

Accounting

      The merger will be accounted for using the purchase method of accounting. Immediately following completion of the merger and prior to the transfer to the trust of the shares of MAS common stock owned by ADS, ADS will own approximately 82.1% of the outstanding MAS common stock. Given ADS’s ownership of MAS immediately following the completion of the merger, ADS will be considered to be the acquiror for accounting purposes. Accordingly, this transaction will be accounted for as a reverse acquisition of MAS by ADS.

Regulatory Approval

      MAS is not aware of any material approval or other action by any state, federal or foreign governmental agency that is required prior to the completion of the merger in order to effect the merger or of any license or regulatory permit that is material to the business of MAS and that is likely to be adversely affected by the completion of the merger.

Registration Rights Agreement

      As a condition to the merger, MAS has agreed to enter into a registration rights agreement with ADS that obligates MAS to register the MAS common stock issued to ADS in the merger under the Securities Act of 1933. The trust also shall have the right to demand registration of the MAS common stock in connection with any sale of the MAS common stock by the trust. The following description of the registration rights agreement does not purport to be complete and is qualified in its entirety by, and is subject to, the more complete and detailed information set forth in the form of registration rights agreement, which is an exhibit to the merger agreement.

      Pursuant to the registration rights agreement, ADS or any subsequent transferees, including the trust, may require, under certain circumstances and subject to certain limitations, that MAS register under the Securities Act any or all of the 18,750,000 shares of MAS common stock to be issued to ADS in consideration of the merger. ADS may assign these registration rights to a third party. This demand registration will not be deemed to have been effected until the registration statement filed in connection therewith is declared effective by the SEC. All costs of the registration, including, among other things, registration and filing fees, printing expenses, attorneys’ fees, accountants’ fees and other reasonable expenses, will be borne by MAS. Brokerage commissions and discounts will be borne by ADS.

      The registration rights agreement also provides for unlimited piggy-back registration rights pursuant to which, if MAS proposes to register shares of MAS common stock under the Securities Act, except for registration: (i) on Form S-8, or a successor or substantially similar form, of an employee stock option, stock purchase or compensation plan or of MAS common stock issued or issuable pursuant to any such plan; (ii) of a dividend reinvestment plan; (iii) on Form S-4, or a successor or substantially similar form, of shares issuable in connection with any acquisition, merger, exchange or similar transaction; or (iv) on any form that does not include substantially the same information as would be required on a registration statement for the shares of MAS common stock to be issued to ADS in the merger, MAS will, subject to certain limitations, use its best efforts to include in such registration statement all MAS common stock held by ADS as to which it has received a request for inclusion. Such MAS common stock will not be included to the extent that MAS’s underwriters with respect to any such registration indicate that inclusion would interfere with the successful marketing of the offering.

THE MERGER AGREEMENT

      The following description summarizes the material provisions of the merger agreement. This description does not purport to be complete, is qualified in its entirety by, and is subject to, the more complete and detailed information set forth in the merger agreement, which is attached as Appendix A to this proxy statement.

Terms of the Merger

      Subject to the terms and conditions of the merger agreement, DA Acquisition will merge with and into Digital Angel, with Digital Angel being the surviving corporation and the separate corporate existence of DA Acquisition will terminate. Digital Angel will continue to exist following the merger as a wholly-owned subsidiary of MAS and its name will be changed.

      The merger will be completed and become effective on the date and at the time the certificate of merger is filed with the Secretary of State of Delaware, or at such later time as may be specified in the certificate of merger.

      The directors and officers of Digital Angel immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation following the merger.

      The certificate of incorporation and bylaws of Digital Angel in effect immediately prior to the effective time of the merger will continue to be the certificate of incorporation and bylaws of the surviving corporation following completion of the merger.

Conversion of Digital Angel Stock and Contribution of ADS Subsidiaries

      At the effective time of the merger, each issued and outstanding share of Digital Angel common stock will be immediately converted into 0.9375 fully paid, non-assessable and newly issued shares of MAS common stock and each share of Digital Angel common stock issued and held in Digital Angel’s treasury or by any Digital Angel subsidiary will be cancelled and retired without payment of consideration therefor.

      Following the effective time of the merger, each outstanding option to purchase shares of Digital Angel common stock will be assumed by MAS or converted to an option to purchase MAS common stock, as appropriate. The exercise price and number of shares issuable upon exercise will be divided and multiplied, respectively, by 0.9375.

      Following the effective time of the merger, ADS shall transfer to MAS all of its right, title and interest in and to its ownership interests in Timely Technology, a wholly-owned subsidiary, and Signature Industries, an 85.0% owned subsidiary.

Representations and Warranties

      The merger agreement includes various representations and warranties qualified by specified exceptions and materiality standards, of both MAS and ADS related to:

•	corporate organization, valid existence, good standing and requisite authority to conduct business;

•	capitalization, validity of capital stock, and the absence of any undisclosed options, warrants or other similar rights to acquire capital stock, security interests, claims or restrictions;

•	corporate organization and ownership of each subsidiary; and

•	corporate power and authority to enter into the merger agreement and the transactions contemplated thereby, and the enforceability of the merger agreement.

      The merger agreement also includes various representations and warranties of MAS related to:

•	due authorization of the merger agreement and the transactions contemplated thereby by the boards of directors of MAS and DA Acquisition and the enforceability of the merger agreement;

•	the vote necessary to approve the merger and the amendment to MAS’s certificate of incorporation;

•	the absence of any requirement to obtain the consent, approval, waiver or authorization of any governmental entity;

•	the absence of a conflict between the merger agreement and any provision of the certificate of incorporation and/or bylaws, or any material obligation, contractual or otherwise, of MAS or its subsidiaries;

•	timely filing of all SEC forms, reports or other documents required to be filed by MAS with the SEC since October 31, 1998, and the material conformity of all such documents to the requirements of the Exchange Act and the rules and regulations promulgated thereunder;

•	the absence of any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation pending or threatened against MAS or its subsidiaries;

•	the fair presentation, in all material respects, of MAS’s financial position and results of operations, and the compliance with generally accepted accounting principles (GAAP) in the financial statements of MAS;

•	the absence of any event, occurrence, fact, condition, change or development that would have or result in a material adverse effect on MAS;

•	the absence of any undisclosed transactions with affiliates of MAS;

•	MAS’s compliance with applicable laws and regulations;

•	MAS’s possession of all material permits, certificates, licenses, approvals, tariffs and other authorizations necessary to conduct its business;

•	the absence of any obligation to pay any brokerage fees, commissions or finders’ fees in connection with the merger;

•	the disclosure by MAS to ADS of all benefit plans maintained by or contributed to by MAS or any of its subsidiaries under which MAS could incur material liability;

•	the ownership by MAS of intellectual property;

•	the accuracy and completeness of all corporate records provided to ADS relating to MAS and its subsidiaries;

•	the absence of any material obligations of MAS or any of its subsidiaries under any employment, severance, consulting or collective bargaining agreement or other contract with a labor union or other labor or employee group;

•	all insurance policies obtained and maintained by MAS and its subsidiaries;

•	the completeness and accuracy of the disclosure concerning properties owned by and all material contracts, leases, agreements or understandings of MAS, and the absence of any material breach or default with respect to any material agreement to which MAS is a party;

•	the payment or the creation of reserves for all material taxes, the filing of all required tax returns and the absence of any ongoing tax audits or investigation;

•	the absence of any material undisclosed liabilities or indebtedness; and

•	the accuracy of information supplied to ADS in connection with the merger agreement.

      The merger agreement also includes various representations and warranties of ADS related to:

•	due authorization of the merger agreement and the transactions contemplated thereby by the boards of directors of ADS and Digital Angel and the enforceability of the merger agreement;

•	the absence of any requirement to obtain the consent, approval, waiver or authorization of any governmental entity;

•	the absence of a conflict between the merger agreement and any provision of the certificate of incorporation and/or bylaws, or any material obligation, contractual or otherwise, of ADS, Digital Angel or their subsidiaries;

•	timely filing of all SEC forms, reports or other documents required to be filed by ADS with the SEC since December 31, 1998, and the material conformity of all such documents to the requirements of the Exchange Act and the rules and regulations promulgated thereunder;

•	the absence of any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation pending or threatened against ADS, Digital Angel or their subsidiaries;

•	the fair presentation, in all material respects, of the Advanced Wireless Group’s financial position and results of operations, and the compliance with GAAP in the financial statements of the Advanced Wireless Group;

•	the absence of any event, occurrence, fact, condition, change or development that would have or result in a material adverse effect on the Advanced Wireless Group;

•	the absence of any undisclosed transactions with affiliates of the Advanced Wireless Group;

•	the Advanced Wireless Group’s compliance with, applicable laws and regulations;

•	the Advanced Wireless Group’s possession of all material permits, certificates, licenses, approvals, tariffs and other authorizations necessary to conduct their business;

•	the absence of any obligation to pay any brokerage fees, commissions or finders’ fees in connection with the merger;

•	the disclosure by ADS to MAS of all benefit plans maintained by or contributed to by the Advanced Wireless Group under which the Advanced Wireless Group could incur material liability;

•	the intent of ADS to invest in the MAS common stock for its own account and not with a view to distribute such MAS common stock;

•	the ownership by the Advanced Wireless Group of certain intellectual property;

•	the compliance by the Advanced Wireless Group with all applicable environmental laws and the absence of any liability on the part of the Advanced Wireless Group with respect to any environmental law;

•	the accuracy and completeness of all corporate records provided to MAS relating to the Advanced Wireless Group;

•	the absence of any material obligations of the Advanced Wireless Group under any employment, severance or consulting agreement, any collective bargaining agreement or any other contract with a labor union or other labor or employee group;

•	the disclosure to MAS by ADS of all insurance policies obtained and maintained by or for the Advanced Wireless Group;

•	the completeness and accuracy of the disclosure concerning properties owned by and all material contracts, leases, agreements or understandings of the Advanced Wireless Group, and the absence of any material breach or default with respect to any material agreement to which any of these entities is a party;

•	the payment or the creation of reserves for all material taxes, the filing of all required tax returns and the absence of any ongoing tax audits or investigation;

•	the absence of any material undisclosed liabilities or indebtedness; and

•	the accuracy of information supplied to MAS in connection with the merger agreement.

      None of these representations and warranties survive completion of the merger.

Covenants

      The merger agreement requires each of MAS, the Advanced Wireless Group and their respective subsidiaries, to carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, to use commercially reasonable best efforts to preserve in tact its current business organization, keep available the services of its current officers and employees and preserve its business relationships such that its good will and ongoing business will be unimpaired at the effective time of the merger.

      In addition, each of MAS and ADS has agreed, subject to certain exceptions, not to:

•	amend or propose to amend its certificate of incorporation or bylaws in any material respect;

•	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge, or dispose of any shares of its capital stock or any securities convertible into or exchangeable for such capital stock except pursuant to existing stock option plans;

•	split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

•	increase its indebtedness or liabilities in excess of certain amounts, acquire the stock or assets of, or merge or consolidate with any other person, or sell or encumber any material assets;

•	increase the compensation of any of its officers or employees;

•	enter into any lease or amend any real property lease other than in the ordinary course of business;

•	make or rescind any election relating to taxes, settle or compromise any tax liability, or file any amended tax return or claim for refund of taxes; or

•	enter into any contract, arrangement or transaction, or take any action otherwise than in the ordinary course of business, which results in the creation of a liability in excess of certain amounts.

      MAS also has agreed to:

•	give prompt notice to ADS of any material default by MAS of any material contract, receipt of a communication from any third party alleging that the consent of such third party is required in connection with the transactions contemplated by the merger agreement, receipt of any material communication from AMEX or any governmental entity in connection with the merger agreement, the occurrence of any event that would have a material adverse effect on MAS and the commencement or threat of any litigation involving or affecting MAS or any of its subsidiaries;

•	provide to ADS and its advisors reasonable access to MAS’s books and records;

•	recommend to the stockholders of MAS that they approve the merger agreement and the amendment to the certificate of incorporation and use its reasonable best efforts to solicit proxies to obtain such approval;

•	use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement;

•	refrain from issuing any press release or other announcement with respect to the merger or the other transactions contemplated by the merger agreement without the consent of ADS;

•	use reasonable efforts to cause the merger to qualify as a reorganization for federal tax purposes;

•	refrain from making any award or grant under any benefit plan without the consent of ADS, except any award or grant made in the ordinary course of business; and

•	refrain from taking any action to encourage, solicit, initiate or facilitate any proposal concerning the merger, consolidation, business combination or similar transaction involving, the disposition of assets representing 20.0% or more of the consolidated assets of, or the disposition of securities representing 20.0% or more of the voting power of, MAS, unless the board of directors of MAS determines in good faith that such action is necessary to discharge properly its fiduciary duty to stockholders.

      ADS also has agreed to:

•	give prompt notice to MAS of any material default by ADS or, the Advanced Wireless Group of any material contract, receipt of a communication from any third party alleging that the consent of such third party is required in connection with the transactions contemplated by the merger agreement, receipt of any material communication from the National Association of Securities Dealers (NASD) or any governmental entity in connection with the merger agreement, the occurrence of any event that would have a material adverse effect on the Advanced Wireless Group and the commencement or threat of any litigation involving or affecting ADS, or the Advanced Wireless Group;

•	provide to MAS and its advisors reasonable access to the Advanced Wireless Group’s books and records;

•	use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement;

•	refrain from issuing any press release or other announcement with respect to the merger or the other transactions contemplated by the merger agreement without the consent of MAS;

•	use reasonable efforts to cause the merger to qualify as a reorganization for federal tax purposes;

•	refrain from making any award or grant under any benefit plan without the consent of MAS, except any award or grant made in the ordinary course of business;

•	refrain from taking any action to encourage, solicit, initiate or facilitate any proposal concerning the merger, consolidation, business combination or similar transaction involving the disposition of assets representing 20.0% or more of the consolidated assets of, or the disposition of securities representing 20.0% or more of the voting power of, the Advanced Wireless Group, respectively, unless the board of directors of ADS determines in good faith that such action is necessary to discharge properly its fiduciary duty to stockholders; and

•	use its reasonable best efforts, to the extent ADS controls MAS, to cause MAS to insure and guaranty that the provisions with respect to indemnification by MAS existing at the time of the merger agreement in favor of any present and former director, officer, employee or agent of MAS, shall survive the merger, shall not be amended, repealed or modified in any manner as to adversely affect such indemnified parties and shall continue in full force and effect for a period of six years from the effective time of the merger.

Conditions to the Merger

      There are a number of conditions that must be met (or waived by the party for whose benefit the condition exists) for the merger to be completed.

      Conditions to the Obligations of MAS and ADS. The conditions to the parties’ obligation to complete the merger are that:

•	the merger is approved by MAS’s stockholders;

•	no governmental entity has enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction, or statute, rule or regulation that has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

•	all consents of any governmental authority required for completion of the merger have been obtained;

•	all required consents of any person, including the consent of IBM Credit Corporation, a secured lender to ADS, to the merger or the transactions contemplated by the merger agreement have been obtained, including the release of IBM Credit Corporation’s lien on ADS’s stock in, and the assets of, the Advanced Wireless Group; and

•	ADS has received a written opinion from its counsel to the effect that the merger will be treated as a tax free reorganization and the contribution of ADS’s interests in Timely Technology and Signature Industries will be treated as a tax free contribution.

      Conditions to MAS’s Obligations. The further conditions to MAS’s obligation to complete the merger are that:

•	certain representations and warranties of ADS set forth in the merger agreement are true and correct as of the closing date of the merger;

•	ADS and Digital Angel, as applicable, have performed in all material respects all obligations required to be performed by them under the merger agreement;

•	no event has occurred that would be deemed to have a material adverse effect on the Advanced Wireless Group;

•	all certificates and resolutions required to be delivered to MAS pursuant to the merger agreement have been delivered;

•	MAS has received a written opinion from ADS’s counsel in form and substance reasonably satisfactory to MAS; and

•	Jesup & Lamont has not withdrawn, modified or revised its fairness opinion.

      Conditions to ADS’s Obligations. The further conditions to ADS’s obligations to complete the merger are that:

•	certain representations and warranties of MAS set forth in the merger agreement are true and correct as of the closing date of the merger;

•	MAS and its subsidiaries have performed in all material respects all obligations required to be performed by them under the merger agreement;

•	no event has occurred that would be deemed to have a material adverse effect on MAS or its subsidiaries;

•	all certificates and resolutions required to be delivered to ADS pursuant to the merger agreement have been delivered to ADS;

•	ADS has received a written opinion from MAS’s counsel in form and substance reasonably satisfactory to ADS;

•	MAS has executed and delivered to ADS the registration rights agreement; and

•	ADS has received assurance from the American Stock Exchange (AMEX) that, following consummation of the merger, MAS common stock will continue to be listed for trading on AMEX.

Termination and Abandonment

      Termination of the Merger Agreement. MAS and ADS may, by mutual written consent, agree to terminate the merger agreement without completing the merger. The merger agreement may also be terminated:

      By either MAS or ADS:

•	if any final, nonappealable order of any governmental entity or court is in effect that prevents the completion of the merger;

•	if the merger is not completed by April 30, 2002;

•	if the merger agreement or the amendment to the certificate of incorporation are not approved by MAS’s stockholders;

•	concurrently with the acceptance by the terminating party of a superior proposal (as described below); and

•	if the board of directors of the non-terminating party has withdrawn, modified or changed, in an adverse way, its approval or recommendation of the merger or the contribution.

      By MAS:

•	if it is not in material breach of its obligations under the merger agreement and if any of the representations and warranties of ADS or Digital Angel are materially untrue or inaccurate or ADS or Digital Angel have breached any of their covenants or agreements in the merger agreement so that ADS’s conditions to complete the merger would not be satisfied.

      By ADS:

•	if it is not in material breach of its obligations under the merger agreement and if any of the representations and warranties of MAS or DA Acquisition are materially untrue or inaccurate or MAS or DA Acquisition have breached any of their covenants or agreements in the merger agreement so that their conditions to complete the merger would not be satisfied.

For purposes of the merger agreement, a “superior proposal” is any offer or proposal concerning a merger, consolidation or similar transaction involving the sale, lease or other disposition of assets representing 20.0% or more of the consolidated assets of, the issuance, sale or disposition of securities representing 20.0% or more of the voting power of, or any transaction by which a third party will acquire beneficial ownership of 20.0% or more of the voting capital stock of MAS or the Advanced Wireless Group, respectively, provided such offer or proposal was not solicited by MAS or the Advanced Wireless Group, as applicable, and the board of directors of the affected entity determines that such offer or proposal is more favorable to the stockholders than the merger.

      Effect of Termination. In the event that the merger agreement is terminated by either MAS or ADS, the merger agreement will become void and there will be no liability under the merger agreement on the part of MAS, DA Acquisition, ADS or Digital Angel, except to the extent that such termination results from the willful and material breach of the merger agreement by any party.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following are the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Department regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement, all of which may change, possibly retroactively.

     Tax Opinion

      In satisfaction of a condition of its obligation to complete the merger, MAS will receive an opinion of Baker & Hostetler LLP that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that MAS, DA Acquisition and Digital Angel will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

      The opinion of counsel regarding the merger will rely on (1) representations, warranties and covenants of MAS and ADS, including those contained in certificates of officers of MAS and ADS, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. The opinion of counsel will assume the absence of changes in facts or in law between the date of this proxy statement and the closing date. If any of those representations, covenants or assumptions are inaccurate, counsel may not be able to provide the required closing date opinion or the tax consequences of the merger could differ from those described in the opinion that counsel has delivered. Counsel’s opinion neither binds the IRS nor precludes the IRS or the courts from adopting a contrary position. Neither MAS nor ADS intends to obtain a ruling from the IRS on the tax consequences of the merger.

     Federal Income Tax Consequences of the Merger

      The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and MAS, DA Acquisition, Digital Angel and ADS each will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. None of MAS, DA Acquisition, Digital Angel or ADS will recognize gain or loss for federal income tax purposes as a result of the merger.

     Federal Income Tax Consequences of the Contribution

      The contribution to MAS by ADS of the stock of the ADS subsidiaries will constitute a transfer of property by a controlling person within the meaning of Section 351 of the Internal Revenue Code. None of ADS, the ADS subsidiaries, Digital Angel or MAS will recognize gain or loss for federal income tax purposes.

     Federal Income Tax Consequences to MAS Shareholders

      There will be no federal income tax consequences to MAS stockholders as a result of either the merger or the contribution.

      This discussion is intended to provide only a general summary of the material federal income tax consequences of the merger and is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances or any non-income tax or any foreign, state or local tax consequences of the merger. MAS strongly urges each stockholder to consult his or her tax advisor to determine the particular tax consequences of the merger.

THE COMPANIES

MAS’s Business

      MAS is a Delaware corporation located at 8050 Southern Maryland Boulevard, Owings, Maryland 20736. Its telephone number is 301-855-8070. MAS provides the following medical assistance and technical products and services:

      24/7 Medical Response and Assistance Services. A staff of communication specialists and physicians operating from MAS’s medical telecommunications response center provides medical advice to people traveling anywhere in the world, 24 hours per day, 7 days per week. Assistance is provided by telephone, satellite, high frequency radio, fax and telex. A major market for MAS’s services is the international travel insurance and assistance industry. MAS provides medical consultation and logistical support for travelers who become ill or injured while traveling abroad. Services include coordination of medical care, physician consultation, translation assistance, claims handling and cost containment on behalf of assistance companies, insurance companies or managed care organizations.

      Pharmaceutical Kits and Equipment. MAS sells a variety of kits containing pharmaceutical and medical supplies. Included in the kits are both prescription and nonprescription medications and controlled substances. The kits are designed following United States government and international treaty guidelines and include MAS’s pharmaceutical manual, which provides information on proper storage, use and inventory control. All medications are specially labeled for use in MAS’s system. MAS directly supplies pharmaceuticals to its maritime and airline customers through MAS’s warehouse facility, which stocks various commonly needed pharmaceuticals and supplies.

      ASP/ Web Hosting Services. MAS is equipped to provide Application Service Provider (ASP) and Web hosting services.

      Interactive Medical Information Services. This segment of MAS’s business consists of two components provided by MAS’s licensed physicians located in its 24/7 Medical Information Call Center. The first component is the DocChat service. This service provides consumers with general medical information, via the internet, by means of one-on-one confidential keyboard chats with physicians. The second component is the DocTalk service. This service provides medical information to individuals, groups, and associations via the telephone on a pay-per-call basis. The call center is staffed by over 50 physicians who have access to the latest medical literature and can send printed information to users electronically upon request. The service is provided 24 hours per day, 7 days per week.

      Other. MAS staffs and operates an outpatient health services clinic at its headquarters in Owings, Maryland. This clinic was established in 1998 and provides primary care and laser treatment for hair and tattoo removal. The clinic is operated during normal business hours. MAS also offers medical training services to the maritime industry.

The Advanced Wireless Group’s Business

      The Advanced Wireless Group consists of: Digital Angel and Timely Technology, which are wholly-owned subsidiaries of ADS, and Signature Industries, which is an 85.0% owned subsidiary of ADS. The Advanced Wireless Group is engaged in the development and commercialization of proprietary technologies used to identify, locate and monitor people, animals and objects. Digital Angel is the result of the merger in September 2000 of Destron Fearing Corporation and Digital Angel.net, Inc. ADS purchased Timely Technology in April 2000 and Signature Industries in June 1998. The business of the Advanced Wireless Group is organized into four segments: Animal Tracking, Digital Angel Technology, Digital Angel Delivery System and Radio Communication and Other. Digital Angel operates the Animal Tracking and Digital Angel Technology segments.

     Animal Tracking

      The Animal Tracking segment develops, manufactures, and markets radio, electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. This segment, which became part of the Advanced Wireless Group in September 2000, had gross sales of approximately $16.8 million, or approximately 60.0% of the gross sales of the Advanced Wireless Group for the nine months ended September 30, 2001.

      The Animal Tracking segment’s radio frequency identification products consist of miniature electronic microchips, readers and injection systems. Digital Angel holds patents on its syringe-injectable microchip, which is encased in a glass or glass-like material capsule and incorporates an antenna and a microchip with a unique permanent identification code for the animal in which it is implanted. The microchip is typically injected under the skin using a hypodermic syringe, without requiring surgery. An associated reader device uses radio frequency to interrogate the microchip and read the code.

      The Animal Tracking segment’s pet identification system involves the insertion of a microchip with identifying information in the animal. Readers at animal shelters, veterinary clinics and other locations can determine the animal’s owner and other information. This pet identification system is marketed in the United States by Schering-Plough Pharmaceutical under the brand name “Home Again™,” in Europe by Merial Pharmaceutical, and in Japan by Dainippon Pharmaceutical. The Animal Tracking segment also includes partnerships with a variety of other companies outside the United States to market Digital Angel’s products. The Animal Tracking segment has an established infrastructure with readers placed in approximately 6,000 domestic animal shelters, which constitutes approximately 70.0% of the market. Approximately 10,000 veterinary clinics, or an estimated 66.0% of United States clinics, use the “Home Again™” system for pet identification. Over one million companion animals in the United States have undergone microchipping resulting in approximately 3,000 pet recoveries in the United States each month.

      In addition to pursuing the market for permanent identification of companion animals, the Animal Tracking segment also produces visual and electronic identification products, principally for livestock producers. Visual identification products typically include numbered ear tags.

      The Animal Tracking segment also produces and markets products to promote permanent electronic identification of livestock. The Advanced Wireless Group’s management believes that, as the size of farms has increased, automated, permanent individual identification has become a necessary tool for managing large livestock herds. The tracking of cattle and hogs is crucial for asset management, disease control and food safety. Advanced Wireless Group management believes that implantable electronic identification devices will be used in an increasing number of programs to manage herds, improve genetics, reduce the loss of livestock, implement feeding programs, and track, control and eradicate diseased livestock.

      The United States Department of Agriculture (USDA) has given clearance for implanting microchips in food animals, enabling the Advanced Wireless Group to market its electronic identification products to the United States livestock market. Implantation of the segment’s electronic microchips was previously cleared by the FDA, subject to a determination by the USDA as to anatomical implant sites in livestock animals. The USDA has identified four implantation sites, all in inedible tissue, where it has been demonstrated there will be minimal or no migration of the implanted device. The Animal Tracking segment is now able to promote actively its implantable system in the United States, and anticipates that USDA clearance will result in increased use of microchips in connection with disease control programs.

     Digital Angel Technology

      The Digital Angel Technology segment of the Advanced Wireless Group is a development stage business. This segment develops and markets advanced technology to gather location data and local sensory data and to communicate that data to an operations center. This segment is continuously developing its technology, which it refers to as its Digital Angel technology. Digital Angel technology is the integration and miniaturization into marketable products of three technologies: wireless communication (e.g. cellular), sensors (including bio-sensors) and position location technology (including global positioning systems (GPS) and other systems).

After the Digital Angel technology gathers location data and local sensory data and communicates that data to an operations center, the operations center can then perform an action based on the data received (e.g., alert a doctor or update shipment information). The Advanced Wireless Group’s management plans to introduce this technology into a variety of products to suit different applications ranging from medical monitoring to asset management. These products have been in the developmental stage from April 1998 through September 30, 2001, the period presented in the combined financial statements. The first Digital Angel technology product was launched in November 2001.

      The Digital Angel Technology segment has not produced any products or generated any substantial revenue. Additionally, there are no contracts in place for the Digital Angel technology that will provide any significant revenue in the future. Approximately $5.0 million has been spent on development of the Digital Angel technology. Previously, the development and introduction of the Digital Angel products were funded through the profits of the Animal Tracking segment and by advances from ADS. The Advanced Wireless Group will need to obtain additional capital to develop fully and market this technology. Even if the Advanced Wireless Group can market products with Digital Angel technology, there can be no assurance as to when or if the Digital Angel technology will be profitable. See “RISK FACTORS — The Advanced Wireless Group Will Need Additional Financing” (p. 27).

     Digital Angel Delivery System

      The Advanced Wireless Group has developed a system for managing the data to be communicated from products using the Digital Angel technology. The Advanced Wireless Group refers to this system as the Digital Angel Delivery System (DADS). DADS manages data in an application-specific format. DADS works by combining highly complex software that is responsible for data collection and delivery with the advanced infrastructure needed to operate it. The DADS software is divided into the following interconnected functional segments:

•	Data Collection. This component is responsible for acquiring real-time data from the devices incorporating the Digital Angel Technology (e.g., location, temperature and identifying information). DADS collects the data received from devices using the technology, identifies the source of data and routes it to the appropriate middle tier components.

•	Business Intelligence. This component incorporates the data storage capabilities, data analysis functions, application specific algorithms and the notification engine.

•	Data Delivery. This component provides data storage, retrieval services and a delivery service, which allow information delivery via a variety of channels (e.g., web browsers, wireless devices, cell phones, pagers, e-mail, embedded devices or other devices).

      The Advanced Wireless Group’s management anticipates that ongoing contracts to service products using the Digital Angel technology will provide substantial revenues once the Digital Angel technology is successfully developed and marketed. The Advanced Wireless Group has not entered into any such contracts.

      Timely Technology operates DADS for the Advanced Wireless Group. Timely Technology is also engaged in the business of software and systems development for Digital Angel, including management information systems used in Digital Angel’s Animal Tracking business, the design and marketing of financial and accounting software packages for school districts, processing the data associated with product returns for customers on a contract basis and other services. The Digital Angel Delivery System segment, which became part of the Advanced Wireless Group in April 2000, had gross sales of approximately $2.8 million, or approximately 10.0% of the gross sales of the Advanced Wireless Group for the nine months ended September 30, 2001.

     Radio Communications and Other

      Signature Industries operates the Advanced Wireless Group’s Radio Communications and Other business. This segment consists of the design, manufacture and support of secure GPS enabled search and rescue equipment (such as personal locator beacons) and intelligent communications products and services for telemetry, mobile data and radio communications applications serving commercial and military markets. This segment includes the design, manufacture and distribution of intrinsically safe sounders (horn alarms) for industrial use and other electronic components. This segment also includes a growing business in high grade communications equipment leasing and complementary data systems that customers can use to locate and monitor their assets.

      The Radio Communications and Other segment had gross sales of approximately $8.4 million, or approximately 30.0% of the gross sales of the Advanced Wireless Group for the nine months ended September 30, 2001.

      Digital Angel, Timely Technology and Signature Industries are subsidiaries of ADS located at 490 Villaume Avenue, South St. Paul, Minnesota 55075. Their telephone number is 651-455-1621. Digital Angel, Timely Technology, Signature Industries and ADS are affiliates of MAS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS FOR MEDICAL ADVISORY SYSTEMS, INC.

      The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the accompanying financial statements of MAS and the notes thereto included in this proxy statement.

OVERVIEW

      During the fiscal year ended October 31, 2000, MAS took steps to diversify the sources of revenue to reduce its dependence on the interactive medical information segment as its primary generator of revenue. MAS continues to explore strategic alliances and investments in entities that can maximize the profitability of its 24/7 physician-staffed medical call center and the recently completed ASP facility.

      In December 2000, MAS purchased 15.0% of the issued and outstanding common shares of Jaspin Interactive, Inc., a software and web development company headquartered in Dulles, Virginia. The purchase price of the shares was $159,000 and 40,000 restricted shares of MAS’s common stock. The alliance provides MAS with the right to use Jaspin Interactive’s proprietary ChatCentre and RoomCentre software, including upgrades and support. MAS uses this software to support its medical and informational chat services. This alliance did not generate any revenue or expense for the year ended October 31, 2001.

      In October 2000, MAS announced the execution of a letter of intent to discuss the possibility of jointly developing and promoting products and services with Drkoop.com, Inc., a health web site and leading internet health network, which provides e-health solutions for both business and individual consumers. The potential goal of such a relationship was to leverage the primary assets of each of MAS and Drkoop.com, adding new lines of services to the Drkoop.com network and increasing potential revenue streams for both companies. A final agreement was never reached between MAS and Drkoop.com. On December 16, 2001, Drkoop.com announced it and its wholly-owned subsidiary were ceasing operations and intended to file petitions seeking relief under Chapter 7 of the United States Bankruptcy Code. Prior to the bankruptcy filing, MAS had ceased all negotiations with Drkoop.com. As a result, the companies never completed a strategic services agreement and MAS had no transactions in fiscal years 2001 or 2000 with Drkoop.com. Consequently, the bankruptcy filing by Drkoop.com had no impact on the financial or operating results of MAS in fiscal years 2001 and 2000 or on MAS’s liquidity and cash flows provided by operating, investing or financing activities.

      In February 2001, Digital Angel purchased 16.6% of the issued and outstanding MAS common stock from Mr. Pickett and his two minor children, and Dr. Hall. This stock was subsequently transferred by Digital Angel to ADS, its parent corporation. Through this transaction Digital Angel will have use of MAS’s secure, FDA-compliant ASP computer facility for management of sensitive data and a 24/ 7 physician-staffed medical call center. MAS and Digital Angel are presently developing various business and revenue models for the ongoing development and launch of a joint product offering.

      On September 6, 2001, MAS announced that a new traveler assistance and insurance service, “Travelers Angel Protection Plan” was expected to be launched by MAS during the final quarter of fiscal year 2001. The product was offered in limited release during November 2001. This program is being brought to the public by Travelers Angel Assistance, Inc., a wholly-owned subsidiary of MAS. The Travelers Angel Protection Plan product has a number of protection and assistance benefits that are beneficial to both United States travelers and travel agents. These include some of the following benefits: trip cancellation/ interruption insurance, air flight accident insurance and baggage loss insurance, and 24/ 7 telephone access to United States licensed physicians. An independent third party insurance company is underwriting the insurance component of the product. Initially an existing network of travel agents will market the product. MAS also expects to generate sales via the internet in fiscal year 2002. This product did not produce any revenue or expense in fiscal year 2001.

      In November 2001, the board of directors approved the merger agreement pursuant to which MAS will acquire the Advanced Wireless Group. The merger will be accounted for using the purchase method of accounting as a reverse acquisition of MAS by ADS. As consideration for the merger, MAS will issue 18,750,000 shares of MAS common stock to ADS. As a result, ADS will beneficially own 82.1% of the issued and outstanding MAS common stock upon completion of the merger. It is anticipated that, in satisfaction of a condition to the consent to the merger of IBM Credit Corporation, upon completion of the merger, ADS will transfer to the trust all shares of the MAS common stock owned by ADS. As a result, the trust will be the beneficial owner of approximately 82.1% of the MAS common stock and will control MAS following the merger. The merger will be accounted for using the purchase method of accounting as a reverse acquisition of MAS by ADS.

RESULTS OF OPERATIONS

Fiscal Year Ended October 31, 2001 Compared to Fiscal Year Ended October 31, 2000

Interactive Medical Information Services

      Revenues decreased 90.0% from $5,337,000 in fiscal year ending October 31 (fiscal year) 2000 to $535,000 in fiscal year 2001. Operating expenses decreased 88.9% from $4,715,000 in fiscal year 2000 to $523,000 in fiscal year 2001. Gross profits were $536,000 in fiscal year 2000 compared to an operating loss of $624,000 in fiscal year 2001. This segment includes the real-time internet chat service (DocChat) and the phone-based DocTalk service. Nearly all revenue and expenses in this segment relate to the DocChat program. MAS introduced its real time online internet chat service in the fourth quarter of 1998. MAS provided this product under contract exclusively to AmericasDoctor.com. After the introduction of this service, MAS initially experienced growth in the volume of its real time online internet chats. Beginning in the second quarter of fiscal year 2000, the volume of real time online internet chats began to decline due primarily to the elimination by AmericasDoctor.com of unlimited consumer access to the chat feature on the AmericasDoctor.com website. In September 2000, MAS and AmericasDoctor.com amended their call center agreement to provide to MAS a revenue based, fixed fee per internet chat plus a monthly access fee compared with a cost plus 20% fee for internet chats prior to the amendment. This amendment had a significant impact on revenues in fiscal year 2001.

      AmericasDoctor.com cancelled the call center agreement in late September 2001 after negotiations to continue the agreement failed. MAS concluded that cancellation of the contract was a triggering event as defined in paragraph 5 of SFAS 121. In the fourth quarter of fiscal year 2001, MAS performed an impairment analysis and recognized an impairment loss of approximately $508,000. As AmericasDoctor.com was the primary customer for this program, MAS does not expect to generate any significant revenue or expenses from real time internet chat services in 2002.

      MAS has recently launched Travelers Angel, its new travel assistance product. This product includes the DocTalk service in every policy sold. Therefore, revenue in this segment is expected to grow based on the success of the Travelers Angel program.

24/7 Medical Response and Assistance Services

      Revenues increased 25.8% from $2,602,000 in fiscal year 2000 to 3,274,000 in fiscal year 2001. Operating expenses increased 41.4% from $1,700,000 in fiscal year 2000 to $2,403,000 in fiscal year 2001. Gross profits decreased 6.9% from $852,000 in fiscal year 2000 to $793,000 in fiscal year 2001. The increase in revenues is attributable to the increase in travel assistance case management expenses ultimately billed back to the customer. The increase in operating expenses is attributable to an increase in the third party expenses that MAS pays in connection with the management of travel assistance cases ultimately billed back to customers, as well as, an increase in employee salaries and wages, and physician’s professional fees. The decrease in gross profit is due primarily to a reduction in fees collected related to the clinic service program and an increase in salaries and wages.

Pharmaceutical Kits and Services

      Revenues increased 28.4% from $703,000 in fiscal year 2000 to $903,000 in fiscal year 2001. Operating expenses increased by 35.4% from $457,000 in fiscal year 2000 to $619,000 in fiscal year 2001. Gross profits increased by 15.4% from $246,000 in fiscal year 2000 to $284,000 in fiscal year 2001. The growth of the pharmaceutical segment is the result of new and expanding customers. The disparity between the increase in revenues and expenses in this segment is primarily the result of an increase in the cost of certain inventory items without a corresponding increase in the sales price passed on to MAS’s customers.

ASP and Web Hosting Services

      Revenues decreased 11.2% from $589,000 in fiscal year 2000 to $523,000 in fiscal year 2001. Operating expenses increased 358.7% from $46,000 in fiscal year 2000 to $211,000 in fiscal year 2001. Gross profits were $202,000 in fiscal year 2000 compared to an operating loss of $2,330,000 in fiscal year 2001. Revenues decreased due to a loss of service revenue from eResearch Technologies (eRT), MAS’s primary customer for this service. eRT has informed MAS that it has no customers requiring this service and has discontinued monthly payment of a service fee to support MAS’s readiness to provide this service. As a result, MAS did not recognize any revenue from eRT in the third and fourth quarters of fiscal year 2001. In fiscal year 2000, MAS recognized seven months of revenue related to eRT, in comparison to six months in fiscal year 2001. The increase in operating expense is primarily attributable to a reclassification of existing information technology personnel salary expense into this segment in fiscal year 2001. The salaries for these existing personnel were previously expensed to general salaries and wages in fiscal year 2000. The operating loss for fiscal year 2001 is primarily attributable to the write-downs regarding the impairment of long-lived assets relating to this segment. During the third quarter of fiscal year 2001, eRT insisted on renegotiating the monthly fee under the service agreement originally executed in March 2000. Ultimately, the service contract was cancelled in the fourth quarter since the parties were unable to agree on a revised fee structure. Consequently, MAS, based on a review of undiscounted cash flows, including the estimated fair market value of certain long-lived assets, recorded an impairment charge of approximately $2,079,000.

Other

      Revenues decreased 12.3% from $146,000 in fiscal year 2000 to $128,000 in fiscal year 2001. Operating expenses decreased 12.7% from $110,000 in fiscal year 2000 to $96,000 in fiscal year 2001. Gross profits decreased 13.5% from $37,000 in fiscal year 2000 to $32,000 in fiscal year 2001. This segment consists of the training program and the primary care clinic. The decrease in gross profits is due primarily to a reduction in the number of participants in training programs.

Salaries and Wages

      Salaries and wages increased 7.8% from $1,026,000 in fiscal year 2000 to $1,106,000 in fiscal year 2001. The increase is due to increases in compensation levels of existing personnel and a temporary staffing increase related to the eRT/ASP program.

Selling, General and Administrative

      Selling, general and administrative expense decreased 28.4% from $2,198,000 in fiscal year 2000 to $1,574,000 in fiscal year 2001, due primarily to a reduction of $566,000 in non-cash professional compensation expense related to options and warrants issued to third parties in exchange for services.

Depreciation and Amortization

      Depreciation and amortization increased 61.2% from $526,000 in fiscal year 2000 to $848,000 in fiscal year 2001, due primarily to a full year of amortization expense related to software purchased in April 2000.

Other Income and Expense

      Other income decreased 69.2% from $52,000 in fiscal year 2000 to $16,000 in fiscal year 2001. Interest income decreased 36.8% from $125,000 in fiscal year 2000 to $79,000 in fiscal year 2001 due to a reduction in MAS’s cash accounts, which are MAS’s primary investment vehicle. Interest expense increased 43.5% from $23,000 in fiscal year 2000 to $33,000 in fiscal year 2001.

Income Tax Provision

      MAS did not record an income tax provision or benefit in fiscal year 2000 or fiscal year 2001 due to continuing losses. MAS maintains a valuation allowance for its entire deferred tax assets due to the uncertainty related to the generation of taxable income in fiscal year 2002.

Liquidity and Capital Resources

      Cash used in operating activities totaled $582,000 in fiscal year 2001 and was due to the net loss of $4,542,000 partially offset by non-cash expenses of $3,716,000 and changes in working capital of $248,000. The significant changes in working capital related to an increase of $404,000 in accounts payable and accrued expenses, which was negatively impacted by an increase of $180,000 in prepaid expenses. Cash used in investing activities totaled $614,000, resulting from purchases of property and equipment of $455,000 and an investment in an affiliate of $159,000. Cash used in financing activities totaled $31,000 and is for principle payments on debt.

      In fiscal year 2002, MAS’s cash requirements include minimum payments of $38,000 under its capital lease agreements. MAS also leases three automobiles under non-cancelable operating leases with a total minimum commitment of $16,000 in 2002.

      MAS currently has a $500,000 credit agreement with a bank. At October 31, 2001 there is no outstanding balance. The agreement extends through March 2002. MAS believes that current levels of cash ($1,388,826 at October 31, 2001), together with cash from operations and its existing credit facilities, will be sufficient to meet its capital requirements for the next twelve months.

Impact of Inflation and Changing Prices.

      Although MAS has not attempted to calculate the effect of inflation, management does not believe inflation has had a material effect on its results of operations. Material increases in costs and expenses, particularly labor costs, could have a significant impact on MAS’s operating results to the extent that the effect of such increases cannot be transferred to its customers.

Recent Accounting Pronouncements

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS No. 141). SFAS No. 141 changed the accounting for business combinations, requiring that all business combinations be accounted for using the purchase method and that intangible assets be recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are separable or capable of being separated from the acquired entity and sold, transferred, licensed, rented or exchanged. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001.

      In June 2001, the FASB issued Statement of Financial Standards No. 142, “Accounting for Goodwill” (SFAS 142). SFAS 142 establishes accounting standards for existing goodwill related to purchase business combinations. Under SFAS 142, MAS will discontinue the periodic amortization of goodwill effective with adoption of SFAS 142. Also, MAS will have to test any remaining goodwill for possible impairment within six months of adopting SFAS 142, and periodically thereafter, based on new valuation criteria set forth in the statements. Further, SFAS 142 has new criteria for purchase price allocation. SFAS 142 became effective

January 1, 2002. If the proposed merger with ADS is completed, the transaction would be subject to the requirements of SFAS 141 and 142.

      In August 2001, the FASB approved Statement on Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS No. 144 supersedes SFAS No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions of the Accounting Principles Board Opinion No 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale and resolved significant implementation issues related to SFAS No. 121. SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset. SFAS No. 144 excludes goodwill from its scope, describes a probability-weighted cash flow estimation approach, and establishes a “primary-asset” approach to determine the cash flow estimation period for groups of assets and liabilities. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. MAS believes the adoption of SFAS No. 144 will not have a material impact on its financial position or results of operations.

      MAS’s principal market risk results from changes in floating interest rates on short-term debt. MAS does not use interest rate swap agreements to mitigate the risk of adverse changes in the prime interest rate. However, the impact of a 100 basis point change in interest rates affecting MAS’s short-term debt would not be material to the net loss, cash flow or working capital. MAS does not hold long-term interest sensitive assets and therefore is not exposed to interest rate fluctuations for its assets. MAS does not hold or purchase any derivative financial instruments for trading purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS FOR THE ADVANCED WIRELESS GROUP

      The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the accompanying financial statements of the Advanced Wireless Group and related notes thereto included in this proxy statement.

OVERVIEW

      The Advanced Wireless Group consists of: Digital Angel and Timely Technology, which are wholly-owned subsidiaries of ADS and Signature Industries, which is a majority-owned subsidiary of ADS. The Advanced Wireless Group is engaged in the development and commercialization of proprietary technologies used to identify, locate and monitor people, animals and objects.

      The Animal Tracking segment develops, manufactures, and markets a broad line of electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide.

      The Digital Angel Technology segment is a development stage business, which develops and markets advanced technology to gather location data and local sensory data and to communicate that data to an operations center. Digital Angel operates the Animal Tracking and Digital Angel Technology segments.

      The Digital Angel Delivery System segment manages the data received from Digital Angel technology in an application specific format.

      The Radio Communications and Other segment is operated by Signature Industries and designs, manufactures and supports GPS enabled search and rescue equipment and intelligent communications products and services for telemetry, mobile data and radio communications applications serving commercial and military markets. In addition, it designs, manufactures and distributes intrinsically safe sounders (horn alarms) and other electronic components. The segment has a growing business in high grade communications equipment leasing and has developed complementary data systems which customers can use to locate and monitor assets.

      The following discussion of financial information includes a discussion of the combined results of operations, statements of cash flows and financial condition of the Advanced Wireless Group since the acquisition of Signature Industries in 1998 and the acquisitions of Timely Technology and Destron Fearing Corporation in 2000. However, information for the Radio Communications and Other segment of the Advanced Wireless Group operated by Signature Industries also includes references to the two month period ended May 31, 1998, before Signature Industries was acquired by ADS, on a predecessor basis. Signature Industries changed its fiscal year-end for financial reporting purposes in 1998 from March 31 to December 31. ADS had provided audited financials of Signature Industries for the year ended March 31, 1998 on a Form 8-K/ A filed with the SEC on March 11, 1999. As such, ADS has provided audited financial statements for the nine-month transition period ended December 31, 1998 in the financial statement presentation included in this proxy statement. Since ADS did not acquire Signature Industries until June 1, 1998, the two-month period from April 1, 1998 to May 31, 1998 is presented on a predecessor basis of accounting. For purposes of comparison, the Radio Communications and Other segment’s results for the seven month and two month periods have been annualized for 1998.

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared to nine months ended September 30, 2000

Net (Loss) Income

      Net loss was $9.5 million for the nine months ended September 30, 2001 compared to net income of $0.1 million for the nine months ended September 30, 2000. The net loss in the first nine months of 2001 was primarily the result of goodwill amortization associated with acquisitions during 2000 and research and development expenses incurred in connection with the Digital Angel Technology and Animal Tracking segments. The net income for the first nine months of 2000 was primarily due to net income from the Animal Tracking, Digital Angel Delivery System and Radio Communications and Other segments, partially offset by research and development expenses associated with the Digital Angel Technology segment as more fully discussed below.

      The following table summarizes the Advanced Wireless Group’s results of operations as a percentage of net operating revenue for the nine months ended September 30, 2001 and 2000 and is derived from the accompanying consolidated statements of operations included in this proxy statement.

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	%	%
Product revenue	90.0	88.6
Service revenue	10.0	11.4
Cost of products sold	60.5	55.8
Cost of services sold	58.0	57.6

Total cost of products and services sold	60.2	56.0
Gross profit	39.8	44.0
Selling, general and administrative expense	27.3	29.6
Research and development expense	13.4	4.9
Depreciation and amortization	28.4	5.4
Interest income	(0.0)	(0.0)
Interest expense	1.2	0.4

(Loss) income from operations before provision for income taxes, minority interest and equity in net loss of affiliate	(30.5)	3.7
Provision for income taxes	0.2	2.4

(Loss) income from operations before minority interest and equity in net loss of affiliate	(30.7)	1.3
Minority interest	(0.2)	0.3
Equity in net loss of affiliate	3.3	0.0

Net (loss) income	(33.8)	1.0

Net (Loss) Income

Net (loss) income for each operating segment was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking	$(4,163)	$456
Digital Angel Technology	(2,979)	(724)
Digital Angel Delivery System	(1,937)	169
Radio Communications and Other	(376)	248

Total	$(9,455)	$149

Net (loss) income as a percentage of revenue for each operating segment was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	%	%
Animal Tracking	(24.8)	17.2
Digital Angel Technology	—	—
Digital Angel Delivery System	(69.1)	10.1
Radio Communications and Other	(4.5)	2.4

Total	(33.8)	1.0

Changes during the periods were:

      The Animal Tracking segment’s net loss was $4.2 million, or 24.8% of revenue, in the first nine months of 2001 compared to net income of $0.5 million, or 17.2% of revenue, in the first nine months of 2000. The reduction in profitability and resulting loss is due primarily to goodwill amortization associated with the acquisition of Destron Fearing in September 2000. Effective October 1, 2000, the goodwill life was changed from 20 years to 10 years. Also affecting the comparison are seasonal and year-end issues related to comparing nine months to one month.

      The Digital Angel Technology segment had a net loss of $3.0 million in the first nine months of 2001 compared to a net loss of $0.7 million in the first nine months of 2000. The increase in the net loss was due to additional research and development expenses during 2001. The Digital Angel Technology segment was founded in late 1999 and research and development of products began during 2000. This segment had not launched a product as of September 30, 2001. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s net loss was $1.9 million, or 69.1% of revenue, in the first nine months of 2001 compared to net income of $0.2 million, or 10.1% of revenue, in the first nine months of 2000. The net loss in the first nine months of 2001 was primarily due to amortization of purchased software associated with the DADS system and equity in net losses of MAS. Timely Technology, acquired on April 1, 2000, contributed all of the net income in the first nine months of 2000. The net income generated during 2000 resulted from web hosting and transaction processing support services.

      The Radio Communications and Other segment’s net loss was $0.4 million, or 4.5% of revenue, in the first nine months of 2001 as compared to net income of $0.2 million, or 2.4% of revenue, for the first nine months of 2000. The decrease was primarily due to the loss of a manufacturing contract.

Revenue

      Revenue from operations for the nine months ended September 30, 2001 was $28.0 million, an increase of $13.3 million, or 90.5%, from $14.7 million in the nine months ended September 30, 2000. The significant increase is attributable to growth through acquisitions.

Revenue for each of the operating segments was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking — Product	$16,761	$2,651
Digital Angel Technology — Product	—	—
Digital Angel Delivery System — Service	2,803	1,673
Radio Communications and Other — Product	8,407	10,396

Total	$27,971	$14,720

Changes during the periods were:

      The Animal Tracking segment’s revenue increased $14.1 million in the first nine months of 2001 from the first nine months of 2000 due to the acquisition of Destron Fearing on September 8, 2000. This represents an annualized revenue stream of approximately $22.3 million.

      The Digital Angel Technology segment had not launched a product as of September 30, 2001. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s revenue increased $1.1 million in the first nine months of 2001 from the first nine months of 2000. Timely Technology, acquired on April 1, 2000, contributed all of the increase.

      The Radio Communications and Other segment’s revenue decreased by $2.0 million, or 19.1%, in the first nine months of 2001 compared to the first nine months of 2000, primarily as a result of the loss of a production contract.

Gross Profit and Gross Profit Margin

      Gross profit from operations for the nine months ended September 30, 2001 was $11.1 million, an increase of $4.6 million, or 70.8%, from $6.5 million in the nine months ended September 30, 2000. As a percentage of revenue, the gross profit margin was 39.8% and 44.0% for the nine months ended September 30, 2001 and 2000, respectively.

Gross profit from operations for each operating segment was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking — Product	$6,147	$1,079
Digital Angel Technology — Product	—	—
Digital Angel Delivery System — Service	1,176	709
Radio Communications and Other — Product	3,805	4,689

Total	$11,128	$6,477

Gross profit margin from operations for each operating segment was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	%	%
Animal Tracking — Product	36.7	40.7
Digital Angel Technology — Product	—	—
Digital Angel Delivery System — Service	42.0	42.4
Radio Communications and Other — Product	45.3	45.1

Total	39.8	44.0

Changes during the periods were:

      The Animal Tracking segment’s gross profit increased $5.1 million in the first nine months of 2001 from the first nine months of 2000 due to the acquisition of Destron Fearing in September 2000. Margins decreased to 36.7% in the first nine months of 2001 from 40.7% in the first nine months of 2000 due to the product mix, as 2000 includes only the month of September.

      The Digital Angel Technology segment had not launched a product as of September 30, 2001. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s gross profit increased $0.5 million, or 65.9%, in the first nine months of 2001 as compared to the first nine months of 2000. Timely Technology, acquired on April 1, 2000, contributed all of the increase. The gross profit generated during the first nine months of 2001 and 2000 resulted from sales of web hosting and transaction processing support revenues.

      The Radio Communications and Other segment’s gross profit decreased by $0.9 million, or 18.9%, in the first nine months of 2001 as compared to the first nine months of 2000 due to the loss of a production contract. The gross margin percentage remained relatively constant at 45.3% in the first nine months of 2001 compared to 45.1% in the first nine months of 2000.

Selling, General and Administrative Expense

      Selling general and administrative expense from operations was $7.6 million in the nine months ended September 30, 2001, an increase of $3.2 million, or 72.7%, from $4.4 million for the nine months ended September 30, 2000. As a percentage of revenue, selling, general and administrative expense was 27.3% and 29.6% for the nine months ended September 30, 2001 and 2000, respectively.

Selling, general and administrative expense for each of the operating segments was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking	$3,098	$217
Digital Angel Technology	—	—
Digital Angel Delivery System	609	317
Radio Communications and Other	3,920	3,823

Total	$7,627	$4,357

Selling, general and administrative expense as a percentage of revenue for each of the operating segments was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	%	%
Animal Tracking	18.5	8.2
Digital Angel Technology	—	—
Digital Angel Delivery System	21.7	18.9
Radio Communications and Other	46.6	36.8

Total	27.3	29.6

Changes during the periods were:

      The Animal Tracking segment’s selling, general and administrative expense increased $2.9 million in the first nine months of 2001 compared to the first nine months of 2000 and as a percentage of revenue increased to 18.5% from 8.2% in the same respective periods. The increase in the dollars is due to the acquisition of Destron Fearing in September 2000 and the increase in the percentage of revenue is due to seasonal and year-end issues related to comparing nine months to one month.

      The Digital Angel Technology segment was in the product development stage during the nine months ended September 30, 2001 and 2000 and, accordingly, did not incur selling, general and administrative expense during these periods.

      The Digital Angel Delivery System segment’s selling, general and administrative expenses increased $0.3 million in the first nine months of 2001 from the first nine months of 2000. The acquisition of Timely Technology on April 1, 2000, contributed all of the increase. Selling, general and administrative expense increased as a percentage of revenue to 21.7% in the first nine months of 2001 compared to 18.9% in the first nine months of 2000 due primarily to increased expenses to support new projects.

      The Radio Communications and Other segment’s selling, general and administrative expense was essentially unchanged in the first nine months of 2001 from the first nine months of 2000. As a percentage of revenue, selling, general and administrative expense increased to 46.6% in the first nine months of 2001 from 36.8% in the first nine months of 2000 as a result of lower revenues, as previously discussed.

Research and Development Expense

      Research and development expense from operations was $3.7 million in the nine months ended September 30, 2001, an increase of $3.0 million, or 428.6%, from $0.7 million for the nine months ended September 30, 2000. As a percentage of revenue, research and development expense was 13.4% and 4.9% for the nine months ended September 30, 2001 and 2000, respectively.

Research and development expense for each of the operating segments was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking	$773	$5
Digital Angel Technology	2,969	714
Digital Angel Delivery System	—	—
Radio Communications and Other	—	—

Total	$3,742	$719

      The significant increase is due to research and development activities associated with the development of the Digital Angel Technology and the acquisition of Destron Fearing in September 2000.

Depreciation and Amortization

      Depreciation and amortization expense from operations was $7.9 million in the nine months ended September 30, 2001, an increase of $7.1 million, or 887.5%, from $0.8 million in the nine months ended September 30, 2000. As a percentage of revenue, the depreciation and amortization expense was 28.4% and 5.4% for the nine months ended September 30, 2001 and 2000, respectively.

      In conjunction with the review for impairment of goodwill and other intangible assets in the fourth quarter of 2000, the Advanced Wireless Group reviewed the useful lives assigned to acquisitions and, effective October 1, 2000, changed the useful lives to periods ranging from 5 to 10 years, down from periods ranging from 10 to 20 years, to reflect current economic trends associated with the nature of recent acquisitions made. The impact of this change was an increase in the amortization of approximately $3.1 million in the first nine months of 2001.

Depreciation and amortization expense for each of the operating segments was:

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,

	2001	2000

	(In thousands)
Animal Tracking	$6,048	$350
Digital Angel Technology	10	10
Digital Angel Delivery System	1,476	51
Radio Communications and Other	405	385

Total	$7,939	$796

      The increases during the first nine months of 2001 compared to the first nine months of 2000 are the result of increased depreciation and amortization related to the companies acquired in 2000, the change in the useful lives of goodwill as noted above and $1.0 million of amortization on purchased software associated with the Digital Angel Delivery System.

Interest Expense

      Interest expense was $0.4 million and $0.07 million for the first nine months of 2001 and 2000, respectively. Interest expense is a function of the level of outstanding debt and is principally associated with notes payable and advances from ADS.

Income Taxes

      The Advanced Wireless Group had effective income tax rates of 0.6% and 64.5% for the first nine months of 2001 and 2000, respectively. Differences in the effective income tax rates from the statutory federal income tax rates arise primarily from non-deductible goodwill amortization associated with acquisitions and state taxes net of federal benefits and the increase or reduction of valuation allowances related to net operating loss carryforwards. The Advanced Wireless Group has recorded valuation allowances against certain of its gross deferred tax assets because the realization of these assets is dependent on future earnings, which are uncertain. The United States companies in the Advanced Wireless Group currently are included in ADS’s consolidated federal income tax return.

Fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999 compared to seven and two month periods in 1998 on an annualized basis

Net (Loss) Income

      Net loss was $3.9 million, $1.0 million and $0.1 million in 2000, 1999, and the two months ended May 31, 1998, respectively. Net income for the seven months ended December 31, 1998, was $0.5 million. The net loss in 2000 was primarily the result of goodwill amortization associated with businesses acquired during 2000 and research and development expenses incurred in connection with the Digital Angel Technology and Animal Tracking segments. The net operating results for 1999 and the two 1998 periods was the result of the performance of the Radio Communications and Other segment as more fully discussed below.

      The following table summarizes the Advanced Wireless Group’s results of operations as a percentage of net operating revenue for the years ended December 31, 2000 and 1999, the seven months ended December 31, 1998 and the two months ended May 31, 1998 and is derived from the accompanying consolidated statements of operations included in this proxy statement.

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	%	%	%	%
Product revenue	88.1	100.0	100.0	100.0
Service revenue	11.9	—	—	—
Cost of products sold	58.7	55.4	51.6	58.7
Cost of services sold	54.2	—	—	—
Total cost of products and services sold	58.2	55.4	51.6	58.7
Gross profit	41.8	44.6	48.4	41.3
Selling, general and administrative expense	35.2	48.3	37.7	41.8
Research and development expense	10.0	—	—	—
Depreciation and amortization	13.3	3.9	3.6	3.6
Interest income	(0.1)	—	—	—
Interest expense	0.5	0.3	0.4	0.3

(Loss) income from operations before provision for income taxes and minority interest	(17.1)	(7.9)	6.7	(4.4)
Provision for income taxes	0.3	—	—	—

(Loss) income from operations before minority interest	(17.4)	(7.9)	6.7	(4.4)
Minority interest	—	1.2	1.0	—

(Loss) income from operations	(17.4)	(6.7)	5.7	(4.4)

Net (Loss) Income

Net (loss) income for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking	$(2,335)	$—	$—	$—
Digital Angel Technology	(2,038)	—	—	—
Digital Angel Delivery System	526	—	—	—
Radio Communications and Other	(23)	(968)	547	(119)

Total	$(3,870)	$(968)	$547	$(119)

Net (loss) income as a percentage of revenue for each operating segment was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	%	%	%	%
Animal Tracking	(35.3)	—	—	—
Digital Angel Technology	N/A	—	—	—
Digital Angel Delivery System	19.9	—	—	—
Radio Communications and Other	(0.2)	(6.7)	5.7	(4.4)

Total	(17.4)	(6.7)	5.7	(4.4)

Changes during the periods were:

      The Animal Tracking segment’s net loss was $2.3 million or 35.3% of revenue in 2000 due primarily to the amortization of goodwill associated with the acquisition of Destron Fearing on September 8, 2000. The Advanced Wireless Group did not generate net income or loss from this segment during 1999, or the seven or two-month periods in 1998.

      The Digital Angel Technology segment had a net loss of $2.0 million in 2000 due primarily to research and development expenses. The Digital Angel Technology segment was founded in late 1999 and research and development of products began during 2000. This segment had not launched a product as of December 31, 2000. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s net income was $0.5 million, or 19.9% of revenue, in 2000. Timely Technology, acquired on April 1, 2000, contributed all of the increase. The net income generated during 2000 resulted from web hosting and transaction processing support services. The Advanced Wireless Group did not generate net income or loss from this segment during 1999, or the seven or two-month periods in 1998.

      The Radio Communications and Other segment’s net loss was $23,000 in 2000 versus a net loss of $1.0 million in 1999. The improved operating performance was due primarily to a reduction in selling, general and administrative expense. The net loss of $1.0 million in 1999 represents a $1.6 million decrease as compared to income of $0.6 million for the combined annualized 1998 periods. The decrease was due primarily to the closing of a division and the loss of a manufacturing contract in 1999.

Revenue

      Revenue from operations for 2000 was $22.3 million, an increase of $7.9 million, or 54.9%, from $14.4 million in 1999. Revenue for 1999 represents an increase of $2.1 million, or 17.1%, from $12.3 million for the two periods of 1998 combined and a decrease of $2.1 million from $16.5 million for the combined annualized 1998 periods. The significant increases are attributable to growth through acquisitions.

Revenue for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking — Product	$6,618	$—	$—	$—
Digital Angel Technology — Product	—	—	—	—
Digital Angel Delivery System — Service	2,647	—	—	—
Radio Communications and Other — Product	12,986	14,380	9,629	2,720

Total	$22,251	$14,380	$9,629	$2,720

Changes during the periods were:

      The Animal Tracking segment’s revenue increased $6.6 million in 2000 from 1999 due to the acquisition of Destron Fearing on September 8, 2000. This represents an annualized revenue stream of approximately $19.9 million. The Advanced Wireless Group did not generate revenue from this segment during 1999, or the seven or two-month periods in 1998.

      The Digital Angel Technology segment had not launched a product as of December 31, 2000. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s revenue increased $2.6 million in 2000 from 1999. Timely Technology, acquired on April 1, 2000, contributed all of the increase. The revenue generated during 2000 resulted from increased web hosting and transaction processing support revenues. The Advanced Wireless Group did not generate revenue from this segment during 1999, or the seven and two-month periods in 1998.

      The Radio Communications and Other segment’s revenue decreased by $1.4 million, or 9.7%, in 2000 from 1999, resulting from the loss of a manufacturing contract in mid-1999. Revenue from this segment decreased to $14.4 million in 1999, or by 12.7%, as compared to revenue of $16.5 million for the combined annualized 1998 periods. The decrease was due to the closing of a division and the loss of a manufacturing contract.

Gross Profit and Gross Profit Margin

      Gross profit from operations for 2000 was $9.3 million, an increase of $2.9 million, or 45.3%, from $6.4 million in 1999. Gross profit for 1999 represents a $1.3 million, or a 16.9%, decrease compared to the combined annualized 1998 gross profit of $7.7 million. As a percentage of revenue, the gross profit margin was 41.8%, 44.6%, 48.4% and 41.3% for the years ended December 31, 2000 and 1999, the seven months ended December 31, 1998 and the two months ended May 31, 1998, respectively.

Gross profit from operations for each operating segment was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking — Product	$2,201	$—	$—	$—
Digital Angel Technology — Product	—	—	—	—
Digital Angel Delivery System — Service	1,213	—	—	—
Radio Communications and Other — Product	5,886	6,416	4,660	1,123

Total	$9,300	$6,416	$4,660	$1,123

Gross profit margin from operations for each operating segment was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	%	%	%	%
Animal Tracking — Product	33.3	—	—	—
Digital Angel Technology — Product	—	—	—	—
Digital Angel Delivery System — Service	45.8	—	—	—
Radio Communications and Other — Product	45.3	44.6	48.4	41.3

Total	41.8	44.6	48.4	41.3

Changes during the periods were:

      The Animal Tracking segment’s gross profit increased $2.2 million in 2000 from 1999 and margins increased to 33.3% from 0.0% due to the acquisition of Destron Fearing in September 2000. Accordingly, this segment did not contribute gross margin prior to 2000. On an annualized basis, this equates to gross margin of $6.6 million.

      The Digital Angel Technology segment had not launched a product as of December 31, 2000. The first Digital Angel product was launched in November 2001.

      The Digital Angel Delivery System segment’s gross profit increased $1.2 million in 2000 as compared to 1999. Timely Technology acquired on April 1, 2000, contributed all of the increase. The gross profit generated during 2000 resulted from sales of increased web hosting and transaction processing support revenues. The Advanced Wireless Group did not generate gross profit from this segment during 1999, or the seven or two-month periods in 1998.

      The Radio Communications and Other segment’s gross profit decreased by $0.5 million, or 8.3%, in 2000 as compared to 1999 due to the loss of a manufacturing contract in mid-1999. The gross margin percentage increased slightly to 45.3% in 2000 from 44.6% in 1999. In 1999, gross profit decreased by $1.3 million, or 16.9%, from the combined annualized 1998 periods as a result of the closing of a division and the loss of a manufacturing contract. Gross margin declined slightly to 44.6% in 1999 from a combined annualized rate of 46.8% for the 1998 periods.

Selling, General and Administrative Expense

      Selling general and administrative expense from operations was $7.8 million in 2000, an increase of $0.9 million, or 13.0%, from $6.9 million in 1999. Selling, general and administrative expense for 1999 represents a $0.5 million, or 7.8%, increase over the combined annualized 1998 selling, general and administrative expense of $6.4 million. As a percentage of revenue, selling, general and administrative expense was 35.2%, 48.3%, 37.7% and 41.8% for the years ended December 31, 2000 and 1999, the seven months ended December 31, 1998 and the two months ended May 31, 1998, respectively.

Selling, general and administrative expense for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking	$1,955	$—	$—	$—
Digital Angel Technology	—	—	—	—
Digital Angel Delivery System	508	—	—	—
Radio Communications and Other	5,367	6,948	3,628	1,138

Total	$7,830	$6,948	$3,628	$1,138

Selling, general and administrative expense as a percentage of revenue for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	%	%	%	%
Animal Tracking	29.5	—	—	—
Digital Angel Technology	—	—	—	—
Digital Angel Delivery System	19.2	—	—	—
Radio Communications and Other	41.3	48.3	37.7	41.8

Total	35.2	48.3	37.7	41.8

Changes during the periods were:

      The Animal Tracking segment’s selling, general and administrative expenses increased $2.0 million in 2000 from 1999 and as a percentage of revenue increased to 29.5% from 0.0% in 2000. The increase is due to the acquisition of Destron Fearing in September 2000. Accordingly, selling, general and administrative expenses were not incurred for this segment during 1999 or the 1998 periods. On an annualized basis, the 2000 expenditures equate to selling, general and administrative expenses of approximately $5.9 million.

      The Digital Angel Technology segment was founded in late 1999 and was in the product development stage during 1999 and 2000. Accordingly, it did not incur selling, general and administrative expenses during the periods presented.

      The Digital Angel Delivery System segment’s selling, general and administrative expenses increased $0.5 million in 2000 from 1999. Timely Technology, acquired on April 1, 2000, contributed all of the increase. Accordingly, the Advanced Wireless Group did not incur selling, general and administrative expenses from this segment during 1999, or the seven and two-month periods in 1998.

      The Radio Communications and Other segment’s selling, general and administrative expenses decreased by $1.6 million, or 22.8%, in 2000 from 1999 and as a percentage of revenue decreased to 41.3% in 2000 from 48.3% in 1999 primarily as a result of a staff reduction. In 1999, selling, general and administrative expenses increased by $0.6 million, or 9.3%, from $6.4 million for the combined annualized 1998 periods and as a percentage of revenue increased to 48.3% from a combined annualized rate of 38.6% for the 1998 periods primarily as a result of redundancy costs to effect the staff reduction.

Research and Development Expense

      Research and development expense from operations was $2.2 million in 2000. The Advanced Wireless Group did not incur research and development expense in 1999 or the 1998 periods. As a percentage of revenue, research and development expense was 10.0% in 2000.

Research and development expense for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking	$197	$—	$—	$—
Digital Angel Technology	2,038	—	—	—
Digital Angel Delivery System	—	—	—	—
Radio Communications and Other	—	—	—	—

Total	$2,235	$—	$—	$—

      The increase in research and development expenses in 2000 was due to the acquisition of Destron Fearing in September 2000 and the activities associated with Digital Angel technology. The Digital Angel Technology segment was founded in late 1999 and research and development of products began during 2000.

Depreciation and Amortization

      Depreciation and amortization expense from operations was $3.0 million in 2000, an increase of $2.4 million, or 400.0%, from 1999. Depreciation and amortization expense from operations was $0.6 million in both 1999 and the combined annualized 1998 periods. As a percentage of revenue, depreciation and amortization expense increased to 13.3% in 2000 from 3.9% in 1999 and 3.6% in the combined annualized 1998 periods.

      In conjunction with the Advanced Wireless Group’s review for impairment of goodwill and other intangible assets in the fourth quarter of 2000, the Advanced Wireless Group reviewed the useful lives assigned to acquisitions and, effective October 1, 2000, reduced the lives to periods ranging from 5 to 10 years, from periods ranging from 10 to 20 years, to reflect current economic trends associated with the nature of recent acquisitions. The impact in 2000 of this change was an increase in amortization of approximately $1.0 million.

Depreciation and amortization expense for each of the operating segments was:

				Predecessor
				Company
			Seven Months	Two Months
	Year Ended	Year Ended	Ended	Ended
	December 31,	December 31,	December 31,	May 31,

	2000	1999	1998	1998

	(In thousands)
Animal Tracking	$2,314	$—	$—	$—
Digital Angel Technology	15	—	—	—
Digital Angel Delivery System	120	—	—	—
Radio Communications and Other	513	565	348	97

Total	$2,962	$565	$348	$97

      The increases during the periods for the Animal Tracking and Digital Angel Delivery System segments are the result of increased depreciation and amortization expense resulting from acquisitions in 2000. The decrease in Radio Communications and Other segment in 2000 from 1999 is due to reduced levels of capital investment and the decrease in 1999 from the combined annualized 1998 periods is due to reduced spending on capital equipment.

Interest Expense

      Interest expense was $115,000, $41,000, $35,000 and $7,000 for 2000, 1999, the seven months ended December 31, 1998 and the two months ended May 31, 1998, respectively. Interest expense is a function of the level of outstanding debt and is principally associated with notes payable and advances from ADS.

Income Taxes

      The Advanced Wireless Group had an effective income tax rate of 1.5% in 2000. The Advanced Wireless Group did not incur a provision for income taxes in 1999 and the two 1998 periods. Differences in the effective income tax rates from the statutory federal income tax rates arise primarily from non-deductible goodwill amortization associated with acquisitions and state taxes net of federal benefits and the increase or reduction of valuation allowances related to net operating loss carryforwards. The Advanced Wireless Group has recorded valuation allowances against certain of its gross deferred tax assets because the realization of those assets is dependent on future earnings, which are uncertain. The U.S. companies in the Advanced Wireless Group currently are included in ADS’s consolidated federal income tax return.

LIQUIDITY AND CAPITAL RESOURCES

      As of September 30, 2001, cash and cash equivalents totaled $5,000, a decrease of $0.2 million, or 100.0%, from $0.2 million at December 31, 2000. The Advanced Wireless Group utilized a cash management system to apply excess cash on hand against advances due to ADS. Cash used in operating activities totaled $2.0 million in the first nine months of 2001. The use of cash was due to the net loss, after adjusting for non-cash charges, and increases in accounts receivable and inventory. Partially offsetting these uses of cash were increases in cash from prepaid expenses and accounts payable and accrued expenses. In the first nine months of 2000, cash of $1.2 million was used. The net income, after adjusting for non-cash charges, and the decrease in inventory were more than offset by funds used for accounts receivable and accounts payable and accrued expenses.

      Accounts receivable, net of allowance for doubtful accounts, increased by $0.9 million, or 17.0%, to $6.2 million at September 30, 2001 from $5.3 million at December 31, 2000. This increase was primarily as a result of increased animal tracking sales relating to fish tracking.

      Inventory levels increased by $0.9 million, or 16.7%, to $6.3 million at September 30, 2001 compared to $5.4 million at December 31, 2000. This increase was primarily due to seasonal inventory adjustments and new product production in the Animal Tracking segment.

      Current assets increased by $1.5 million, or 12.6%, to $13.4 million at September 30, 2001 compared to $11.9 million at December 31, 2000. This increase was due to increases in accounts receivable and inventories as discussed above.

      Property and equipment increased by $9.5 million, or 175.9%, to $14.9 million at September 30, 2001 compared to $5.4 million at December 31, 2000. This increase was due primarily to the acquisition of software associated with the Digital Angel Delivery System during the first nine months of 2001.

      Goodwill decreased to $76.2 million at September 30, 2001 compared to $77.6 million at December 31, 2000 due to amortization. The amortization was partially offset by an increase in goodwill associated with an earnout payment achieved in the second quarter of 2001.

      Other assets increased by $7.2 million, or 1800.0%, to $7.6 million at September 30, 2001 compared to $0.4 million at December 31, 2000. This increase was due to the acquisition of a 16.6% interest in MAS during the first nine months of 2001.

      Accounts payable increased by $1.0 million, or 38.5%, to $3.6 million at September 30, 2001 from $2.6 million at December 31, 2000. The increase is a result of improved management of cash.

      Accrued expenses decreased by $0.6 million, or 33.3%, to $1.2 million at September 30, 2001 from $1.8 million at December 31, 2000. The decrease was primarily attributable to reduced expenses in the Animal Tracking segment.

      Current liabilities increased by $83.2 million, or 1848.9%, to $87.7 million at September 30, 2001 compared to $4.5 million at December 31, 2000. This increase was primarily due to the allocation of ADS’s outstanding borrowings under its USA revolving credit line and term loans with IBM Credit Corporation. These borrowings, which totaled $82.8 million, have been reflected as a current obligation of the Advanced Wireless Group at September 30, 2001 as a result of ADS’s determination that it would not be able to repay its obligations under its credit line and term loans with IBM Credit Corporation. IBM Credit Corporation maintains liens and security interests in the common stock and assets of the businesses comprising the Advanced Wireless Group, which necessitated the allocation of ADS’s obligations to the Advanced Wireless Group’s financial statements at September 31, 2001. See Note 3 to the Advanced Wireless Group Combined Financial Statements for the Nine Months Ended September 30, 2001 and 2000 and the discussion below under the heading Debt Covenant Compliance and Liquidity.

      Long-term debt and notes payable remained relatively constant at $2.4 million and $2.5 million at September 30, 2001 and December 31, 2000, respectively. Long-term debt and notes payable consists of mortgage notes payable collateralized by land and buildings.

      Investing activities used cash of $1.4 million in the first nine months of 2001, and provided cash of $1.5 million in the first nine months of 2000. During the first nine months of 2001 and 2000, $1.5 million and $0.3 million, respectively, was spent to acquire property and equipment. In the first nine months of 2000, $1.9 million was provided by acquired businesses.

      Financing activities provided cash of $3.1 million in the first nine months of 2001 relating primarily to additional investment by ADS. The Advanced Wireless Group did not have financing activities in the first nine months of 2000.

      The Advanced Wireless Group incurred research and development expense of $3.7 million and $0.7 million during the first nine months of 2001 and 2000, respectively. Since inception, the Advanced Wireless Group has incurred research and development expense of approximately $6.0 million. These expenses have been funded by a combination of advances from ADS and from cash provided by operations. During the next twelve months the Advanced Wireless Group is projecting that it will incur additional research and development expense ranging from $5.0 million to $7.0 million and anticipates funding this expense by obtaining a bank line of credit and from cash provided by operations.

      As of December 31, 2000, cash and cash equivalents for the Advanced Wireless Group totaled $0.2 million, an increase of $0.1 million, or 100.0%, from $0.1 million at December 31, 1999. The Advanced Wireless Group utilized a cash management system to apply excess cash on hand against advances due to ADS. Cash used in operating activities totaled $1.4 million in 2000. The use of cash was due to the net loss, after adjusting for non-cash charges, increases in accounts receivable and reductions in accounts payable and accrued expenses. Partially offsetting these uses of cash were an increase in cash from the sale of inventory. In 1999, cash of $14,000 was provided. The net loss, after adjusting for non-cash charges, and the decrease in accounts payable and accrued expenses were more than offset by funds provided by accounts receivable, inventories and prepaid expenses and other current assets. During the seven months ended December 31, 1998, operating activities provided cash of $0.2 million primarily due to net income, after adjusting for non-cash charges. Cash used for inventory, prepaid expenses and other current assets and accounts payable and accrued expenses partially offset the cash provided. During the two months ended May 31, 1998, $0.1 million was used by operations primarily to reduce accounts payable and accrued expenses partially offset by funds provided by accounts receivable and inventory.

      Accounts receivable, net of allowance for doubtful accounts, increased by $3.3 million, or 165.0%, to $5.3 million at December 31, 2000 from $2.0 million at December 31, 1999. This increase was primarily as a result of acquisitions made during 2000.

      Inventory levels increased by $3.2 million, or 145.5%, to $5.4 million at December 31, 2000 compared to $2.2 million at December 31, 1999. This increase was primarily due to acquisitions during 2000.

      Current assets increased by $6.8 million, or 133.3%, to $11.9 million at December 31, 2000 compared to $5.1 million at December 31, 1999. This increase was primarily due to increases in accounts receivable and inventories resulting from acquisitions during 2000.

      Other assets remained relatively constant at December 31, 2000 compared to December 31, 1999.

      Goodwill increased substantially to $77.6 million at December 31, 2000 compared to $2.7 million at December 31, 1999. This increase was due primarily to the acquisition of Destron Fearing during 2000.

      Accounts payable increased by $0.8 million, or 44.4%, to $2.6 million at December 31, 2000 from $1.8 million at December 31, 1999. The increase was primarily attributable to acquisitions during 2000.

      Accrued expenses increased by $0.5 million, or 38.5%, to $1.8 million at December 31, 2000 from $1.3 million at December 31, 1999. The increase was primarily attributable to acquisitions during 2000.

      Current liabilities increased by $1.5 million, or 50.0%, to $4.5 million at December 31, 2000 compared to $3.0 million at December 31, 1999. This increase was primarily due to increases in accounts payable and accrued expenses resulting from acquisitions during 2000.

      Long-term debt and notes payable totaled $2.5 million at December 31, 2000. The Advanced Wireless Group did not have long-term debt and notes payable at December 31, 1999. Long-term debt and notes payable at December 31, 2000 consists of mortgage notes payable collateralized by land and buildings.

      Investing activities provided cash of $1.1 million in 2000, and used cash of $0.1 million, $0.3 million and $0.015 million in 1999, the seven months ended December 31, 1998 and the two months ended May 31, 1998, respectively. During 2000, $1.9 million was provided by acquired businesses, while $0.8 million was spent to acquire property and equipment. During 1999 and the 1998 periods, cash was used primarily to acquire property and equipment and in the seven months ended December 31, 1998 to increase patents and other amortizable assets.

      Financing activities provided cash of $0.4 million, $0.2 million and $0.07 million in 2000, 1999 and the seven months ended December 31, 1998, respectively. Financing activities used $20,000 in the two months ended May 31, 1998. During 2000 and 1999, $0.6 million and $1.0 million was provided by additional parent company investment, respectively, while $0.2 million and $0.7 million was paid against notes payable during the same respective periods. During the 1998 periods, no significant financing activities occurred.

      The Advanced Wireless Group incurred research and development expense of $2.2 million during 2000. Advances from ADS and cash from operations funded this research and development expense.

Debt, Covenant Compliance and Liquidity

      ADS maintains a term and revolving credit agreement with IBM Credit Corporation. The IBM credit agreement provides for a revolving credit line in the United States, a revolving credit line in Canada and certain term loans. IBM Credit Corporation maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of the Advanced Wireless Group. These liens and security interests collateralize borrowings under the United States revolving credit line and term loans.

      ADS generated a significant loss from operations in 2000. As a result, ADS was not in compliance with certain financial covenants of the IBM credit agreement as of December 31, 2000. The IBM credit agreement was amended and restated on October 17, 2000 and further amended on March 30, 2001. In connection with the amendment on March 30, 2001, Digital Angel granted IBM Credit Corporation warrants to acquire 1.2 million shares of Digital Angel’s common stock valued at $0.3 million. As of the March 30, 2001 amendment, ADS was in compliance with the revised covenants.

      The IBM credit agreement contains certain quarterly financial covenants, which become more restrictive during 2001. ADS anticipated that it would continue to comply in 2001 with the quarterly financial covenants in the IBM credit agreement. Management’s business plans for ADS anticipated year to year increases in revenues due to increased volumes, improved working capital management, reduced capital spending, successful implementation of on-going cost savings initiatives, improved operating efficiencies, and the disposition of non-core businesses.

      ADS was not in compliance with its minimum EBITDA (as defined in the IBM credit agreement) or collateral shortfall covenants at June 30, 2001. Effective July 1, 2001, ADS and IBM Credit Corporation amended the IBM credit agreement extending until October 1, 2001 the payments due on July 1, 2001, which ADS has been unable to pay.

      As of September 30, 2001, ADS had a negative Tangible Net Worth (as defined in the IBM credit agreement) of $59.1 million or $24.1 million less than the minimum requirement, actual EBITDA was $(101.9) million, or $108.9 million less than the Minimum EBITDA covenant, Current Assets to Current Liabilities (both as defined in the IBM credit agreement) was 0.49 to 1.0 compared to a minimum requirement of 0.80 to 1.0 and ADS had a collateral shortfall of $33.1 million, or $24.5 million more than the allowable shortfall of $8.6 million. In addition, ADS failed to make interest and principal payments due to IBM Credit Corporation under the IBM credit agreement, including the principal payment originally due on July 1, 2001.

      As a result of the events of default under the IBM credit agreement and continued operating losses in fiscal 2001, it was determined during the third quarter of fiscal 2001, that substantial doubt exists about ADS’s and the Advanced Wireless Group’s ability to continue as a going concern. At September 30, 2001, outstanding borrowings under the United States revolving credit line and term loans totaled $82.8 million. ADS does not currently have the funds available to repay the borrowings under the IBM credit agreement. Accordingly, the $82.8 million of outstanding borrowings was allocated to the Advanced Wireless Group at September 30, 2001 and has been reflected as a current obligation in the September 30, 2001 combined balance sheet. Interest associated with the borrowings was not allocated to the Advanced Wireless Group because the outstanding borrowings were not considered an obligation of the Advanced Wireless Group until September 30, 2001. Under the terms of the agreement and plan of merger with MAS, the common stock and assets of the three subsidiaries comprising the Advanced Wireless Group will be released from all liens and security interests under the IBM credit agreement.

      Pursuant to a January 4, 2002 amendment, IBM Credit Corporation extended the due dates of interest and principal payments currently due under the IBM credit agreement until January 31, 2002. On January 31, 2002, the due date was again extended until February 28, 2002. As of February 1, 2002 approximately

$93.0 million in aggregate principal amount was owed to IBM Credit Corporation. As of February 1, 2002, ADS owed IBM Credit Corporation $2.2 million in delinquent interest and $4.2 million in delinquent principal payments. ADS has not received, and does not anticipate receiving, waivers concerning its covenant defaults. The Tangible Net Worth and Minimum EBITDA covenants are based on cumulative financial results and additional interest and principal payments will continue to become due under the IBM credit agreement. As a result, if ADS is not successful in amending the IBM credit agreement it may not be able to maintain compliance with certain covenants and payment obligations in the future. ADS is currently seeking to restructure the IBM credit agreement, which matures on May 25, 2002.

      ADS believes that it will be successful in its efforts to restructure the IBM credit agreement. There can be no assurance, however, that its ongoing discussions with IBM Credit Corporation concerning the restructuring of the credit arrangements will be successful. ADS’s non-compliance with certain covenants constitutes an event of default under the IBM credit agreement and IBM Credit Corporation is entitled to accelerate the maturity of all amounts owed. IBM Credit Corporation maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of the Advanced Wireless Group. ADS does not currently have available funds to repay the amounts owed to IBM Credit Corporation if the maturity of the obligation is accelerated. If IBM Credit Corporation were to accelerate these obligations and enforce its rights against the collateral securing these obligations, without additional financing resources, there would be substantial doubt ADS would be able to continue operations in the normal course of business. Unless the Advanced Wireless Group is released from the aforementioned liens and security interest, substantial doubt about the Advanced Wireless Group’s ability to continue as a going concern also exists. Pursuant to the merger agreement, the common stock and assets of Digital Angel, Timely Technology and Signature Industries will be sold and transferred to MAS at the closing free and clear of all liens, security interests and encumbrances including those of IBM Credit Corporation. The 18,750,000 shares of MAS common stock to be issued to ADS in consideration of the merger will be pledged by ADS as collateral for the IBM Credit Corporation loan.

      ADS anticipates entering into a new credit agreement with IBM Credit Corporation, its primary lender. As a result, ADS anticipates that all of its shares of MAS common stock will be transferred to the trust. As a result, the trust will control 82.1% of the issued and outstanding shares of MAS common stock after the merger and will control completely MAS’s board of directors and decide all matters that are submitted to stockholders for approval. The trust will have authority to vote the shares of MAS common stock held by it and may sell those shares under certain circumstances. As a result, the duration of the trust’s control over MAS following the merger and the identity of any party which subsequently may acquire control of MAS if and when such sales commence is uncertain. See “Risk Factors — MAS Stockholders Will Experience Substantial Dilution of Their Percentage Ownership Interest of the MAS Common Stock and the Trust Will Have Complete Control of MAS Immediately Following The Merger” and “Risk Factors — As a Result of the Merger and the Transfer of Shares of MAS Common Stock to the Trust There is Uncertainty as the Future Control of MAS” (pp. 22-23).

      To date, financing from acquisitions, ADS’s advances and revenue generated from operations have been the Advanced Wireless Group’s primary sources of funding. However, the Advanced Wireless Group does not anticipate receiving additional ADS advances unless ADS is able to refinance or restructure the IBM credit agreement. The Advanced Wireless Group estimates that it will need to obtain approximately $5.0 million to $7.0 million in additional funding over the next twelve months in order to continue its efforts to implement its business plan. As a result, the combined company will need to obtain significant additional capital in the near future. As of the date of this proxy statement, the Advanced Wireless Group has held discussions with several banks and an asset based lender regarding a credit facility. The Advanced Wireless Group’s capital requirements depend on a variety of factors, including, but not limited to, the rate of increase or decrease in its existing business base; the success, timing, and amount of investment required to bring new products on-line; revenue growth or decline; and potential acquisitions. Provided the Advanced Wireless Group is successful in obtaining the credit facility, of which there can be no assurance, management of the Advanced Wireless Group believes that it will have the financial resources to meet its future business requirements for at least the next twelve months. See “RISK FACTORS — The Advanced Wireless Group Will Need Additional Financing” (p. 27).

RESTRICTIONS ON RESALES BY ADS

      If the merger is completed, the MAS common stock to be issued to ADS in the merger will have been issued in a transaction exempt from the registration requirements of the Securities Act. Any subsequent transfer of shares by ADS following the effective date of the merger will, under existing law, require:

•	the registration under the Securities Act of the shares of MAS common stock to be transferred;

•	compliance with Rule 144 under the Securities Act, which permits limited sales under certain circumstances; or

•	the availability of another exemption from registration.

      MAS will give stop transfer instructions to the transfer agent with respect to the MAS common stock to be received by ADS in the merger, and the certificates for these shares of MAS common stock will be appropriately legended. Pursuant to the merger agreement, MAS has executed a registration rights agreement that obligates MAS to register the stock issued to ADS in the merger under the Securities Act. For a more complete discussion of the terms of the registration rights agreement see, “PROPOSAL ONE; THE MERGER — Registration Rights Agreement” (p. 51).

PROPOSAL TWO

AMENDMENT TO THE MAS CERTIFICATE OF INCORPORATION

      The board of directors has determined that, if the merger proposal is approved, it would be in the best interests of MAS to amend Article I of its certificate of incorporation to change its name to “Digital Angel Corporation” in order to reflect the diversification of MAS’s business following the merger. The board of directors has also determined that, in order to convert the Digital Angel shares beneficially owned by ADS into MAS common stock as required by the merger agreement, the certificate of incorporation must be amended to authorize an additional 85,000,000 shares of MAS common stock. ADS’s obligation to complete the merger is conditioned upon, among other things, the approval of the certificate amendment by MAS’s stockholders at the special meeting. If the merger is not consummated for any reason, the certificate of incorporation will not be amended, MAS’s name will not be changed and the additional shares of MAS common stock will not be authorized notwithstanding MAS stockholder approval of the certificate amendment at the special meeting.

ADDITIONAL INFORMATION

Legal Matters

      Certain legal matters regarding federal income tax matters relating to the merger will be passed upon for MAS by Baker & Hostetler LLP. Baker & Hostetler LLP provides legal services to MAS.

Independent Accountants

      The consolidated financial statements of MAS included in this proxy statement have been audited by BDO Seidman, LLP, independent certified public accountants as stated in their report appearing herein.

      The combined financial statements of the Advanced Wireless Group as of December 31, 2000 and 1999 and for the two years ended December 31, 2000 and the seven months ended December 31, 1998, included in this proxy statement have been audited by PricewaterhouseCoopers, LLP, independent accountants, as stated in their report appearing herein.

      The financial statements of Signature Industries (Predecessor Company) for the period from April 1, 1998 through May 31, 1998, included in this proxy statement have been audited by PricewaterhouseCoopers, LLP, independent accountants, as stated in their report appearing herein.

      The financial statements of Timely Technology included in this proxy statement have been audited by Rubin, Brown, Gornstein & Co., LLP, independent auditors, as stated in their report appearing herein.

      The consolidated financial statements of Destron Fearing as of September 30, 1999 and for the year then ended included in this proxy statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

Stockholder Proposals for the 2002 Annual Meeting

      The deadline for submission of stockholder proposals intended for inclusion in MAS’s proxy statement for the 2002 annual meeting of stockholders was December 7, 2001. If a stockholder failed to submit a proposal by this deadline, MAS is not required to provide any information about the nature of the proposal and the proposal will not be considered at the 2002 annual meeting of the stockholders.

Other Matters

      MAS’s board of directors knows of no other business to be presented at the special meeting. If other matters properly come before the meeting in accordance with MAS’s bylaws, the persons named as proxies will vote on them in accordance with their best judgment.

FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	F-2

MEDICAL ADVISORY SYSTEMS, INC
Financial Statements For the Years Ended October 31, 2001 and 2000	F-10

ADVANCED WIRELESS GROUP
Combined Financial Statements For the Nine Months Ended September 30, 2001 and 2000	F-29

ADVANCED WIRELESS GROUP
Financial Statements For the Years Ended December 31, 2000 and 1999	F-40

DESTRON FEARING CORPORATION
Financial Statements For the Three Months and Nine Months Ended June 30, 2000 and 1999	F-65

DESTRON FEARING CORPORATION
Financial Statements For the Years Ended September 30, 1999 and 1998	F-73

TIMELY TECHNOLOGY CORPORATION
Financial Statements For the Year Ended December 31, 1999	F-89

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

      The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of MAS as of September 30, 2001, and the results of its condensed combined operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 after giving effect to the acquisition of the Advanced Wireless Group, as more fully described below. The Advanced Wireless Group is comprised of three subsidiaries of ADS: Digital Angel, Timely Technology and Signature Industries. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of MAS and gives effect to the acquisition of the Advanced Wireless Group as if it had occurred on September 30, 2001. MAS’s fiscal year ends on October 31. The Advanced Wireless Group’s fiscal year ends on December 31. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2001 gives effect to the acquisition as if it had occurred on February 1, 2001 for MAS and at the beginning of the Advanced Wireless Group’s complete fiscal year. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the combined results of operations for the year as if the acquisitions of Timely Technology and Destron Fearing by the Advanced Wireless Group and the acquisition of the Advanced Wireless Group by MAS occurred at the beginning of each company’s complete fiscal year.

      The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. At the effective time of the merger, each share of Digital Angel common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted into the right to receive 0.9375 shares of MAS’s common stock. In addition, ADS will contribute to MAS its ownership interest in the common stock of Timely Technology and Signature Industries. At the effective time of the merger, each option or warrant to purchase shares of Digital Angel common stock which is outstanding and unexercised immediately prior to the effective time of the merger will be either assumed by MAS or converted into an option or warrant to purchase shares of MAS common stock having the same terms and conditions as are in effect immediately prior to the effective time of the merger. In conjunction with and upon the completion of the merger, the Advanced Wireless Group will be merged into MAS and MAS will be renamed Digital Angel Corporation. Upon completion of the merger and prior to the transfer to the trust of the shares of MAS common stock owned by ADS, ADS will own approximately 82.1% of the outstanding common stock of MAS (which will be renamed Digital Angel Corporation). Given ADS’s expected ownership in MAS upon completion of the merger and prior to the transfer to the trust of the shares of MAS common stock owned by ADS, ADS will be considered to be the acquiror for accounting purposes and the merger will be accounted for in the financial statements of MAS as a reverse acquisition of MAS by ADS. Accordingly, the accompanying unaudited pro forma condensed combined financial statements, reflect MAS’s assets and liabilities at fair value to the extent they are deemed to have been acquired for accounting purposes. This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of MAS and the Advanced Wireless Group that are included in this proxy statement and Management’s Discussion and Analysis of Financial Condition and Results of Operations for each of MAS and the Advanced Wireless Group appearing elsewhere in this proxy statement.

      The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

      The following information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates, or at the beginning of the periods for which the consummation of the merger is being given effect. For purposes of preparing the combined financial statements, MAS will establish a new basis for its assets and liabilities based upon the fair values thereof, the value of the MAS’s shares issued in consideration of the merger and the costs of the merger. For purposes of these pro forma statements, the value of MAS’s common equity, exclusive of shares owned by ADS, was adjusted to reflect the average of the closing price of MAS’s common stock two days before and two days after

November 12, 2001, which was the date that the merger was announced to the stockholders of MAS. The portion of MAS’s common equity representing ADS’s prior ownership was adjusted to reflect ADS’s basis in the MAS common stock. In addition, the merger creates a new measurement date for the valuation of the options to acquire shares of Digital Angel common stock, which will be converted into options to acquire shares of MAS common stock. The new measurement date will be the date the merger is completed. This new measurement date results in a significant non-cash compensation charge. This charge is not reflected in the pro forma condensed combined statements of operations because it is a non-recurring charge. For purposes of the pro forma balance sheet, the compensation charge was calculated based upon the closing price of MAS’s common stock on January 17, 2002. The actual compensation charge will vary depending upon the closing price of MAS’s common stock on the date the merger is completed. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in the pro forma condensed combined financial information have been made solely for purposes of developing such pro forma condensed combined financial information. ADS will undertake a study to determine the fair value of certain of MAS’s assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the merger is completed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2001

	Medical Advisory	Advanced
	Systems, Inc.	Wireless Group			Pro Forma
	Historical	Historical			Combined
	October 31,	September 30,	Pro Forma		September 30,
	2001	2001	Adjustments		2001

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$1,389	$5	$—		$1,394
Accounts receivable, net	429	6,194			6,623
Inventories	53	6,348			6,401
Other current assets	263	884			1,147

Total Current Assets	2,134	13,431			15,565
Property and equipment, net	1,573	14,902			16,475
			29,402	(B)
Goodwill, net	—	76,249	1,000	(E)	106,651
Other assets	954	241			1,195
Investment in MAS		7,336	(7,336	)(G)	—

	$4,661	$112,159	$23,066		$139,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable and current maturities of long-term debt	$36	$82,849	$(82,772	)(C)	$113
Accounts payable and accrued expenses	669	4,864	1,000	(E)	6,533
Other current liabilities	21	—			21

Total Current Liabilities	726	87,713	(81,772)		6,667
Long-Term Debt and other Liabilities	161	2,434	—		2,595

Total Liabilities	887	90,147	(81,772)		9,262

Commitments and Contingencies	—	—			—

Minority Interest		558			558

Stockholders’ Equity
			14,554	(A)
			82,772	(C)
ADS’s net investment in Advanced Wireless Group		21,454	(118,780	)(D)	—
Common stock	26		94	(D)	120
Common stock warrants		—	300	(A)	300
			18,052	(H)
			29,402	(B)
			(10,863	)(F)
			(7,336	)(G)
Additional paid-in capital	14,654		118,686	(D)	162,595
			(13,746	)(A)
			(18,052	)(H)
Accumulated deficit	(10,863)	—	10,863	(F)	(31,798)
Treasury stock	(43)	—			(43)
Accumulated other comprehensive loss		—	(1,108	)(A)	(1,108)

Total Stockholders’ Equity	3,774	21,454	104,838		130,066

	$4,661	$112,159	$23,066		$139,886

The unaudited pro forma condensed combined balance sheet at September 30, 2001 gives effect to the financial position as if the merger of the Advanced Wireless Group and MAS occurred on September 30, 2001.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 2001 ARE AS FOLLOWS:

(A) To reclassify ADS’s net investment in Advance Wireless Group to its respective components as follows:
Common stock warrants	$300
Accumulated deficit	(13,746)
Accumulated other comprehensive loss	(1,108)

Total	$14,554

(B) To reflect the fair value of MAS
Value of ADS’s original 16.6% investment in MAS	$7,336
Value of MAS remaining common stock (4,271 shares at $6.05 per share)	25,840
Book value of MAS	(3,774)

Goodwill associated with the increase in fair value of MAS	$29,402

(C)  To reverse the allocation of ADS’s debt and increase ADS’s net investment in Advanced Wireless Group (under the terms of the merger agreement, Advanced Wireless Group’s common stock and assets will be released from all liens and security interests of ADS’s lender)

ADS’s net investment after allocation of ADS’s debt	$21,454
Increase in ADS’s net investment as a result of adjustment (A)	14,554
Increase in ADS’s net investment due to reversal of allocated debt	82,772

ADS’s net investment after reversal of allocated debt	$118,780

(D) To record the issuance of MAS stock and reclassify ADS’s net investment in Advanced Wireless Group (Value of MAS common stock issued is the book value of Advanced Wireless)
Par value of MAS common stock issued (18,750 shares at $.005)	$94
Additional paid-in-capital	118,686

Total adjustment to stockholders equity	$118,780

(E)  The accrued expense adjustment represents the estimated transaction costs to be incurred to complete the transaction. The costs are primarily for legal, investment banking, accounting, printing and other similar expenses

(F) To eliminate the historical deficit of MAS
(G) To eliminate Advance Wireless Group’s initial 16.6% investment in MAS
(H) To reflect non-cash compensation expense associated with Digital Angel options which will be converted into options to acquire shares of MAS common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2001

	Medical Advisory
	Systems, Inc.	Advanced Wireless Group
	Historical	Historical			Pro Forma
	Nine Months Ended	Nine Months Ended	Pro Forma		Combined
	October 31, 2001	September 30, 2001(A)	Adjustments		September 30, 2001

	(In thousands, except per share data)
Total revenue	$3,739	$27,971	$—		$31,710
Cost of products and services sold	2,745	16,843			19,588

Gross profit	994	11,128			12,122
Selling, general and administrative expense	2,045	7,627			9,672
Research and development expense	—	3,742			3,742
Depreciation and amortization	644	7,939	—	(B)	8,583
Asset impairments	2,587	—	—		2,587
Interest and other income	(63)	(14)			(77)
Interest expense	18	357			375

Income (loss) before provision (benefit) for income taxes and equity in net loss of affiliate	(4,237)	(8,523)	—		(12,760)
Provision for income taxes	—	55			55

Income (loss) before equity in net loss of affiliate	(4,237)	(8,578)	—		(12,815)
Minority interest		(54)			(54)
Equity in net loss of affiliate	—	931			931

Net income (loss)	$(4,237)	$(9,455)	$—		$(13,692)

Earnings per common share — basic	$(0.82)				$(0.57)
Earnings per share — diluted	$(0.82)				$(0.57)
Weighted average number of common shares outstanding — basic	5,156		18,750	(C)	23,906
Weighted average number of common shares outstanding — diluted	5,156		18,750	(D)	23,906

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2001 gives effect to the combined results of operations for the period as if the merger of MAS and Advanced Wireless Group had occurred on February 1, 2001 for MAS and at the beginning of the Advanced Wireless Group’s complete fiscal year.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2001 ARE AS FOLLOWS:

(A)	Represents the historical unaudited condensed combined results of Advanced Wireless Group for the nine months ended September 30, 2001.

(B)	The merger will be accounted for under the provisions of Financial Accounting Standards Board (FASB) Statements Nos. 141, “Business Combinations,” and 142, “Goodwill and Other Intangible Assets.” For purposes of this presentation, it is assumed that the excess of fair value of MAS’s assets and liabilities is goodwill. In accordance with FASB Statement No. 142, goodwill is not amortized.

(C)	The number of shares of MAS common stock to be issued is based upon the specified number in the agreement and plan of merger. For purposes of this pro forma presentation the MAS common stock was deemed to be outstanding for the entire pro forma period.

(D)	The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of the estimated number of Digital Angel options and warrants outstanding as of September 30, 2001, of 6,296 after adjusting for the exchange ratio of 0.9375, which is fixed per the agreement and plan of merger.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2000

			Timely				Digital
			Technology				Angel			Advanced
	Medical	Advanced	Corporation				Corporation			Wireless
	Advisory	Wireless	Historical				Historical			Group
	Systems, Inc.	Group	(January 1,				(January 1,			Pro Forma
	Historical	Historical	2000 -			Pro Forma	2000 -			Combined			Pro Forma
	Year Ended	Year Ended	March 31,			Combined	September 7,			December 31,			Combined
	October 31,	December 31,	2000)	Pro Forma		December 31,	2000)	Pro Forma		2000	Pro Forma		December 31,
	2000	2000	(A)	Adjustments		2000	(D)	Adjustments		(G)	Adjustments		2000

	(In thousands, except per share data)
Total revenue	$9,377	$22,251	$603	$—		$22,854	$12,655	$—		$35,509	$—		$44,886
Cost of products and services sold	7,028	12,951	289			13,240	7,574			20,814			27,842

Gross profit	2,349	9,300	314	—		9,614	5,081	—		14,695			17,044
Selling, general and administrative expense	3,224	7,830	93			7,923	2,376			10,299			13,523
Research and development expense	—	2,235				2,235	706			2,941			2,941
Depreciation and amortization	526	2,962	27	46	(B)	3,035	340	4,988	(E)	8,363	—	(H)	8,889
Interest and other income	(177)	(26)	(1)			(27)	(58)			(85)			(262)
Interest expense	23	115	—			115	63			178			201

Income (loss) before provision for income taxes and minority interest	(1,247)	(3,816)	195	(46)		(3,667)	1,654	(4,988)		(7,001)	—		(8,248)
Provision for income taxes	—	58	—	—	(C)	58	38	—	(F)	96	—		96

(Loss) income before minority interest	$(1,247)	$(3,874)	$195	$(46)		$(3,725)	$1,616	$(4,988)		$(7,097)	$—		$(8,344)
Minority interest	—	(4)	—	—		(4)	—	—		(4)	—		(4)

Net income (loss)	$(1,247)	$(3,870)	$195	$(46)		$(3,721)	$1,616	$(4,988)		$(7,093)	$—		$(8,340)

Earnings per common share — basic	$(0.26)												$(0.35)
Earnings per share — diluted	$(0.26)												$(0.35)
Weighted average number of common shares outstanding — basic	4,872										18,750	(I)	23,622
Weighted average number of common shares outstanding — diluted	4,872										18,750	(J)	23,622

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the combined results of operations for the year as if the acquisition of Timely Technology Corp. and the mergers of Digital Angel Corporation and MAS occurred at the beginning of each company’s complete fiscal year.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED
DECEMBER 31, 2000 ARE AS FOLLOWS:

(A)	Represents the historical unaudited condensed combined results of Timely Technology for the three months ended March 31, 2000. Timely Technology was acquired by the Advanced Wireless Group effective April 1, 2000.
(B)	The $46 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the period January 1, 2000 to March 31, 2000, assuming straight line amortization of the $913 of goodwill recorded on the Advanced Wireless Group’s books related to the Timely Technology acquisition over a five year period.
(C)	The amortization of goodwill related to the Timely Technology acquisition is not deductible and therefore receives no tax benefit.
(D)	Represents the historical unaudited condensed combined results of Digital Angel (formerly Destron Fearing Corporation) for the period form January 1, 2000 to September 7, 2000. Digital Angel was acquired by the Advanced Wireless Group effective September 8, 2000.
(E)	The $4,988 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the period January 1, 2000 to September 7, 2000, assuming straight line amortization of the $74,816 of goodwill recorded on the Advanced Wireless Group’s books related to the Digital Angel acquisition over a ten year period.
(F)	The amortization of goodwill related to the Digital Angel acquisition is not deductible and therefore receives no tax benefit.
(G)	Represents the historical unaudited condensed combined results of the Advanced Wireless Group as if the acquisitions of Timely Technology and Digital Angel had occurred on January 1, 2000.
(H)	The merger will be accounted for under the provisions of Financial Accounting Standards Board (FASB) Statements Nos. 141, “Business Combinations,” and 142, “Goodwill and Other Intangible Assets.” For purposes of this presentation, it is assumed that the excess of fair value of MAS’s assets and liabilities is goodwill. In accordance with FASB Statement No. 142, goodwill is not amortized.
(I)	The number of shares of MAS common stock to be issued is based upon the specified number in the agreement and plan of merger. For purposes of this pro forma presentation the MAS common common stock was deemed to be outstanding for the entire pro forma period.
(J)	The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of the estimated number of Digital Angel options and warrants outstanding as of December 31, 2000, of 5,504, after adjusting for the exchange ratio of 0.9375, which is fixed per the agreement and plan of merger.

MEDICAL ADVISORY SYSTEMS, INC.

Financial Statements

As of and For the Years Ended October 31, 2001 and 2000

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
  Medical Advisory Systems, Inc.

      We have audited the accompanying consolidated balance sheets of Medical Advisory Systems, Inc. and Subsidiaries as of October 31, 2001 and 2000 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Advisory Systems, Inc. and Subsidiaries as of October 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BDO SEIDMAN, LLP

Washington, D.C.
December 21, 2001

MEDICAL ADVISORY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

	October 31,	October 31,
	2000	2001

ASSETS
Current
Cash and cash equivalents	$2,615,842	$1,388,826
Accounts receivable, less allowance for doubtful accounts of $115,542 and $137,620	482,202	429,105
Inventories	46,526	52,778
Prepaid expenses and other (Note 7)	20,189	263,118

Total current assets	3,164,759	2,133,827
Property and equipment, at cost, less accumulated depreciation and amortization (Notes 1 and 4)	1,620,847	1,573,006
Purchased software, at cost, less accumulated amortization of $317,123 (Note 2)	2,408,353	—
Investment in affiliates (Note 3)	1,152,921	953,750
Deferred investment advisory costs (Note 7)	209,926	—
Intangible assets, net	57,222	—

	$8,614,028	$4,660,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current
Current maturities of long-term debt (Note 4)	$3,719	$4,103
Current maturities of capital lease obligations (Note 4)	29,428	32,241
Accounts payable and accrued expenses	264,934	668,854
Deferred income	21,699	21,051

Total current liabilities	319,780	726,249

Long-term debt (Note 4)	126,661	122,234
Capital lease obligations (Note 4)	68,424	38,748

Total liabilities	514,865	887,231

Commitments and contingencies (Notes 4, 5, 10 and 11)
Stockholders’ equity (Notes 5, 6, 7 and 8)
Convertible preferred stock, par value, $1.75 per share; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock; $.005 par value; 10,000,000 shares authorized; 5,121,230 and 5,161,230 shares issued and outstanding	25,605	25,805
Additional paid-in capital	14,437,732	14,654,032
Accumulated deficit	(6,320,591)	(10,862,902)
Treasury stock, at cost (50,000 shares)	(43,583)	(43,583)

Total stockholders’ equity	8,099,163	3,773,352

	$8,614,028	$4,660,583

See accompanying summary of accounting policies and notes to consolidated financial statements.

MEDICAL ADVISORY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended October 31,

	2000	2001

Revenues:
Interactive medical information services	$5,336,625	$535,391
24/7 medical response and assistance services	2,602,269	3,274,347
Pharmaceutical kits and equipment	702,955	902,749
ASP and WEB hosting services	588,750	523,020
Other services	146,417	127,724

Total Revenues	9,377,016	5,363,231

Operating Expenses:
Interactive medical information services (Note 5)	4,714,748	523,190
24/7 medical response and assistance services (Note 5)	1,700,130	2,402,832
Pharmaceutical kits and equipment	456,666	618,752
ASP and WEB hosting services	46,687	211,499
Other services	109,762	95,463
Salaries and wages	1,025,698	1,105,620
Other selling, general and administrative (Note 7)	2,198,658	1,574,553
Depreciation & amortization	525,720	848,465
Impairment of long-lived assets (Note 2)	—	2,078,833
Write down of investment in affiliate (Note 3)	—	508,171

Total Operating Expenses	10,778,069	9,967,378

Operating loss	(1,401,053)	(4,604,147)

Other Income/(Expense):
Other income	51,628	16,068
Interest income	125,456	78,631
Interest expense	(22,704)	(32,863)

Total Other Income/(Expense)	154,380	61,836

Net loss	$(1,246,673)	$(4,542,311)

Basic and diluted loss per share	$(0.26)	$(0.88)
Weighted average shares outstanding	4,871,738	5,155,641

See accompanying summary of accounting policies and notes to consolidated financial statements.

MEDICAL ADVISORY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock				Treasury Stock
					Additional	Accumulated
	Shares	Amount	Shares	Amount	Paid-in-Capital	Deficit	Shares	Amount	Total

Balance at October 31, 1999	—	—	4,411,060	$22,054	$8,164,041	$(5,073,918)	50,000	$(43,583)	$3,068,594
Issuance of common stock, net	—	—	550,000	2,750	5,772,250	—	—	—	5,775,000
Issuance of common stock for investment in affiliate	—	—	10,000	50	113,700	—	—	—	113,750
Exercise of stock options and warrants for cash	—	—	140,180	701	21,799	—	—	—	22,500
Warrants issued to outside third parties	—	—	—	—	272,336	—	—	—	272,336
Issuance of common stock in settlement of trade payables	—	—	9,990	50	93,606	—	—	—	93,656
Net loss	—	—	—	—	—	(1,246,673)	—	—	(1,246,673)

Balance at October 31, 2000	—	—	5,121,230	$25,605	$14,437,732	$(6,320,591)	50,000	$(43,583)	$8,099,163

Issuance of common stock for investment in affiliate	—	—	40,000	200	149,800	—	—	—	150,000
Options issued to outside third parties	—	—	—	—	66,500	—	—	—	66,500
Net loss	—	—				(4,542,311)			(4,542,311)

Balance at October 31, 2001	—	—	5,161,230	$25,805	$14,654,032	$(10,862,902)	50,000	$(43,583)	$3,773,352

See accompanying summary of accounting policies and notes to consolidated financial statements.

MEDICAL ADVISORY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended October 31,

	2000	2001

Cash flows from operating activities:
Net loss	$(1,246,673)	$(4,542,311)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	525,720	848,465
Provision for doubtful accounts	44,295	26,516
Write off of accounts receivable	(6,497)	(4,438)
Gain on settlement of trade payables	(37,816)	—
Compensation expense for options and warrants	820,017	254,259
Write down of investment in affiliate	—	508,171
Impairment of long-lived assets	—	2,078,833
Changes in assets and liabilities:
Accounts receivable	(75,604)	31,019
Inventories	(21,418)	(6,252)
Prepaid expenses and other	(8,538)	(179,929)
Accounts payable and accrued expenses	(86,977)	403,920
Deferred income	(9,978)	(648)
Customer advances	(57,944)	—

Net cash used in operating activities	(161,413)	(582,395)

Cash flows from investing activities:
Investment in affiliates	(400,000)	(159,000)
Purchase of property and equipment, net	(3,521,239)	(454,715)

Net cash used in investing activities	(3,921,239)	(613,715)

Cash flows from financing activities:
Proceeds from sale of common stock, net of cost	5,775,000	—
Exercise of stock options	22,500	—
Repayment of loans to banks and related parties	(30,955)	(30,906)

Net cash provided by (used in) financing activities	5,766,545	(30,906)

Net increase (decrease) in cash and cash equivalents	1,683,893	(1,227,016)
Cash and cash equivalents, beginning of period	931,949	2,615,842

Cash and cash equivalents, end of the period	$2,615,842	$1,388,826

See accompanying summary of accounting policies and notes to consolidated financial statements.

MEDICAL ADVISORY SYSTEMS, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The consolidated financial statements include the accounts of Medical Advisory Systems, Inc. and its wholly-owned subsidiaries, Travelers Angel Assistance, Inc., MAS Laboratories, Inc., Doc-Talk, LLC, and TLC., Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.

      MAS has a 2.3% ownership interest in AmericasDoctor.com. MAS accounts for this investment using the cost method (See Note 3).

      In May 2000, MAS purchased a 12% ownership interest in CICP, the holding company for CORIS Group International (CORIS). MAS accounts for this investment using the cost method (See Note 3).

      In December 2000, MAS purchased a 15% ownership interest in Jaspin Interactive, Inc. MAS accounts for this investment using the cost method (See Note 3).

Business Operations

      MAS provides interactive medical information services via chats over the internet and telephone, provides medical advice to personnel on ocean-going vessels and other individuals or entities located outside the continental United States, provides clinical research software and web hosting services via MAS’s call center and operates an out-patient medical clinic. MAS Laboratories is currently inactive. MAS provides these various services through four operating segments as described more fully in Note 12.

Risks and Uncertainties

      MAS provides medical information and assistance services and related products and services through various methods of distribution. In 2001, the majority of MAS’s revenues result from providing 24/7 medical response and assistance services. In October 2001, MAS announced a new travel insurance product directed toward American tourists traveling outside the United States. While the profitability of delivering medical response and assistance services increased in 2001, MAS is unsure what the impact will ultimately be on the future profitability of travel assistance services given the significant decline in travel after the attacks on the United States in September 2001.

      In September 2001, AmericasDoctor.com cancelled its contract with MAS to provide internet chats with doctors located in its call center which is staffed 24 hours-a-day (see Note 3). MAS has the ability to provide the internet “chat” services to other foreign and domestic customers, but has not yet contracted for any significant new customers.

      As discussed in Note 14, in November 2001 the Board of Directors approved an agreement and plan of merger pursuant to which MAS would acquire the Advanced Wireless Group of ADS. As a result of this transaction, ADS will own 82.1% of MAS’s outstanding common stock prior to the transfer to the trust of the shares of MAS common stock owned by ADS and will be able to control the board of directors. If the merger is ultimately completed, a new senior management team has been identified by ADS to direct MAS. MAS cannot predict what changes, if any, the new management team will make in the existing business plan.

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions particularly regarding valuation of accounts receivable and purchased software, recognition of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

MEDICAL ADVISORY SYSTEMS, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Concentrations of Credit Risk

      Financial instruments and related items which potentially subject MAS to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. MAS places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. MAS’s customers are not concentrated geographically and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. Revenue from AmericasDoctor.com, Inc. was $5,325,101 or 57% of consolidated revenues for fiscal 2000. Revenue from Customized Services Administration was $2,452,029 or 46% of consolidated revenue for fiscal 2001.

Cash Equivalents

      For purposes of the statements of cash flows, MAS considers all temporary investments purchased with a maturity date of three months or less to be cash equivalents. MAS had temporary investments of $1,300,000 at October 31, 2001.

Inventories

      Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method. Inventories consist of pharmaceuticals available for sale.

Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed over their estimated useful lives by the straight line method (see Note 1)

Purchased Software

      MAS capitalizes the cost of purchased software which is ready for service. These direct costs are amortized using the straight-line method over five years which does not exceed the expected life of the software. MAS regularly reviews the carrying value of the software and a loss is recognized when the value of the estimated undiscounted cash flow benefit related to the asset falls below the unamortized cost. Based on the impairment evaluation, MAS wrote off the remaining purchased software cost in 2001 (See Note 2).

Deferred Investment Advisory Costs

      Deferred investment advisory and public relations costs consist of the estimated fair value of warrants issued to certain third parties for public and investor relations services to be rendered over one, two and three-year periods, respectively. These amounts were being amortized on a straight line basis over the lives of the service agreements. The amounts were written off in 2001 (See Note 7).

Impairment of Long-Lived Assets

      Long-lived assets and certain identifiable intangibles held and used by MAS are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. Based on the impairment evaluation, MAS wrote off the carrying value of certain long-lived assets in 2001 (See Note 2).

MEDICAL ADVISORY SYSTEMS, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Revenue Recognition

      Revenues from contracts that provide unlimited services are recognized ratably over the term of the contract. Revenues from contracts based on usage are recognized when the services are rendered. Other revenues are recognized at the time services or goods are provided.

Income Taxes

      MAS accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred taxes are determined using the liability method which requires the recognition of deferred tax assets and liabilities based on differences between financial statement and income tax bases using presently enacted tax rates.

Stock Based Compensation

      MAS accounts for stock based compensation using the intrinsic value method prescribed in Accounting Principle Board Opinion No. 25, “Accounting for Stock Issued to Employees.” MAS has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” with respect to options and warrants granted to employees.

Earnings Per Share

      MAS follows Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are antidilutive.

Comprehensive Income

      Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (SFAS 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. MAS has no items of comprehensive income to report.

Recent Accounting Pronouncements

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS No. 141). SFAS No. 141 changed the accounting for business combinations, requiring that all business combinations be accounted for using the purchase method and that intangible assets be recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are separable or capable of being separated from the acquired entity and sold, transferred, licensed, rented or exchanged. SFAS No. 141 is effective for all business combinations initiated after June 30, 2001.

      In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142, “Accounting for Goodwill” (SFAS 142). SFAS 142 establishes accounting standards for existing goodwill related to purchase business combinations. Under SFAS 142, MAS would discontinue the periodic amortization of goodwill effective with adoption of SFAS 142. Also, MAS would have to test any remaining goodwill for possible impairment within six months of adopting SFAS 142, and periodically thereafter, based on new valuation criteria set forth in SFAS 142. Further, SFAS 142 has new criteria for purchase price allocation. SFAS 142

MEDICAL ADVISORY SYSTEMS, INC.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

became effective January 1, 2002. If the proposed merger is completed, the transaction would be subject to the requirements of SFAS 141 and 142.

      In August 2001, the FASB approved Statement on Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144). SFAS No. 144 supersedes SFAS No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions of the Accounting Principles Board Opinion No 30, “Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale and resolved significant implementation issues related to SFAS No. 121. SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset. SFAS No. 144 excludes goodwill from its scope, describes a probability-weighted cash flow estimation approach, and establishes a “primary-asset” approach to determine the cash flow estimation period for groups of assets and liabilities. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. MAS believes that adoption of SFAS No. 144 will not have a material impact on its financial position or results of operations.

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Property and Equipment

      Property and equipment consists of the following:

	October 31,	October 31,	Estimated
	2000	2001	Useful lives

Land	$65,078	$65,078
Buildings and improvement	955,802	1,660,703	10-20 years
Furniture, fixtures and equipment	1,212,782	1,036,028	3-5 years
Construction in progress	374,984	—	20 years

	2,608,646	2,761,809
Less: Accumulated depreciation and amortization	987,799	1,188,803

	$1,620,847	$1,573,006

2.     Impairment of Long-lived Assets

      During the third quarter of 2001, the only customer for clinical research services in MAS’s ASP segment insisted on renegotiating the monthly fee under the service agreement originally executed in March 2000. Ultimately, the customer cancelled the service contract in the fourth quarter since the parties were unable to agree on a revised fee structure. Consequently, MAS, based on a review of undiscounted cash flows, including the estimated residual fair market value of certain long-lived assets, recorded an impairment charge of $2,078,833.

3.     Investment in Affiliates

      Investment in affiliates consists of the following:

	October 31,	October 31,
	2000	2001

AmericasDoctor.com	$639,171	$131,000
CORIS	513,750	513,750
Jaspin Interactive	—	309,000

	$1,152,921	$953,750

      MAS initially recorded its investment in AmericasDoctor.com using the equity method and the excess of the investment over its share of AmericasDoctor.com’s net assets was recorded as goodwill, which MAS periodically reviews for impairment, and was assigned a five-year life. The investment balance at October 31, 2001 represented the remaining balance of goodwill. On October 31, 1999, MAS’s ownership interest was reduced to 5.3% and further reduced to 2.3% on January 6, 2000 which it remains at October 31, 2001. Effective November 1, 1999, MAS began to account for its investment using the cost method.

      In the fourth quarter of 2001, Americasdoctor.com notified MAS that it was terminating its contract for services. This notification caused MAS to review the carrying value of this investment. MAS analyzed current financial information, discussed liquidity concerns with senior management and ultimately determined that the carrying value of the investment was impaired. Accordingly, MAS recorded a write-down of the investment of $508,171.

      In May 2000, MAS purchased 12% of the outstanding common stock of CORIS for $400,000 in cash and 10,000 shares of its common stock with a fair value of $113,750 for a total investment of $513,750. CORIS provides medical and non-medical travel assistance and insurance claims services to the travel industry and insurance clients through an independent network of 24-hour call centers in 37 countries. The investment

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

agreement with CORIS calls for the development of international internet medical chat services and foreign language chat services in the U.S, using CORIS 24-hour call centers to provide infrastructure and personnel. It also calls for CORIS to serve as the international arm of MAS ASP operations. This investment has been accounted for using the cost method.

      In December 2000, MAS purchased a 15% ownership interest in Jaspin Interactive, Inc., (“Jaspin”) a privately held company in Dulles, Virginia. MAS paid $159,000 and issued 40,000 shares of the Company’s common stock in exchange for shares of Jaspin. Jaspin is an Internet and Online business solutions provider and software development company. Under the investment agreement, MAS will have the right to use Jaspin’s proprietary software and will provide ASP and WEB hosting services to Jaspin. This investment has been accounted for using the cost method.

4.   Long-term Debt and Borrowing Arrangements

      Long-term debt consists of the following:

	October 31,	October 31,
	2000	2001

Mortgage loan payable in monthly installments of $1,222, including interest at 8.5% per annum, and a balloon payment of $121,905 on January 3, 2003. The note is collateralized by a first deed of trust on MAS’s building and land	$130,380	$126,337

Less current portion	3,719	4,103

	$126,661	$122,234

      Aggregate maturities of long-term debt as of October 31, 2001 are as follows:

Year	Amount

2002	$4,103
2003	122,234

$126,337

      MAS leases equipment under capital leases which are included in property and equipment at a cost of $146,689 at October 31, 2000 and 2001. Amortization expense related to assets under capital leases amounted to $29,337 for the years ended October 31, 2000 and 2001. As of October 31, 2001, future net minimum lease payments under capital leases are as follows:

Year	Amount

2002	$37,889
2003	37,889
2004	3,157

Total minimum lease payments	78,935
Less: amount representing interest	7,946

Present value of net minimum lease payments	70,989
Less: Current portion	32,241

Long-term capital lease obligation	$38,748

      MAS has an unused $500,000 bank line of credit that extends through March 2002. Borrowings are unsecured and bear interest at the bank’s prime rate.

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.   Related Party Transactions

      Hall & Associates, P.A., Hall & AmDoc, Associates, P.A., and Hall & DocTalk, Associates, P.A., which are owned by MAS’s Chief Executive Officer, Thomas M. Hall, M.D., provide medical professional services to MAS. Amounts paid to these companies represent fees for professional services rendered and premiums on professional liability insurance. During 2001 and 2000, MAS paid Hall & Associates, P.A., Hall & AmDoc, Associates, P.A. and Hall & DocTalk, Associates, P.A., a combined total of $732,364 and $4,219,628, respectively, in fees and professional liability insurance premiums. There were no amounts payable to these affiliates at either October 31, 2000 or 2001.

      During 2001 MAS completed construction of a new technology facility. MAS executed an agreement with a contractor, whose owners are related to MAS’s President and Chairman of the Board, to develop and construct the building. The total cost of the facility was $705,000, which management believes approximates the market value for the services rendered.

6.     Stockholders’ Equity

      On March 9, 2000, MAS sold 550,000 shares of common stock, in a private transaction, for total proceeds of $5,775,000 to Premier Research Worldwide (“PRWW”), an unrelated third party. Concurrently, MAS and eResearch Technology, a wholly owned subsidiary of PRWW, executed a sales, service and marketing agreement. Under the agreement, which had a five-year term, MAS was to have assisted eResearch Technology in deploying its suite of intergrated proprietary clinical research software to companies in the pharmaceutical, medical device and biotechnology industries, as well as clinical research organizations. As part of these agreements, MAS purchased a license for this clinical research software for approximately $2,725,000. Also, MAS expanded its telecommunications and internet infrastructure to become an application service provider for eResearch Technology’s proprietary clinical research software. Further, the two companies were to have worked to increase the efficiency and effectiveness of eResearch Technology’s electronic network by utilizing MAS’s base of contract physicians to use proprietary software, developed by eResearch Technology, which provided for the electronic transmission of a centralized analysis of electrocardiograms used to monitor the effects on the heart of new therapies. In the fourth quarter of fiscal 2001, eResearch Technology cancelled the service contract after the parties were unable to agree on a revised fee structure. MAS wrote-down the carrying value of purchased software and certain computer equipment as of October 31, 2001 (see Note 2).

7.     Stock Warrants

      In November 1998, MAS issued 300,000 warrants to purchase its common stock to a broker dealer as consideration for certain investment advisory services, including services related to the issuance of 500,000 shares of Convertible Preferred Stock in a private placement. MAS determined the estimated aggregate fair value of these warrants on the date of grant to be approximately $742,250 based on the Black-Scholes valuation model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 40%, risk free interest rate of approximately 5.01% and expected life of approximately 5 years. MAS recorded $124,605 as a reduction in paid-in-capital in order to raise the effective commission paid to the broker dealer to 15% to more accurately reflect the commission rate for similar transactions being completed. The remaining $620,645 was recorded as deferred investment advisory fees and was being amortized over 36 months, the term of the service agreement. In June 2000, MAS established an investment advisory relationship with another investment banking firm. Accordingly, MAS wrote off the remaining deferred investment advisory fees of approximately $387,000 as of April 30, 2000. In addition, MAS issued warrants to purchase MAS’s common stock to various marketing and public relations consultants. The terms of the consulting agreements vary from one month to one year. All of the warrants issued to third parties allowed them to purchase common stock for $3.00 to $12.00 per share for up to five years. There were no vesting requirements associated with these

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

warrants. MAS determined the estimated aggregate fair value of these various warrants on the date of grant to be approximately $895,706 based on the Black-Scholes valuation model described above. All of these warrants have been amortized into expense as of October 31, 2000.

      In May 2000, MAS issued 75,000 warrants to purchase its common stock to an investment banking firm as consideration for providing investment advisory services for two years. The holder of the warrants may purchase 75,000 common shares at $10.50 per share, subject to adjustment as specified in the warrant agreement, for up to five years. There are no vesting requirements associated with these warrants. MAS determined the estimated aggregate fair value of these warrants on the date of grant to be $272,336 based on the Black-Scholes valuation model. MAS recorded the $272,336 as deferred investment advisory fees and was amortizing this cost to expense over 24 months, the term of the agreement. In August 2001, MAS established an investment banking relationship with another investment banking firm. Accordingly, MAS wrote off the remaining deferred investment advisory fees of $90,383.

      In March 2001, MAS issued 35,000 options to purchase its common stock to an outside consulting firm as consideration for providing marketing services for one year. The holder of the warrants may purchase 35,000 common shares at $3.90 per share. These options vest ratably over a three-year period. MAS determined the estimated aggregate fair value of the options on the date of grant to be $66,500 based on the Black-Scholes valuation model. MAS recorded the $66,500 as prepaid marketing cost and is amortizing this cost to expense over 12 months, the term of the agreement.

      There were 205,000 and 240,000 warrants outstanding at October 31, 2000 and 2001, respectively.

8.     Stock Options

      MAS has a nonqualified stock option plan to provide key employees and non-employees the opportunity to participate in equity ownership. Options may be granted at or below the fair market value of the stock and have a five-year life (increased to ten years in December 1999). Options granted to certain individuals vest ratably over three years. MAS has reserved 1,000,000 common shares for exercise of these stock options.

      The following table summarizes the changes in options outstanding and the related prices for the shares of MAS’s common stock issued to key employees of MAS:

		Exercise
	Number	Price Per
	of Shares	Share

Options outstanding, October 31, 1999	405,000	$0.50

Options granted	409,000	10.00
Options exercised	(140,180)	0.50

Options outstanding, October 31, 2000	673,820	$0.50 to $10.00
Options granted	854,000	3.63-4.15

Options outstanding, October 31, 2001	1,527,820	$0.50-10.00

Weighted average price of options outstanding	—	$4.05

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      A summary of the stock options outstanding and exercisable as of October 31, 2001 is as follows:

		Weighted	Weighted		Weighted
		average	average		average
Exercise	Number	remaining	exercise	Number	exercise
prices	Outstanding	life (years)	price	exercisable	price

$ 0.50	264,820	2.09	$0.50	246,820	$0.50
$3.63-4.15	854,000	9.29	$4.94	4,000	$3.63
$ 10.00	409,000	8.48	$10.00	54,240	$10.00

      For SFAS No. 123 purposes, the weighted average fair value of each option granted has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.44% and 6.25% and expected volatility of 68% and 70% and an expected option life of 3 and 7 years for the years ended October 31, 2001 and 2000, respectively, and a dividend payout rate of zero for each year. Using these assumptions, the weighted average fair value of the stock options granted is $1.96 and $6.20 for 2001 and 2000, respectively. There were no adjustments made in calculating the fair value to account for vesting provisions or for non-transferability or risk of forfeiture.

      If MAS had elected to recognize compensation expense based on the fair value at the grant dates for options issued under the plan described above, consistent with the method prescribed by SFAS No. 123, net income (loss) applicable to common shareholders and earnings per (loss) share would have been changed to the pro forma amounts indicated below:

	Year ended October 31,

	2000	2001

Net income (loss) applicable to common shareholders:
as reported	$(1,246,673)	$(4,542,311)
pro forma	(1,453,021)	(4,669,714)
Basic and diluted earnings (loss) per share:
as reported	$(0.26)	$(0.88)
pro forma	$(0.30)	$(0.91)

9.     Income Taxes

      MAS files a consolidated U.S. federal income tax return. MAS determines deferred tax liabilities and assets based on the difference between financial statements and tax bases of assets and liabilities using presently enacted tax rates in effect for the year in which the differences are expected to reverse.

      The differences between the expected tax benefit based on the federal income statutory rate and the actual benefit are presented in the table below:

Year ended October 31,	2000	2001

Federal statutory rate	(35.0)%	(35.0)%
Net operating losses for which current benefit is not available	35.0	35.0

Effective income tax rate	0.0%	0.0%

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The tax effects of the temporary differences giving rise to MAS’s deferred tax asset at October 31, 2000 and 2001 are summarized as follows:

	2000	2001

Equity in loss of affiliate	$1,033,000	$1,033,000
Net operating loss carry forwards	1,244,000	2,855,000
Write-down of investment in affiliate	—	208,000
Allowance for doubtful accounts	47,000	56,000
Deferred income	9,000	9,000
Accrued vacation	14,000	11,000
Depreciation and amortization	18,000	4,000
Impairment of long-lived assets	—	49,000

Subtotal	2,365,000	(4,225,000)
Valuation allowance	(2,365,000)	(4,225,000)

Net deferred taxes	$—	$—

      Realization of the net deferred tax asset at the balance sheet date is dependent on future earnings which are uncertain. MAS continues to maintain a valuation allowance for the entire deferred tax asset at October 31, 2000 and 2001.

      As of October 31, 2001, MAS had net operating loss carry forwards of approximately $5,100,000 expiring between 2002 and 2020 available to offset future taxable income.

10.     Retirement Plan

      In 1994, MAS adopted a Retirement Savings Plan (Plan) in accordance with Section 401(k) of the Internal Revenue Code. The Plan is available to all eligible employees, as defined in the Plan’s agreement. Participants are allowed to contribute up to 15% of their annual compensation to the maximum amounts prescribed by law. MAS provides for discretionary matching contributions to the Plan equal to a percentage of the participant’s contributions. MAS’s contributions in 2001 and 2000 were $5,418 and $4,132, respectively.

11.     Commitments and Contingencies

      On May 29, 2001, Janet Silva, individually and as Guardian ad Litem for Jonathan Silva, a minor, and the Estate of Clarence William Silva, Jr. (collectively, “Plaintiffs”) filed suit against Customized Services Administrators, Incorporated (“CSA”), Pricesmart, Inc. (“Pricesmart”), Commercial Union Insurance Company (“Commercial Union”), CGU Insurance Group, and MAS (collectively the “Defendants”) in the Superior Court of the State of California in and for the County of Santa Clara. The allegations of the complaint arise from a vacation guarantee insurance policy (the “Insurance Contract”) allegedly purchased by Plaintiffs from Defendants on March 6, 2000. The complaint alleges, among other things, that Defendants breached the Insurance Contract, defrauded Plaintiffs, acted in bad faith, engaged in deceptive and unlawful business practices, resulting in the wrongful death of Clarence William Silva, Jr. (the “Deceased”) and the intentional inflection of emotional distress on Plaintiffs. The complaint seeks the cost of funeral and burial expenses of the Deceased and amounts constituting the loss of financial support of the Deceased, general damages, attorney’s fees and costs, and exemplary damages.

      CSA has filed a cross-claim against MAS alleging that MAS should be held liable for any liability that CSA may have to Plaintiffs. MAS has denied the allegations of the complaint and the CSA cross-claim and is vigorously contesting all aspects of this action. MAS’s legal representation in being coordinated and paid for

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

by its insurance carrier. MAS believes that the ultimate resolution of this litigation will not have a material adverse effect on its financial condition or operating results.

      Presently, MAS leases three automobiles under non-cancelable operating leases. Minimum annual rental commitments under these leases at October 31, 2001 are as follows:

2002	$16,191
2003	6,588

$22,779

      Rent expense was $40,306 and $22,757 in 2001 and 2000, respectively.

12.  Operating Segments

      MAS has four operating segments: Interactive medical information services, 24/7 medical response and assistance services, Pharmaceutical kits and equipment and ASP and web hosting services. The Interactive medical information services segment provides 24 hour a day medical information to the public via the internet as well as via the telephone to individuals, groups and associations. The 24/7 medical response and assistance services segment provides medical advice to ocean-going vessels and medical travel assistance services to multi-national corporations, the international travel industry and health maintenance organizations. The pharmaceutical kits and equipment segment provides customized pharmaceutical and medical supply kits to the maritime and aviation industries. The ASP and web hosting services segment allows MAS to function as an application service provider and to provide other web hosting services. MAS evaluates performance

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

based on the operating results of the respective segments. The accounting policies of the segments are the same as those described in the summary of accounting policies.

	Years Ended October 31,

	2000	2001

Revenues:
Interactive medical information services	$5,336,625	$535,391
24/7 medical response and assistance services	2,602,269	3,274,347
Pharmaceutical kits and equipment	702,955	902,749
ASP and web hosting services	588,750	523,020
Other services	146,417	127,724

Total Revenues	9,377,016	5,363,231

Operating expenses:
Interactive medical information services	4,800,594	1,159,074
24/7 medical response and assistance services	1,750,082	2,481,615
Pharmaceutical kits and equipment	456,666	618,572
ASP and web hosting services	386,657	2,853,518
Other services	109,762	95,463
Unallocated corporate expenses	3,274,308	2,759,136

Total operating expenses	10,778,069	9,967,378

Income/(loss) from operations:
Interactive medical information services	536,031	(623,683)
24/7 medical response and assistance services	852,187	792,732
Pharmaceutical kits and equipment	246,289	284,177
ASP and web hosting services	202,093	(2,330,498)
Other services	36,655	32,261
Unallocated corporate expenses	(3,274,308)	(2,759,136)

Total loss from operations	(1,401,053)	(4,604,147)
Corporate interest, net	102,752	45,768
Other income	51,628	16,068

Net loss	$(1,246,673)	$(4,542,311)

MEDICAL ADVISORY SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	October 31,

	2000	2001

Assets:
Interactive medical information services	$1,457,649	$781,163
24/7 medical response and assistance services	1,162,084	1,139,613
Pharmaceutical kits and equipment	99,789	232,702
ASP and web hosting services	2,576,353	398,785
Other services	3,458	7,455

Total segment assets	5,299,333	2,559,718
Unallocated assets
Cash	2,615,842	1,388,826
Deferred investment advisory costs	209,926	—
Prepaid expenses	18,881	263,118
Property and equipment	470,046	448,921

Consolidated total assets	$8,614,028	$4,660,583

13.  Supplemental Disclosure of Cash Flows Information

	Years ended October 31,

	2000	2001

Cash paid for interest	$22,704	$32,863
Disclosure of non-cash investing and financing activities:
Fair value of warrants/ options issued to non-employees	272,336	66,500
Issuance of common stock for investment in affiliate	113,750	150,000
Issuance of common stock in settlement of trade payables	93,656	—

14.  Subsequent Event

      In November 2001, the Board of Directors approved an agreement and plan of merger pursuant to which MAS would acquire the Advanced Wireless Group of ADS, an affiliate and beneficial owner of 16.6% of MAS’s common stock. As consideration for the merger, MAS will issue 18,750,000 shares of common stock to ADS. As a result, ADS will own 82.1% of MAS’s outstanding shares of common stock prior to the transfer to the trust of the shares of MAS common stock owned by ADS. The merger will be accounted for using the purchase method of accounting. Given ADS’s ownership of MAS at the completion of the merger, ADS will be considered to be the acquiror for accounting purposes. Accordingly, this transaction will be accounted for as a reverse acquisition of MAS by ADS. The agreement is subject to the approval of IBM Credit Corporation, a secured lender of ADS and MAS’s stockholders and other closing conditions.

ADVANCED WIRELESS GROUP

Combined Financial Statements

For the Nine Months Ended September 30, 2001 and 2000

ADVANCED WIRELESS GROUP

COMBINED BALANCE SHEETS

	September 30,	December 31,
	2001	2000

	(In thousands)

	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5	$206
Accounts receivable (net of allowance for doubtful accounts of $209 in 2001 and $205 in 2000)	6,194	5,263
Inventories, net	6,348	5,370
Other current assets	884	1,036

Total Current Assets	13,431	11,875
Property And Equipment, net	14,902	5,408
Goodwill, net	76,249	77,645
Other Assets, net	7,577	416

	$112,159	$95,344

LIABILITIES AND NET INVESTMENT IN ADVANCED WIRELESS GROUP
Current Liabilities
Notes payable	$—	$2
Current maturities of long-term debt	82,849	38
Accounts payable	3,648	2,591
Accrued expenses	1,216	1,829

Total Current Liabilities	87,713	4,460
Long-Term Debt And Notes Payable	2,434	2,463

Total Liabilities	90,147	6,923

Commitments And Contingencies	—	—

Minority Interest	558	612

ADS’s Net Investment in Advanced Wireless Group	21,454	87,809

	$112,159	$95,344

See the accompanying notes to combined financial statements

ADVANCED WIRELESS GROUP

COMBINED STATEMENTS OF OPERATIONS

	For The Nine Months
	Ended September 30,

	2001	2000

	(In thousands)

	(Unaudited)
Product revenue	$25,168	$13,047
Service revenue	2,803	1,673

Total revenue	27,971	14,720
Cost of products sold	15,216	7,279
Cost of services sold	1,627	964

Cost of products and services sold	16,843	8,243

Gross profit	11,128	6,477
Selling, general and administrative expense	7,627	4,357
Research and development expense	3,742	719
Depreciation and amortization	7,939	796
Interest income	(14)	(7)
Interest expense	357	69

(Loss) income from operations before provision for income taxes, minority interest and equity in net loss of affiliate	(8,523)	543
Provision for income taxes	55	350

(Loss) income from operations before minority interest and equity in net loss of affiliate	(8,578)	193
Minority interest	(54)	44
Equity in net loss of affiliate	931	—

Net (loss) income	$(9,455)	$149

See accompanying notes to combined financial statements.

ADVANCED WIRELESS GROUP

COMBINED STATEMENTS OF CASH FLOWS

	For The Nine Months
	Ended September 30,

	2001	2000

	(In thousands)

	(Unaudited)
Cash Flows From Operating Activities
Net (loss) income	$(9,455)	$149
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,939	796
Minority interest	(54)	44
Equity in net loss of affiliate	931	—
Decrease (increase) in accounts receivable	(930)	(1,789)
Decrease (increase) in inventories	(978)	1,086
Decrease (increase) in other current assets	152	(38)
Decrease in accounts payable and accrued expense	444	(1,409)

Net Cash Provided by (Used In) Operating Activities	(1,951)	(1,161)

Cash Flows From Investing Activities
Decrease (increase) in patents and other amortizable assets	145	(28)
Proceeds from sale of assets	—	—
Payments for property and equipment	(1,509)	(309)
Cash balance acquired for asset and business acquisitions (net of payments)	—	1,852

Net Cash (Used In) Provided By Investing Activities	(1,364)	1,515

Cash Flows From Financing Activities
Amounts paid on notes payable	(71)	—
Net transactions with ADS	3,185	—

Net Cash Provided By Financing Activities	3,114	—

Net (Decrease) Increase In Cash	(201)	354
Cash And Cash Equivalents — Beginning Of Period	206	139

Cash And Cash Equivalents — End Of Period	$5	$493

Supplemental non-cash investing activities:
Acquisition of interest in Medical Advisory Systems, Inc. for shares of ADS common stock	$8,267	$—
Software purchase for shares of ADS common stock	$9,865	—
Supplemental non-cash financing activity:
Allocation of ADS’s current maturities of long-term debt	$82,772	$—

See the accompanying notes to combined financial statements.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

1.     Basis of Presentation and Accounting Policy

      The accompanying unaudited combined financial statements of the Advanced Wireless Group as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The December 31, 2000 financial information included herein has been extracted from the Advanced Wireless Group’s audited financial statements. In the opinion of the Advanced Wireless Group’s management, all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the combined financial statements have been made.

      The combined statements of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year.

      On November 1, 2001, the board of directors of Applied Digital Solutions, Inc. (ADS) approved in principle an agreement and plan of merger pursuant to which three of its subsidiaries would be acquired by Medical Advisory Systems, Inc. (MAS). Under the terms of the agreement, the entities comprising the Advanced Wireless Group will become subsidiaries of MAS and ADS will own approximately 82.1% of the stock of MAS prior to the transfer to the trust of the shares of MAS common stock owned by ADS. Presently, ADS owns 16.6% of MAS, which was acquired on February 27, 2001. Options and warrants to purchase stock in Digital Angel will be converted into rights to purchase MAS common stock. Subsequent to the merger, MAS will be renamed “Digital Angel Corporation.” This agreement is subject to the approval of IBM Credit Corporation and the stockholders of MAS and other closing conditions.

      The Advanced Wireless Group is comprised of three subsidiaries of ADS: Signature Industries, Limited, Timely Technology Corp. and Digital Angel Corporation, formerly known as Destron Fearing Corporation. ADS owns 85.0% of Signature Industries and 100.0% of Timely Technology and Digital Angel. The Advanced Wireless Group is engaged in the business of developing and bringing to market proprietary technologies used to identify, locate and monitor people, animals and objects. Prior to 2000, the Advanced Wireless Group operated in one segment. With the acquisitions of Timely Technology and Destron Fearing in 2000, the Advanced Wireless Group was organized into four segments: Animal Tracking, Digital Angel Technology, Digital Angel Delivery System and Radio Communications and Other.

2.     Principles of Combination

      The financial statements include the accounts of the Advanced Wireless Group. All significant intercompany accounts and transactions have been eliminated in the combination.

3.     Debt Covenant Compliance, Liquidity and Financing Agreements

      ADS maintains a term and revolving credit agreement with IBM Credit Corporation. The IBM credit agreement provides for a USA revolving credit line, a Canadian revolving credit line and certain term loans. IBM Credit Corporation maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of the Advanced Wireless Group. These liens and security interest collateralize borrowings under the USA revolving credit line and term loans. As a result of the events of default under the IBM credit agreement and continued operating losses in fiscal 2001, it was determined during the third quarter of fiscal 2001, that substantial doubt about ADS’s and the Advanced Wireless Group’s ability to continue as a going concern exists. At September 30, 2001, outstanding borrowings under the USA revolving credit line and term loans totaled $82.8 million. ADS does not currently have the funds available to repay the borrowings under the IBM

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

credit agreement. Accordingly, the $82.8 million of outstanding borrowings was allocated to the Advanced Wireless Group at September 30, 2001 and has been reflected as a current obligation in the September 30, 2001 combined balance sheet. Interest associated with the borrowings was not allocated to the Advanced Wireless Group because the outstanding borrowings were not considered an obligation of the Advanced Wireless Group until September 30, 2001. Under the terms of the agreement and plan of merger with MAS, the common stock and assets of the three subsidiaries comprising the Advanced Wireless Group will be released from all liens and security interests under the IBM credit agreement.

      ADS generated a significant loss from operations in 2000. As a result, ADS was not in compliance with certain financial covenants of the IBM credit agreement as of December 31, 2000. The IBM credit agreement was amended and restated on October 17, 2000 and further amended on March 30, 2001. In connection with the amendment on March 30, 2001, the Advanced Wireless Group granted IBM Credit Corporation warrants to acquire 1.2 million shares of Digital Angel’s common stock valued at $0.3 million. As of the March 30, 2001 amendment, ADS was in compliance with the revised covenants.

      The IBM credit agreement contains certain quarterly financial covenants, which become more restrictive during 2001. ADS anticipated that it would continue to comply in 2001 with the quarterly financial covenants in the IBM credit agreement. Management’s business plans for ADS anticipated year to year increases in revenues due to increased volumes, improved working capital management, reduced capital spending, successful implementation of on-going cost savings initiatives, improved operating efficiencies, and the disposition of non-core businesses.

      ADS was not in compliance with its minimum EBITDA or collateral shortfall covenants at June 30, 2001. Effective July 1, 2001, ADS and IBM Credit Corporation amended the IBM credit agreement extending until October 1, 2001 the payments due on July 1, 2001, which ADS has been unable to pay.

      As of September 30, 2001, ADS had a negative tangible net worth of $(59.1) million or $24.1 million less than the minimum requirement, actual EBITDA was $(101.9) million, or $108.9 million less than the Minimum EBITDA covenant, current assets to current liabilities was 0.49 to 1.0 compared to a minimum requirement of 0.80 to 1.0 and ADS had a collateral shortfall of $33.1 million, or $24.5 million more than the allowable shortfall of $8.6 million. In addition, ADS failed to make interest and principal payments due to IBM Credit Corporation under the IBM credit agreement, including the principal payment originally due on July 1, 2001. Effective November 15, 2001, IBM Credit Corporation extended the due dates of all interest and principal payments currently due under the IBM credit agreement until January 4, 2002. On January 31, 2002, the due date was again extended until February 28, 2002. As of February 1, 2002 approximately $93.0 million in aggregate principal amount was owed to IBM Credit Corporation. ADS has not received, and does not anticipate receiving waivers concerning its covenant defaults. The tangible net worth and minimum EBITDA covenants are based on cumulative financial results and additional interest and principal payments will continue to become due under the IBM credit agreement. As a result, if ADS is not successful in amending the IBM credit agreement it may not be able to maintain compliance with certain covenants and payment obligations in the future. ADS is currently seeking to restructure its credit agreement with IBM Credit Corporation. The IBM credit agreement matures on May 25, 2002.

      ADS believes that it will be successful in its efforts to restructure the IBM credit agreement. There can be no assurance, however, that its ongoing discussions with IBM Credit Corporation concerning the restructuring of the credit arrangements will be successful. ADS’s non-compliance with certain covenants constitute an event of default under the IBM credit agreement, and IBM Credit Corporation is entitled to accelerate the maturity of all amounts owed them. IBM Credit Corporation maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of the Advanced Wireless Group. ADS does not currently have available funds to repay the amounts owed to IBM Credit Corporation if the maturity of the obligation is accelerated. If IBM Credit Corporation were to accelerate these obligations and enforce its rights against the

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

collateral securing these obligations, without additional financing resources, there would be substantial doubt ADS would be able to continue operations in the normal course of business. Unless the Advanced Wireless Group is released from the aforementioned liens and security interest, substantial doubt about the Advanced Wireless Group’s ability to continue as a going concern also exists.

      In addition to ADS’s plan to restructure the IBM credit agreement, ADS is seeking an alternative structure of its operations. On November 2, 2001, ADS announced the proposed sale of its wholly-owned subsidiary, Digital Angel and other businesses (the Advanced Wireless Group), to MAS (AMEX:DOC). Under the terms of the agreement, the entities comprising the Advanced Wireless Group will become subsidiaries of MAS and ADS will own approximately 82.1% of the outstanding voting stock of MAS prior to the transfer to the trust of the shares of MAS common stock owned by ADS. Presently, ADS owns 16.6% of MAS. Options and warrants to purchase stock in Digital Angel will be converted into options to purchase shares of MAS common stock. Subsequent to the merger, MAS will be renamed “Digital Angel Corporation.” This agreement is subject to the approval of IBM Credit Corporation and the shareholders of MAS and to other closing conditions.

4.     Inventory

	September 30,	December 31,
	2001	2000

	(in thousands)
Raw materials	$1,411	$1,374
Work in process	210	183
Finished goods	5,938	4,992

	7,559	6,549
Allowance for excess and obsolescence	(1,211)	(1,179)

	$6,348	$5,370

5.     Segment Information

      The Advanced Wireless Group is engaged in the business of developing and bringing to market proprietary technologies used to identify, locate and monitor people, animals and objects. Prior to 2000, the Advanced Wireless Group operated in one segment. With the acquisition of two companies in 2000, the Advanced Wireless Group was organized into four segments: Animal Tracking, Digital Angel Technology, Digital Angel Delivery System and Radio Communications and Other.

      The accounting policies of the operating segments are the same as those described in the summary of accounting policies in the Advanced Wireless Group’s audited financial statements for the year ended December 31, 2000. It is on this basis that management utilizes the financial information to assist in making internal operating decisions. The Advanced Wireless Group evaluates performance based on stand-alone segment operating income.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      Following is the selected segment data as of and for the nine months ended September 30, 2001:

			Digital
		Digital	Angel	Radio
	Animal	Angel	Delivery	Communications
	Tracking	Technology	System	and Other	Combined

	(in thousands)
Net revenue from external customers:
Product	$16,761	—	$—	$8,407	$25,168
Service	—	—	2,803	—	2,803

Total revenue	$16,761	—	$2,803	$8,407	$27,971

Loss before provision for income taxes, minority interest and equity in net loss of affiliate	$(4,102)	$(2,979)	$(899)	$(543)	$(8,523)

Total assets	$98,837	$94	$6,362	$6,866	$112,159

      Following is the selected segment data as of and for the nine months ended September 30, 2000:

			Digital
		Digital	Angel	Radio
	Animal	Angel	Delivery	Communications
	Tracking	Technology	System	and Other	Combined

	(in thousands)
Net revenue from external customers:
Product	$2,651	—	$—	$10,396	$13,047
Service	—	—	1,673	—	1,673

Total revenue	$2,651	—	$1,673	$10,396	$14,720

Income (loss) before provision for income taxes, minority interest and equity in net loss of affiliate	$487	$(724)	$338	$442	$543

Total assets	$87,149	$107	$1,830	$7,487	$96,573

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

6.     Acquisitions

      The following represents acquisitions by ADS within the Advanced Wireless Group:

					Value of Shares,	Common/
				Cash	Warrants &	Preferred
	Date	Percent	Acquisition	Consider-	Options Issued or	Shares	Goodwill
Company Acquired	Acquired	Acquired	Price	ation	Issuable	Issued	Acquired	Business Description

	(in thousands)
1998 Acquisition:
Signature Industries, Limited	06/01/98	85%	$4,974	$577	—	4,397	1,095	Manufacturer of high grade communications and safety devices
2000 Acquisitions:
Timely Technology Corp.	04/01/00	100%	6,281	375	5,906	8,482	5,954	Software consulting and development services provider
Destron Fearing Corporation	09/08/00	100%	84,534	1,264	83,270	20,821	74,729	Animal identification and microchip technology company

      In each of the above transactions, the value of the consideration paid by ADS was in accordance with the acquisition agreement. Based on the contractually agreed-to amounts, ADS calculated the number of shares issued to the sellers as of the closing date. The price of ADS’s common stock used to determine the number of shares issued was based on either the closing price set on a fixed date or on a formula as specified in the agreements.

     Earnout and Put Agreements

      All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the combined financial statements reflect the results of operations of each company from the date of acquisition. The costs of acquisitions include all payments according to the acquisition agreements plus costs for investment banking services, legal and accounting services that were direct costs of acquiring these net assets. The Timely Technology acquisition agreement includes additional consideration contingent on future profits. Upon earning this additional consideration, the value will be recorded as additional goodwill. The information pertaining to Timely Technology above includes shares earned upon attainment of certain profits through September 30, 2001. At September 30, 2001, under the Timely Technology agreement, assuming all the earnout profits are achieved, the Advanced Wireless Group is contingently liable for additional consideration of approximately $3.0 million in 2002 which would be payable in shares of ADS’s common stock.

      On September 8, 2000, ADS completed the acquisition of Destron Fearing through a merger of its wholly-owned subsidiary, Digital Angel (formerly known as Digital Angel.net Inc.), into Destron Fearing. As a result of the merger, Destron Fearing is now a wholly-owned subsidiary of ADS and has been renamed “Digital Angel Corporation.” In connection with the merger, each outstanding share of Destron Fearing common stock was exchanged for 1.5 shares of the ADS’s common stock, with fractional shares settled in cash. In addition, outstanding options and warrants to purchase shares of Destron Fearing common stock were converted into a right to purchase that number of shares of the ADS’s common stock as the holders would have been entitled to receive had they exercised such options and warrants prior to September 8, 2000 and participated in the merger. ADS issued 20.5 million shares of its common stock in exchange for all the

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

outstanding common stock of Destron Fearing and 0.3 million shares of its common stock as a transaction fee. ADS will issue up to 2.7 million shares of its common stock upon the exercise of the Destron Fearing options and warrants. The aggregate purchase price of approximately $84.5 million, including the liabilities, was allocated to the identifiable assets with the remainder of $74.7 million recorded as goodwill, which is being amortized over ten years.

      On February 27, 2001, ADS acquired approximately 16.6% of the capital stock of MAS (AMEX:DOC), a provider of medical assistance and technical products and services.

      Unaudited pro forma results of operations for the nine months ended September 30, 2000 are included below. Such pro forma information assumes that each of the above 2000 acquisitions had occurred as of January 1, 2000.

Nine Months
Ended
September 30,
2000

Revenue	$27,912
Net loss	(200)

7.     Net Investment in Advanced Wireless Group

      The following analyzes ADS’s net investment in the businesses comprising the Advanced Wireless Group for the nine months ended September 30, 2001:

					Total Net
					Investment
		Parent	Accumulated		In
		Investment	Other	Common	Advanced
	Accumulated	in	Comprehensive	Stock	Wireless
	Deficit	Subsidiary	Loss	Warrants	Group

Balance — December 31, 2000	$(4,291)	$92,421	$(321)	$—	$87,809
Allocation of ADS’s current maturities of long-term debt		(82,772)			(82,772)
Earnout payment — acquisition of Timely		5,042			5,042
Acquisition of interest in Medical Advisory Systems, Inc.		8,267			8,267
Issuance of Digital Angel Corporation common stock warrants				300	300
Software purchase		9,865			9,865
Net loss	(9,455)				(9,455)
Comprehensive loss
Foreign currency translation			(787)		(787)

Total comprehensive loss	(9,455)		(787)		(10,242)
Net transactions with ADS		3,185			3,185

Balance — September 30, 2001	$(13,746)	$36,008	$(1,108)	$300	$21,454

      Included in net investment in the Advanced Wireless Group are advances from ADS of $5.2 million and advances to ADS of $0.5 million.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

8.     Legal Proceedings

      ADS is party to various legal proceedings. In the opinion of management, these proceedings are not likely to have a material adverse affect on the financial position, cash flows or overall trends in results of the Advanced Wireless Group as none of the legal proceedings relates to the Advanced Wireless Group. The estimate of potential impact on the Advanced Wireless Group’s financial position, overall results of operations or cash flows for the above legal proceedings could change in the future.

9.     Related Party Activity

      ADS provides certain general and administrative services to the Advanced Wireless Group, including finance, legal, benefits and other miscellaneous items. The cost of these services are included in the Advanced Wireless Group’s Combined Statement of Operations based on utilization, which management believes to be reasonable. Cost of these services were $0.6 million and $69,000 for the nine months ended September 30, 2001 and 2000, respectively.

10.     Subsequent Events

      In November 2001, ADS announced that the boards of directors of ADS and MAS approved the planned merger of the Advanced Wireless Group with MAS. Under the terms of the agreement and subject to MAS shareholders’ and ADS’s lender’s approval, ADS will own approximately 82.1% of the outstanding voting stock of MAS prior to the transfer to the trust of the shares of MAS common stock owned by ADS, and MAS will be renamed “Digital Angel Corporation.” Presently, ADS owns 16.6% of MAS.

ADVANCED WIRELESS GROUP

FINANCIAL STATEMENTS

For the Years Ended December 31, 2000 and 1999

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders

  of Applied Digital Solutions, Inc. and Subsidiaries:

      In our opinion, the accompanying combined balance sheets and the related combined statements of operations and cash flows present fairly, in all material respects, the financial position of Advanced Wireless Group (the “Company”), comprised of businesses of Applied Digital Solutions, Inc. and Subsidiaries (“ADS”) as described in the Basis of Presentation note to the combined financial statements, at December 31, 2000 and December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 and for the seven months ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the combined financial statements, ADS has suffered significant losses from continuing operations and discontinued operations and is in violation of certain covenants and payment obligations of its amended debt agreement which could result in the lenders declaration that amounts due are immediately payable. The lender maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of such businesses. Additionally, ADS expects to continue to generate an operating loss in fiscal 2001. These factors raise substantial doubt about ADS’s ability to continue as a going concern, and unless the businesses comprising the Advanced Wireless Group are released from the aformentioned liens and security interests, substantial doubt about the Company’s ability to continue as a going concern also exists. Management’s plans in regard to these matters are also discussed in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICEWATERHOUSECOOPERS LLP

St. Louis, MO

December 7, 2001

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders

  of Applied Digital Solutions, Inc. and Subsidiaries:

      In our opinion, the accompanying statements of operations and of cash flows of Signature Industries Limited (Predecessor Company) present fairly, in all material respects, the results of its operations and its cash flows for the period from April 1, 1998 through May 31, 1998 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP

St. Louis, MO

December 7, 2001

ADVANCED WIRELESS GROUP

COMBINED BALANCE SHEETS

	December 31,

	2000	1999

	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$206	$139
Accounts receivable (net of allowance for doubtful accounts of $205 in 2000 and $50 in 1999)	5,263	1,959
Inventories, net	5,370	2,182
Other current assets	1,036	849

Total Current Assets	11,875	5,129
Property and Equipment, net	5,408	1,115
Goodwill, net	77,645	2,713
Other Assets, net	416	282

	$95,344	$9,239

LIABILITIES AND NET INVESTMENT IN ADVANCED WIRELESS GROUP
Current Liabilities
Notes payable	$2	$—
Current maturities of long-term debt	38	—
Accounts payable	2,591	1,771
Accrued expenses	1,829	1,278

Total Current Liabilities	4,460	3,049
Long-Term Debt and Notes Payable	2,463	—

Total Liabilities	6,923	3,049

Commitments and Contingencies (See Notes 2, 13 and 16)
Minority Interest	612	616

ADS’s Net Investment in Advanced Wireless Group	87,809	5,574

	$95,344	$9,239

ADVANCED WIRELESS GROUP

COMBINED STATEMENTS OF OPERATIONS

				Predecessor
	For The Years Ended		For The Seven	Company For
	December 31,		Months Ended	the Two
			December 31,	Months Ended
	2000	1999	1998	May 31, 1998

	(In thousands)
Product revenue	$19,604	$14,380	$9,629	$2,720
Service revenue	2,647	—	—	—

Total revenue	22,251	14,380	9,629	2,720
Cost of products sold	11,517	7,964	4,969	1,597
Cost of services	1,434	—	—	—

Cost of products and services sold	12,951	7,964	4,969	1,597

Gross profit	9,300	6,416	4,660	1,123
Selling, general and administrative expenses	7,830	6,948	3,628	1,138
Depreciation and amortization	2,962	565	348	97
Research and development	2,235	—	—	—
Interest income	(26)	—	—	—
Interest expense	115	41	35	7

(Loss) income before provision for income taxes and minority interest	(3,816)	(1,138)	649	(119)
Provision for income taxes	58	—	—	—

(Loss) income from operations before minority interest	(3,874)	(1,138)	649	(119)
Minority interest	(4)	(170)	102	—

Net (loss) income	$(3,870)	$(968)	$547	$(119)

See the accompanying notes to combined financial statements.

ADVANCED WIRELESS GROUP

COMBINED STATEMENTS OF CASH FLOWS

				Predecessor
				Company
	For the Years Ended		For The Seven	For the Two
	December 31,		Months Ended	Months Ended
			December 31,	May 31,
	2000	1999	1998	1998

	(In thousands)
Cash Flows From Operating Activities
Net (loss) income	$(3,870)	$(968)	$547	$(119)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,962	565	348	97
Minority interest	(4)	(170)	102	—
Loss on sale of assets	132	8	34	—
(Increase) decrease in accounts receivable	(786)	750	82	459
Decrease (increase) in inventories	1,266	375	(324)	247
Decrease (increase) in prepaid expenses and other current assets	114	74	(455)	—
Decrease in accounts payable and accrued expenses	(1,246)	(620)	(86)	(745)

Net Cash (Used In) Provided By Operating Activities	(1,432)	14	248	(61)

Cash Flows From Investing Activities
(Increase) decrease in patents and other amortizable assets	(43)	18	(245)	—
Proceeds from sale of assets	15	—	—	—
Payments for property and equipment	(758)	(106)	(73)	(13)
Cash balances acquired from asset and business acquisition (net of cash used in purchase)	1,852	—	3	—

Net Cash Used In Investing Activities	1,066	(88)	(315)	(13)

Cash Flows From Financing Activities
Amounts paid on notes payable	(179)	(747)	53	(20)
Net transactions with ADS	612	959	15	—

Net Cash Provided By (Used In) Financing Activities	433	212	68	(20)

Net (Decrease)Increase In Cash	67	138	1	(94)
Cash And Cash Equivalents — Beginning Of Period	139	1	—	95

Cash And Cash Equivalents — End Of Period	$206	$139	$1	$1

Supplemental Disclosure Of Cash Flow Information
Income taxes paid	$106	—	—	—
Interest paid	$115	$41	$35	$6

See the accompanying notes to combined financial statements.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

(In thousands except where indicated)

1.     Organization And Summary Of Significant Accounting Policies

     Basis of Presentation

      On November 1, 2001, the Board of Directors of Applied Digital Solutions, Inc. (ADS) approved in principle a plan for Medical Advisory Systems, Inc. (MAS) to acquire three of its subsidiaries, as described further below. These three subsidiaries include Digital Angel Corporation (Digital Angel), Timely Technology Corp. (Timely Technology) and Signature Industries Limited (Signature Industries) and are referred to as the Advanced Wireless Group. Under the terms of the agreement, each of the entities comprising the Advanced Wireless Group will become a subsidiary of MAS and ADS will own approximately 82.1% of the stock of MAS prior to the transfer to the trust of the shares of MAS common stock owned by ADS. Presently, ADS owns 16.6% of MAS, which was acquired on February 27, 2001. Options and warrants to purchase stock in Digital Angel will be converted into rights to purchase MAS stock. Subsequent to the merger, MAS will be renamed “Digital Angel Corporation.” This agreement is subject to the approval of IBM Credit Corporation and the stockholders of MAS and to other closing conditions.

      On June 1, 1998, ADS purchased an 85.0% interest in Signature Industries, Limited, a United Kingdom company, and accounted for this acquisition under the purchase method. Signature Industries is a manufacturer of communication and safety devices, which are supplied to Search and Rescue Beacon Equipment (SABRE) and armed forces worldwide. For the purpose of this presentation, Signature Industries is presented on a predecessor basis of accounting in the Combined Statement of Operations and of Cash Flows for the two months ended May 31, 1998. This predecessor basis does not include ADS’s historical cost for Signature Industries’ assets and liabilities including the effects of the application of purchase accounting to the acquisition as it represents the results of operations and cash flows of Signature Industries prior to ADS’s acquisition of Signature Industries.

      On October 1, 1999, ADS purchased a patent right for $50. Digital Angel was incorporated on December 31, 1999 and the patent right was contributed to the subsidiary in exchange for 100.0% of the issued common stock.

      On April 1, 2000, ADS acquired 100.0% of the common shares of Timely Technology. Timely Technology’s business consisted of software consulting and development services as well as monthly hosting services.

      On September 7, 2000, ADS acquired a 100.0% interest in Destron Fearing Corporation. Destron Fearing is a producer of animal tracking and identification technology. Their product range includes ear tags, and implantable microchips that use radio frequency for transmission. On September 8, 2000, Digital Angel was merged into Destron Fearing and Destron Fearing’s name was changed to Digital Angel.

      Signature Industries, Timely Technology and Digital Angel represent the three ADS subsidiaries that are being acquired by MAS and are collectively referred to as the Advanced Wireless Group. Signature Industries, Timely Technology and Digital Angel have been included in the combined balance sheets and statements of operations and of cash flows of the Advanced Wireless Group since their acquisitions. ADS’s historical cost basis of the assets and liabilities of the Advanced Wireless Group has been reflected in these combined financial statements, except for the predecessor basis of accounting for Signature Industries as described above.

      The financial statements include the financial position, results of operations and cash flows of the Advanced Wireless Group. The financial information in these financial statements include an allocation of expenses incurred by ADS on behalf of the Advanced Wireless Group as discussed in the related party activity section of this footnote. However, these financials may not necessarily be indicative of results that would have

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

occurred had the Advanced Wireless Group been a separate, independent entity during the periods presented or of future results of the Advanced Wireless Group.

      The Advanced Wireless Group is engaged in the business of developing and bringing to market proprietary technology used to identify, locate and monitor people, animals and objects. The Advanced Wireless Group is currently organized into four segments: Animal Tracking, Digital Angel Technology, Digital Angel Delivery System and Radio Communications. Digital Angel operates the Animal Tracking and Digital Angel Technology segments. Timely Technology operates the Digital Angel Delivery System segment. Signature Industries operates the Radio Communication and Other segment.

      Animal Tracking — develops, manufactures, and markets a broad line of electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. The tracking of cattle and hogs are crucial both for asset management and for disease control and food safety. The principal technologies employed by the Animal Tracking Business are electronic ear tags and implantable microchips that use radio frequency transmission.

      Digital Angel Technology — develops and markets advanced technology to gather location data and local sensory data and to communicate that data to an operation center. The Digital Angel technology is actually the combination of three technologies: wireless communication (e.g. cellular), sensors (including bio-sensors) and position location technology (including GPS and other systems). The Advanced Wireless Group plans to introduce this technology into a variety of products to suit different applications ranging from medical monitoring to asset management. These products have been in the development stage for the periods presented in these combined financial statements. The first Digital Angel™ product was launched in November 2001.

      Digital Angel Delivery System — following the communication of data to the operations center, the Digital Angel Delivery System manages the data in an application-specific format. The Digital Angel Delivery System works by combining highly complex software that is responsible for data collection and delivery with the advanced infrastructure needed to operate it. This segment also provides webhosting and transaction processing support services. These products have been in the development stage for the periods presented in these combined financial statements. The first Digital Angel™ product was launched in November 2001.

      Radio Communications and Other — consists of the design, manufacture and support of secure GPS enabled search and rescue equipment and intelligent communications products and services for telemetry, mobile data and radio communications applications serving commercial and military markets. In addition, it designs, manufactures and distributes intrinsically safe sounders (horn alarms) and other electronic components.

     Summary of Accounting Policies

      Significant accounting policies, which conform to generally accepted accounting principles in the United States and are applied on a consistent basis among all years presented, are described below.

     Principles of Combination

      The financial statements of the Advanced Wireless Group include two wholly-owned subsidiaries and one majority-owned subsidiary of ADS. All significant intercompany transactions have been eliminated.

     Use of Estimates

      The preparation of the financial statements requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

these estimates are based on the knowledge of current events and actions the Advanced Wireless Group may undertake in the future, they may ultimately differ from actual results.

     Foreign Currencies

      The Advanced Wireless Group’s foreign subsidiary, Signature Industries, uses its local currency as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive (loss) which is a component of ADS’s net investment in the Advanced Wireless Group (See note 12).

      Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, are included in the results of operations as incurred. Transaction gains and losses are not material.

     Cash And Cash Equivalents

      The Advanced Wireless Group considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories, net

      Inventories consist of raw materials, work in process and finished goods. Inventory is valued at the lower of cost or market, determined by the first-in, first-out method. The Advanced Wireless Group closely monitors and analyzes inventory for potential obsolescence and slow-moving items based upon the aging of the inventory and inventory turns by product. Inventory items designated as obsolete or slow-moving are reduced to net realizable value.

     Property And Equipment, net

      Property and equipment are carried at cost, less accumulated depreciation and amortization computed using the straight-line method. Building and leasehold improvements are depreciated and amortized over periods ranging from 10 to 30 years and equipment is depreciated over periods ranging from 3 to 10 years. Repairs and maintenance, which do not extend the useful life of the asset, are charged to expense as incurred. Gains and losses on sales and retirements are reflected in income.

     Goodwill And Other Intangible Assets, net

      Goodwill and other intangible assets are carried at cost and are amortized on a straight-line basis, over the estimated future periods to be benefitted (ranging from 5 to 10 years). In conjunction with the Advanced Wireless Group’s review for impairment of goodwill and other intangible assets in the fourth quarter of 2000, the Advanced Wireless Group reviewed the useful lives assigned to acquisitions and, effective October 1, 2000, changed the lives to periods ranging from 5 to 10 years, down from periods of 10 to 20 years. The impact in 2000 of this change was an increase in amortization of $974. The Advanced Wireless Group reviews goodwill and other intangible assets quarterly for impairment whenever events or changes in business circumstances indicate that the remaining useful life may warrant revision or that the carrying amount of the long-lived asset may not be fully recoverable. Included in factors to be considered are significant customer losses, changes in profitability due to sudden economic or competitive factors, change in management’s strategy for the business unit, or other factors arising in the quarterly period.

      The Advanced Wireless Group annually performs undiscounted cash flow analyses to determine if an impairment exists. For purposes of these analyses, earnings before interest, taxes, depreciation and amortization is used as the measure of cash flow. If an impairment is determined to exist, any related impairment loss

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

is calculated based on fair value. Fair value is determined based on discounted cash flows. The discount rate utilized by the Advanced Wireless Group would be the rate of return expected from the market or the rate of return for a similar investment with similar risks.

     Revenue Recognition

      For software consulting and development services, the Advanced Wireless Group recognizes revenue based on the percent complete for fixed fee contracts, with the percent complete being calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours or based upon the completion of specific task orders. It is the Advanced Wireless Group’s policy to record contract losses in their entirety in the period in which such losses are foreseeable. For non fixed fee jobs, revenue is recognized based on the actual direct labor hours in the job times the standard billing rate and adjusted to realizable value, if necessary. For product sales, the Advanced Wireless Group recognizes revenue at the time products are shipped and title has transferred, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the sales price is fixed and determinable and collectability is deemed probable. If uncertainties regarding customer acceptance exists, revenue is recognized when such uncertainties are resolved. There are no significant post-contract support obligations at the time of revenue recognition. The Advanced Wireless Group’s accounting policy regarding vendor and post-contract support obligations is based on the terms of the customers’ contract, billable upon the occurrence of the post-sale support. Costs of goods sold are recorded as the related revenue is recognized. The Advanced Wireless Group does not experience significant product returns, and therefore, management is of the opinion that no allowance for sales returns is necessary. Sales returns included in the combined statements of operations are not material for any period presented. The Advanced Wireless Group provides warranties on certain of its products. Estimated warranty costs are accrued in the same period in which the related revenue is recognized, based on anticipated parts and labor costs and utilizing historical experience. The Advanced Wireless Group does not offer a warranty policy for services to customers.

     Research and Development

      Research and development expense consists of personnel costs, supplies, other direct costs and indirect costs, primarily rent and other overhead, of developing new products and technologies and are charged to expense as incurred.

     Income Taxes

      The Advanced Wireless Group’s domestic subsidiaries are included in the consolidated federal income tax return filed by ADS. U.S. income tax payments, refunds, credits, provision and deferred tax components have been allocated to the Advanced Wireless Group in accordance with ADS’s tax allocation policy.

      Such policy allocates tax components included in the consolidated income tax return of ADS to the Advanced Wireless Group to the extent such components were generated by or related to the Advanced Wireless Group. The Advanced Wireless Group accounts for income taxes under the asset and liability approach. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets where the Advanced Wireless Group determines realization is not currently judged to be more likely than not. Income taxes include U.S. and international taxes.

     Comprehensive Income (Loss)

      The Advanced Wireless Group’s comprehensive income (loss) consists of foreign currency translation adjustments, and is reported in net investment in Advanced Wireless Group (See note 12).

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

     Related Party Activity

      Cash Management — The Advanced Wireless Group participates in a centralized cash management system administered by ADS. Cash deposits from the Advanced Wireless Group are transferred to ADS on a daily basis and ADS funds the Advanced Wireless Group’s disbursement bank accounts as required. Unpaid balances of checks are included in accounts payable. Interest is charged or credited on transactions with ADS.

      Shared Services — ADS provides certain general and administrative services to the Advanced Wireless Group including finance, legal, benefits and other miscellaneous items. The costs of these services are included in the Advanced Wireless Group’s Combined Statement of Operations based on utilization, which management believes to be reasonable. Cost of these services to the Advanced Wireless Group were $ 262, $241, and $121 for 2000, 1999, and 1998.

      ADS’s Net Investment in Advanced Wireless Group — Included in ADS’s net investment in the Advanced Wireless Group are cumulative translation adjustments of $318 as of December 31, 2000. Also included in ADS’s net investment in the Advanced Wireless Group are advances to and from ADS. (See Note 12)

Impact Of Recently Issued Accounting Standards

      In June 1998, the Financial Accounting Standards Board (FASB) issued FAS 133, Accounting for Derivative Instruments and Hedging Activities, which provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The statement is effective for fiscal years commencing after June 15, 2000. In June 2000, the FASB issued SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities — an Amendment of SFAS statement 133, which addresses implementation issues experienced by those companies that adopted SFAS 133 early. The Advanced Wireless Group adopted these statements as of January 1, 2001 and, because the Advanced Wireless Group does not use derivative instruments, the adoption of these statements did not have any effect on its results of operations, cash flows and financial position.

      In December 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. This SAB summarizes certain of the staff’s views on applying generally accepted accounting principles to revenue recognition in financial statements. On June 26, 2000, the SEC staff issued SAB No. 101B, which delayed the implementation date of SAB 101 until no later than the fourth quarter of fiscal years beginning after December 15, 1999. The Advanced Wireless Group adopted this statement in the fourth quarter 2000 and such adoption did not have a material impact on the Advanced Wireless Group’s results of operations, cash flows and financial position.

      In July 2001, the FASB issued SFAS No. 141 Business Combinations and SFAS No. 142 Goodwill and Other Intangible Assets. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against these new criteria and may result in certain intangibles being included in goodwill or, alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS 142 requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into results of operations, but instead would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement, which apply to goodwill and certain intangibles acquired prior to June 30, 2001, will be adopted by the Advanced Wireless Group on January 1, 2002. The Advanced Wireless Group has not fully assessed the impact of these accounting standards. The Advanced Wireless Group expects the adoption of these standards

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

will have the impact of reducing our amortization of goodwill commencing January 1, 2002; however, impairment reviews may result in future periodic write-downs.

      In June 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations, which provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as a part of the book value of the long-lived asset. That cost is then depreciated over the remaining life of the underlying long-lived asset. This statement is effective for fiscal years beginning after June 15, 2002. The Advanced Wireless Group does not expect that the adoption of SFAS 143 will have a material impact on its operations or financial position.

      In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This standard supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of, and provides a single accounting model for long-lived assets to be disposed of. This standard significantly changes the criteria that would have to be met to classify an asset as held-for-sale. This distinction is important because assets to be disposed of are stated at the lower of their fair values or carrying amounts and depreciation is no longer recognized. The new rules will also supersede the provisions of APB Opinion 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, with regard to reporting the effects of a disposal of a segment of a business and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period in which the losses are incurred, rather than as of the measurement date as presently required by APB 30. This statement is effective for fiscal years beginning after December 15, 2001. The Advanced Wireless Group does not expect that the adoption of FAS 144 will have a material impact on its operations or financial position.

2.     Debt Covenant Compliance And Liquidity

      Substantially all of the Advanced Wireless Group’s assets collateralize borrowings under ADS’s term and revolving credit agreement with IBM Credit Corporation. At December 31, 2000, such borrowings amounted to $69,388 with IBM Credit Corporation, excluding amounts borrowed by a discontinued Canadian subsidiary which is not collateralized by the Advanced Wireless Group’s assets. ADS generated a significant loss from operations in 2000. As a result, ADS was not in compliance with certain financial covenants of the IBM credit agreement as of December 31, 2000. The IBM credit agreement was amended and restated on October 17, 2000 and further amended on March 30, 2001. As of the date of the March 30, 2001 amendment, ADS was in compliance with the revised covenants.

      The IBM credit agreement contains certain quarterly financial covenants, which become more restrictive during 2001. ADS anticipated that it would continue to comply in 2001 with the quarterly financial covenants in the IBM credit agreement. Management’s business plans for ADS anticipated year to year increases in revenues due to increased volumes, improved working capital management, reduced capital spending, successful implementation of on-going cost savings initiatives, improved operating efficiencies, and the disposition of non-core businesses.

      ADS was not in compliance with its minimum EBITDA or collateral shortfall covenants at June 30, 2001. Effective July 1, 2001, ADS and IBM Credit Corporation amended the IBM credit agreement extending until October 1, 2001 the principal payment due on July 1, 2001, which ADS has been unable to make.

      As of September 30, 2001, ADS had negative tangible net worth of ($59.1) million or $24.1 million less than the requirement, EBITDA was ($101.9) million, or $108.9 million less than the minimum EBITDA covenant, current assets to current liabilities was 0.49 to 1.0 compared to a minimum requirement of 0.8 to 1.0 and ADS had a collateral shortfall of $33.1 million, or $24.5 million more than the allowable shortfall of

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

$8.6 million. In addition, ADS failed to make interest and principal payments due to IBM Credit Corporation under the IBM credit agreement on October 1, 2001, including the payment originally due on July 1, 2001. Effective November 15, 2001, IBM Credit Corporation waived all interest and principle payments due through January 4, 2002. On January 31, 2002, the due date was again extended until February 28, 2002. As of February 1, 2002 approximately $93.0 million in aggregate principal amount was owed to IBM Credit Corporation. ADS has not received, and does not anticipate receiving, waivers concerning its covenant defaults. The tangible net worth and minimum EBITDA covenants are based on cumulative financial results and additional interest and principal payments will continue to become due under the credit agreement. As a result, if ADS is not successful in amending the IBM credit agreement, it may not be able to maintain compliance with certain covenants and payment obligations in the future. ADS is currently seeking to restructure the IBM credit agreement.

      ADS believes that it will be successful in its efforts to restructure the IBM credit agreement. There can be no assurance, however, that its ongoing discussions with IBM Credit Corporation concerning the restructuring of the credit arrangements will be successful. ADS’s noncompliance with certain covenants constitutes an event of default under the IBM credit agreement. IBM Credit Corporation is entitled to accelerate the maturity of all amounts owed. The lender maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens on and security interests in the assets of the Advanced Wireless Group. ADS does not currently have available funds to repay the amounts owed to IBM Credit Corporation if the maturity of the obligations is accelerated. If IBM Credit Corporation were to accelerate these obligations and enforce its rights against the collateral securing these obligations, including the assets of the Advanced Wireless Group, without additional funding sources, there would be substantial doubt that ADS would be able to continue its operations in the normal course of business. Unless the businesses comprising the Advanced Wireless Group are released from the aformentioned liens and security interests, substantial doubt about the Advanced Wireless Group’s ability to continue as a going concern also exists.

      In addition to ADS’s plan to restructure the IBM credit agreement, ADS is seeking an alternative structure of its operations. On November 2, 2001, ADS announced the proposed merger of its wholly-owned subsidiary, Digital Angel and other businesses (the Advanced Wireless Group as defined in Note 1), with MAS, (AMEX:DOC). Under the terms of the agreement and plan of merger, the Advanced Wireless Group will become a wholly-owned subsidiary of MAS and ADS will own approximately 82.1% of the stock of MAS prior to the transfer to the trust of the shares of MAS common stock owned by ADS. Presently, ADS owns 16.6% of MAS. Options and warrants to purchase stock in Digital Angel will be converted into rights to purchase MAS common stock. Subsequent to the merger, MAS will be renamed Digital Angel Corporation. This agreement is subject to the approval of IBM Credit Corporation and the stockholders of MAS and to other closing conditions.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

3.     Acquisitions And Dispositions

      The following represents acquisitions within the Advanced Wireless Group which were purchased by ADS:

					Value of
					Shares,	Common/
					Warrants	Preferred
					& Options	Shares of
	Date Of	Percent	Acquisition	Cash	Issued Or	ADS	Goodwill
	Acquisition	Acquired	Price	Consideration	Issuable	Issued	Acquired	Business Description

1998 Acquisition Signature Industries, Limited	06/01/98	85%	4,974	577	—	4,397	1,095	Manufacturer of high grade communications and safety devices
2000 Acquisitions Timely Technology Corp.	04/01/00	100%	1,240	375	865	215	913	Software consulting and development services provider
Destron Fearing Corporation	09/08/00	100%	84,621	1,351	83,270	20,821	74,818	Animal identification and microchip technology company

      In each of the above transactions, the value of the consideration paid by ADS was in accordance with the acquisition agreement. Based on the contractually agreed to amounts, ADS calculated the number of ADS shares issued to the sellers as of the closing date. The price of the ADS common stock used to determine the number of shares issued was either the closing price set on a fixed date or based on a formula as specified in the agreements.

     Earnout and put agreements

      All acquisitions have been accounted for using the purchase method of accounting and, accordingly, the combined financial statements reflect the results of operations of each company from the date of acquisition. The costs of acquisitions include all payments according to the acquisition agreements plus costs for investment banking, legal and accounting services, that were direct costs of acquiring these net assets. The Timely Technology agreement includes additional consideration contingent on future profits. Upon earning this additional consideration, the value will be recorded as additional goodwill. In connection with earnouts, assuming all earnout profits are achieved, Advanced Wireless Group is contingently liable for additional consideration of approximately $5,000 in 2001 and $3,000 in 2002 which would be payable in shares of ADS’s common stock.

     Major Acquisition

      On September 8, 2000, the Advanced Wireless Group completed the acquisition of Destron Fearing Corporation through a merger of its wholly-owned subsidiary, Digital Angel, into Destron Fearing. As a result of the merger, Destron Fearing is now a wholly-owned subsidiary of ADS and has been renamed Digital Angel Corporation. In connection with the merger, each outstanding share of Destron Fearing common stock was exchanged for 1.5 shares of ADS common stock, with fractional shares settled in cash. In addition, outstanding options and warrants to purchase shares of Destron Fearing common stock were converted into a right to purchase that number of shares of ADS common stock that the holders would have been entitled to receive had they participated in the merger. ADS issued 20.5 million shares of its common stock in exchange

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

for all the outstanding stock of Destron Fearing and 0.3 million shares of its common stock as a transaction fee. ADS will issue up to 2.7 million shares of its common stock upon the exercise of the Destron Fearing options and warrants. The aggregate purchase price of approximately $84.6 million, including the liabilities assumed, was allocated to the identifiable assets with the remainder of $74.8 million recorded as goodwill, which is being amortized over 10 years.

      See Note 20 for the pro forma effect of the acquisitions.

4.     Inventories, net

	2000	1999

Raw materials	$1,374	$1,867
Work in process	183	262
Finished goods	4,992	617

	6,549	2,746
Less: Allowance for excess and obsolescence	1,179	564

	$5,370	$2,182

5.     Other Current Assets

	2000	1999

Prepaid expenses	$388	$381
Other investments	434	468
Deposits	214	—

	$1,036	$849

6.     Property and Equipment, net

	2000	1999

Land	$278	$—
Building and leasehold improvements	3,109	205
Equipment and furniture	2,892	1,418

	6,279	1,623
Less: Accumulated depreciation	871	508

	$5,408	$1,115

      Included above are vehicles and equipment acquired under capital lease obligations in the amount of $286 and $666 at December 31, 2000 and 1999, respectively. Related accumulated depreciation amounted to $192 and $265 at December 31, 2000 and 1999, respectively.

      Depreciation charged against income amounted to $428, $309, $200 and $76 for the years ended December 31, 2000, 1999, the seven months ended December 31, 1998, and the two months ended May 31, 1998, respectively.

      During 2000, the Advanced Wireless Group disposed of assets with accumulated depreciation of $65.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

7.     Goodwill, net

      Goodwill consists of the excess of cost over fair value of tangible and identifiable intangible assets of companies purchased.

	2000	1999

Original balance	$80,578	$3,117
Accumulated amortization	(2,933)	(404)

Carrying value	$77,645	$2,713

      Amortization expense amounted to $2,529, $256, $148 and $21 for the years ended December 31, 2000, 1999, the seven months ended December 31,1998, and the two months ended May 31, 1998, respectively.

      ADS has entered into an earnout arrangement with the selling shareholders of Timely Technology. This arrangement provides for additional consideration to be paid in future years if certain earnings levels are met. These amounts are added to goodwill as earned. Based upon two independent valuations of the Advanced Wireless Group, its current projections of future operating cash flows and the estimated fair value of the businesses associated with the goodwill, management believes that goodwill is not impaired.

8.     Other Assets

	2000	1999

Patents and other amortizable assets	$373	$282
Less: Accumulated amortization	5	—

	368	282
Other	48	—

	$416	$282

      Patents and other amortizable assets are amortized on a straight-line basis over lives ranging from two to fifteen years. Amortization of other assets charged against income amounted to $5 for the year ended December 31, 2000.

9.     Notes Payable and Long-Term Debt

      On May 25, 1999, ADS entered into a term and revolving credit agreement with IBM Credit Corporation. On May 26, 1999, ADS repaid the amount due on the previous revolving line of credit. The IBM credit agreement was amended and restated on October 17, 2000, and further amended on March 30, 2001, and provides for the following: (1) a revolving credit line of up to $53,355, subject to availability under a borrowing base formula, designated as follows: (i) a USA revolving credit line of up to $49,500, (ii) a Canadian revolving credit line of up to $3,855; (2) Term Loan A of up to $25,000 and (3) Term Loan C of up to $2,740.

      IBM Credit Corporation maintains liens and security interests in the outstanding capital stock of the businesses comprising the Advanced Wireless Group as well as liens and security interests in the assets of the Advanced Wireless Group.

      The IBM credit agreement contains standard debt covenants relating to the financial position and performance as well as restrictions on the declarations and payment of dividends.

      As of December 31, 2000, ADS had an outstanding balance of $69,388 with IBM Credit Corporation, excluding amounts borrowed by a discontinued Canadian subsidiary, which are not collateralized by the Advanced Wireless Group’s assets, and the availability was $20,022, including approximately $1,010 of

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

availability related to a discontinued Canadian subsidiary. See note 2 for a discussion of ADS’s debt covenant compliance and liquidity.

      Notes payable of $2 consists of an unsecured note due on demand.

Long-Term Debt consists of the following:

	2000	1999

Mortgage notes payable, collateralized by land and building, payable in monthly installments of principal and interest totaling $.03, bearing interest at 8.18% in 2000, due through November 2010	$2,501	$—
Less: Current maturities	38	—

	$2,463	$—

      The scheduled maturities of long-term debt at December 31, 2000 are as follows:

Year	Amount

2001	$38
2002	39
2003	42
2004	45
2005	50
Thereafter	2,287

$2,501

      Interest expense on the long and short-term notes payable amounted to $115 for the year ended December 31, 2000.

10.	Fair Value Of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Cash And Cash Equivalents

      The carrying amount approximates fair value because of the short maturity of those instruments.

     Notes Payable

      The carrying amount approximates fair value because of the short-term nature of the notes and the current rates approximate market rates.

     Long-term Debt

      The carrying amount approximates fair value because the interest rate approximates the current rate at which the Advanced Wireless Group could borrow funds on a similar note.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Accounts Payable and Accrued Expenses

      The carrying amount approximates fair value because of the short-term nature of those items.

11.     Income Taxes

      The provision for income taxes consists of:

	For the			Predecessor
	Years Ended		For the Seven	Company For
	December 31,		Months Ended	the Two
			December 31,	Months Ended
	2000	1999	1998	May 31, 1998

Current:
United States at statutory rates	$58	—	—	—
International	—	—	—	—

Current income tax provision (credit)	58	—	—	—

Deferred:
United States	—	—	—	—
International	—	—	—	—
Deferred income taxes provision (credit)	—	—	—	—

	$58	$—	$—	$—

      The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

	2000	1999

Deferred Tax Assets:
Liabilities and reserves	$29	$223
Net operating loss carryforwards	2,107	353

Gross deferred tax assets	2,136	576
Valuation allowance	(2,136)	(576)

Net Deferred Tax Asset	$—	$—

      Domestic and international income (loss) before provision for income taxes and minority interest consists of:

				Predecessor
	For the Years Ended		For the Seven	Company For
	December 31,		Months Ended	the Two
			December 31,	Months Ended
	2000	1999	1998	May 31, 1998

Domestic	$(3,788)	$—	$—	$—
International	(28)	(1,138)	649	(119)

	$(3,816)	$(1,138)	$649	$(119)

      At December 31, 2000, the Advanced Wireless Group had aggregate net operating loss carryforwards of approximately $5.5 million for income tax purposes which expire in various amounts through 2020. Approximately $4 million of the net operating loss carryforwards were acquired in connection with acquisitions and are limited as to use in any particular year based on Internal Revenue Code sections related to separate

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

return year and change of ownership restrictions. In addition, given the ownership of the Advanced Wireless Group post-transaction, the Advanced Wireless Group may not be able to be included in ADS’s consolidated tax return which could further limit the utilization of the net operating loss carryforwards.

      The reconciliation of the effective tax rate with the statutory federal income tax rate is as follows:

	For the			Predecessor
	Years Ended		For the Seven	Company For
	December 31,		Months Ended	the Two
			December 31,	Months Ended
	2000	1999	1998	May 31, 1998

	%	%	%	%
Statutory rate	34	34	34	34
Non-deductible goodwill amortization	(23)	(2)	2	—
State income taxes, net of federal benefits	(1)	—	—	—
International tax rates different from the statutory US federal rate	—	(3)	(3)	(3)
Change in deferred tax asset valuation allowance	(14)	(28)	(46)	(31)
Other	2	(1)	13	—

	(2)	—	—	—

12.     Net Investment in Advanced Wireless Group

      The following analyzes ADS’s net investment in the businesses comprising the Advanced Wireless Group for the years ended December 31, 2000, 1999 and for the seven months ended December 31, 1998.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

	Retained		Accumulated	Total Net
	Earnings	Parent	Other	Investment In
	(Accumulated	Investment	Comprehensive	Advanced
	Deficit)	in Subsidiary	Income(Loss)	Wireless Group

Balance — June 1, 1998	$—	$—	$—	$—
Acquisition of Signature	—	4,963	—	4,963
Net income	547	—	—	547
Comprehensive income — foreign currency translation	—	—	22	22

Total comprehensive income	547		22	569
Net transactions with ADS	—	15	—	15

Balance — December 31, 1998	547	4,978	22	5,547

Net income (loss)	(968)	—	—	(968)
Comprehensive income — foreign currency translation	—	—	(25)	(25)

Total comprehensive income	(968)		(25)	(993)
Net transactions with ADS	—	1,020	—	1,020

Balance — December 31, 1999	(421)	5,998	(3)	5,574

Net loss	(3,870)	—	—	(3,870)
Comprehensive loss —
Foreign currency translation	—	—	(318)	(318)

Total comprehensive loss	(3,870)		(318)	(4,188)
Acquisition of Digital Angel	—	84,621	—	84,621
Acquisition of Timely Technology	—	1,240	—	1,240
Net transactions with ADS	—	562	—	562

Balance — December 31, 2000	$(4,291)	$92,421	$(321)	$87,809

      Included in net investment in the Advanced Wireless Group are advances to and from ADS and the Advanced Wireless Group as follows:.

	2000	1999	1998

Due from ADS	$97	$—	$—
Due to ADS	(1,683)	(974)	(15)

	$(1,586)	$(974)	$(15)

13. Commitments And Contingencies

      Rentals of space, vehicles, and office equipment under operating leases amounted to approximately $569, $550 and $614 for the years ended December 31, 2000 and 1999 and the seven months ended December 31, 1998, respectively.

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      The approximate minimum payments required under operating leases and employment contracts that have initial or remaining terms in excess of one year at December 31, 2000 are:

	Minimum	Employment
Year	Rental Payments	Contracts

2001	$657	$475
2002	544	350
2003	449	50
2004	309	—
2005	309	—
Thereafter	—	—

	$2,268	$875

14. Profit Sharing Plan

      The Advanced Wireless Group participates in the 401(k) plan of ADS. ADS has a 401(k) Plan for the benefit of eligible United States employees. ADS has made no contributions to the 401(k) Plan.

      The Advanced Wireless Group’s international subsidiary operates certain defined contribution pension plans. The Advanced Wireless Group’s expense relating to the plans approximated $135, $108, and $147 for the years ended December 31, 2000 and 1999 and the seven months ended December 31, 1998.

15.     Stock Options and Warrants

      During 1999, Digital Angel adopted a non-qualified stock option plan. Under the option plan, options for 5.5 million common shares were authorized for issuance to certain officers and employees of the Advanced Wireless Group at December 31, 2000 and 1999 respectively, of which 4.6 million have been issued through December 31, 2000. The options may not be exercised until one to two years after the options have been granted, and are exercisable for a period of ten years.

      A summary of stock option activity for 2000 and 1999 is as follows:

	2000		1999

		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding on January 1	2,425	$0.05	—	$—
Granted	2,205	0.71	2,425	0.05
Exercised	—	—	—	—
Forfeited			—	—

Outstanding on December 31	4,630	0.36	2,425	0.05

Exercisable on December 31	2,155	0.05	—	—

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock options at December 31, 2000:

	Outstanding Stock Options			Exercisable Stock Options

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range Of		Contractual	Exercise		Exercise
Exercise Prices	Shares	Life	Price	Shares	Price

$0.01 to $0.50	2,500	10.06	$0.05	2,155	$0.05
$0.51 to $1.00	2,130	10.60	0.73	—	—

$0.01 to $1.00	4,630		$0.36	2,155	$0.05

      ADS has a non-qualified stock option plan. Under this plan, options for ten million common shares were authorized for issuance to certain officers and employees of ADS, which include officers and employees of the Advanced Wireless Group. Under the plan, 0.4 million options were granted to officers and employees of the Advanced Wireless Group through December 31, 2000. The options may not be exercised until two to three years after the grant date and are exercisable for a period of five years.

      A summary of stock option activity in 2000, 1999 and 1998 for the ADS plan as it relates to Advanced Wireless Group employees is as follows:

	2000		1999		1998

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding on January 1	85	$3.09	100	$3.09	—	$—
Granted	325	3.59	—	—	100	3.09
Exercised	(21)	2.75	—	—	—	—
Forfeited	—	—	(15)	3.09	—	—

Outstanding on December 31	389	3.52	85	3.09	100	3.09

Exercisable on December 31	50	$3.09	—	$—	—	$—

      The following table summarizes information about stock options under the ADS plan as it relates to Advanced Wireless Group employees at December 31, 2000:

	Outstanding Stock Options			Exercisable Stock Options

		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range Of		Contractual	Exercise		Exercise
Exercise Prices	Shares	Life	Price	Shares	Price

$0.01 to $3.00	179	5.75	$2.75	—	$—
$3.01 to $6.00	150	5.56	3.25	50	3.09
$6.01 to $8.00	60	6.06	6.53	—	—

$0.01 to $8.00	389		$3.52	50	$3.09

      The Advanced Wireless Group applies APB Opinion No. 25 and related Interpretations in accounting for all the plans. Accordingly, no compensation cost has been recognized under these plans. Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under these plans, consistent with the alternative method set forth under FAS 123, Accounting for Stock-Based Compensation,

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

the Advanced Wireless Group’s net income applicable to common stockholders and earnings per common and common equivalent share would have been reduced. The pro forma amounts are indicated below:

	2000		1999		1998

Net Income (Loss)	$		$		$
As reported		(3,870)		(968)		547
Pro forma		(4,003)		(991)		531

      The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for grants under the option plan in 2000 and 1999: dividend yield of 0.0% for the two years; expected volatility of 0.0% for the two years; risk-free interest rate of 4.98% and 6.36%; and expected lives of five and ten years for the two years. The weighted-average fair value of options granted was $0.03 and $0.00 for the years ended December 31, 2000 and 1999, respectively. The weighted average assumptions used for grants under ADS plan in 2000 and 1998 are as follows: dividend yield of 0.0% for the two years; expected volatility of 53.32% and 43.69%; risk-free interest rate of 4.98% and 8.5%; and expected lives of five years for the two years. The weighted average fair value of the ADS options granted was $1.01 and $1.00 for the years ended December 31, 2000 and 1998, respectively.

      In conjunction with the completion of the merger, all outstanding and unexcercised options of Digital Angel will be converted into an option to purchase shares of MAS common stock having the same terms and conditions as in effect prior to the completion of the merger.

     Qualified Employee Stock Purchase Plan

      During 1999, ADS adopted a qualified employee stock purchase plan. Under the stock purchase plan, options are granted at an exercise price of the lesser of 85.0% of the fair market value on the date of grant or 85.0% of the fair market value on the exercise date. Under the stock purchase plan, options for 1.5 million common shares were authorized for issuance to substantially all full-time employees of the Advanced Wireless Group, of which 0.2 million shares have been issued and exercised through December 31, 2000. Each participant’s options to purchase shares will be automatically exercised for the participant on the exercise dates determined by the board of directors.

16.     Legal Proceedings

      ADS is party to various legal proceedings. In the opinion of management, these proceedings are not likely to have a material adverse affect on the financial position, cash flows or overall trends in results of the Advanced Wireless Group as none of the legal proceedings relates to the Advanced Wireless Group. The estimate of potential impact on the Advanced Wireless Group’s financial position, overall results of operations or cash flows for the above legal proceedings could change in the future.

17.     Supplemental Cash Flow Information

      The Advanced Wireless Group had noncash investing and financing activities for assets acquired for long-term debt and capital leases of $1,992 for the year ended December 31, 2000 and for a patent acquired for shares of $50 and for the issuance of Signature Industries price protection shares of $11 for the year ended December 31, 1999.

      See Note 12 for non-cash ADS investment in the Advanced Wireless Group.

18.     Segment Information

      Prior to 2000, the Advanced Wireless Group operated in one segment. With the acquisition of two companies in 2000, the Advanced Wireless Group now operates in four segments: Animal Tracking, Digital

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

Angel Technology, Digital Angel Delivery System, and Radio Communications and Other. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies, except that segment data includes an allocated charge for the corporate headquarters costs. It is on this basis that management utilizes the financial information to assist in making internal operating decisions. The Advanced Wireless Group evaluates performance based on stand-alone segment operating income.

	Year Ended December 31, 2000

				Radio
	Animal	Digital Angel	Digital Angel	Communications
	Tracking	Technology	Delivery System	and Other	Combined

	(In thousands)
Product revenue	$6,618	$—	$—	$12,986	$19,604
Service revenue	—	—	2,647	—	2,647

Segment revenue	$6,618	$—	$2,647	$12,986	$22,251

Depreciation and amortization	$2,314	$15	$120	$513	$2,962
Interest income	(7)	—	(2)	(17)	(26)
Interest expense	62	—	3	50	115
Income (loss) from operations before provision for income taxes and minority interest	(2,335)	(2,038)	584	(27)	(3,816)
Segment assets	85,837	104	1,740	7,663	95,344
Expenditures for property and equipment	241	59	250	208	758

      Revenues are attributed to geographic areas based on the location of the assets producing the revenues. Information concerning principal geographic areas as of and for the years ended December 31, 2000 and 1999 and as of and for the seven months ended December 31, 1998 was as follows (in thousands):

		United
	United States	Kingdom	Combined

2000
Net revenue	$9,264	$12,987	$22,251
Long-lived assets	4,449	959	5,408

1999
Net revenue	—	14,380	14,380
Long-lived assets	—	1,115	1,115

1998
Net revenue	—	9,629	9,629
Long-lived assets	—	1,325	1,325

ADVANCED WIRELESS GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS — (Continued)

19.     Subsequent Events

      On February 27, 2001, ADS acquired 16.6% of the capital stock of MAS (AMEX: DOC), a provider of medical assistance and technical products and services.

      On April 10, 2001, in connection with a waiver and amendment to the IBM credit agreement, ADS granted IBM Credit Corporation warrants to acquire 1.2 million shares of Digital Angel common stock valued at $0.3 million.

20.     Pro Forma Information

      The following unaudited pro forma combined information of the Advanced Wireless Group for the years ended December 31, 2000 and 1999 gives effect to the acquisitions, disclosed in Note 3, as if they were effective at January 1, 1999 and 2000. The statement gives effect to the acquisitions under the purchase method of accounting.

      The unaudited pro forma information may not be indicative of the results that would have actually occurred if the acquisitions had been effective on the dates indicated or of the results that may be obtained in the future. The unaudited pro forma information should be read in conjunction with the combined financial statements and notes thereto of the Advanced Wireless Group.

	Unaudited
	Pro Forma
	December 31,

	2000	1999

Total revenue	$35,443	$34,193
Net loss	(7,059)	(5,866)

21.     Summarized Quarterly Data (Unaudited)

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

2000
Net operating revenue	$3,923	$4,066	$6,732	$7,530	$22,251
Gross profit	1,691	1,861	2,925	2,823	9,300
Net income (loss)	(64)	50	207	(4,063)	(3,870)
1999
Net operating revenue	3,793	3,534	3,562	3,491	14,380
Gross profit	1,798	1,560	1,637	1,421	6,416
Net loss	(60)	(226)	(88)	(594)	(968)

	One
	Month			Seven
	Ended	Third	Fourth	Months
	June 1,	Quarter	Quarter	Ended

1998
Net operating revenue	1,366	4,090	4,173	9,629
Gross profit	679	2,114	1,867	4,660
Net income	56	244	247	547

DESTRON FEARING CORPORATION

Financial Statements

For the Three Months and Nine Months
Ended June 30, 2000 and 1999

DESTRON FEARING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 30, 2000 AND SEPTEMBER 30, 1999
(in thousands, except share and per share amounts)

	June 30,	September 30,
	2000	1999

ASSETS
Current Assets:
Cash and cash equivalents	$2,236	$1,027
Accounts receivable, net	2,481	1,757
Inventories, net	3,909	3,827
Vendor deposits	445	665
Prepaid expenses and other current assets	117	102

Total current assets	9,188	7,378
Property and Equipment, net	1,859	1,808
Goodwill, net	1,770	1,833
Other Assets, net	110	127

	$12,927	$11,146

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$685	$695
Accrued liabilities	424	571
Current portion of long-term obligations	581	663

Total current liabilities	1,690	1,929
Long Term Obligations, net of current portion	66	796

Total liabilities	1,756	2,725

Shareholders’ Equity:
Common stock, $.01 par value; 20,000,000 shares authorized; 13,646,380 and 13,443,000 shares issued and outstanding, respectively	136	135
Common stock warrants	100	100
Additional paid-in capital	20,300	19,904
Accumulated deficit	(9,365)	(11,718)

Total shareholders’ equity	11,171	8,421

	$12,927	$11,146

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS AND NINE MONTHS ENDED JUNE 30, 2000 AND 1999
(in thousands, except per share amounts)

	Three Months		Nine Months Ended
	Ended June 30		June 30

	2000	1999	2000	1999

Net Sales	$4,192	$5,271	$14,991	$14,782

Costs and Expenses:
Cost of Sales	2,606	2,961	8,945	8,691
Selling, general and administrative	967	712	2,944	2,435
Research and development	273	192	760	594
Interest (income) expense and other	(66)	77	(62)	342

Total costs and expenses	3,780	3,942	12,587	12,062

Income (Loss) Before Income Taxes	412	1,329	2,404	2,720

Provision for Income Taxes	8	27	51	70

Net Income (Loss) Before Extraordinary Gain	404	1,302	2,353	2,650

Extraordinary Gain on Debt Restructuring	—	—	—	472

Net Income (Loss)	$404	$1,302	$2,353	$3,122

Basic and Diluted Earnings (Loss) Per Common Share:
Before extraordinary gain	$0.03	$0.10	$0.17	$0.20
Extraordinary gain	$—	$—	$—	$0.03

	$0.03	$0.10	$0.17	$0.23

Weighted Average Common and Common Equivalent Shares Outstanding:
Basic	13,669	13,390	13,544	13,366

Diluted	14,488	13,463	14,238	13,397

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED JUNE 30, 2000 AND 1999
(in thousands)

	Nine Months
	Ended June 30,

	2000	1999

Operating Activities:
Net income	$2,353	$3,122
Adjustments to reconcile net income to net cash used in operating activities:
Extraordinary gain on debt restructuring	—	(472)
Depreciation and amortization	379	358
Changes in operating items:
Accounts receivable	(724)	(343)
Inventories	(82)	1,149
Vendor Deposits, prepaid expenses and other current assets	205	(244)
Accounts payable and accrued liabilities	(157)	(720)

Net cash provided by operating activities	1,974	2,850

Investing Activities:
Purchases of fixed assets	(350)	(245)

Net cash used in investing activities	(350)	(245)

Financing Activities:
Repayments of long-term obligations	(812)	(1,014)
Net borrowings on bank line of credit	—	(1,278)
Issuance of common stock	397	43

Net cash used in financing activities	(415)	(2,249)

Net Change in Cash	1,209	356

Cash, beginning of period	1,027	104

Cash, end of period	$2,236	$460

Supplemental Cash Flow Information:
Interest paid	$76	$330

Income taxes paid	$28	$—

Supplemental Disclosure of Non-Cash Activities:
Issuance of common stock warrants in connection with debt restructuring	$—	$100

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2000 AND 1999
(unaudited)

1.     General

      The information included in the accompanying consolidated interim financial statements is unaudited and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the most recent Annual Report on Form 10-K filed for Destron Fearing Corporation and its subsidiaries. In the opinion of management, all adjustments, consisting of normal recurring items, necessary for a fair presentation of the financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

2.     Inventories

      Inventories are valued at the lower of first in, first out, cost or market, and consist of the following (in thousands):

	June 30, 2000	Sept. 30, 1999

Raw materials	$2,923	$2,607
Finished goods	986	1,220

Total inventories	$3,909	$3,827

3.     Net Income Per Common Share

      Net income per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding for the period. Common equivalent shares consist primarily of stock options granted to employees, directors and others, and outstanding warrants. Destron Fearing calculates earnings per share (EPS) in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.” Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period, excluding potentially dilutive securities. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding options, warrants and other securities.

      A reconciliation of EPS calculations under SFAS No. 128 is as follows for the three months and nine months ended June 30 (in thousands, except per share amounts).

	Three Months Ended		Nine Months Ended
	June 30		June 30

	2000	1999	2000	1999

Net income	$404	$1,302	$2,353	$3,122

Weighted average number of common shares outstanding	13,669	13,390	13,544	13,366
Dilutive effect of stock options and warrants after application of the treasury stock method	818	73	693	31

	14,487	13,463	14,237	13,397

Basic and diluted net income per common share	$0.03	$0.10	$0.17	$0.23

DESTRON FEARING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.     Recently Issued Accounting Pronouncement

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires that changes in the fair value of derivative instruments be recognized currently in earnings, unless specific hedge accounting criteria are met. SFAS No. 133, as amended, was effective for Destron Fearing on October 1, 2000. Destron Fearing is currently evaluating the impact of SFAS No. 133, but does not believe it will have a significant effect on its financial position or results of operations.

5.     Debt Restructuring

      In June 1997, Destron Fearing completed an agreement with a vendor whereby $2,290,000 of a trade payable was converted into an unsecured term note. At September 30, 1998, Destron Fearing was in default on certain payment terms of this note.

      In March 1999, Destron Fearing completed a restructuring of this note whereby the vendor assigned the note to a third party. Effective March 1, 1999, the new noteholder agreed to a reduction of the principal to $1,529,000 to reflect a 35.0% discount, with interest at 9.25% and monthly payments of $50,000 through January 2002. In connection with this restructuring, Destron Fearing granted warrants to the new noteholder to purchase 275,000 shares of Destron Fearing’s common stock at $1.00 per share. The warrants are exercisable at any time through March 15, 2004. The warrants were recorded at their estimated fair value of $100,000 as of the date of issuance.

      In accordance with the requirements of SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings”, Destron Fearing recorded a net extraordinary gain on restructuring of $472,000.

      In May 1999, Destron Fearing made an additional $600,000 cash payment against the principal of the note. The note was paid in full in May 2000.

6.     Segment Disclosures

      In fiscal year 1999, Destron Fearing adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires the disclosure of certain information about operating segments in financial statements. Destron Fearing’s reportable segments are based on Destron Fearing’s method of internal reporting, which generally segregates the strategic business units into two segments: radio frequency identification (RFID), consisting primarily of Destron Fearing’s electronic transponder identification technology sales, and visual identification, whereby Destron Fearing manufactures and sells animal identification tags. Segment information included in the accompanying consolidated balance sheets as of June 30 and September 30, 1999 and in the consolidated statements of operations for the three and nine month periods ended June 30, 2000 and 1999 is as follows:

	Radio
	Frequency	Visual
	Identification	Identification	Corporate(a)	Total

3 Months ended June 30, 2000
Net sales	$2,627	$1,565	$—	$4,192
Income (loss) before income taxes	617	273	(478)	412
Identifiable assets	6,716	3,380	2,831	12,927

DESTRON FEARING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Radio
	Frequency	Visual
	Identification	Identification	Corporate(a)	Total

3 Months ended June 30, 1999
Net sales	$3,911	$1,360	$—	$5,271
Income (loss) before income taxes	1,515	275	(461)	1,329
Identifiable assets	6,437	3,743	1,064	11,244

9 Months ended June 30, 2000
Net sales	$9,968	$5,023	$—	$14,991
Income (loss) before income taxes	2,833	1,139	(1,568)	2,404
Identifiable assets	6,716	3,380	2,831	12,927

9 Months Ended June 30, 1999
Net sales	$9,762	$5,020	$—	$14,782
Income (loss) before income taxes	3,181	1,174	(1,163)	3,192
Identifiable assets	6,437	3,743	1,064	11,244

(a)	Corporate amounts consist of amounts not directly assignable to a business segment.

7.     Legal Proceedings

  Colorado Patent Actions

      On January 29, 1996, Destron Fearing prevailed in a patent infringement trial against four competitors in the United States District Court of Colorado. (The patent involved was No. 5,211,129, which relates to Destron Fearing’s injectable transponder technology.) The judgment included an award of damages and a permanent injunction against the four competitors. The judgment is now final.

      On February 9, 1998, the District Court Judge issued an Order finding two of the defendants in contempt of the permanent injunction and awarded Destron Fearing damages due to the contempt.

      On January 23, 1998, Destron Fearing filed a second Motion for Contempt against certain of these defendants. On April 23, 1998, the Magistrate Judge entered a recommendation that the defendants be held in contempt a second time, based upon their manufacture, use and sale of the ID-100 Zip Quill transponder product and based upon their offer to sell transponders to the Denver Metro Microchip Committee. On March 18, 1999, the District Court adopted the recommendation of the Magistrate Judge as to the Denver Metro Microchip Committee solicitation, but also concluded that the defendants’ manufacture, use and sale of the ID-100 Zip Quill transponder product was not a contemptuous act and that Destron Fearing would need to initiate a new infringement action against the defendants regarding this product. On April 15, 1999, Destron Fearing appealed the District Court’s decision as to the Zip Quill product. Destron Fearing’s appeal from the refusal of the District Court to find the defendant in contempt with respect to the ID-100 Zip Quill transponder product was denied by the Court of Appeals. As to the finding of contempt regarding the Denver Metro Microchip Committee, on December 10, 1999, the District Court awarded double damages to Destron Fearing in the amount of $31,472 and ordered the defendants to pay this amount within ninety days. The defendants did not make the awarded payment within ninety days, therefore Destron Fearing filed a Motion for Contempt on May 11, 2000. A hearing was held before the district court on July 27, 2000. At the hearing the court found the defendants to be in contempt of the court’s prior order of December 10, 1999. In addition, the court referred the case to the Magistrate Judge to conduct further proceedings to investigate assets of all of the defendants for the purpose of enforcing Destron Fearing’s judgment.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

  Minnesota Patent Actions

      On April 21, 1997, four plaintiffs (including three competitors found to be willful infringers in the Colorado patent infringement trial) filed a lawsuit against Destron Fearing and Schering-Plough and another of Destron Fearing’s competitors in the United States District Court for the District of Minnesota. The plaintiffs allege that the defendants participated in unfair competition, breached an oral agreement and infringed on three of the plaintiffs’ United States patents and requested that the Court award compensatory and treble damages of an unspecified amount.

      On May 16, 1997, the plaintiffs amended the lawsuit and, in their complaint as amended, allege patent infringement, false advertising, unfair competition and attempted monopolization on the part of Destron Fearing, among other matters, stemming from the ISO standards. This lawsuit has been stayed by agreement of all parties pending the outcome of the appeal of the Colorado action.

      Although the appeal in the Colorado action has been completed and the judgment in the Colorado action is final, the plaintiffs in the Minnesota litigation have not elected to vacate the stay, and hence the Minnesota action remains inactive.

8.     Pending Transaction With Applied Digital Solutions, Inc.

      On April 24, 2000, Destron Fearing announced that a definitive Merger Agreement had been signed pursuant to which Applied Digital Solutions, Inc. (NASDAQ:ADSX) will acquire Destron Fearing in a tax-free exchange of common stock. Destron Fearing will merge with Digital Angel.net Inc., a wholly-owned subsidiary of ADS and the combined companies will do business under the Digital Angel.net Inc. name.

      On May 26, 2000, Destron Fearing and ADS announced an amendment to the Merger Agreement. The amendment modified the exchange ratio for the merger, eliminated the right of either party to terminate the agreement due to an increase or decrease in the price of ADS common stock and prohibited ADS from entering into an acquisition agreement with any other public company prior to the closing of this merger.

      Under the terms of the Merger Agreement, as amended, Destron Fearing’s stockholders will receive 1.50 shares of ADS common stock for each share of common stock of Destron Fearing. Under the Merger Agreement, no further adjustments will be made to the exchange ratio due to changes in the price of ADS common stock. After completion of the merger, Destron Fearing’s stockholders will own an estimated 28.0% of ADS common stock, before the exercise of assumed options and warrants.

      On August 7, 2000, Destron Fearing and ADS announced that their shareholder meetings originally scheduled for August 8, 2000 to vote on the proposed merger would instead be held on August 25, 2000. Management plans to use the additional time for ADS to solicit proxies to ensure Destron Fearing meets the quorum requirements for its special meeting of shareholders.

      The Merger Agreement, which has already been approved by the boards of directors of ADS and Destron Fearing, is subject to approval by ADS shareholders and Destron Fearing’s stockholders. Pending these shareholder approvals, the completion of the merger is expected during the third quarter of this year. No assurance can be given that the Merger Agreement will result in a transaction.

DESTRON FEARING CORPORATION

Financial Statements

For the Years Ended September 30, 1999 and 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Destron Fearing Corporation:

      We have audited the accompanying consolidated balance sheets of Destron Fearing Corporation (a Delaware corporation) and Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended September 30, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Destron Fearing Corporation and Subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1999, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
November 5, 1999

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

As of September 30

	1999	1998

ASSETS
CURRENT ASSETS:
Cash	$1,027,000	$104,000
Accounts receivable, net of allowance for doubtful accounts of $147,000 and $134,000	1,757,000	2,212,000
Inventories	3,827,000	4,753,000
Vendor deposits	665,000	475,000
Prepaid expenses and other current assets	102,000	33,000

Total current assets	7,378,000	7,577,000
PROPERTY AND EQUIPMENT, net	1,808,000	1,922,000
GOODWILL, net	1,833,000	1,917,000
OTHER ASSETS, net	127,000	147,000

	$11,146,000	$11,563,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit	$—	$1,278,000
Accounts payable	695,000	988,000
Customer deposits	—	865,000
Accrued liabilities	571,000	495,000
Current portion of long-term obligations	663,000	2,544,000

Total current liabilities	1,929,000	6,170,000
LONG-TERM OBLIGATIONS, net of current portion	796,000	677,000

Total liabilities	2,725,000	6,847,000

COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized; 13,443,000 and 13,354,000 shares issued and outstanding	135,000	134,000
Common stock warrants	100,000	—
Additional paid-in capital	19,904,000	19,846,000
Accumulated deficit	(11,718,000)	(15,264,000)

Total shareholders’ equity	8,421,000	4,716,000

	$11,146,000	$11,563,000

The accompanying notes are an integral part of these consolidated balance sheets.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended September 30

	1999	1998	1997

NET SALES	$18,548,000	$12,601,000	$12,889,000

COSTS AND EXPENSES:
Cost of sales	10,996,000	9,248,000	8,578,000
Selling, general and administrative	3,228,000	3,774,000	3,651,000
Research and development	802,000	1,017,000	870,000
Interest expense and other	368,000	542,000	562,000

Total costs and expenses	15,394,000	14,581,000	13,661,000

INCOME (LOSS) BEFORE INCOME TAXES	3,154,000	(1,980,000)	(772,000)
PROVISION FOR INCOME TAXES	80,000	—	—

NET INCOME (LOSS) BEFORE EXTRAORDINARY GAIN	3,074,000	(1,980,000)	(772,000)
EXTRAORDINARY GAIN ON DEBT RESTRUCTURING (Note 3)	472,000	—	—

NET INCOME (LOSS)	$3,546,000	$(1,980,000)	$(772,000)

NET INCOME (LOSS) PER COMMON SHARE:
Basic-
Net income (loss) before extraordinary gain	$0.23	$(0.15)	$(0.06)
Extraordinary gain	0.04	—	—

	$0.27	$(0.15)	$(0.06)

Diluted-
Net income (loss) before extraordinary gain	$0.23	$(0.15)	$(0.06)
Extraordinary gain	0.03	—	—

	$0.26	$(0.15)	$(0.06)

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:
Basic	13,377,000	13,315,000	12,886,000

Diluted	13,483,000	13,315,000	12,886,000

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Shareholders’ Equity

For the Years Ended September 30, 1999, 1998 and 1997

	Common Stock		Common	Additional		Total
			Stock	Paid-In	Accumulated	Shareholders’
	Shares	Amount	Warrants	Capital	Deficit	Equity

BALANCE, September 30, 1996	11,641,000	$116,000	$—	$16,692,000	$(12,512,000)	$4,296,000
Issuance of common stock in private placements	1,650,000	17,000	—	3,092,000	—	3,109,000
Issuance of common stock upon exercise of stock options	3,000	—	—	5,000	—	5,000
Net loss	—	—	—	—	(772,000)	(772,000)

BALANCE, September 30, 1997	13,294,000	133,000	—	19,789,000	(13,284,000)	6,638,000
Issuance of common stock upon exercise of stock options and warrants	60,000	1,000	—	57,000	—	58,000
Net loss	—	—	—	—	(1,980,000)	(1,980,000)

BALANCE, September 30, 1998	13,354,000	134,000	—	19,846,000	(15,264,000)	4,716,000
Issuance of common stock upon exercise of stock options	89,000	1,000	—	58,000	—	59,000
Issuance of common stock warrants	—	—	100,000	—	—	100,000
Net income	—	—	—	—	3,546,000	3,546,000

BALANCE, September 30, 1999	13,443,000	$135,000	$100,000	$19,904,000	$(11,718,000)	$8,421,000

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended September 30

	1999	1998	1997

OPERATING ACTIVITIES:
Net income (loss)	$3,546,000	$(1,980,000)	$(772,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities-
Depreciation and amortization	497,000	475,000	494,000
Extraordinary gain on debt restructuring	(472,000)	—	—
Equity in income of joint venture and other	—	—	225,000
Change in operating items:
Accounts receivable	455,000	(301,000)	(895,000)
Inventories	926,000	539,000	1,927,000
Vendor deposits	(190,000)	(313,000)	(162,000)
Prepaid expenses and other current assets	(69,000)	16,000	(21,000)
Accounts payable and accrued liabilities	(217,000)	487,000	(839,000)
Customer deposits	(865,000)	865,000	—

Net cash provided by (used in) operating activities	3,611,000	(212,000)	(43,000)

INVESTING ACTIVITIES:
Purchase of fixed assets	(279,000)	(268,000)	(192,000)

Net cash used in investing activities	(279,000)	(268,000)	(192,000)

FINANCING ACTIVITIES:
Issuance of common stock, net	59,000	58,000	3,114,000
Repayments of long-term obligations	(1,190,000)	(1,454,000)	(1,350,000)
Net borrowings (repayments) on bank lines of credit	(1,278,000)	905,000	(493,000)

Net cash provided by (used in) financing activities	(2,409,000)	(491,000)	1,271,000

NET CHANGE IN CASH	923,000	(971,000)	1,036,000
CASH, beginning of year	104,000	1,075,000	39,000

CASH, end of year	$1,027,000	$104,000	$1,075,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$385,000	$549,000	$512,000

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Conversion of trade payable to term loan	$—	$—	$4,290,000

Issuance of common stock warrants in connection with debt restructuring	$100,000	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 1999 and 1998

1.     Description of Business and Risk Factors:

      Destron Fearing Corporation manufactures a broad line of electronic and visual identification devices for the companion animal, livestock, laboratory animal, fish and wildlife markets worldwide. Destron Fearing’s products are marketed primarily through a wide network of domestic and international distributors. In November 1993, Destron Fearing acquired Fearing Manufacturing Co., Inc., a 50-year-old company engaged in the manufacture of visual identification products for the livestock market.

      During fiscal year 1999, Destron Fearing resolved several matters which had raised going-concern uncertainties in fiscal year 1998. These included the renewal of Destron Fearing’s line of credit agreement through June 30, 2001 and the restructuring of a significant vendor note (Note 3), as well as an overall improvement in operating results and cash flows.

      Destron Fearing’s future operations are dependent on the attainment of certain objectives, including the successful development, marketing and sale of new and existing products and technology. There can be no assurance that these objectives will be achieved, that Destron Fearing would be able to obtain any required additional financing if or when needed, or that such financing, if obtained, would be on terms favorable to Destron Fearing.

2.     Summary of Significant Accounting Policies:

  Principles of Consolidation

      The consolidated financial statements of Destron Fearing include the accounts of Destron Fearing and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

      Destron Fearing recognizes product revenue, net of estimated returns, at the time the products are shipped.

  Inventories

      Inventories consist of materials, labor and overhead and are valued at the lower of first-in, first-out cost, or market. Inventories consisted of the following at September 30:

	1999	1998

Raw materials	$2,607,000	$2,481,000
Finished goods	1,220,000	2,272,000

Total	$3,827,000	$4,753,000

  Property and Equipment

      Property and equipment are recorded at the lower of cost or net realizable value. Depreciation and amortization are recorded on a straight-line basis over the following useful lives:

Building	30 years
Improvements	10–20 years
Equipment	7–10 years
Furniture and fixtures	7 years

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

      Fixed assets consisted of the following at September 30:

	1999	1998

Land, building and improvements	$1,354,000	$1,351,000
Equipment	1,742,000	1,541,000
Furniture and fixtures	375,000	357,000

	3,471,000	3,249,000
Accumulated depreciation and amortization	(1,663,000)	(1,327,000)

	$1,808,000	$1,922,000

      Destron Fearing periodically evaluates whether events or circumstances indicate that the carrying values of net property and equipment may not be recoverable, or whether the remaining estimated useful lives should be revised. Destron Fearing’s evaluation at September 30, 1999 indicated that no impairment write-down was necessary.

  Goodwill

      Goodwill represents the excess of the purchase price of Fearing Manufacturing (see Note 1) over the fair value of its net assets, and is being amortized on a straight-line basis over 30 years. Other assets consist primarily of patents and licenses related to Destron Fearing’s technologies, which are being amortized over their estimated useful lives of 17 to 20 years. Total accumulated amortization of these other assets was $998,000 and $892,000 as of September 30, 1999 and 1998.

      Destron Fearing periodically evaluates whether events or circumstances indicate that the carrying values of goodwill and other assets may not be recoverable, or whether the remaining estimated useful lives should be revised. Destron Fearing’s evaluation at September 30, 1999 indicated that no impairment write-down was necessary.

  Fair Value of Financial Instruments

      Fair values of long-term obligations approximated carrying value at September 30, 1999 and 1998. The fair values of all other financial instruments also approximated carrying value at September 30, 1999 and 1998, due to the short maturities of those instruments.

  Warranties

      Destron Fearing provides various warranties on certain of its products. Estimated warranty costs are accrued in the same period in which the related revenue is recognized, based on anticipated parts and labor costs and utilizing historical experience.

  Research and Development

      Research and development costs consist primarily of salaries, supplies and other direct costs and are charged to expense as incurred.

  Income Taxes

      Destron Fearing accounts for income taxes under the liability method, which requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities as well as the expected future effects of loss carryforwards and tax credit carryforwards. Resulting net deferred tax assets are reduced by a valuation allowance for the amount of any tax benefits which may not be realized.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

  Net Income (Loss) Per Common Share

      Net income (loss) per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding for the period. Common equivalent shares consist primarily of stock options granted to employees and directors and outstanding warrants.

      Destron Fearing calculates earnings (loss) per share (EPS) in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.” Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period, excluding potentially dilutive securities. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding stock options and warrants.

      A reconciliation of EPS calculations under SFAS No. 128 is as follows for the years ended September 30:

	1999	1998	1997

Net income (loss)	$3,546,000	$(1,980,000)	$(772,000)

Weighted average number of common shares outstanding	13,377,000	13,315,000	12,886,000
Dilutive effect of stock options and warrants	106,000	—	—

	13,483,000	13,315,000	12,886,000

Net income (loss) per common share:
Basic	$0.27	$(0.15)	$(0.06)

Diluted	$0.26	$(0.15)	$(0.06)

  Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory reserves, amortization periods for goodwill and other assets, useful lives of property and equipment, warranty reserves and others. Ultimate results could differ from those estimates.

  Recently Issued Accounting Pronouncement

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires that changes in the fair value of derivative instruments be recognized currently in earnings, unless specific hedge accounting criteria are met. SFAS No. 133, as amended, will be effective for Destron Fearing on October 1, 2000. Destron Fearing is currently evaluating the impact of SFAS No. 133, but does not believe it will have a significant effect on its financial position or results of operations.

3.     Line of Credit and Long-Term Obligations:

  Line of Credit

      Destron Fearing has a $3,000,000 revolving credit facility with a lending institution. This credit facility bears interest at the greater of 8.0% or prime plus 1.75%, payable monthly, and carries a commitment fee equal to 0.75% of the unused portion of the commitment under the facility. Borrowings under this facility are payable on demand and are limited to certain eligible accounts receivable and inventories ($2,021,000

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

maximum availability at September 30, 1999). The line-of-credit agreement is effective through June 30, 2001.

      The following information relates to this credit facility for the years ended September 30:

	1999	1998

Balance outstanding at end of year	$—	$1,278,000
Maximum amount outstanding during the year	1,729,000	2,083,000
Average borrowings during the year	380,000	1,234,000
Weighted average interest rate during the year	9.50%	10.25%
Interest rate at end of year	10.25%	10.25%

      The line-of-credit agreement contains various restrictive covenants which require Destron Fearing to maintain minimum levels of tangible net worth and remain current on all other outstanding debt obligations, among other matters. The credit facility also limits additional indebtedness, capital expenditures and dividends. Destron Fearing was in compliance with all such covenants at September 30, 1999.

  Long-Term Obligations

      Long-term obligations consist of the following at September 30:

	1999	1998

Note payable to third party (see below)	$767,000	$2,488,000
Note payable, interest at 8.98%, payable in monthly installments of principal and interest through March 2001 with a balloon payment of approximately $533,000 due April 2001; collateralized by real estate	571,000	598,000
Noncompete obligation, interest at 9%	121,000	135,000

Total long-term obligations	1,459,000	3,221,000
Less- Current portion of long-term obligations	663,000	2,544,000

Long-term obligations, net of current portion	$796,000	$677,000

      Future maturities of long-term obligations are as follows as of September 30, 1999:

2000	$663,000
2001	738,000
2002	36,000
2003	22,000

$1,459,000

  Debt Restructuring

      In June 1997, Destron Fearing completed an agreement with a vendor whereby $2,290,000 of a trade payable was converted into an unsecured term note. At September 30, 1998, Destron Fearing was in default on certain payment terms of this note.

      In March 1999, Destron Fearing completed a restructuring of this note whereby the vendor assigned the note to a third party. Effective March 1, 1999, the new noteholder agreed to a reduction of the principal to $1,529,000 to reflect a 35.0% discount, with interest at 9.25% and monthly payments of $50,000 through January 2002. In connection with this restructuring, Destron Fearing granted warrants to the new noteholder to purchase 275,000 shares of Destron Fearing’s common stock at $1.00 per share. The warrants are

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

exercisable at any time through March 15, 2004. The warrants were recorded at their estimated fair value of $100,000 as of the date of issuance.

      In accordance with the requirements of SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings,” Destron Fearing recorded a net extraordinary gain on restructuring of $472,000.

      In May 1999, Destron Fearing made an additional $600,000 cash payment against the principal of the note.

4.     Stock Options and Warrants:

  Stock Options

      Destron Fearing has established an Employee Stock Option Plan (the Employee Plan), a Nonemployee Director Stock Option Plan (the Nonemployee Director Plan) and a Consultant Stock Option Plan (the Consultant Plan).

      The Employee Plan authorizes the grant of options to purchase an aggregate of up to 2,300,000 shares of common stock. All persons who are employees of Destron Fearing, including directors who are also employees, are eligible to participate. The plan provides for the grant of incentive stock options (ISOs), as defined in the Internal Revenue Code (the Code), and nonincentive stock options (NSOs). Options under this plan are granted at the discretion of a committee of Destron Fearing’s board of directors.

      The Nonemployee Director Plan authorizes the grant of NSOs to purchase an aggregate of 300,000 shares of common stock to nonemployee directors of Destron Fearing. Each nonemployee director is granted an option to purchase 15,000 shares of common stock when elected or appointed to the board of directors and receives an option to purchase an additional 2,500 shares of common stock upon each reelection to Destron Fearing’s board of directors. Options are granted at exercise prices equal to the fair market value of the common stock at the date of grant, and vesting terms are determined by the board of directors or its designee.

      The Consultant Plan authorizes the grant of options to purchase an aggregate of 500,000 shares of common stock to consultants of Destron Fearing who may be directors, but not employees of Destron Fearing. Stock options granted under the Consultant Plan are administered by a committee of the board of directors, which determines the grants, exercise prices, number of shares and vesting terms.

      Destron Fearing accounts for its stock options under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. Had compensation cost related to these options been determined based on the fair value at the grant date for awards granted in fiscal years 1999,

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

1998 and 1997 consistent with the provisions of SFAS No. 123, Destron Fearing’s pro forma net income (loss) and net income (loss) per share would be as follows:

	1999	1998	1997

Net income (loss):
As reported	$3,546,000	$(1,980,000)	$(772,000)
Pro forma	3,156,000	(2,258,000)	(1,082,000)
Net income (loss) per common share:
As reported-
Basic	$0.27	$(0.15)	$(0.06)
Diluted	0.26	(0.15)	(0.06)
Pro forma-
Basic	0.24	(0.17)	(0.08)
Diluted	0.23	(0.17)	(0.08)

      Because the SFAS No. 123 method of accounting has not been applied to options granted prior to October 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

      The weighted average fair values of options granted in fiscal years 1999, 1998 and 1997 were $0.87, $0.93 and $1.73. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal years 1999, 1998 and 1997, respectively: risk-free interest rates of 5.5%, 5.6% and 6.4%; expected volatility of 60.0%, 74.0% and 78.0%; and expected lives of four years. Dividend yields were not used in the fair value computations as Destron Fearing has never declared or paid dividends on its common stock and currently intends to retain any earnings for use in operations.

      Shares subject to option are summarized as follows:

	Incentive	Weighted Average	Non-qualified	Weighted Average
	Stock Options	Exercise Price	Stock Options	Exercise Price

Balance, September 30, 1996	466,750	$3.04	167,500	$2.21
Granted	210,000	3.00	50,000	2.12
Exercised	(2,500)	2.13	—	—
Forfeited or canceled	(2,000)	2.13	(20,000)	2.45

Balance, September 30, 1997	672,250	3.04	197,500	2.17
Granted	215,000	1.69	57,500	0.99
Exercised	—	—	(5,000)	0.69
Forfeited or canceled	(28,750)	3.49	—	—

Balance, September 30, 1998	858,500	2.68	250,000	1.93
Granted	357,500	1.73	17,500	1.18
Exercised	(53,750)	0.90	—	—
Forfeited or canceled	(187,750)	2.90	(100,000)	2.13

Balance, September 30, 1999	974,500	$2.31	167,500	$1.73

Options exercisable at:
September 30, 1999	612,625	$2.63	167,500	$1.73

September 30, 1998	541,000	$2.76	250,000	$1.93

September 30, 1997	384,000	$2.69	197,500	$2.17

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

      Additional information regarding stock options outstanding and exercisable at September 30, 1999 is as follows:

		Options Outstanding			Options Exercisable

				Weighted
			Weighted	Average		Weighted
	Range of		Average	Remaining		Average
	Exercise	Options	Exercise	Contractual	Options	Exercise
Option Type	Prices	Outstanding	Price	Life (Years)	Exercisable	Price

Incentive	$0.88–$2.44	734,500	$1.79	7.8	388,875	$1.84
	$3.00–$4.56	240,000	3.92	6.6	223,750	3.99

	$0.88–$4.56	974,500	$2.31	7.5	612,625	$2.63

Nonqualified	$0.81–$1.94	107,500	$1.28	8.0	107,500	$1.28
	$2.13–$4.63	60,000	2.53	6.5	60,000	2.53

	$0.81–$4.63	167,500	$1.73	7.5	167,500	$1.73

     Warrants

      Warrants to purchase 803,000 and 528,000 shares of Destron Fearing’s common stock at prices ranging from $1.00 to $4.81 were outstanding at September 30, 1999 and 1998, respectively. The warrants are exercisable at various times through January 2002.

5.     Commitments and Contingencies:

     Litigation

      Destron Fearing has been a party to litigation in which it asserted infringement by a competitor of one of Destron Fearing’s patents related to certain of its technologies. The defendants asserted that the patent was not infringed, was invalid and was unenforceable. The defendants also asserted antitrust and unfair competition claims against Destron Fearing and Hughes Aircraft Company (now a division of Raytheon Company).

      On January 29, 1996, the jury in the trial returned a verdict in favor of Destron Fearing and found that the defendants had willfully infringed on Destron Fearing’s patent, awarding damages of approximately $444,000. The defendants appealed the verdict, and on July 24, 1997, the appellate court affirmed the trial court’s judgment. Additionally, on November 7, 1997, the trial court ruled that there had been no inequitable conduct on the part of Destron Fearing in connection with the issuance of the patent and, as such, upheld the validity and enforceability of the patent. On February 9, 1998, the court entered a judgment confirming the previous finding of no inequitable conduct. An appeals court hearing was held on December 8, 1998 in these matters, and on January 26, 1999, the appellate court again affirmed the original decision. Because the defendants did not pursue a timely appeal, the January 26, 1999 decision is final and not appealable.

      On April 21, 1997, the defendants in the above litigation filed suit against Destron Fearing, alleging patent infringement and unfair competition on the part of Destron Fearing, among other matters. As a result of the favorable ruling in the above-described lawsuit on February 9, 1998, this litigation has been stayed pending further action by the plaintiffs or the court. Although management is unable, at this time, to estimate the potential impact of this litigation, Destron Fearing and its legal counsel believe that the ultimate resolution of the litigation will not have a significant adverse impact on Destron Fearing’s future financial position, cash flows or results of operations; however, there can be no assurance of the ultimate outcome.

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

     Employee Benefit Plan

      Destron Fearing has a tax-deferred employee savings plan which was established in accordance with Section 401(k) of the Code. The plan covers all employees of Destron Fearing. Participants may contribute up to 15.0% of their annual compensation on a before-tax basis, subject to certain limits. Destron Fearing may elect to make matching and/or discretionary contributions to the Plan. Contributions totaled $43,000 in 1999. There were no company contributions in 1998.

6.     Income Taxes:

      As of September 30, 1999 and 1998, Destron Fearing had approximately $6,100,000 and $9,500,000 of net operating loss (NOL) carryforwards. Further, Destron Fearing has approximately $130,000 of research and development tax credits available to offset future federal taxes, subject to limitations for alternative minimum tax. The NOL and credit carryovers expire from 2004 through 2018 and are subject to examination by the tax authorities. Approximately $1,500,000 of the $6,100,000 of NOL carryforwards at September 30, 1999 relate to the exercise and subsequent sale of stock options. The tax benefit of approximately $555,000 associated with this stock option deduction will be recorded as additional paid-in capital when realized.

      The Tax Reform Act of 1986 contains provisions which may limit the net operating loss and credit carryovers available to be used in any given year upon the occurrence of certain events, including significant changes in ownership interests. Destron Fearing does not believe that a change in ownership has occurred since the NOL carryforwards were generated.

      The components of deferred income taxes at September 30 were as follows:

	1999	1998

Net operating loss carryforwards	$2,277,000	$3,392,000
Other, net	(1,000)	160,000
Less — Valuation allowance	(2,276,000)	(3,552,000)

	$—	$—

      Destron Fearing has determined that certain deferred tax benefits may not be realizable because such realization requires future taxable income, the attainment of which is uncertain. Accordingly, a valuation allowance has been established to eliminate the net deferred tax asset related to these items.

      The reconciliation between income taxes using the statutory federal income tax rate and the recorded tax provision is as follows:

	1999	1998	1997

Federal taxes at statutory rate	$1,233,000	$(673,000)	$(262,000)
Effect of nonutilization (utilization) of net operating losses and permanent differences	(1,153,000)	673,000	262,000

Tax provision	$80,000	$—	$—

Effective rate	2%	—%	—%

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

7.     Export Sales and Significant Customers:

      Destron Fearing generally sells its products at prices quoted in U.S. dollars to limit the risks associated with currency exchange rate fluctuations. Sales to locations outside of the United States are summarized as follows for the years ended September 30:

	1999	1998	1997

Europe	$3,670,000	$1,690,000	$2,575,000
Canada	628,000	694,000	570,000
Asia and other	848,000	372,000	713,000

Total	$5,146,000	$2,756,000	$3,858,000

      For the year ended September 30, 1999, sales to two customers represented 11.0% each of net sales. During the year ended September 30, 1998, sales to one customer represented 18.0% of net sales, and during the year ended September 30, 1997, sales to two customers represented 16.0% and 10.0% of net sales.

8.     Segment Disclosures and Related Information:

      In fiscal year 1999, Destron Fearing adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires the disclosure of certain information about operating segments in financial statements. Destron Fearing’s reportable segments are based on Destron Fearing’s method of internal reporting, which generally segregates the strategic business units into two segments: radio frequency identification (RFID), consisting primarily of Destron Fearing’s electronic transponder identification technology sales, and visual identification, whereby Destron Fearing manufactures and sells animal identification tags. Segment information included in the accompanying consolidated balance sheets as of September 30, 1999 and 1998 and in the consolidated statements of operations for the years ended September 30, 1999, 1998 and 1997 is as follows:

	Radio
	Frequency	Visual
	Identification	Identification	Corporate(a)	Total

1999
Net sales	$12,496,000	$6,052,000	$—	$18,548,000
Income (loss) before income taxes	2,816,000	830,000	(492,000)	3,154,000
Depreciation and amortization	229,000	145,000	123,000	497,000
Interest expense, net	—	—	368,000	368,000
Extraordinary gain	472,000	—	—	472,000
Provision for income taxes	—	—	80,000	80,000
Identifiable assets	5,220,000	3,714,000	2,212,000	11,146,000
Capital expenditures	113,000	113,000	53,000	279,000

1998
Net sales	$6,750,000	$5,851,000	$—	$12,601,000
Income (loss) before income taxes	(1,539,000)	221,000	(662,000)	(1,980,000)
Depreciation and amortization	230,000	125,000	120,000	475,000
Interest expense, net	—	—	542,000	542,000
Identifiable assets	6,294,000	3,927,000	1,342,000	11,563,000
Capital expenditures	80,000	83,000	105,000	268,000

1997
Net sales	$7,202,000	$5,687,000	$—	$12,889,000
Income (loss) before income taxes	(786,000)	685,000	(671,000)	(772,000)

DESTRON FEARING CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements — (Continued)

	Radio
	Frequency	Visual
	Identification	Identification	Corporate(a)	Total

Depreciation and amortization	256,000	130,000	108,000	494,000
Interest expense, net	—	—	562,000	562,000
Identifiable assets	6,680,000	3,612,000	2,390,000	12,682,000
Capital expenditures	14,000	46,000	132,000	192,000

(a)	Corporate amounts consist of amounts not directly assignable to a business segment.

TIMELY TECHNOLOGY CORP.

FINANCIAL STATEMENTS

For the Year Ended December 31, 1999

INDEPENDENT AUDITORS’ REPORT

Board of Directors
Timely Technology Corporation
Riverside, California

      We have audited the accompanying balance sheet of Timely Technology Corporation, an S Corporation, as of December 31, 1999 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Timely Technology Corporation as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rubin, Brown Gornstein & Co. LLP

St. Louis, MO

November 29, 2001

TIMELY TECHNOLOGY CORP.

BALANCE SHEET

December 31, 1999

ASSETS
Current Assets
Cash	$36,869
Accounts receivable	285,179

Total Current Assets	322,048
Equipment (Note 3)	58,271
Other Assets	6,111

$386,430

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Current maturities of long-term debt (Note 4)	$6,672
Accounts payable and accrued expenses	61,212

Total Current Liabilities	67,884
Long-Term Debt (Note 4)	13,328

Stockholder’s Equity
Common Stock
Authorized 100,000 shares of no par value; issued and outstanding 100 shares	10,000
Retained earnings	295,218

Total Stockholder’s Equity	305,218

$386,430

See the accompanying notes to financial statements.

TIMELY TECHNOLOGY CORP.

STATEMENTS OF INCOME AND RETAINED EARNINGS

For The Year Ended December 31, 1999

STATEMENT OF INCOME
Net Operating Revenue	$984,920
Cost Of Goods Sold	476,299

Gross Profit	508,621
Selling, General And Administrative Expenses	278,571
Depreciation And Amortization	28,825

Income Before Provision For Income Taxes	201,225
Provision For Income Taxes	3,519

Net Income	$197,706

STATEMENT OF RETAINED EARNINGS
Balance — January 1, 1999	$115,074
Net Income	197,706
Distributions	(17,562)

Balance — December 31, 1999	$295,218

See the accompanying notes to financial statements.

TIMELY TECHNOLOGY CORP.

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 1999

Cash Flows From Operating Activities
Net income	$197,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,825
Change in assets and liabilities:
Increase in accounts receivable	(66,953)
Increase in deposits	(3,044)
Decrease in accounts payable and accrued expenses	(64,577)

Net Cash Provided By Operating Activities	91,957
Net Cash Flows Used In Investing Activities
Payments for equipment	(59,530)

Cash Flows From Financing Activities
Distributions to stockholder	(17,562)
Proceeds from issuance of long-term debt	20,000

Net Cash Provided By Financing Activities	2,438

Net Increase in Cash And Cash Equivalents	34,865
Cash — Beginning Of Year	2,004

Cash — End of Year	$36,869

Supplemental Disclosure Of Cash Flow Information
Noncash investing and financing activities (Note 5)

See the accompanying notes to financial statements.

TIMELY TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS

December 31, 1999

1.     Summary Of Significant Accounting Policies

Estimates And Assumptions

      Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Accounts Receivable

      Timely Technology provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. At December 31, 1999, Timely Technology determined that no allowance was necessary.

Equipment

      Equipment is carried at cost, less accumulated depreciation. The assets are depreciated over periods ranging from three to five years using accelerated methods.

Revenue Recognition

      For software consulting and development services, Timely Technology recognizes revenue based on the percent complete for fixed fee contracts, with the percent complete being calculated as either the number of direct labor hours in the project to date divided by the estimated total direct labor hours or based upon the completion of specific task orders. It is Timely Technology’s policy to record contract losses in their entirety in the period in which such losses are foreseeable. For non-fixed fee jobs, revenue is recognized based on the actual direct labor hours in the job times the standard billing rate and adjusted to realizable value, if necessary. If uncertainties regarding customer acceptance exists, revenue is recognized when such uncertainties are resolved. There are no significant post-contract support obligations at the time of revenue recognition. Timely Technology’s accounting policy regarding vendor and post-contract support obligations is based on the terms of the customer’s contract, billable upon the occurrence of the post-sale support. Costs of goods sold are recorded as the related revenue is recognized. Timely Technology does not experience significant product returns, and therefore, management is of the opinion that no allowance for sales returns is necessary.

Income Taxes

      Timely Technology has elected to be taxed as a small business corporation pursuant to Subchapter S of the Internal Revenue Code. As such, Timely Technology is not liable for federal income taxes. Rather, the stockholder includes Timely Technology’s federal taxable income on his income tax return. Timely Technology is subject to California state income taxes.

2.     Operations

      Timely Technology designs, develops and operates e-commerce solutions for government, educational, banking, mortgage, insurance and retail entities located throughout the United States.

TIMELY TECHNOLOGY CORP.

NOTES TO FINANCIAL STATEMENTS — (Continued)

3.     Equipment

      Equipment consists of:

Computers and office equipment	$98,577
Less: Accumulated depreciation	40,306

$58,271

4.     Long-Term Debt

      Timely Technology has a $20,000 unsecured term note with a bank payable in monthly principal payments of $556 plus interest at the bank’s prime rate plus 3.6%, through December 2002.

      Scheduled maturities of long-term debt at December 31, 1999 are as follows:

Year	Amount

2000	$6,672
2001	6,672
2002	6,656

$20,000

      The carrying amount of long-term debt approximates fair value because the interest rate approximates the current rate at which Timely Technology could borrow funds on a similar note.

5.     Supplemental Cash Flow Information

      In December 1999, Timely Technology acquired computer equipment totaling $15,846 on a corporate credit card.

6.     Commitments

      Timely Technology leases its facilities as well as certain computer equipment and a vehicle under long-term lease agreements. The facility lease provides that Timely Technology pay insurance, maintenance and utilities applicable to the leased facilities. The vehicle lease requires payment of an additional amount if miles driven exceed certain limits.

      At December 31, 1999, minimum rental commitments under all noncancellable leases are as follows:

Year	Amount

2000	$40,768
2001	31,075
2002	17,480

$89,323

7.     Subsequent Event

      Effective April 1, 2000, the stockholder entered into an agreement to sell all outstanding shares of common stock of Timely Technology to an unrelated entity.

Appendix A

Final Execution Copy

AGREEMENT AND PLAN OF MERGER

by and between

APPLIED DIGITAL SOLUTIONS, INC.,

DIGITAL ANGEL CORPORATION,

MEDICAL ADVISORY SYSTEMS, INC. AND

ACQUISITION SUBSIDIARY, INC.

dated as of

November 1, 2001

A-i

A-ii

A-iii

Page

10.7.	Expenses	A-35
10.8.	Governing Law	A-35
10.9.	Counterparts	A-35
10.10.	Interpretation	A-35
10.11.	Entire Agreement	A-35
10.12.	Specific Performance	A-35
10.13.	Third Parties	A-36
Exhibit A	Other Subsidiaries
Exhibit B	Interested Stockholders
Exhibit C	Consent of IBM Credit Corporation
Exhibit D	Registration Rights Agreement

A-iv

AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of November 1, 2001, by and among Applied Digital Solutions, Inc., a Missouri corporation (“ADSX”), Digital Angel Corporation, a Delaware corporation and wholly owned subsidiary of ADSX (“DA”), Medical Advisory Systems, Inc., a Delaware corporation (“MAS”), and Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of MAS (“Acquisition Subsidiary”).

Recitals

      A.     ADSX currently owns approximately 16.5% of the issued and outstanding capital stock of MAS and is now the single largest stockholder in MAS. ADSX currently controls two of the seven board seats of the Board of Directors of MAS. ADSX and MAS have discussed and considered the benefits to their respective stockholders of the transactions contemplated by this Agreement. The Board of Directors of MAS has appointed a Special Committee of Directors for purposes of considering the transactions contemplated by this Agreement.

      B.     The Board of Directors of MAS and the Board of Directors of ADSX have analyzed and determined that the value of DA and the Other Subsidiaries (herein defined) is approximately $150,000,000, which equates to a value of each share of the issued and outstanding capital stock of MAS of $8, prior to the effect of outstanding DA Options (herein defined), notwithstanding the current market price of such stock.

      C.     The Board of Directors of MAS has approved and deems it advisable and in the best interests of MAS and its stockholders to consummate (i) the merger of Acquisition Subsidiary with and into DA provided for herein (the “Merger”), pursuant to which the issued and outstanding shares of DA owned by ADSX will be converted into 18,750,000 shares of MAS common stock, and (ii) the contribution by ADSX of its ownership interest in the common stock of certain subsidiaries of ADSX, as set forth in Exhibit A hereto and incorporated herein by reference (collectively the “Other Subsidiaries”), to MAS (the “Contribution”) (the Merger and the Contribution, collectively, the “Transaction”), upon the terms and subject to the conditions set forth herein. The Boards of Directors of Acquisition Subsidiary, ADSX and DA have approved and deem it advisable and in the best interests of their respective companies and their respective stockholders to consummate the Merger and the Contribution upon the terms and subject to the conditions set forth herein. The Special Committee of the Board of Directors of MAS has determined that the Transaction and the Transaction Consideration (as defined below) are fair to the stockholders of MAS excluding the stockholders set forth on Exhibit B (the “Interested Stockholders”) (the stockholders of MAS excluding the Interested Stockholders are referred to herein as the “Public Stockholders”)

      D.     For federal income tax purposes, it is intended that the Merger be treated as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) and that the Contribution be treated as a tax free contribution under Section 351 of the Code.

      E.     ADSX, DA, MAS and Acquisition Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Transaction.

      NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

THE MERGER; THE CONTRIBUTION; CLOSING

      1.1.     The Merger and Contribution. Upon the terms and subject to the conditions set forth in this Agreement:

(a) At the Effective Time (defined below) of the Merger, Acquisition Subsidiary shall be merged with and into DA in accordance with the applicable provisions of the Delaware General Corporation Law

(the “DGCL”). DA shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the laws of the State of Delaware. After the Effective Time of the merger, the separate corporate existence of Acquisition Subsidiary shall cease. The Merger shall have the effects as set forth in the DGCL.

(b) Immediately after the Effective Time of the Merger, to effect the Contribution, ADSX shall deliver to MAS certificates, duly endorsed or accompanied by duly executed stock powers, evidencing ADSX’s ownership interest in the common stock of the Other Subsidiaries as set forth in Exhibit A attached hereto and incorporated herein by reference (collectively, the “Other Subsidiaries Common Stock”), free and clear of all security interests, claims and restrictions. As a result, the Other Subsidiaries shall become subsidiaries of MAS.

(c) The closing of the Transaction (the “Closing”) shall take place (a) at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri, at 10:00 a.m. local time, on the fifth business day following the day on which the last of the conditions set forth in Article VIII (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as ADSX and MAS may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

(d) As soon as practicable following the Closing, the parties shall (i) file with the Secretary of State of Delaware a certificate of merger with respect to the Merger (the “Certificate of Merger”) in such form as is required by and executed in accordance with the DGCL and (ii) make all other filings or recordings required under the laws of Delaware in order to effect the purposes of this Agreement. The Merger shall become effective at the date and time of the filing of the Certificate of Merger (or such other date and time as may be agreed to by ADSX and MAS and specified in the Certificate of Merger as may be permitted by the DGCL). The consummation of the Contribution shall be conditioned on the consummation of the Merger. The time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

(e) As soon as practicable following the Effective Time of the Merger and the consummation of the Contribution, the parties shall cooperate to change the name of the Surviving Corporation to “Digital Angel Acquisition Corp.” and the name of MAS to “Digital Angel Corporation.”

      1.2.     Directors and Officers. The directors of DA immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Delaware or until their earlier death, resignation or removal. The officers of DA immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation and after the Effective Time until such time as their successors shall be duly elected or appointed in accordance with the laws of Delaware or until their earlier death, resignation or removal.

      1.3.     Articles of Incorporation and Bylaws. The articles of incorporation and bylaws of DA immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Corporation as of the Effective Time.

      1.4.     Certificate of MAS. Immediately prior to or at the Effective Time, and subject to the terms and conditions of this Agreement and the DGCL, MAS shall cause the Amended and Restated Certificate of Incorporation of MAS to be amended and restated to change the name of MAS to “Digital Angel Corporation” and to increase the number of authorized shares of common stock to 95,000,000 shares by filing appropriate documentation (the “MAS Charter Amendment”) with the Secretary of State of the State of Delaware.

ARTICLE II.

EFFECT OF THE MERGER ON SECURITIES OF MAS

AND DA

      2.1.     MAS Common Stock. Each share of the common stock of MAS outstanding immediately prior to the Effective Time shall be unaffected by the Merger.

      2.2.     Conversion of DA Stock. (a) Subject to the provisions of this Agreement, pursuant to the Merger, at the Effective Time each issued and outstanding share of common stock, par value $.00005 per share, of DA (“DA Common Stock”), shall be immediately converted into 0.9375 fully paid, nonassessable and newly issued shares of MAS common stock, $0.005 par value (“MAS Common Stock”), or an aggregate of 18,750,000 shares of MAS Common Stock (assuming no exercise of DA Options prior to the Closing), free and clear of all security interests, claims and restrictions. The shares of MAS Common Stock to be issued to ADSX in the Merger shall be referred to as the “Transaction Consideration.” As a result of the issuance of Transaction Consideration, MAS shall become a majority owned subsidiary of ADSX and the Surviving Corporation and the Other Subsidiaries shall become subsidiaries of MAS and second-tier subsidiaries, of ADSX.

      (b)     Notwithstanding anything contained in this section to the contrary, each share of DA Common Stock issued and held in DA’s treasury or by any of DA’s subsidiaries immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

      2.3.     Options. At the Effective Time, each option granted by DA to purchase shares of DA Common Stock (the “DA Options”) which is outstanding and unexercised immediately prior to the Effective Time shall either be assumed by MAS or converted into an option (“New MAS Options”) to purchase shares of MAS Common Stock having the same terms and conditions as are in effect immediately prior to the Effective Time (including such terms and conditions as may be incorporated by reference into the agreements evidencing DA Options pursuant to the plans or arrangements pursuant to which such DA Options were granted and taking into account the provisions of Section 6.8 hereof) except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively by 0.9375.

      2.4 Conversion of Acquisition Subsidiary Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties, each share of the common stock of Acquisition Subsidiary outstanding immediately prior to the Effective Time shall become one share of common stock of the Surviving Corporation of the Merger.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF MAS

      MAS represents and warrants to ADSX that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by MAS to ADSX and attached hereto and incorporated herein by reference (the “MAS Disclosure Schedule”) or as otherwise expressly contemplated by this Agreement.

      3.1.     Organization and Good Standing. MAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the subsidiaries of MAS, including Acquisition Subsidiary (each an “MAS Subsidiary” and collectively, the “MAS Subsidiaries”), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of MAS and the MAS Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have an MAS Material Adverse Effect. For purposes of this Agreement, “MAS Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities, or the results of operations of MAS and the MAS Subsidiaries, taken as a whole, provided, however, that no change or effect arising out of or in connection with or resulting from any of the following shall be deemed by it or by themselves, either alone or in combination, to constitute or contribute to an MAS Material Adverse Effect: (A) general economic conditions or changes therein, (B) financial market conditions or fluctuations, or (C) any action, change, effect, circumstances or condition expressly required by this Agreement or directly and demonstrably attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby; (ii) the ability of MAS or Acquisition Subsidiary to perform its obligations set forth in this Agreement; or (iii) the ability of MAS or Acquisition Subsidiary to timely consummate the transactions contemplated by this Agreement. MAS and the MAS Subsidiaries have all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now being conducted and necessary to own, operate and lease their properties and assets except where the failure to have such power, licenses, authorizations, consents and approvals would not have an MAS Material Adverse Effect.

      3.2.     Capitalization. As of the date hereof, the authorized capital stock of MAS consists of 10,000,000 shares of MAS Common Stock and 1,000,000 shares of preferred stock, par value $1.75 per share. Of such authorized shares, as of the date hereof, there are issued and outstanding 5,121,230 shares of MAS Common Stock, 50,000 shares of MAS Common Stock are issued and held in the treasury of MAS, no shares of preferred stock have been designated or issued, or are outstanding and no other capital stock of MAS is issued or outstanding. As of the date hereof, the authorized capital stock of Acquisition Subsidiary consists of 100 shares of common stock, 1.00 par value (“Acquisition Subsidiary Common Stock”), and no shares of preferred stock. Of such authorized shares, as of the date hereof, there are issued and outstanding 10 shares of Acquisition Subsidiary Common Stock, no shares of Acquisition Subsidiary Common Stock are issued and held in the treasury of MAS and no other capital stock of Acquisition Subsidiary is issued or outstanding. All issued and outstanding shares of MAS Common Stock and Acquisition Subsidiary Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws (as hereinafter defined). Except as set forth in the MAS Disclosure Schedule, as of the date hereof there are no outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of MAS or Acquisition Subsidiary, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. All of the outstanding rights, including stock appreciation rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of MAS or Acquisition Subsidiary have been duly authorized and issued in accordance with all applicable Law. Except as set forth in the MAS Disclosure Schedule, there are no security interests, claims or restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) of MAS and the MAS Subsidiaries or the ownership thereof other than those imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), applicable state securities Laws or applicable corporate Law.

      3.3.     Subsidiaries. Each MAS Subsidiary is wholly owned by MAS and all of the capital stock and other interests of the MAS Subsidiaries so held by MAS are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the MAS Subsidiaries directly or indirectly held by MAS are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the MAS Subsidiaries held by MAS and no equity securities or other interests of any of the MAS Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any MAS Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any MAS Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

Acquisition Subsidiary is directly and wholly owned by MAS and was recently organized under Delaware law solely for purposes of the Transaction. Acquisition Subsidiary has no assets or liabilities and has not engaged in any business or activities other than as contemplated by this Agreement.

      3.4.     Authorization; Binding Agreement. (a) MAS and Acquisition Subsidiary each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger and the MAS Charter Amendment, have been duly and validly authorized by the Board of Directors of MAS and the Board of Directors of Acquisition Subsidiary and by MAS as the sole stockholder of Acquisition Subsidiary, and no other corporate proceedings on the part of MAS or any MAS Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of the MAS Charter Amendment and this Agreement and the transactions contemplated hereby including the Merger by the stockholders of MAS in accordance with the DGCL and the Amended and Restated Certificate of Incorporation and Bylaws of MAS). This Agreement has been duly and validly executed and delivered by MAS and Acquisition Subsidiary and constitutes the legal, valid and binding agreements of MAS and Acquisition Subsidiary, enforceable against each of MAS and Acquisition Subsidiary in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity (“Enforceability Exceptions”).

      (b)     The only vote of any class or series of capital stock of MAS necessary to adopt or approve the Charter Amendment is a majority of the outstanding shares of MAS Common Stock. The only vote of any class or series of capital stock of MAS necessary to adopt or approve the Merger, this Agreement and the transactions contemplated by this Agreement is at least 66 2/3% of the outstanding shares of MAS Common Stock which are not owned by the Interested Stockholders.

      3.5.     Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with (“Consent”) any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization (“Governmental Authority”) on the part of MAS or any of the MAS Subsidiaries is required in connection with the execution or delivery by MAS of this Agreement or the consummation of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger and the MAS Charter Amendment with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) the filing of the definitive Proxy Statement (as defined herein) with the Securities and Exchange Commission (“SEC”), and (iii) such other Consents the failure of which to obtain will not have an MAS Material Adverse Effect.

      3.6.     No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by MAS with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of MAS or any of the MAS Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any MAS Material Contract (as hereinafter defined) or other material obligation to which MAS or any MAS Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of MAS or any MAS Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority (“Law”) currently in effect to which MAS or any MAS Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have an MAS Material Adverse Effect.

      3.7.     Securities Filings and Litigation. (a) MAS has made available to ADSX true and complete copies of (i) its Annual Reports on Form 10-K or Form 10-KSB, as amended, for the years ended October 31, 1998, 1999 and 2000, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of MAS since October 31, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q or Form 10-QSB and Current Reports on Form 8-K, as amended) filed by MAS with the SEC since October 31, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this section, are referred to collectively herein as the “MAS Securities Filings.” As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the MAS Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to MAS Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to MAS Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the MAS Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to MAS Securities Filings subsequent to the date hereof, will comply in all material respects with the Exchange Act or the Securities Act, as applicable.

      (b)     There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority (“Litigation”) pending or, to the knowledge of MAS, threatened against MAS or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Benefit Plan (as defined herein) of MAS or any of its subsidiaries or otherwise relating to MAS or any of its subsidiaries or the securities of any of them, or any properties or rights of MAS or any of its subsidiaries or any Benefit Plan of MAS or any of its subsidiaries which is required to be described in any MAS Securities Filing that is not so described. No event has occurred as a consequence of which MAS would be required to file a Current Report on Form 8-K pursuant to the requirements of the Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Annual Reports on Form 10- K or Form 10-KSB, Quarterly Reports on Form 10-Q or Form 10-QSB and Current Reports on Form 8-K, as amended) filed by MAS with the SEC after the date hereof shall be provided to ADSX on or prior to the date of such filing.

      3.8.     Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of MAS included in the MAS Securities Filings (the “MAS Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of MAS and the MAS Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act.

      3.9.     Absence of Certain Changes. Except as set forth in the MAS Securities Filings filed by MAS prior to the date of this Agreement, since October 31, 2000, there has not been: (i) any event, occurrence, fact, condition, change, development or effect (“Event”) (except for those caused by the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have an MAS Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to MAS or any MAS Subsidiary wholly owned by MAS) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of MAS or any MAS Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of MAS or any MAS Subsidiary (except to MAS or any MAS Subsidiary wholly owned by MAS); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business by MAS or any MAS Subsidiary; or (v) any other action or agreement or undertaking by MAS or any MAS Subsidiary that, if taken or done on or after the date hereof without ADSX’s consent, would result in a breach of Section 5.1, below.

      3.10.     Related Party Transactions. Except as set forth in the MAS Securities Filings filed by MAS prior to the date of this Agreement, since October 31, 2000, MAS has not and none of the MAS Subsidiaries have entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by MAS in a proxy statement in connection with an annual meeting of stockholders.

      3.11.     Compliance with Laws. The business of MAS and each MAS Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have an MAS Material Adverse Effect. Without limiting the generality of the foregoing, neither MAS nor any MAS Subsidiary has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have an MAS Material Adverse Effect.

      3.12.     Permits. MAS and the MAS Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses, and neither MAS nor any MAS Subsidiary is in violation of any such permit, certificate, license, approval, tariff or other authorization, and no proceedings are pending or, to the knowledge of MAS, threatened, to revoke or limit any such permit, certificate, license, approval, tariff or other authorization, except any such violation or proceeding which does not and would not reasonably be expected to have an MAS Material Adverse Effect.

      3.13.     Finders and Investment Bankers. Neither MAS, any MAS Subsidiaries, nor any of the officers or directors of any of them has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

      3.14.     Material Contracts. MAS has made available to ADSX true and accurate copies of the MAS Material Contracts, a true, complete and accurate list of which is set forth in the MAS Disclosure Schedule. For purposes of this Agreement, “MAS Material Contract” means any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal, whether written or oral (each a “Contract”), entered into by MAS or any MAS Subsidiary (i) that is required to be described in or filed as an exhibit to any MAS Securities Filing; (ii) that was entered into outside the ordinary course of business; (iii) that is material to the business of MAS; (iv) pursuant to which MAS is or will be liable for an amount in excess of $25,000; or (v) which may not be terminated, without additional liability, within six months. Neither MAS nor any MAS Subsidiary is a party or is subject to any Contract required to be described in or filed as an exhibit to any MAS Securities Filing that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such MAS Material Contracts are valid and binding and are in full force and effect and enforceable against MAS or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 3.6 above, (i) no Consent of any person is needed in order that each such MAS Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have an MAS Material Adverse Effect, and (ii) neither MAS nor any of its subsidiaries is in violation or breach of or default under any such MAS Material Contract; nor to the knowledge of MAS is any other party to any such MAS Material Contract in violation or breach of or default under any such MAS Material Contract in each case where such violation or breach would have an MAS Material Adverse Effect. Neither MAS nor any MAS Subsidiary is a party to or is subject to any Contract that limits the ability of MAS or any MAS Subsidiary, or would limit the ability of ADSX or any subsidiary of ADSX after the Effective Time, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period. Except as contemplated by this Agreement, Acquisition Subsidiary is not a party to any Contract.

      3.15.     Employee Benefit Plans. (a) There are no Benefit Plans (as defined below) maintained or contributed to by MAS or an MAS Subsidiary under which MAS or an MAS Subsidiary could incur any material liability. A “Benefit Plan” shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder (“ERISA”), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA’s provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of a specified person or their beneficiaries or dependents, (b) a multi-employer plan as defined in Section 3(37) of ERISA (a “Multi-Employer Plan”), or (c) a multiple employer plan as defined in Section 413 of the Code.

      (b) With respect to each Benefit Plan (where applicable): MAS has made available to ADSX complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the Internal Revenue Service; and (v) the most recent summary plan description as defined in ERISA.

      (c) With respect to each Benefit Plan while maintained or contributed to by MAS or any MAS Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of MAS, nothing has since occurred to cause the loss of the Benefit Plan’s qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of MAS, there exists no circumstance under which MAS or any MAS Subsidiary could reasonably be expected to incur liability under ERISA, the Code or otherwise; (iii) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists, (iv) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (v) no reportable event as defined in Section 4043 of ERISA has occurred or will by virtue of the consummation of the transactions contemplated by this Agreement (other than events as to which the 30-day notice period is waived pursuant to Section 4043 of ERISA); (vi) all contributions and premiums due have fully been made and paid on a timely basis; (vii) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the MAS Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88; (viii) the present value of all “benefit liabilities” (as defined in ERISA Section 4001(a)(16) and determined based on the actuarial assumptions and methods used under such Benefit Plan for the most recent Benefit Plan actuarial valuation and assuming for such purposes that all benefits provided under the Benefit Plan are fully vested) under each such Benefit Plan did not exceed as of the most recent Benefit Plan actuarial valuation date, and will not exceed as of the Closing Date, the then current value of the assets of such Benefit Plan as determined pursuant to Code Section 412, and (ix) neither MAS nor any MAS Subsidiary has completely or partially withdrawn from a Plan that is a Multi-employer Plan, and MAS would not become subject to liability under ERISA if MAS were to withdraw completely from all multi-employer plans in which it currently participates, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have an MAS Material Adverse Effect.

      (d) Except as provided in Section 5.9 below, the consummation of the Merger will not, either alone or in conjunction with another event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual; or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

      3.16.     Taxes and Returns. (a) MAS and each of the MAS Subsidiaries have timely filed or caused to be filed all material Tax Returns required to be filed by it, and all material Tax Returns filed by MAS and the MAS Subsidiaries are true, complete and correct in all material respects.

      (b) MAS and the MAS Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the MAS Financial Statements have been established.

      (c) There are no claims or assessments pending against MAS or any of the MAS Subsidiaries for any alleged deficiency in any Tax, and neither MAS nor any of the MAS Subsidiaries has been notified in writing of any proposed Tax claims or assessments against MAS or any of the MAS Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the MAS Financial Statements have been established.

      (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Return of MAS or the MAS Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

      (e) Neither MAS nor any of the MAS Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

      (f) There are no outstanding requests by MAS or any of the MAS Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

      (g) There are no liens for material amounts of Taxes on the assets of MAS or any of the MAS Subsidiaries except for statutory liens for current Taxes not yet due and payable.

      (h) Neither MAS nor any MAS Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of MAS or any of the MAS Subsidiaries in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

      (i) For purposes of this Agreement, the term “Tax” shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, withholding, estimated, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term “Tax Return” shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

      3.17.     No Adverse Actions. There is no existing, pending or, to the knowledge of MAS, threatened termination, cancellation, limitation, modification or change in the business relationship of MAS or any of the MAS Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have an MAS Material Adverse Effect. None of MAS, any MAS Subsidiary or, to the knowledge of MAS, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have an MAS Material Adverse Effect.

      3.18.     Fairness Opinion. The Board of Directors of MAS, the Special Committee of the Board of Directors of MAS and the Board of Directors of Acquisition Subsidiary have received from Jessup & Lamont an opinion to the effect that as of the date of this Agreement the Transaction Consideration is fair to the Public Stockholders of MAS from a financial point of view.

      3.19.     HSR Act. MAS together with all the entities it controls, has less than $10 million in assets, calculated in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. MAS is not engaged in “manufacturing” within the meaning of that Act.

      3.20.     Intellectual Property. For purposes of this Agreement, “Intellectual Property” shall mean all patents, trademarks, service marks, trade names, domain names, trade secrets, copyrights, franchises, know-how and similar rights of or used by a person, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from such person relating to any of the foregoing. MAS or one of the MAS Subsidiaries owns, or is licensed to or otherwise has the right to use, all material Intellectual Property currently used in its or their respective businesses. The rights of MAS and the MAS Subsidiaries in such Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and neither MAS nor any of the MAS Subsidiaries has received, as of the date of this Agreement, notice of any adversely-held Intellectual Property of any other person, or notice of any charge or claim of infringement or breach from any person relating to such Intellectual Property or any material process or confidential information (“IP Claim Notice”) of MAS or any MAS Subsidiary and does not know of any basis for any such charge or claim. Neither MAS, the MAS Subsidiaries nor their respective predecessors, if any, has conducted business at any time prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names. MAS shall promptly notify, and shall cause the MAS Subsidiaries to promptly notify, ADSX of any IP Claim Notice received by MAS or a MAS Subsidiary after the date of this Agreement.

      3.21.     Undisclosed Liabilities. MAS and the MAS Subsidiaries do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise, and MAS knows of no basis for any claim against MAS or any MAS Subsidiary for any liability or obligation, except (i) to the extent set forth or reflected in the MAS Financial Statements, (ii) to the extent expressly set forth on the MAS Disclosure Schedule, or (iii) liabilities or obligations incurred in the normal and ordinary course of business since October 31, 2000, and except, in each case, for any deviations from the foregoing which individually or in the aggregate do not and would not reasonably be expected to have an MAS Material Adverse Effect.

      3.22.     Environmental Matters. Except, in each case, for any deviations which do not and would not reasonably be expected to have an MAS Material Adverse Effect, as of the date of this Agreement, (i) each of MAS and the MAS Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) each of MAS and the MAS Subsidiaries has obtained, and is in compliance with, all permits and other authorizations of Governmental Authorities necessary under applicable Environmental Laws for the construction of its facilities and the conduct of its operations, as applicable, (collectively, the “Environmental Permits”), (iii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of MAS, threatened against MAS, an MAS Subsidiary or any of their respective properties alleging a violation of, or liability under, any Environmental Laws and (iv) there are no past or present Events which reasonably may be expected to prevent compliance with, or which have given rise to or will give rise to liability on the part of MAS or an MAS Subsidiary under, Environmental Laws. The MAS Disclosure Schedule lists all environmental reports in the possession of MAS or an MAS Subsidiary relating to any of their respective past or present properties. For purposes of this Agreement, the term “Environmental Laws” shall mean Laws regulating asbestos, polychlorinated biphenyls, radioactive materials and wastes, petroleum and petroleum products, contaminants, pollutants, hazardous or toxic wastes or substances, and Laws relating to protection of the environment, pollution, waste control and human health and safety as it relates to the environment.

      3.23.     Corporate Records. The respective corporate record books of or relating to MAS and each of the MAS Subsidiaries made available to ADSX by MAS contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of MAS and each MAS Subsidiary, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of MAS and the MAS Subsidiaries, and (iii) the issuance and transfer of stock of MAS and each of the MAS Subsidiaries. Neither MAS nor any MAS Subsidiary has any of its material records or information recorded, stored, maintained or held off the premises of MAS and the MAS Subsidiaries.

      3.24.     Real Property. (a) The MAS Disclosure Schedule sets forth a true, correct and complete schedule as of the date of this Agreement of all real property owned by MAS or any of the MAS Subsidiaries. MAS or one of the MAS Subsidiaries, as indicated thereon, is the owner of fee title to the real property described on the MAS Disclosure Schedule and to all of the buildings, structures and other improvements located thereon free and clear of any material mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on the MAS Disclosure Schedule and, except for any exceptions, easements, restrictive covenants, encroachments or other survey defects, encumbrances, restrictions or limitations which, individually or in the aggregate, do not and would not reasonably be expected to have an MAS Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such real property.

      (b) The MAS Disclosure Schedule sets forth a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which MAS or any of the MAS Subsidiaries uses or occupies, or has the right to use or occupy any material real property or improvements thereon. Except for the matters listed on the MAS Disclosure Schedule, MAS or an MAS Subsidiary, as indicated thereon, holds the leasehold estate under or other interest in each such lease, sublease, easement, right-of-way, license or other agreement free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords’ or mechanics’ liens which have not been executed upon, and except for liens, encumbrances and rights that do not and would not reasonably be expected to have an MAS Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such leasehold estate or interest.

      3.25.     Title to and Condition of Personal Property. MAS and each of the MAS Subsidiaries have good and marketable title to, or a valid leasehold interest in, all material items of any personal property currently used in the operation of their respective businesses, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances that have had or would reasonably be expected to have an MAS Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such property or interests. As of the date of this Agreement, all such personal property is in reasonably good operating condition and repair as required for use in the businesses of MAS and the MAS Subsidiaries (ordinary wear and tear excepted), is reasonably suitable for the use to which the same is customarily put by MAS or any MAS Subsidiary and is free from defects except where there would not be an MAS Material Adverse Effect.

      3.26.     Labor Matters. Neither MAS nor any of the MAS Subsidiaries has any material obligations, contingent or otherwise, under any employment, severance or consulting agreement, any collective bargaining agreement or any other contract with a labor union or other labor or employee group. To the knowledge of MAS, as of the date of this Agreement, there are no negotiations, demands or proposals which are presently pending or overtly threatened by or on behalf of any labor union with respect to the unionizing of employees of MAS or any MAS Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against MAS or any MAS Subsidiary pending or, to the knowledge of MAS, threatened before the National Labor Relations Board or comparable agency, no unresolved grievance against MAS or any MAS Subsidiary, no collective bargaining agreement which is currently being negotiated by MAS or any MAS Subsidiary, and neither MAS nor any MAS Subsidiary is experiencing any work stoppage, strike, slowdown or other labor difficulty which, in each case, would reasonably be expected to have an MAS Material Adverse Effect. As of the date of this Agreement, no employee has informed MAS or any MAS Subsidiary of his or her intention to terminate his or her employment with MAS or any MAS Subsidiary as a result of any announcement or consummation of the transactions contemplated by this Agreement. MAS shall promptly notify, and shall cause the MAS Subsidiaries to promptly notify, ADSX upon knowledge by MAS or an MAS Subsidiary of the occurrence after the date hereof of any matter referenced in this Section 3.26.

      3.27.     Insurance. The MAS Disclosure Schedule lists each policy of insurance which MAS and each of the MAS Subsidiaries has obtained and maintains. As of the date of this Agreement, neither MAS nor any of the MAS Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any of such policies of insurance. Neither MAS nor any MAS Subsidiary has been refused any insurance for any material coverage by an insurance carrier to which it has applied for such insurance coverage.

      3.28.     Disclosure. No representation or warranty of MAS herein and no information contained or referenced in the MAS Disclosure Schedule or in any other document subsequently delivered by MAS to ADSX pursuant hereto contains or will contain, when such statement was made or when such information or document was delivered, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make any statement contained herein or therein, when such statement was made or when such information or document was delivered, not misleading.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF ADSX

      ADSX represents and warrants to MAS that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by ADSX to MAS and attached hereto and incorporated herein by reference (the “DA Disclosure Schedule”) or as otherwise expressly contemplated by this Agreement.

      4.1.     Organization and Good Standing. ADSX is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. DA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the subsidiaries of DA (the “DA Subsidiaries”) and the Other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of DA, the DA Subsidiaries and the Other Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a DA Group Material Adverse Effect. For purposes of this Agreement, “DA Group Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of DA, the DA Subsidiaries and the Other Subsidiaries, taken as a whole, provided, however, that no change or effect arising out of or in connection with or resulting from any of the following shall be deemed by it or by themselves, either alone or in combination, to constitute or contribute to a DA Group Material Adverse Effect: (A) general economic conditions or changes therein, (B) financial market conditions or fluctuations, or (C) any action, change, effect, circumstances or condition expressly required by this Agreement or directly and demonstrably attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby; (ii) the ability of ADSX or DA to perform its obligations set forth in this Agreement, or (iii) the ability of ADSX or DA to timely consummate the transactions contemplated by this Agreement. ADSX, DA, the DA Subsidiaries and the Other Subsidiaries have all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now being conducted and necessary to own, operate and lease their properties and assets except where the failure to have such power, licenses, authorizations, consents and approvals would not have an MAS Material Adverse Effect.

      4.2     Capitalization.

      (a) As of the date hereof, the authorized capital stock of DA consists of 50,000,000 shares of DA Common Stock. Of such authorized shares, as of the date hereof, there are issued and outstanding 20,000,000 shares of DA Common Stock, all of which are owned by ADSX, no shares of DA Common Stock are issued and held in the treasury of DA and no other capital stock of DA is issued or outstanding.

      (b) As of the date hereof, the number of authorized shares, the number of issued and outstanding shares and the number of treasury shares of the capital stock of the Other Subsidiaries consists of the number of shares of common stock and preferred stock set forth in Exhibit A attached hereto and incorporated herein by reference, at the par values set forth therein. No other capital stock of any of the Other Subsidiaries is issued or outstanding.

      (c) All issued and outstanding shares of DA Common Stock and the Other Subsidiaries Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. Except as set forth in the DA Disclosure Schedule, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of DA or the Other Subsidiaries, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. All of the outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of DA or the Other Subsidiaries have been duly authorized and issued in accordance with all applicable Law. Except as disclosed in the DA Disclosure Schedule, there are no security interests, claims or restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) of DA, the DA Subsidiaries or the Other Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

      4.3.     Subsidiaries.

      (a) Each DA Subsidiary is wholly owned by DA and all of the capital stock and other interests of the DA Subsidiaries so held by DA are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the DA Subsidiaries directly or indirectly held by DA are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the DA Subsidiaries held by DA and no equity securities or other interests of any of the DA Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any DA Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any DA Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

      (b) Except as set forth in Exhibit A, each of the Other Subsidiaries is wholly owned by ADSX and all of the capital stock and other interests of the Other Subsidiaries so held by ADSX are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Other Subsidiaries directly or indirectly held by ADSX are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Other Subsidiaries held by ADSX and no equity securities or other interests of any of the Other Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Other Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Other Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

      4.4.     Authorization; Binding Agreement. ADSX and DA each have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by DA’s Board of Directors and by ADSX’s Board of Directors, and no other corporate proceedings on the part of ADSX, DA, any DA Subsidiary or any of the Other Subsidiaries are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ADSX and DA and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the legal, valid and binding agreements of ADSX and DA, enforceable against ADSX and DA in accordance with its and their respective terms, subject to the Enforceability Exceptions.

      4.5.     Governmental Approvals. No Consent from or with any Governmental Authority on the part of ADSX, DA, any of the DA Subsidiaries or any of the Other Subsidiaries is required in connection with the execution or delivery by ADSX and DA of this Agreement or the consummation by ADSX and DA of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and (ii) such other Consents the failure of which to obtain will not have an MAS Material Adverse Effect.

      4.6.     No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by ADSX and DA with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of ADSX, DA, any of the DA Subsidiaries or any of the Other Subsidiaries, (ii) except for the Consent set forth in Exhibit C attached hereto relating to the Second Amended and Restated Term and Revolving Credit Agreement dated October 17, 2000, by and among IBM Credit Corporation, IBM Financing, ADSX and Ground Effects, Ltd., as amended by Acknowledgment, Waiver and Amendment No. 1 dated March 30, 2001 and except as set forth in the DA Disclosure Schedule, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any DA Group Material Contract (as hereinafter defined) or other material obligation to which ADSX, DA, any DA Subsidiary or any Other Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of ADSX, DA, any DA Subsidiary or any Other Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5, above, contravene any Law currently in effect to which ADSX, DA, any DA Subsidiary or any Other Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a DA Group Material Adverse Effect.

      4.7.     Securities Filings and Litigation. (a) ADSX has made available to MAS true and complete copies of (i) ADSX’s Annual Reports on Form 10-K, as amended, for the years ended December 31, 1998, 1999 and 2000, as filed with the SEC, (ii) ADSX’s proxy statements relating to all of the meetings of stockholders (whether annual or special) of ADSX since December 31, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by ADSX with the SEC since December 31, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the “ADSX Securities Filings.” As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the ADSX Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), to the extent they relate to or reflect the assets, liabilities or operations of DA or the Other Subsidiaries, contained or, as to ADSX Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to ADSX Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the ADSX Securities Filings, to the extent they relate to or reflect the assets, liabilities or operations of DA or the Other Subsidiaries, was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to ADSX Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable.

      (b) There is no Litigation pending or, to the knowledge of ADSX, threatened against DA, any of its subsidiaries or any of the Other Subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any DA Group Benefit Plan, as hereinafter defined, or otherwise relating to DA, any of its subsidiaries or any of the Other Subsidiaries or the securities of any of them, or any properties or rights of DA, any of its subsidiaries or any of the Other Subsidiaries or any DA Group Benefit Plan which is required to be described in any ADSX Securities Filing that is not so described. No event relating to or affecting the assets, liabilities or operations of DA or the Other Subsidiaries has occurred as a consequence of which ADSX would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by ADSX with the SEC after the date hereof shall be provided to MAS on or prior to the date of such filing.

      4.8.     Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of DA and the Other Subsidiaries (the “DA Group Financial Statements”), as described on Schedule 4.8, have been provided to MAS. The DA Group Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of DA and the Other Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein.

      4.9.     Absence of Certain Changes or Events. Except as set forth in the ADSX Securities Filings or in the DA Disclosure Schedule, since December 31, 2000, there has not been: (i) any Event (except for those Events caused by the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have a DA Group Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to DA, a DA Subsidiary wholly owned by DA or the Other Subsidiaries) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of DA, any DA Subsidiary or any Other Subsidiary; (iii) any return of any capital or other distribution of assets to stockholders of DA, any DA Subsidiary or any Other Subsidiary (except to DA, a DA Subsidiary wholly owned by DA or any Other Subsidiary); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business by DA, a DA Subsidiary or any Other Subsidiary; or (v) any other action or agreement or undertaking by DA, any DA Subsidiary or any Other Subsidiary that, if taken or done on or after the date hereof without the consent of MAS, would result in a breach of Section 6.1, below.

      4.10.     Related Party Transactions. Except as set forth in the ADSX Securities Filings or the DA Disclosure Schedule, since December 31, 2000, DA and the Other Subsidiaries have not entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by ADSX, or by DA or any Other Subsidiary if it were subject to such reporting requirements, in a proxy statement in connection with an annual meeting of stockholders.

      4.11.     Compliance with Laws. The businesses of DA, each DA Subsidiary and the Other Subsidiaries have been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a DA Group Material Adverse Effect. Without limiting the generality of the foregoing, neither DA, any DA Subsidiary nor any of the Other Subsidiaries has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have a DA Group Material Adverse Effect.

      4.12.     Permits. DA, the DA Subsidiaries and the Other Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses and none of DA, any DA Subsidiary, or any of the Other Subsidiaries is in violation of any such permit, certificate, license, approval, tariff or other authorization, and no proceedings are pending or, to the knowledge of ADSX, threatened, to revoke or limit any such permit, certificate, license, approval, tariff or other authorization, except any such violation or proceeding which does not and would not reasonably be expected to have a DA Group Material Adverse Effect.

      4.13.     Finders and Investment Bankers. Neither ADSX, DA nor any of the officers or directors of any of them has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated hereby.

      4.14.     Material Contracts. ADSX has made available to MAS true and accurate copies of the DA Group Material Contracts, a true, complete and accurate list of which is set forth in the DA Disclosure Schedule. For purposes of this Agreement, “DA Group Material Contract” means any Contract entered into by DA, any DA Subsidiary or any Other Subsidiary (i) that is required to be described in or filed as an exhibit to any ADSX Securities Filing, or if DA, any DA Subsidiary or any Other Subsidiary were subject to similar reporting requirements would be required to be so described; (ii) that was entered into outside the ordinary course of business; (iii) that is material to the business of DA or the Other Subsidiaries, taken as a whole; (iv) pursuant to which DA, any DA Subsidiary or any Other Subsidiary is or will be liable for an amount in excess of $50,000; or (v) which may not be terminated, without additional liability, within six months. None of DA, any DA Subsidiary or any Other Subsidiary is a party or is subject to any Contract required to be described in or filed as an exhibit to any ADSX Securities Filing that is not so described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such DA Group Material Contracts are valid and binding and are in full force and effect and enforceable against DA, any DA Subsidiary or Other Subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 4.6 above, (i) no Consent of any person is needed in order that each such DA Group Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a DA Group Material Adverse Effect, and (ii) none of DA, the DA Subsidiaries or the Other Subsidiaries is in violation or breach of or default under any such DA Group Material Contract; nor to the knowledge of ADSX is any other party to any such DA Group Material Contract in violation or breach of or default under any such DA Group Material Contract in each case where such violation or breach would have a DA Group Material Adverse Effect. Except as set forth in the DA Disclosure Schedule, neither DA nor any of the Other Subsidiaries is a party to or is subject to any Contract that limits the ability of DA or any of the Other Subsidiaries, or would limit the ability of MAS or any subsidiary of MAS after the Effective Time, to compete in or conduct any line of business or compete with any person or in any geographic area or during any period.

      4.15.     Employee Benefit Plans. (a) There are no Benefit Plans maintained or contributed to by DA, a DA Subsidiary or any Other Subsidiary under which DA, a DA Subsidiary, any of the Other Subsidiaries or the Surviving Corporation could incur any material liability.

      (b) With respect to each such Benefit Plan (where applicable): ADSX has made available to MAS complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the Internal Revenue Service; and (v) the most recent summary plan description as defined in ERISA.

      (c) With respect to each such Benefit Plan while maintained or contributed to by DA, a DA Subsidiary or any Other Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of ADSX, nothing has since occurred to cause the loss of the Benefit Plan’s qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of ADSX, there exists no circumstance under which DA, a DA Subsidiary or any Other Subsidiary could reasonably be expected to incur liability under ERISA, the Code or otherwise; (iii) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists, whether or not waived; (iv) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (v) no reportable event as defined in Section 4043 of ERISA has occurred or will occur by virtue of consummation of the transaction contemplated by this Agreement (other than events as to which the 30-day notice period is waived pursuant to Section 4043 of ERISA); (vi) all contributions and premiums due have fully been made and paid on a timely basis; (vii) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the DA Group Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88; (viii) the present value of all “benefit liabilities” (as defined in ERISA Section 4001(a)(16) and determined based on the actuarial assumptions and methods used under such Benefit Plan for the most recent Benefit Plan actuarial valuation and assuming for such purposes that all benefits provided under the Benefit Plan are fully vested) under each such Benefit Plan did not exceed as of the most recent Benefit Plan actuarial valuation date, and will not exceed as of the Closing Date, the then current value of the assets of such Benefit Plan as determined pursuant to Code Section 412, and (ix) none of DA, any DA Subsidiary or any Other Subsidiary has completely or partially withdrawn from a Plan that is a Multi-employer Plan, and DA would not become subject to liability under ERISA if DA were to withdraw completely from all multi-employer plans in which it currently participates, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a DA Group Material Adverse Effect.

      (d) Except as provided in Section 6.8 below, the consummation of the Merger will not, either alone or in conjunction with another event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual; or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

      4.16.     Taxes and Returns. (a) DA, each of the DA Subsidiaries and each of the Other Subsidiaries has timely filed or caused to be filed all material Tax Returns required to be filed by it, and all material Tax Returns filed by DA, the DA Subsidiaries and the Other Subsidiaries are true, complete and correct in all material respects.

      (b) DA, the DA Subsidiaries and the Other Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the DA Group Financial Statements have been established.

      (c) There are no claims or assessments pending against DA, any of the DA Subsidiaries or any of the Other Subsidiaries for any alleged deficiency in any Tax, and none of ADSX, DA, the DA Subsidiaries or the Other Subsidiaries have been notified in writing of any proposed Tax claims or assessments against DA, any of the DA Subsidiaries or any of the Other Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the DA Group Financial Statements have been established).

      (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Returns of DA, the DA Subsidiaries or any of the Other Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

      (e) None of DA, any of the DA Subsidiaries nor any of the Other Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

      (f) There are no outstanding requests by DA, any of DA Subsidiaries or the Other Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

      (g) There are no liens for material amounts of Taxes on the assets of DA, any of DA Subsidiaries or any of the Other Subsidiaries except for statutory liens for current Taxes not yet due and payable.

      (h) None of DA, any DA Subsidiary or any of the Other Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of DA, any of DA Subsidiaries or any of the Other Subsidiaries in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

      4.17.     No Adverse Actions. There is no existing, pending or, to the knowledge of ADSX, overtly threatened termination, cancellation, limitation, modification or change in the business relationship of DA, any of the DA Subsidiaries or any of the Other Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have a DA Group Material Adverse Effect. None of DA, any DA Subsidiary, any Other Subsidiary or, to the knowledge of DA, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have a DA Group Material Adverse Effect.

      4.18.     Investment Intent. ADSX is acquiring the shares of MAS Common Stock as set forth in this Agreement for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

      4.19.     Intellectual Property. Except as set forth in the DA Disclosure Schedule, (i) DA, the DA Subsidiaries or one of the Other Subsidiaries, or a subsidiary of one of the Other Subsidiaries owns, or is licensed to or otherwise has the right to use, all material Intellectual Property currently used in its or their respective businesses, (ii) the rights of DA, the DA Subsidiaries and the Other Subsidiaries in such Intellectual Property are, subject to the rights of any licensor thereof, free and clear of any liens or other encumbrances and restrictions and none of DA, any of the DA Subsidiaries or any of the Other Subsidiaries has received, as of the date of this Agreement, any IP Claim Notice and does not know of any basis for any such charge or claim, and (iii) none of DA, the DA Subsidiaries or any of the Other Subsidiaries nor their respective predecessors, if any, has conducted business at any time prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names. ADSX shall promptly notify, and shall cause DA, the DA Subsidiaries and the Other Subsidiaries to promptly notify, MAS of any IP Claim Notice received by ADSX, DA, a DA Subsidiary or any of the Other Subsidiaries after the date of this Agreement.

      4.20.     Undisclosed Liabilities. DA, the DA Subsidiaries and the Other Subsidiaries do not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise, and ADSX knows of no basis for any claim against DA, and DA Subsidiary or any Other Subsidiary for any liability or obligation, except (i) to the extent set forth or reflected in the DA Group Financial Statements, (ii) to the extent expressly set forth on the DA Disclosure Schedule, or (iii) liabilities or obligations incurred in the normal and ordinary course of business since December 31, 2000, and except, in each case, for any deviations from the foregoing which individually or in the aggregate do not and would not reasonably be expected to have a DA Group Material Adverse Effect.

      4.21.     Environmental Matters. Except as set forth on DA Disclosure Schedule, and except, in each case, for any deviations which do not and would not reasonably be expected to have a DA Group Material Adverse Effect, as of the date of this Agreement, (i) each of DA, the DA Subsidiaries and the Other Subsidiaries is in compliance with all applicable Environmental Laws, (ii) each of DA, the DA Subsidiaries and the Other Subsidiaries has obtained, and is in compliance with, all Environmental Permits, (iii) there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of ADSX, threatened against DA, a DA Subsidiary or any Other Subsidiary or any of their respective properties alleging a violation of, or liability under, any Environmental Laws and (iv) there are no past or present Events which reasonably may be expected to prevent compliance with, or which have given rise to or will give rise to liability on the part of DA, a DA Subsidiary or an Other Subsidiary under, Environmental Laws. The DA Disclosure Schedule lists all environmental reports in the possession of DA, a DA Subsidiary or an Other Subsidiary relating to any of their respective past or present properties.

      4.22.     Corporate Records. The respective corporate record books of or relating to DA, the DA Subsidiaries and each of the Other Subsidiaries made available to MAS by ADSX contain accurate and complete records of (i) all corporate actions of the stockholders and directors (and committees thereof) of DA, each DA Subsidiary and each Other Subsidiary, (ii) the Certificate and/or Articles of Incorporation, Bylaws and/or other governing instruments, as amended, of DA, the DA Subsidiaries and the Other Subsidiaries, and (iii) the issuance and transfer of stock of DA, each DA Subsidiary and each of the Other

Subsidiaries. Except as set forth on the DA Disclosure Schedule, none of DA, the DA Subsidiaries or any Other Subsidiary has any of its material records or information recorded, stored, maintained or held off the premises of DA, the DA Subsidiaries and the Other Subsidiaries.

      4.23.     Real Property. (a) The DA Disclosure Schedule sets forth a true, correct and complete schedule as of the date of this Agreement of all real property owned by DA, any DA Subsidiary or any of the DA Subsidiaries. DA, the DA Subsidiaries and the Other Subsidiaries, as indicated thereon, is the owner of fee title to the real property described on the DA Disclosure Schedule and to all of the buildings, structures and other improvements located thereon free and clear of any material mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on the DA Disclosure Schedule and, except for any exceptions, easements, restrictive covenants, encroachments or other survey defects, encumbrances, restrictions or limitations which, individually or in the aggregate, do not and would not reasonably be expected to have a DA Group Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such real property.

      (b) The DA Disclosure Schedule sets forth a true, correct and complete schedule as of the date of this Agreement of all material leases, subleases, easements, rights-of-way, licenses or other agreements under which DA, the DA Subsidiaries or any of the DA Subsidiaries uses or occupies, or has the right to use or occupy any material real property or improvements thereon. Except for the matters listed on the DA Disclosure Schedule, DA, a DA Subsidiary or an Other Subsidiary, as indicated thereon, holds the leasehold estate under or other interest in each such lease, sublease, easement, right-of-way, license or other agreement free and clear of all liens, encumbrances and other rights of occupancy other than statutory landlords’ or mechanics’ liens which have not been executed upon, and except for liens, encumbrances and rights that do not and would not reasonably be expected to have a DA Group Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such leasehold estate or interest.

      4.24.     Title to and Condition of Personal Property. DA, each of the DA Subsidiaries and each of the Other Subsidiaries have good and marketable title to, or a valid leasehold interest in, all material items of any personal property currently used in the operation of their respective businesses, and such property or leasehold interests are free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances that have had or would reasonably be expected to have a DA Group Material Adverse Effect or to interfere in any material respect with the present use and enjoyment of such property or interests. As of the date of this Agreement, all such personal property is in reasonably good operating condition and repair as required for use in the businesses of DA, the DA Subsidiaries and the Other Subsidiaries (ordinary wear and tear excepted), is reasonably suitable for the use to which the same is customarily put by DA, any DA Subsidiary or any Other Subsidiary and is free from defects except where there would not be an MAS Material Adverse Effect.

      4.25.     Labor Matters. Except as set forth on the DA Disclosure Schedule, none of DA, any DA Subsidiary or any of the Other Subsidiaries has any material obligations, contingent or otherwise, under any employment, severance or consulting agreement, any collective bargaining agreement or any other contract with a labor union or other labor or employee group. To the knowledge of ADSX, as of the date of this Agreement, there are no negotiations, demands or proposals which are presently pending or overtly threatened by or on behalf of any labor union with respect to the unionizing of employees of DA, any DA Subsidiary or any Other Subsidiary. As of the date of this Agreement, there is no unfair labor practice complaint against DA, any DA Subsidiary or any Other Subsidiary pending or, to the knowledge of ADSX, threatened before the National Labor Relations Board or comparable agency, no unresolved grievance against DA, any DA Subsidiary or any Other Subsidiary, no collective bargaining agreement which is currently being negotiated by DA, any DA Subsidiary or any Other Subsidiary, and none of DA, any DA Subsidiary or any Other Subsidiary is experiencing any work stoppage, strike, slowdown or other labor difficulty which, in each case, would reasonably be expected to have a DA Group Material Adverse Effect. As of the date of this Agreement, no employee has informed ADSX, DA, any DA Subsidiary or any Other Subsidiary of his or her intention to terminate his or her employment with DA, any DA Subsidiary or any Other Subsidiary as a result of any announcement or consummation of the transactions contemplated by this Agreement. ADSX shall promptly notify, and shall cause DA, the DA Subsidiaries and the Other Subsidiaries to promptly notify, MAS upon knowledge by ADSX, DA, the DA Subsidiaries or the Other Subsidiaries of the occurrence after the date hereof of any matter referenced in this Section 4.25.

      4.26.     Insurance. The DA Disclosure Schedule lists each policy of insurance which DA, each of the DA Subsidiaries and each of the Other Subsidiaries has obtained and maintains. As of the date of this Agreement, none of DA, any DA Subsidiary or any or the Other Subsidiaries has received notice of default under, or intended cancellation or nonrenewal of, any of such policies of insurance. None of DA, any DA Subsidiary or any Other Subsidiary has been refused any insurance for any material coverage by an insurance carrier to which it has applied for such insurance coverage.

      4.27.     Disclosure. No representation or warranty of ADSX herein and no information contained or referenced in the DA Disclosure Schedule or in any other document subsequently delivered by ADSX to MAS pursuant hereto, to the extent it relates to reflects the assets, liabilities or operations of DA or the Other Subsidiaries, contains or will contain, when such statement was made or when such information or document was delivered, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make any statement contained herein or therein, when such statement was made or when such information or document was delivered, not misleading.

ARTICLE V.

ADDITIONAL COVENANTS OF MAS

      MAS covenants and agrees as follows:

      5.1.     Conduct of Business of MAS and the MAS Subsidiaries. Except as expressly contemplated by this Agreement, disclosed in the MAS Securities Filings filed as of the date hereof or set forth in the MAS Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, MAS shall conduct, and it shall cause the MAS Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and MAS shall, and it shall cause the MAS Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither MAS nor any MAS Subsidiary will, without the prior written consent of ADSX:

(i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of MAS or any MAS Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of MAS or any MAS Subsidiary, except for the issuance of shares of MAS Common Stock pursuant to the exercise of MAS Options outstanding on the date of this Agreement in accordance with their present terms and except for the granting of options pursuant to Section 5.9;

(iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(iv) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person;

(c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to MAS and the MAS Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv), and except for transfers made for fair and adequate consideration;

(v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement or (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice.

(vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

(vii) make or rescind any express or deemed election relating to Taxes of MAS, unless required to do so by applicable Law;

(viii) settle or compromise any Tax liability of MAS or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

(ix) file or cause to be filed any amended Tax Return with respect to MAS or any MAS Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of MAS or any MAS Subsidiaries;

(x) prepare or file any Tax Return of MAS inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law; or

(xi) enter into any Contract, arrangement or transaction or take any action other than in the ordinary course of business or as otherwise set forth above in (i) — (x) of this section 5.1, which results in an obligation to pay or in the creation of a liability for an amount in excess of $25,000 or which may not be terminated, without additional liability, within six months.

      Furthermore, MAS covenants that from and after the date of this Agreement, unless ADSX shall otherwise expressly consent in writing, MAS shall, and MAS shall cause each of the MAS Subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all material permits, certificates, licenses, approvals, tariffs and other authorizations necessary for, or otherwise material to, such business.

      5.2.     Notification of Certain Matters. MAS shall give prompt notice to ADSX if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any MAS Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 3.5 or 3.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from the AMEX or any Governmental Authority (including, but not limited to, SEC) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have an MAS Material Adverse Effect; and (v) the commencement or threat of any Litigation involving or affecting MAS or any MAS Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of MAS or any MAS Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of MAS, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger, or any material development in connection with any Litigation disclosed by MAS in or pursuant to this Agreement or the MAS Securities Filings.

      5.3.     Access and Information. Between the date of this Agreement and the Effective Time, MAS will give, and will cause each of the MAS Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, ADSX, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to MAS and the MAS Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish ADSX with (a) such financial and operating data and other information with respect to the business and properties of MAS and the MAS Subsidiaries as ADSX may from time to time reasonably request, including, but not limited to, data and information required for ADSX securities law filings, and (b) a copy of each material report, schedule and other document filed or received by MAS or any of the MAS Subsidiaries pursuant to the requirements of applicable securities laws or the AMEX.

      5.4.     Stockholder Approval. As soon as practicable, MAS, as the sole stockholder of Acquisition Subsidiary, will approve the MAS Charter Amendment, this Agreement and the transactions contemplated hereby including the Merger, and duly call, give notice of, convene and hold a meeting of MAS stockholders (the “MAS Stockholders Meeting”) for the purpose of voting on the MAS Charter Amendment and this Agreement and the transactions contemplated hereby including the Merger (the “MAS Proposals”). Except as otherwise contemplated by this Agreement and subject to the exercise of its fiduciary duties, the Board of Directors of MAS (i) will recommend to the stockholders of MAS that they approve the MAS Proposals, and (ii) will use its reasonable best efforts to solicit proxies to obtain such approval in accordance with the terms hereof.

      5.5.     Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of MAS and Acquisition Subsidiary agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger, the Contribution and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by MAS of this Agreement or the consummation by MAS of the transactions contemplated hereby and (ii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, MAS agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

      5.6.     Public Announcements. So long as this Agreement is in effect, MAS shall not, and shall cause the MAS Subsidiaries and affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the MAS Proposals, or the transactions contemplated by this Agreement without the consent of ADSX which shall not be unreasonably withheld, conditioned or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the AMEX or SEC, in which case MAS, to the extent practicable, prior to making such announcement, shall consult with ADSX regarding the same.

      5.7.     Compliance. In consummating the Merger, the Contribution and the transactions contemplated hereby, MAS shall comply, and/or cause the MAS Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

      5.8.     Tax Treatment. MAS shall use its reasonable best efforts to cause the Merger to qualify as, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code and to cause the Contribution to qualify as, and will not take any action which to its knowledge could reasonably be expected to prevent the Contribution from qualifying under Section 351(a) of the Code. Prior to the Effective Time, MAS shall provide tax counsel to MAS and ADSX rendering an opinion under Section 8.1.6 below with such certificates concerning such factual matters as such counsel identifies are relevant to its opinion and will use its reasonable best efforts to obtain such a certificate from any stockholder of MAS identified by such counsel.

      5.9.     MAS Benefit Plans. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of MAS or an MAS Subsidiary shall be made without the consent of ADSX, except options for shares of MAS Common Stock (with exercise prices at or above the fair market value of the underlying shares of MAS Common Stock on the date of grant and as disclosed in writing to ADSX) granted to employees of MAS hired on or after the date of this Agreement in the ordinary course of business consistent with past practice as heretofore disclosed to ADSX; nor shall MAS or any MAS Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither MAS nor any MAS Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of ADSX, which consent shall not be unreasonably withheld, conditioned or delayed.

      5.10.     No Solicitation of Acquisition Proposal. (a) MAS and Acquisition Subsidiary shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any MAS Acquisition Proposal (as defined in subsection (c) hereof), (2) enter into any agreement with respect to any MAS Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any MAS Acquisition Proposal; provided, however, that if the Board of Directors of MAS determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to stockholders, MAS may, in response to an MAS Acquisition Proposal that such Board determines in good faith is reasonably likely to result in an MAS Superior Proposal (as defined in subsection (c) hereof), and subject to such party’s compliance with subsection (b) hereof, (A) furnish information with respect to MAS to the person making such MAS Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with ADSX and (B) participate in discussions with respect to such MAS Acquisition Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, the legal and financial advisors of MAS shall be able to make inquiries, and engage in discussions, with any party that has made an MAS Acquisition Proposal (and such party’s legal and financial advisors) in order to elicit information to allow the Board of Directors of MAS to determine in good faith if such MAS Acquisition Proposal is reasonably likely to result in an MAS Superior Proposal.

      (b) MAS and Acquisition Subsidiary will as promptly as practicable communicate to ADSX any inquiry received by it relating to any potential MAS Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

      (c) “MAS Acquisition Proposal” means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving MAS, (2) sale, lease or other disposition of assets of MAS representing 20% or more of the consolidated assets of MAS and the MAS Subsidiaries, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of MAS or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any “group” (as such term is defined under the Exchange Act) that shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of MAS. “MAS Superior Proposal” means a bona fide MAS Acquisition Proposal made by a third party which was not solicited by MAS, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of the Board of

Directors of MAS, taking into account, to the extent deemed appropriate by the Board of Directors of MAS, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to the stockholders of MAS, from a financial point of view, than the transactions contemplated by this Agreement.

      (d) If the MAS Board of Directors is prepared to accept an MAS Superior Proposal, then MAS shall give ADSX 48 hours notice that MAS is prepared to accept the MAS Superior Proposal, provided that MAS may not definitively accept an MAS Superior Proposal unless MAS concurrently therewith terminates this Agreement pursuant to Section 9.1(f).

      5.11.     SEC and Stockholder Filings. MAS shall, within a reasonable time, send to ADSX a copy of all public reports sent to its stockholders, the SEC or any state or foreign securities commission.

      5.12.     Takeover Statutes. If any “business combination,” “fair price,” “moratorium,” “capital share acquisition” or similar takeover statute or regulation under applicable law (each a “Takeover Statute”) is or may become applicable to this Agreement and the transactions contemplated by this Agreement, including the Merger and the Contribution, MAS and its Board of Directors will, to the extent consistent with its fiduciary duties, grant such approvals and will take such other actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

      5.13.     Comfort Letters. Upon the request of ADSX, MAS shall use its reasonable best efforts to provide to ADSX on or prior to the Closing Date “comfort letters” from the independent certified public accountants for MAS dated the Closing Date, addressed to the Board of Directors of each of MAS and ADSX, covering such matters as ADSX shall reasonably request with respect to facts concerning the financial condition of MAS and the MAS Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Merger.

      5.14.     MAS Charter Amendment. Immediately prior to or at the Effective Time, MAS shall file the MAS Charter Amendment with the Secretary of State of the State of Delaware. As of the Effective Time MAS, shall have reserved, free from preemptive rights, out of its authorized but unissued shares of MAS Common Stock, for the purpose of effecting the conversion of the issued and outstanding shares of DA Common Stock into the Transaction Consideration pursuant to this Agreement, sufficient shares of MAS Common Stock to provide for such conversion and for the exercise of all New MAS Options issued pursuant to this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS OF ADSX

      ADSX covenants and agrees as follows:

      6.1.     Conduct of Business of DA, the DA Subsidiaries and the Other Subsidiaries. Except as expressly contemplated by this Agreement, disclosed in the ADSX Securities Filings filed as of the date hereof or set forth in the DA Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, DA shall conduct, and it shall cause the DA Subsidiaries to conduct, the Other Subsidiaries shall conduct, and ADSX shall cause each of them to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and DA shall, and it shall cause the DA Subsidiaries to, the Other Subsidiaries shall, and ADSX shall cause all of them to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, none of DA, any DA Subsidiary or any Other Subsidiary will, without the prior written consent of MAS:

(i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of DA, any DA Subsidiary or any Other Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of DA, any DA Subsidiary or any Other Subsidiary, except for the issuance of shares of DA Common Stock or Other Subsidiaries Common Stock pursuant to the exercise of DA Options or options to acquire any of the Other Subsidiaries Common Stock outstanding on the date of this Agreement in accordance with their present terms and except for the grant of options pursuant to Section 6.8;

(iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to DA, a DA Subsidiary wholly owned by DA, or any of the Other Subsidiaries or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

(iv) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to a DA Subsidiary or any Other Subsidiary and customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to DA and the DA Subsidiaries and Other Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv), and except for transfers made for fair and adequate consideration;

(v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice, or (c) in connection with the acquisition by DA or any of the Other Subsidiaries of another company or business.

(vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

(vii) make or rescind any express or deemed election relating to Taxes of DA or any of the Other Subsidiaries, unless required to do so by applicable Law;

(viii) settle or compromise any Tax liability of DA or the Other Subsidiaries or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

(ix) file or cause to be filed any amended Tax Return with respect to DA or any of the DA Subsidiaries or any of the Other Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of DA, any of the DA Subsidiaries or any of the Other Subsidiaries;

(x) prepare or file any Tax Return of DA, any DA Subsidiary or any Other Subsidiary inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law; or

(xi) enter into any Contract, arrangement or transaction or take any action other than in the ordinary course of business or as otherwise set forth above in (i) — (x) of this section 6.1, which results in an obligation to pay or in the creation of a liability for an amount in excess of $50,000 or which may not be terminated, without additional liability, within six months.

      Furthermore, ADSX covenants that from and after the date of this Agreement, unless MAS shall otherwise expressly consent in writing, DA shall, and DA shall cause each of the DA Subsidiaries to, the Other Subsidiaries shall, and ADSX shall cause each of the them to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all material permits, certificates, licenses, approvals, tariffs and other authorizations necessary for, or otherwise material to, such business.

      6.2.     Notification of Certain Matters. ADSX shall give prompt notice to MAS if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any DA Group Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 5.5 or 5.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from the National Association of Securities Dealers or any Governmental Authority (including, but not limited to, the SEC) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a DA Group Material Adverse Effect; and (v) the commencement or threat of any Litigation involving or affecting DA, any DA Subsidiary or any Other Subsidiary, or any of their respective properties or assets, or, to the knowledge of ADSX, any employee, agent, director or officer of DA, any DA Subsidiary or any Other Subsidiary, in his or her capacity as such or as a fiduciary under such Benefit Plan, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Merger and the Contribution, or any material development in connection with any Litigation relating to DA, the DA Subsidiaries or any of the Other Subsidiaries disclosed by ADSX or DA in or pursuant to this Agreement or the ADSX Securities Filings.

      6.3.     Access and Information. Between the date of this Agreement and the Effective Time, ADSX will give, and will cause each of DA, the DA Subsidiaries and the Other Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, MAS, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to DA, the DA Subsidiaries and the Other Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish DA with (a) such financial and operating data and other information with respect to the business and properties of DA, the DA Subsidiaries and the Other Subsidiaries as MAS may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by DA, any of the DA Subsidiaries or any Other Subsidiary pursuant to the requirements of applicable securities laws. The foregoing access will be subject to restrictions contained in confidentiality agreements to which DA, DA’s Subsidiaries and the Other Subsidiaries are subject; provided that they shall use reasonable best efforts to obtain waivers of such restrictions.

      6.4.     Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of ADSX and DA agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by DA of this Agreement or the consummation by DA of the transactions contemplated hereby and (ii) obtaining all Consents from Governmental Authorities required for the consummation of the Merger and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, ADSX and DA agree to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

      6.5.     Public Announcements. So long as this Agreement is in effect, ADSX and DA shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the MAS Proposals or the transactions contemplated by this Agreement without the consent of MAS which shall not be unreasonably withheld, conditioned or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NASD or the SEC, in which case ADSX, to the extent practicable, prior to making such announcement, shall consult with MAS regarding the same.

      6.6.     Compliance. In consummating the Merger and the transactions contemplated hereby, ADSX shall comply and/or cause DA, the DA Subsidiaries and the Other Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

      6.7.     Tax Treatment. ADSX shall use its reasonable best efforts to cause the Merger to qualify as, and will not take any action which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code and to cause the Contribution to qualify as, and will not take any action which to its knowledge could reasonably be expected to prevent the Contribution from qualifying under Section 351(a) of the Code. Prior to the Effective Time, ADSX shall provide tax counsel to MAS and ADSX rendering an opinion under Section 8.1.6 below with such certificates concerning such factual matters as such counsel identifies are relevant to its opinion and will use its reasonable best efforts to obtain such a certificate from any stockholder of ADSX identified by such counsel.

      6.8.     DA Benefit Plans. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of DA, a DA Subsidiary or any Other Subsidiary shall be made without the consent of MAS, except options for shares of DA Common Stock or the Other Subsidiaries Common Stock (with exercise prices at or above the fair market value of the underlying shares on the date of grant and as disclosed to MAS in writing) granted to employees of DA or the Other Subsidiary hired on or after the date of this Agreement in the ordinary course of business consistent with past practice as heretofore disclosed to MAS; nor shall DA, a DA Subsidiary or any of the Other Subsidiaries take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither DA, any DA Subsidiary nor any of the Other Subsidiaries shall make any amendment to any Benefit Plan or any awards thereunder without the consent of MAS, which consent shall not be unreasonably withheld, conditioned or delayed.

      6.9.     No Solicitation of Acquisition Proposal.

      (a)     ADSX and DA shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any DA Acquisition Proposal (as defined in subsection (c) of this Section), (2) enter into any agreement with respect to any DA Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any DA Acquisition Proposal; provided, however, that if the Board of Directors of ADSX determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to stockholders, ADSX or DA may, in response to a DA Acquisition Proposal that such Board determines in good faith is reasonably likely to result in a DA

Superior Proposal (as defined in subsection (c) of this Section), and subject to such party’s compliance with subsection (b) of this Section, (A) furnish information with respect to DA or any of the Other Subsidiaries to the person making such DA Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with MAS and (B) participate in discussions with respect to such DA Acquisition Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, ADSX’s and DA’s legal and financial advisors shall be able to make inquiries, and engage in discussions, with any party that has made a DA Acquisition Proposal (and such party’s legal and financial advisors) in order to elicit information to allow the Board of Directors of ADSX and DA to determine in good faith if such DA Acquisition Proposal is reasonably likely to result in a DA Superior Proposal.

      (b)     ADSX will as promptly as practicable communicate to MAS any inquiry received by it relating to any potential DA Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

      (c)     “DA Acquisition Proposal” means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving DA or any Other Subsidiary, (2) sale, lease or other disposition of assets of DA or any Other Subsidiary representing 20% or more of the consolidated assets of DA, the DA Subsidiaries and the Other Subsidiaries, taken as a whole, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of DA, any DA Subsidiaries or any Other Subsidiary or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any “group” (as such term is defined under the Exchange Act) that shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of DA, any DA Subsidiary or any Other Subsidiary. “DA Superior Proposal” means a bona fide DA Acquisition Proposal made by a third party which was not solicited by ADSX, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of ADSX’s Board of Directors, taking into account, to the extent deemed appropriate by ADSX’s Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to the applicable stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

      (d)     If the ADSX Board of Directors is prepared to accept a DA Superior Proposal, then ADSX shall give MAS 48 hours notice that ADSX is prepared to accept the DA Superior Proposal, provided that ADSX may not definitively accept a DA Superior Proposal unless ADSX concurrently therewith terminates this Agreement pursuant to Section 9.1(f).

      6.11.     SEC and Stockholder Filings. ADSX shall, within a reasonable time, send to MAS a copy of all public reports sent to its stockholders, the SEC or any state or foreign securities commission.

      6.12.     Takeover Statutes. If any Takeover Statute is or may become applicable to this Agreement and the transactions contemplated by this Agreement, including the Merger and the Contribution, ADSX and its Board of Directors will, to the extent consistent with its fiduciary duties, grant such approvals and will take such other actions as are necessary so that the Merger, the Contribution and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and any of the transactions contemplated hereby.

      6.13.     Comfort Letters. Upon the request of MAS, ADSX shall use its reasonable best efforts to provide to MAS on or prior to the Closing Date “comfort letters” from the independent certified public accountants for ADSX, dated the Closing Date, addressed to the Board of Directors of each of MAS and ADSX, covering such matters as MAS shall reasonably request with respect to facts concerning the financial condition of DA, the DA Subsidiaries and the Other Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Merger.

      6.14.     Indemnification. To the extent that ADSX controls MAS, ADSX shall cause MAS to insure and guaranty that the provisions with respect to indemnification by MAS now existing in favor of any present or former director, officer, employee or agent (and their respective heirs and assigns) of MAS (the “Indemnified Parties”), as set forth in its charter or bylaws or pursuant to other agreements (including any insurance policies), shall survive the Merger, shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties and shall continue in full force and effect for a period of at least six years from the Effective Time. This Section 6.14 shall survive the closing of any of the transactions contemplated hereby, is intended to benefit the officers and employees of MAS at the Effective Time and each of the Indemnified Parties (each of which shall be entitled to enforce this Section against ADSX as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of ADSX.

ARTICLE VII.

PROXY STATEMENT

      ADSX and MAS shall cooperate and promptly prepare and MAS shall file with the SEC as soon as practicable a proxy statement with respect to the MAS Stockholders Meeting (the “Proxy Statement”). The parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. MAS shall use all reasonable efforts, and ADSX will cooperate with MAS, to have the Proxy Statement cleared by the SEC as promptly as practicable. MAS shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement to ADSX and advise ADSX of any material oral comments with respect to the Proxy Statement received from the SEC. MAS agrees that the Proxy Statement and each amendment or supplement thereto at the time of mailing thereof and at the time of the MAS Stockholders Meeting will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by MAS in reliance upon and in conformity with written information concerning ADSX furnished to MAS by ADSX specifically for use in the Proxy Statement. ADSX agrees that the written information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the MAS Stockholders Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and any amendments or supplements thereto shall be approved by ADSX, which such approval shall not be unreasonably withheld, conditioned or delayed. ADSX shall assist MAS in the preparation of any pro forma financial statements required to be included in the Proxy Statement. MAS will advise ADSX promptly of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Whenever any event or condition affecting MAS or ADSX occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, such party will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Authority, and in mailing to stockholders of MAS, such amendment or supplement.

ARTICLE VIII.

CONDITIONS

      8.1.     Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Merger and the Contribution shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

      8.1.1.     MAS Stockholder Approval. The MAS Charter Amendment, this Agreement and the transactions contemplated hereby including the Merger shall have been approved at or prior to the Effective Time by the requisite vote of the stockholders of MAS in accordance with the DGCL, the Amended and Restated Certificate of Incorporation of MAS.

      8.1.2.     No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Transaction which has not been vacated, dismissed or withdrawn by the Effective Time. ADSX and MAS shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

      8.1.3.     Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Merger and the Contribution and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except those the failure of which to obtain will have neither an MAS Material Adverse Effect nor a DA Group Material Adverse Effect. The term “Final Order” with respect to any Consent of a Governmental Authority shall mean an action by the appropriate Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

      8.1.4.     Required Consents. Any required Consents of any person to the Merger or the Contribution or the transactions contemplated hereby as described in Sections 3.5, 3.6, 3.14, 4.5, 4.6 and 4.14 shall have been obtained and be in full force and effect, including, but not limited to, (i) the filing of the Certificate of Merger and the MAS Charter Amendment with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) the filing of the definitive Proxy Statement with the SEC, (iii) the filing of all necessary notices and applications as may be required under the rules of the AMEX and the National Association of Securities Dealers, (iv) Consents from or with Governmental Authorities set forth on the MAS Disclosure Schedule, (v) Consents from or with Governmental Authorities set forth on the DA Disclosure Schedule, (vi) the Consent substantially in the form set forth in Exhibit C attached hereto relating to the Second Amended and Restated Term and Revolving Credit Agreement dated October 17, 2000, by and among IBM Credit Corporation, IBM Financing, ADSX and Ground Effects, Ltd., as amended by Acknowledgment, Waiver and Amendment No. 1 dated March 30, 2001, and (vii) the Consents required pursuant to the contracts set forth in Schedule 4.14 to the DA Disclosure Schedule.

      8.1.5.     Tax Opinion. ADSX shall have received an opinion from its tax counsel, in form and substance reasonably satisfactory to ADSX and on the basis of facts, representations and assumptions set forth in such opinion, substantially to the effect that the Merger and the Contribution will qualify either as or both a reorganization within the meaning of Section 368(a) of the Code or as a contribution under Section 351(a) of the Code, and MAS shall have received an opinion from its tax counsel, in form and substance reasonably satisfactory to MAS and on the basis of facts, representations and assumptions set forth in such opinion, substantially to the effect that the Merger and the Contribution will qualify either as or both a reorganization within the meaning of Section 368(a) of the Code or as a contribution under Section 351(a) of the Code.

      8.2.     Conditions to Obligations of MAS and Acquisition Subsidiary. The obligations of MAS and Acquisition Subsidiary to effect the Merger and the Contribution shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by MAS:

      8.2.1.     ADSX Representation and Warranties. As of the Closing Date, none of the representations or warranties of ADSX contained in this Agreement, disregarding any qualifications herein regarding materiality or DA Group Material Adverse Effect, shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a DA Group Material Adverse Effect.

      8.2.2.     Performance by ADSX and DA. ADSX and DA shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by ADSX or DA on or prior to the Closing Date.

      8.2.3     Absence of Certain Liens. There shall be no liens or other encumbrances on the outstanding shares of the Other Subsidiaries or any of the assets of DA securing indebtedness for money borrowed, including any existing or successor credit facilities of any kind to any party, including the IBM facility referred to in Section 8.1.4 above.

      8.2.4.     No Material Adverse Change. There shall not have occurred after the date hereof any Event that has had or reasonably would be expected to have a DA Group Material Adverse Effect.

      8.2.5.     Certificates and other Deliveries. ADSX shall have delivered to MAS (i) a certificate executed on its behalf by its Chief Executive Officer or its president and attested by any secretary or assistant secretary to the effect that the conditions set forth in Subsections 8.2.1, 8.2.2 and 8.2.3, above, have been satisfied (ii) a certificate of good standing from the Secretary of State of the State of Delaware stating that DA is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of ADSX and DA and of ADSX as the sole stockholder of DA approving the execution, delivery and performance of this Agreement and the instruments contemplated herein, certified by the Secretary or an Assistant Secretary of ADSX and (iv) certificates evidencing the Other Subsidiaries Common Stock referred to in Section 1.1(b).

      8.2.6.     Opinion of ADSX Counsel. MAS shall have received a customary opinion of counsel to ADSX, in form and substance reasonably satisfactory to MAS.

      8.2.7.     Financial Opinion. Jessup & Lamont shall not have withdrawn, modified or revised its fairness opinion to the Special Committee of the Board of Directors of MAS.

      8.3.     Conditions to Obligations of ADSX and DA. The obligations of ADSX and DA to effect the Merger and the Contribution shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by ADSX:

      8.3.1.     MAS Representations and Warranties. As of the Closing Date, none of the representations or warranties of MAS contained in this Agreement, disregarding any qualifications herein regarding materiality or MAS Material Adverse Effect shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have an MAS Material Adverse Effect.

      8.3.2.     Performance by MAS and Acquisition Subsidiary. MAS and Acquisition Subsidiary shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by MAS or Acquisition Subsidiary on or prior to the Closing Date.

      8.3.3.     No Material Adverse Change. There shall have not occurred after the date hereof any Event that has had or reasonably would be expected to have an MAS Material Adverse Effect.

      8.3.4.     Certificates and Other Deliveries. MAS shall have delivered, or caused to be delivered, to ADSX (i) a certificate executed on its behalf by Chief Executive Officer or its president and attested by any secretary or assistant secretary to the effect that the conditions set forth in Subsections 8.3.1, 8.3.2 and 8.3.3, above and 8.3.5 and 8.3.6 below, have been satisfied; (ii) certificates of good standing from the Secretary of State of the State of Delaware stating that MAS and Acquisition Subsidiary are both validly existing corporations in good standing; (iii) duly adopted resolutions of the Board of Directors of MAS and Acquisition Subsidiary approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the stockholders of MAS approving the MAS Proposals, certified by the Secretary or an Assistant Secretary of MAS; (iv) a true and complete copy of the Amended and Restated Certificate of Incorporation of MAS (before the effect of the MAS Charter Amendment) and Acquisition Subsidiary certified by the Secretary of State of the State of Delaware, and a true and complete copy of the Bylaws of MAS and Acquisition Subsidiary certified by the Secretary or an Assistant Secretary of MAS; (v) one or more certificates evidencing the MAS Common Stock referred to in Section 2.2 pursuant to the Merger, and (vi) such other documents and instruments as ADSX reasonably may request.

      8.3.5.     Opinion of MAS Counsel. ADSX shall have received a customary opinion of counsel to MAS, in form and substance reasonably satisfactory to ADSX.

      8.3.6.     Registration Rights Agreement. MAS shall have fully executed and delivered to ADSX the Registration Rights Agreement in the form attached hereto as Exhibit D.

      8.3.7.     AMEX Listing. ADSX shall have received assurances from the American Stock Exchange (“AMEX”) to its reasonable satisfaction that following consummation of the Transaction shares of MAS common stock will remain listed for trading on AMEX.

ARTICLE IX.

TERMINATION AND ABANDONMENT

      9.1.     Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of MAS:

(a) by mutual consent of MAS and ADSX;

(b) (1) by MAS (provided that MAS is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by ADSX or DA of any of their representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that the conditions set forth in Section 8.2.1 or Section 8.2.2 will not be satisfied and, in either such case, such breach or condition has not been promptly cured within 30 days following receipt by ADSX of written notice of such breach; (2) by ADSX (provided that ADSX is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by MAS or Acquisition Subsidiary of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that the conditions set forth in Section 8.3.1 or Section 8.3.2 will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by MAS of written notice of such breach;

(c) by either ADSX or MAS if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Merger shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 5.5 or Section 6.4 hereof);

(d) by either ADSX or MAS if the Merger and the Contribution shall not have been consummated before the “End Date”, which shall be April 30, 2002. Notwithstanding the foregoing, a party shall not be permitted to terminate this Agreement pursuant to this paragraph (d) if the failure of the Effective Time to occur by the End Date shall be due to the failure of such party to perform or observe in all material respects the covenants and agreements of such party set forth herein.

(e) by either ADSX or MAS if the MAS Charter Amendment, this Agreement and the transactions contemplated by this Agreement including the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of MAS at the MAS Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

(f) by either ADSX or MAS concurrently with its acceptance of a DA Superior Proposal or an MAS Superior Proposal, as applicable;

(g) by either ADSX or MAS if the Board of Directors of the other shall have withdrawn, or modified or changed, in a manner adverse to the other, its approval or recommendation of the Merger and the Contribution; or

(h) by MAS at any time following 5:00 PM eastern standard time on November 2, 2001, and prior to 5:00 PM on November 6, 2001, if either (i) ADSX has not delivered the DA Disclosure Schedule by such time, or (ii) upon review of the DA Disclosure Schedule and Exhibits, MAS is not, for any reason, satisfied therewith.

      9.2.     Effect of Termination. (a) In the event of the termination of this Agreement by either MAS or ADSX pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of ADSX, DA, Acquisition Subsidiary or MAS, other than the provisions of this Section 9.2, Section 10.1 and Section 10.7, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE X.

MISCELLANEOUS

      10.1.     Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by ADSX and MAS, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by MAS and the MAS Subsidiaries, ADSX, DA, the DA Subsidiaries, the Other Subsidiaries and any other subsidiaries of ADSX, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC, National Association of Securities Dealers of AMEX and other disclosure obligations imposed by applicable Law. ADSX and MAS shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, ADSX and MAS shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

      10.2.     Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among MAS, Acquisition Subsidiary, ADSX and DA, whether before or after approval of this Agreement and the Merger by the stockholders of MAS, except that following approval by the stockholders of MAS, there shall be no amendment or change to the provisions hereof with respect to the Transaction Consideration or that adversely affects the Public Stockholders without further approval by the Public Stockholders of MAS, and no other amendment shall be made which by law requires further approval by such stockholders without such further approval.

      10.3.     Waiver of Compliance; Consents. Any failure of MAS or Acquisition Subsidiary on the one hand, or ADSX or DA on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by ADSX on the one hand, or MAS on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

      10.4.     Survival of Representations and Warranties. The respective representations and warranties of MAS and Acquisition Subsidiary and ADSX and DA contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

      10.5.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to ADSX or DA,

Applied Digital Solutions, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480
Attention: General Counsel
Telecopy: (561)805-0001

with a copy to:

Bryan Cave LLP
211 North Broadway, Suite 3600
St. Louis, Missouri 63102-2750
Attention: Denis P. McCusker, Esq.
Telecopy: (314) 259-2020

and

(ii) if to MAS or Acquisition Subsidiary,

Medical Advisory Systems, Inc.
8050 Southern Maryland Blvd.
Owings, Maryland 20736
Attention: President
Telecopy: (410) 257-2704

with a copy to:

Baker & Hostetler LLP
Washington Square, Suite 1100
1050 Connecticut Avenue, N.W.
Washington, D.C. 20035-5304
Attention: William Conti, Esq.
Telecopy: (202) 861-1783

and to:

Jenkins & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: Gary J. Simon, Esq.
Telecopy: (212) 704-6288

      10.6.     Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

      10.7.     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

      10.8.     Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of New York, and the parties hereto consent to the jurisdiction of the courts of or in the State of New York in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

      10.9.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.10.     Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement. As used in this Agreement, (i) the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term “affiliate,” with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term “subsidiary” of any specified person shall mean any corporation the majority of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity the majority of the total equity interest of which, is directly or indirectly owned by such specified person.

      10.11.     Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the MAS Disclosure Schedule and DA Disclosure Schedule, which schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      10.12.     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise reached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

      10.13.     Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party.

[remainder of page blank]

      IN WITNESS WHEREOF, ADSX, DA, MAS and Acquisition Subsidiary have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

APPLIED DIGITAL SOLUTIONS, INC	MEDICAL ADVISORY SYSTEMS, INC.

By: Name: Title:	By: Name: Title:

DIGITAL ANGEL CORPORATION	ACQUISITION SUBSIDIARY, INC.

By: Name: Title:	By: Name: Title:

INDEX OF DEFINED TERMS

Page Where
Term	Defined

Acquisition Subsidiary
Acquisition Subsidiary Common Stock
ADSX
ADSX Securities Filings
affiliate
Agreement
Benefit Plan
Certificate of Merger
Closing
Closing Date
Code
Consent
Contract
Contribution
DA
DA Acquisition Proposal
DA Common Stock
DA Disclosure Schedule
DA Group Financial Statements
DA Group Material Adverse Effect
DA Group Material Contract
DA Options
DA Subsidiaries
DA Superior Proposal
DGCL
Effective Time
Enforceability Exceptions
Environmental Laws
Environmental Permits
ERISA
Event
Exchange Act
Final Order
Governmental Authority
Indemnified Parties
Intellectual Property
Interested Stockholders
IP Claim Notice
Law
Litigation
MAS
MAS Acquisition Proposal

Page Where
Term	Defined

MAS Charter Amendment
MAS Common Stock
MAS Disclosure Schedule
MAS Financial Statements
MAS Material Adverse Effect
MAS Material Contract
MAS Proposals
MAS Securities Filings
MAS Stockholders Meeting
MAS Subsidiaries
MAS Superior Proposal
Merger
Multi-Employer Plan
NASD
New MAS Options
Other Subsidiaries
Other Subsidiaries Common Stock
person
Proxy Statement
Public Stockholders
SEC
Securities Act
subsidiary
Surviving Corporation
Takeover Statute
Tax
Tax Return
Transaction
Transaction Consideration

Appendix B

PRIVATE & CONFIDENTIAL

October 31, 2001

Mr. Robert Goodwin
Chairman, Special Committee of the Board of Directors
Medical Advisory Systems, Inc.
8050 Southern Maryland Blvd.
Owings, MD 20736

Gentlemen of the Special Committee of the Board of Directors:

      You have advised us that Medical Advisory Systems (“MAS” or the “Company”) is contemplating a Merger (the “Merger”) between its wholly-owned subsidiary Acquisition Subsidiary (“Acquisition Subsidiary”) and Digital Angel Corporation (“Digital Angel”), a wholly owned subsidiary of Applied Digital Solutions, Inc. (“ADSX”) as set forth in the October 30, 2001 draft of the “Agreement and Plan of Merger” by and among Applied Digital Solutions, Inc., Digital Angel Corporation, Medical Advisory Systems, Inc. and Acquisition Subsidiary (the “Agreement”). It is our understanding that this opinion has been prepared in order to assist the Special Committee of the Company’s Board of Directors in determining the fairness of the Merger from a financial point of view to the public holder of the Common Stock of the Company.

      The Agreement provides for ADSX to sell Digital Angel to the Acquisition Subsidiary for an aggregate of 18,750,000 shares of MAS Common Stock, the Merger also provides for the assumption of approximately 6,382,656 options that were previously issued by Digital Angel. Assuming that the options are exercised, and the proceeds applied to the purchase price, the total consideration of the Merger is approximately $146.5 million. Digital Angel will be comprised of the businesses currently known as Digital Angel, Inc. (the successor to the September 2000 merger between ADSX and Destron Fearing), Timely Technologies, Inc. and Signature Industries, Inc.

      Jesup & Lamont Capital Markets, Inc., as part of its investment banking business, engages in the valuation of businesses, assets and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. We have been engaged by the Special Committee of the Company’s Board of Directors to render this opinion in connection with the Merger and will receive a fee from MAS for our services.

      In conducting our analysis and arriving at our opinion, we have considered such financial and other information, as we deemed appropriate including, among other things, the following:

i)	audited consolidated annual reports and financial statements of ADSX, certain of its subsidiaries and MAS for the fiscal years ended December 31, 1998, 1999, 2000 and unaudited financial statements for the six ended June 30, 2001;

ii)	audited consolidated annual reports and financial statements of MAS for the fiscal years ended October 31, 1998, 1999, 2000 and unaudited financial statements for the nine months ended July 31, 2001;

iii)	unaudited, combined financial statements for The Advanced Wireless Group of ADSX, defined as Digital Angel Inc., Timely Technologies, Inc. and Signature Industries, Inc. for the fiscal years ended December 31, 1998, 1999, 2000 and the six months ended June 30, 2001;

iv)	an Earnings Before Interest Depreciation and Amortization (“EBITDA”) reconciliation performed by ADSX management regarding the actual versus proforma adjusted EBITDA levels of The Advanced Wireless Group, as defined in (iii) for fiscal years 1998, 1999, 2000 and the six months ended June 30, 2001;

v)	a financial plan prepared by ADSX management, which includes summary financial information and financial projections for Digital Angel for fiscal year December 31, 2001 through 2006. Projections include target market size, estimated product penetration levels and other key assumptions relating to the forecasted gross margin, fixed and variable cost structure and revenue growth rates;

vi)	a business plan prepared by ADSX management, which includes summary material on the target industries, proposed applications and operating strategy and estimated timetable for the rollout of Digital Angel;

vii)	a report prepared by McKinsey & Company dated October 26, 2000 that outlines numerous potential applications for the Digital Angel device including related product descriptions, estimated markets and corresponding sizes, potential customers, estimated time to commercialize, and other pertinent information;

viii)	a draft of the Agreement and Plan of Merger dated October 30, 2001 by and between Applied Digital Solutions, Inc., Digital Angel Corporation, Medical Advisory Systems, Inc., and Acquisition Subsidiary, Inc.;

ix)	certain internal financial analyses and forecasts for MAS prepared by MAS’ management;

x)	certain other financial and operating information related to potential contracts, additional markets with respect to the business, operations and prospects of Digital Angel, Inc. furnished to us by the ADSX management;

xi)	a schedule of outstanding options Granted and Reserved and a schedule of Warrants Issued and Exercised for Digital Angel Corporation from Robert Newmark of Bryan Cave LLP; and,

xii)	discussions with the current management teams of MAS, ADSX and Digital Angel regarding Digital Angel’s current and post-Merger business, operations, assets, financial condition and prospects. Additionally, Jesup & Lamont engaged in discussions with MAS and the post-Merger Company’s proposed future management regarding the product and technological synergies that can be achieved through the Merger.

      We have also held discussions with members of the senior management of MAS and ADSX regarding the strategic rationale for, and the potential benefits of, the Merger contemplated in the Agreement and the past and current business operations, financial condition and future prospects of Digital Angel assuming the completion of the Merger.

      In keeping with the standard of these types of opinions, we did not survey any of Digital Angel’s receivables, customers, or competitors as to either the Company’s or capabilities and reputation in the market. We are not expressing any opinion herein as to the abilities of Digital Angel’s proposed future management to commercialize its product offering, execute its business plan or meet its financial forecasts. Furthermore, we are not expressing any opinion herein as to the price at which MAS’ Common Stock will trade following the consummation of the Merger.

      We have taken into account our assessment of the general economic, market, financial and other conditions in our experience with respect to similar transactions, as well as our knowledge of the industry in which Digital Angel generally operates. Our opinion is based solely on the information made available to us by the Company and conditions as of the date thereof.

      We have assumed that the draft of the Agreement dated October 30, 2001 will not be materially altered and the final version will be substantially in the form as the draft provided to us. We have relied upon the accuracy and completeness of all of the financial, operational, industry, technological and other information provided to us by the Company and ADSX for the purposes of rendering our opinion and we have not assumed any responsibility for, nor undertaken any independent verification of, such information. With respect to the financial analyses and forecasts supplied to us (including the market data and forecasts of future financial projections), we have assumed that such data, analyses and forecasts were reasonably prepared based on the best currently available estimates and judgments of ADSX senior management as to the recent and likely future performance of Digital Angel’s operations. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based.

      We have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostat copies, the authenticity of the originals of such copies, the legal capacity of all natural persons and the genuineness of the signatures of all natural persons.

      We have assumed that the Merger will be consummated in accordance with the terms set forth in the Agreement. We were not asked to consider and our opinion does not address the relative merits of the Merger as compared to any transaction in which MAS might engage. Furthermore, we have not made an independent evaluation or appraisal of the assets of and have not been furnished with any such evaluation. Therefore, we express no opinion as to the future success of either Digital Angel or the Company as ongoing concerns.

      Our opinion is limited to and based upon the information actually obtained by us from ADSX and Digital Angel, as more specifically described herein, without any additional or independent review of records of, or pertaining to ADSX, and we have not conducted any other investigation other than as specifically set forth herein.

      MAS is entitled to reproduce this opinion, in its entirety, in its proxy statement distributed to stockholders of the Company in connection with the Merger and in any registration statement of which such proxy statement forms a part, and in connection with any blue sky filing or other submission to state securities authorities, or as may be required in any judicial proceeding. However, no other summary of or excerpt from the Opinion may be used in any proxy statement, registration statement filing or submission, or otherwise, and no public reference (other than as provided in the preceding sentence) to the Opinion may be made except with our prior written consent, which shall not be unreasonably held or delayed. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any member of the Special Committee of the Board or board member of MAS to vote in favor of the Proposed Transaction. We were engaged by the Special Committee of the Board of Directors of MAS to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board of Directors that we do not believe that any person (including a shareholder of MAS) other than the Board of Directors has the legal right to rely upon this opinion for any claim arising under state law and that, should any claim be brought against us, this assertion will be raised as a defense. In the absence of this governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on our rights and responsibilities under federal securities laws or on the rights or responsibilities of MAS’ Board of Directors under federal securities laws and applicable state law. Therefore the opinion may be relied upon only by MAS’ Board of Directors.

      Based upon and subject to the foregoing, and based upon such other matters we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the terms and conditions set forth in the draft Agreement dated October 30, 2001 are fair and reasonable to the Company’s Shareholders of Common Stock, from a financial point of view.

Very truly yours,

JESUP & LAMONT CAPITAL MARKETS, INC.

By:	/s/ MICHAEL S. ZARRIELLO

Michael S. Zarriello
Senior Managing Director

PRIVATE & CONFIDENTIAL

December 10, 2001

Mr. Robert Goodwin
Chairman, Special Committee of the Board of Directors
Medical Advisory Systems, Inc.
8050 Southern Maryland Blvd.
Owings, MD 20736

Gentlemen of the Special Committee to the Board of Directors:

      At your request, on October 31, 2001 Jesup & Lamont Capital Markets, Inc. (“Jesup”) rendered a Fairness Opinion (the “Opinion”) to the Special Committee of the Board of Directors of Medical Advisory Systems, Inc. (the “Committee”) for the purpose of assisting the Committee in evaluating the fairness to the holders of Common Stock of Medical Advisory Systems, Inc. (“MAS” or the “Company”) from a financial point of view of the consideration given pursuant to the terms of a proposed merger (the “Merger”) of Acquisition Subsidiary (“Acquisition Subsidiary”), a wholly-owned subsidiary of MAS and Digital Angel Corporation (“Digital Angel”), a wholly owned subsidiary of Applied Digital Solutions, Inc. (“ADSX”). The terms of the Merger provided to us and in effect as of October 31, 2001 (the “Opinion Date”) were set forth in a draft “Agreement and Plan of Merger” by and among Applied Digital Solutions, Inc., Digital Angel Corporation, MAS and Acquisition Subsidiary, dated October 30, 2001 (the “Draft Agreement”). On November 1, 2001, a final version of the “Agreement and Plan of Merger” was approved and executed by the Company (the “Final Agreement”). We have reviewed the Final Agreement and have concluded that, for purposes of our analysis, the changes to the Final Agreement do not materially differ from that of the Draft Agreement and, as a result, do not effect the contents or conclusion of the Opinion issued to the Company on the Opinion Date.

      This Addendum to our Opinion (the “Addendum”) is limited solely to the results of our analysis and conclusions regarding the effect, if any, on our Opinion of the terms of the Final Agreement as compared to the Draft Agreement on our Opinion. Except as otherwise specifically set forth herein, our Opinion is based solely on the financial and other information made available to us by the Company and the general economic, market, financial and other conditions as they existed on or before the Opinion Date. Therefore, the statements made in this Addendum do not effect any other matters addressed in our Opinion, including, without limitation, any market, economic, financial, of legal changes or other circumstances or events of any kind or nature whatsoever which may have occurred or existed on or after the Opinion Date.

      We were very pleased to be of service in this matter. If you have any questions please call me at (212) 307-2673.

JESUP & LAMONT CAPITAL MARKETS, INC.

By:	/s/ MICHAEL S. ZARRIELLO

Michael S. Zarriello
Senior Managing Director

MEDICAL ADVISORY SYSTEMS, INC.

Tear at Perforation

[	]

The Special Meeting of Stockholders of Medical Advisory Systems, Inc. will be held March 18, 2002, at 2:00 p.m. at The Colony South Hotel and Conference Center, 7401 Surratts Drive, Clinton, Maryland 20735

		For	Against	Abstain
1.	TO APPROVE AN AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 1, 2001, PURSUANT TO WHICH DIGITAL ANGEL ACQUISITION CO. WILL MERGE WITH AND INTO DIGITAL ANGEL CORPORATION	☐	☐	☐

2.	TO AMEND THE MAS CERTIFICATE OF INCORPORATION TO CHANGE MAS’S NAME TO “DIGITAL ANGEL CORPORATION” AND TO AUTHORIZE 85,000,000 ADDITIONAL SHARES OF MAS COMMON STOCK	☐	☐	☐

3.	ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING	☐	☐	☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Stockholders of Medical Advisory Systems, Inc. called for March 18, 2002, and a proxy statement for the meeting prior to the signing of this proxy.

Signature

Signature (if held jointly)

	Dated:	, 2002
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

SHARES OF THE COMMON STOCK OF MAS WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE CERTIFICATE AMENDMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

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PROXY	PROXY

MEDICAL ADVISORY SYSTEMS, INC.
8050 Southern Maryland Boulevard
Owings, Maryland 20736

PROXY

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDICAL ADVISORY SYSTEMS, INC. FOR USE ONLY AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 18, 2002 AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

            The undersigned, being a stockholder of MEDICAL ADVISORY SYSTEMS, INC. (“MAS”), hereby authorizes Robert P. Crabb, Dale L. Hutchins and Ronald Pickett, and each of them, with the full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of MAS to be held at The Colony South Hotel and Conference Center located at 7401 Surratts Drive, Clinton, Maryland 20735 on March 18, 2002 at 2:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

(Continued and to be signed on reverse side.)

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